PROSPECTUS SUPPLEMENT
(To Prospectus Dated April 4, 2007)

Filed Pursuant to Rule 424(b)(3)

Registration File No. 333-131603

1,511,073 Shares

Common Stock

This Prospectus Supplement No. 1 supplements our Prospectus dated April 4, 2007 (which was contained in our Registration Statement on Form S-1 (File No. 333-131603)) with the following attached documents:

A	Current Report on Form 8-K dated April 4, 2007;
B	Current Report on Form 8-K dated April 12, 2007;
C	Current Report on Form 8-K dated April 26, 2007;
D	Current Report on Form 8-K dated May 8, 2007; and
E	Quarterly Report on Form 10-Q for the period ended March 31, 2007

The attached information modifies and supersedes, in part, the information in the Prospectus.  This Prospectus Supplement No. 1 should be read in conjunction with the Prospectus, which is required to be delivered with this Prospectus Supplement.

Our common stock is quoted on the Over-the-Counter Bulletin Board, commonly known as the OTC Bulletin Board, under the symbol “CRDT.”  On May 14, 2007 the last reported sale price of our common stock on the OTC Bulletin Board was $0.40 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 7 of our Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference into the Prospectus, and beginning on page 24 of our Quarterly Report on Form 10-Q, which is attached hereto as Annex E, before deciding to invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 1 is May 15, 2007

INDEX TO FILINGS

Annex
Current Report on Form 8-K dated April 4, 2007	A
Current Report on Form 8-K dated April 12, 2007	B
Current Report on Form 8-K dated April 26, 2007	C
Current Report on Form 8-K dated May 8, 2007	D
Quarterly Report on Form 10-Q for the period ended March 31, 2007	E

Annex A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2007

CRDENTIA CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-31152	76-0585701
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5001 LBJ Freeway, Suite 850
Dallas, Texas 75244

(Address of Principal Executive Offices) (Zip Code)

(972) 850-0780
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

On April 4, 2007, Crdentia Corp. (the “Company”) entered into a Settlement Agreement (the “Settlement Agreement”) with iVOW, Inc. (“iVOW”) to terminate and release the other party from any and all claims arising under the Agreement and Plan of Merger between the Company and iVOW dated as of September 20, 2006 (the “Merger Agreement”), the Interim Management Agreement between the Company and iVOW dated as of September 20, 2006 (the “Management Agreement”), and all other related agreements (collectively, with the Merger Agreement and the Management Agreement, the “Merger Documents”).  Pursuant to the terms of the Settlement Agreement, in exchange for iVOW’s promise to release all claims, known or unknown, related to or arising out of the Merger Documents, and in exchange for $700,693 due to iVOW by the Company as of the date of the settlement, we issued 1,500,000 shares of our common stock to iVOW.  The officers, directors and certain stockholders of the Company and iVOW were also party to the Settlement Agreement.

Also pursuant to the terms of the Settlement Agreement and a Registration Rights Agreement by and between the Company and iVOW dated as of April 4, 2007, we agreed to register the 1,500,000 shares issued to iVOW with the SEC no later than May 31, 2007.  The shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

The foregoing descriptions of the settlement documents do not purport to be complete and are qualified in their entirety by the Settlement Agreement and the Registration Rights Agreement attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02            Termination of a Material Definitive Agreement.

The information regarding the Merger Agreement and the Management Agreement as set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.02.

Item 3.02            Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01            Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1	Settlement Agreement, by and between the Company and iVOW, dated as of April 4, 2007.
10.2	Registration Rights Agreement, by and between the Company and iVOW, dated as of April 4, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRDENTIA CORP.
April 10, 2007	By:	/s/ James J. TerBeest
James J. TerBeest
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	Settlement Agreement, by and between the Company and iVOW, dated as of April 4, 2007.
Exhibit 10.2	Registration Rights Agreement, by and between the Company and iVOW, dated as of April 4, 2007.

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Exhibit 10.1

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Agreement”) is entered into as of this 4th day of April 2007 (the “Effective Date”), by and between Crdentia Corp., a Delaware corporation (“Crdentia”), John Kaiser, C. Fred Toney, Thomas F. Herman, Robert J. Kenneth, William J. Nydam, MedCap Partners L.P. and MedCap Offshore Partners, Ltd. (collectively, the “Crdentia Parties”), on the one hand, and iVOW, Inc. (“iVOW”), John R. Lyon, Richard M. Gomberg, George B. DeHuff, Scott R. Pancoast,  William K. Dugdale,  C. Glen Dugdale, C. Glen Dugdale Trust MB Dugdale Marital Trust UA 7/19/03, Dugdale Marital Trust FBO William K. Dugdale, C. Glen Dugdale + Joan Dugdale JT Ten, Matthew J Yaahovian Tr C.G . &  J.O. Dugdale Charitable Remainder Trust UA 01/17/96, Beadenkopf/Dugdale Trust UA 2/10/56 FBO C. Glen Dugdale, C. Glen Dugdale Tr Beadenkopf/Dugdale Trust UA 02/10/56, William K, Dugdale Tr Beadenkopf/Dugdale Trust UA 02/10/56 and C. Glen Dugdale Tr Martha B Dugdale Generation Skipping Trust UA 03/25/91 (collectively, the “iVOW Parties”), on the other hand (with the Crdentia Parties and iVOW Parties collectively referred to herein as the “Parties”).

WHEREAS, the Parties, entered into that certain Agreement and Plan of Merger dated September 20, 2006 (collectively the “Merger Agreement”), as amended on one occasion, pursuant to which a wholly-owned subsidiary of Crdentia was to acquire iVOW and that certain Interim Management Agreement dated September 20, 2006 (the “Management Agreement”); and

WHEREAS, the Parties desire to resolve and settle the obligations of each of the Parties under the Merger Agreement and the Management Agreement or obligations (if any) assumed or incurred in connection with subsequent or related transactions and extinguish any claims by either of the Parties; and

NOW, THEREFORE, in satisfaction in full of all of the Parties’ obligations under the Merger Agreement and the Management Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties hereto, the Parties agree as follows:

1.             Consideration.   Crdentia shall make the following payment in accordance with the following provisions:

(a)           Within ten (10) business days hereof, Crdentia shall issue to iVOW, ONE MILLION FIVE HUNDRED THOUSAND (1,500,000) shares of Common Stock (the “Shares”), par value $0.001 per share, of Crdentia (the “Stock Consolidation”).  In addition, Crdentia shall cause all security interests in iVow entered into during the period commencing on the date of the Merger Agreement through the date hereof to be released.  The releases contemplated by this Agreement shall not be effective until the consideration contemplated by this Section 1(a) has been paid.

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2.             Termination of Agreements.   Each of Crdentia and iVOW hereby acknowledge and agree that as the Effective Date each of the Merger Agreement and the Management Agreement and all rights and obligations hereunder are terminated in their entirety.

3.             Registration Rights.   Concurrently with the execution of this Agreement, the Parties have entered into a registration rights agreement attached hereto as Exhibit A (the “Registration Rights Agreement”) with respect to the shares of Common Stock that comprises the Stock Consideration.

4.             Mutual Release of Claims.

(a)           Each of the iVOW Parties hereby agrees for the benefit of each of the Crdentia Parties, and each current and former, officer, director, shareholder, agent, representative, affiliate, joint venturer, employee, member, partner, attorney, heir, assign, executor, spouse, administrator, insurer, predecessor and successor, past and present, of Crdentia Parties (each such person being a “Released Crdentia Party” and all such persons being “Released Crdentia Parties”), as follows.  Each of the iVOW Parties, for themselves and for their members, partners, officers, directors, assigns, agents and successors, past and present, hereby agree and confirm that, effective from and after the Effective Date, they hereby acknowledge full and complete satisfaction of, and covenants not to sue, and forever fully release and discharge each Released Crdentia Party of, and hold each Released Crdentia Party harmless from, any and all rights, claims, warranties, demands, debts, duties, obligations, liabilities fixed or contingent, costs, attorneys’ fees, damages, expenses, suits, liens, losses and causes of action (“Claims”) of any nature whatsoever belonging to the iVOW Parties, whether known or unknown, suspected or unsuspected, existing or potential, arising or occurring any time or period of time on or prior to the date of the execution of this Agreement (including the future effects of such transactions, occurrences, conditions, acts or omissions), including, without limitation, any Claims arising under or in connection with the Merger Agreement or the Management Agreement, the resignation of J.H. Cohn L.L.P as iVOW’s public accounting firm or any transactions in iVOW or Crdentia stock.  Each of the iVOW Parties acknowledge that they may hereafter discover facts different from or in addition to those which they now know or believe to be true with respect to all or any portion of the Claims, and each of the iVOW Parties agrees that in such event, this release shall nonetheless be and remain effective in all respects, notwithstanding such different or additional facts or the discovery thereof.  For purposes of clarity, the Crdentia Parties hereby release the iVOW Parties in respect of any Claim that may arise in respect of any future iVOW financings.

(b)           Each of the Crdentia Parties hereby agrees for the benefit of the iVOW Parties, and each current and former, officer, director, shareholder, agent, representative, affiliate, joint venturer, employee, partner, member, attorney, heir, assign, executor, administrator, insurer, predecessor and successor, past and present, of the iVOW Parties (each such person being a “Released iVOW Party” and all such persons being “Released iVOW Parties”), as follows.  Each of the Crdentia Parties, for themselves and for their

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members, partners, officers, directors, assigns, agents and successors, past and present, hereby agree and confirm that, effective from and after the Effective Date, they hereby acknowledge full and complete satisfaction of, and covenants not to sue, and forever fully release and discharge each Released iVOW Party of, and hold each belonging to the Crdentia Parties Released iVOW Party harmless from, any and all Claims of any nature whatsoever, whether known or unknown, suspected or unsuspected, existing or potential, arising or occurring any time or period of time on or prior to the date of the execution of this Agreement (including the future effects of such transactions, occurrences, conditions, acts or omissions) .  Each of the Crdentia Parties acknowledge that they may hereafter discover facts different from or in addition to those which they now know or believe to be true with respect to all or any portion of the Claims, and each of the Crdentia Parties agrees that in such event, this release shall nonetheless be and remain effective in all respects, notwithstanding such different or additional facts or the discovery thereof.

(c)           The undersigned understand and agree that the Claims released by the Parties pursuant to Sections 4(a) and (b) above include not only those Claims presently known to iVOW Parties and the Crdentia Parties but also include all unknown or unanticipated Claims, rights, demands, actions, obligations, liabilities, and causes of action of every kind and character that would otherwise come within the scope of the Claims as described above.  The iVOW Parties and the Crdentia Parties understand that they may hereafter discover facts different from what they now believe to be true, which if known, could have materially affected this Release of Claims, but they nevertheless waive any Claims or rights based on different or additional facts.  The iVOW Parties and the Crdentia Parties knowingly and voluntarily waive any and all rights or benefits that they may now have, or in the future may have, under the terms of Section 1542 of the California Civil Code, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

5.             No Action or Charges.   Each of the Parties acknowledges and agrees that it has no pending lawsuit, administrative charge or complaint against the other or any of the other releasees specified above, in any court or with any governmental agency.  Each of the Parties also agrees that, to the extent permitted by law, such Party will not allow any lawsuit, administrative charge or complaint to be pursued on its behalf.  Each of the Parties further agrees that it will not participate, cooperate or assist in any litigation against any of the releasees set forth above in any manner, except the extent required by law.  If either of the Parties is lawfully subpoenaed by a court in a manner relating to the matters released above, it agrees to provide the other Party with written notice of such a subpoena within five (5) days of receipt.

6.             No Assignment or Transfer of Claims.   Each of the Parties represents and warrants that it has not hereto for assigned, transferred or purported to assign or transfer to any other person or entity any rights, Claims or causes of actions herein

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released and discharged and no other person or entity has any interest in the matters here and released and discharged.  Furthermore, each of the Parties shall indemnify and hold the other and all persons or entities released herein harmless from and against any and all rights, Claims or causes of actions which have been assigned or transferred contrary to the foregoing representations, or in violation of all foregoing warranties, and shall hold such persons or entities harmless from any and all loss, expense and/or liability arising directly or indirectly out of the breach of any of the foregoing representations or warranties.

7.             No Admission of Liability.   This Agreement is a compromise in settlement of disputed Claims being released herein, and therefore this Agreement does not constitute an admission of liability on behalf of either of the Parties or any of the releasees, are an admission, direct or by implication that either of the Parties or any of the releasees has violated any law, rule, regulation, policy or contractual right or other obligation owed to any Party.  Each of the Parties specifically denies all allegations of improper or unlawful conduct.  Each of the Parties intends merely to avoid litigation.  Each of the Parties further agrees that it shall not issue any press release or make any public statement ascribing blame or liability for the termination of the Merger Agreement or the termination of the Management Agreement to any of the Released Crdentia Parties or to any of the Released iVOW Parties.  Furthermore, each of the Parties agrees that it will not make any public statement, except as required by law, concerning this Settlement Agreement, the termination of the Merger Agreement, or the termination of the Management Agreement without first obtaining the prior written approval of such public statement from the other Party, such written approval not to be unreasonably withheld.

8.             No External or Prior Representations.   Each of the Parties represents and warrants that such Parties are not relying, and has not relied, on any representations or statements, verbal or written, made by any other party or any other releasees hereto with regard to the facts involved in this controversy in regard to any such Parties’ rights or asserted rights arising out of alleged Claims or the execution and terms of this Agreement, except as provided herein.  Each of the Parties has consulted with an attorney regarding the terms of this Agreement and has entered into this Agreement freely, willingly and without coercion or duress.

9.             Investment Representations.

(a)           This Agreement is made in reliance upon iVOW’s representation to Crdentia, which by their acceptance hereof iVOW hereby confirms, that the Stock Consideration to be received by iVOW will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that iVOW has no present intention of selling, granting participation in, or otherwise distributing the same.  iVOW also represents and warrants that it has sufficient business and financial experience to enable it to protect its own interests in connection with the issuance of the Stock Consideration hereunder.

(b)           iVOW is an “accredited invester” as defined in Rule 501 under the Securities Act of 1933, as amended (the “Act”).  iVOW believes that it has received all

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the information it considers necessary or appropriate for deciding whether to accept the Stock Consideration.  iVOW further represents that it has had an opportunity to ask questions and receive answers from Crdentia regarding the business, properties, prospects and financial condition of Crdentia.

(c)           iVOW understands that the Stock Consideration it is accepting hereunder is characterized as “restricted securities” under the federal securities laws inasmuch as it is being acquired from Crdentia in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances.  In this connection, iVOW represents that it is familiar with SEC Rule 144, as presently in effect, and understand the resale limitations imposed thereby and by the Act.  iVOW understands that the Stock Consideration has not been registered under the Act and has not been registered or qualified in any state in which it is offered, and thus iVOW will not be able to resell or otherwise transfer the Stock Consideration unless it is registered under the Act, or qualified under applicable state securities laws, or an exemption from such registration or qualification is available.

(d)           It is understood that the certificate(s) evidencing the Stock consideration shall bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

10.           Lock-Up.   In order to induce Crdentia to include the Shares in a registration statement pursuant to the terms of the Registration Rights Agreement between iVOW and Crdentia of even date herewith, iVOW hereby agrees that subject to the limitations below, for the period commencing on the Effective Date hereof and terminating on the date 180 days following the date that the Securities and Exchange Commission shall declare the registration statement which includes the Shares to be effective under the Securities Act (such period the “Restricted Period”), iVOW shall not, without the prior written consent of Crdentia, (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of Crdentia or any securities convertible into or exercisable or exchangeable for capital stock of Crdentia (including without limitation, Common Stock which may be deemed to be beneficially owned by iVOW in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of capital stock of Crdentia, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of capital

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stock or such other securities, in cash or otherwise.  In order to enable Crdentia to enforce the aforesaid restrictions on transfer, the undersigned hereby agrees that Crdentia may impose stock-transfer restrictions with respect to the securities of Crdentia owned beneficially by iVOW until the end of the Restricted Period; provided, however, that notwithstanding anything to the contrary set forth herein, during the Restricted Period, iVOW shall be entitled to dispose up to $375,000 of the Shares held by iVOW during each 90 day period after the Effective Date.

11.           Binding.   This Agreement shall be binding upon the Parties and their respective heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of the Parties and their respective heirs, administrators, representatives, executors, successors and assigns.

12.           Severability.   If any of the provisions in this Agreement are determined to be invalid by a court, arbitrator, or government agency of competent jurisdiction, it is agreed that such determination shall not effect the enforceability of the other provisions herein.

13.           Counterparts.   This Agreement may be executed in two or more counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

14.           Survival.   The representations, warranties and covenants of the Parties hereto shall survive the execution of this Agreement and the payment of the Settlement Consideration.

15.           Entire Agreement; Modification.   This Agreement constitutes the entire understanding among the Parties and supersedes all prior or contemporaneous written or oral statements, agreements, understandings and/or negotiations regarding the subject matter herein.  This Agreement may not be modified or amended in any way without the express written consent of the Parties.

16.           Fees and Expenses.   Except as set forth in the registration rights agreement, each Party shall bear its own fees and expenses in connection with this Agreement.

17.           Governing Law.   This Agreement is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. In addition, each of the parties hereto (a) irrevocably and unconditionally consents to submit itself to the jurisdiction of the Court of Chancery of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware, and each of the

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parties irrevocably waives the right to trial by jury, (d) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action on the Court of Chancery of the State of Delaware, and (e) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice.

18.           Notices.   All notices, requests, Claims, demands and other communications under this Agreement shall be in writing and shall be deemed given (i) upon personal delivery, (ii) one (1) Business Day after being sent via a nationally recognized overnight courier service if overnight courier service is requested or (ii) upon receipt of electronic or other confirmation of transmission if sent via facsimile, or (iii) immediately if sent via email in each case at the addresses, fax numbers or email addresses (or at such other address, fax number or email address for a party as shall be specified by like notice) set forth below:

If to Parent, to:
Crdentia Corp. 5001 LBJ Freeway, Suite 850 Dallas, Texas 75244
Attention:	Chief Executive Officer
Facsimile:	972-392-2722
Email:	jkaiser@crdentia.com
with copies to:
Morrison & Foerster LLP 12531 High Bluff Drive, Suite 100 San Diego, California 92130
Attention:	Steven G. Rowles, Esq.
Facsimile:	858-523-2810
Email:	srowles@mofo.com
If to the Company, to:
iVOW, Inc. 11455 El Camino Real, Suite 140 San Diego, California 92130
Attention:	Richard Gomberg
Facsimile:	858-674-6921
Email:	rgomberg@ivow.com

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with copies to:
Heller Ehrman LLP 4350 La Jolla Village Drive, 7th Floor San Diego, California 92122
Attention:	Michael Kagnoff, Esq.
Facsimile:	858-587-5929
Email:	michael.kagnoff@hellerehrman.com

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IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date first written above.

CRDENTIA PARTIES
CRDENTIA CORP.
By:	/s/ John Kaiser
Name:	John Kaiser
Title:	CEO
MEDCAP PARTNERS L.P.
By:	/s/ C. Fred Toney
Name:	C. Fred Toney
Title:	Managing Member
MEDCAP MASTER FUND, L.P.
By:	/s/ C. Fred Toney
Name:	C. Fred Toney
Title:	Managing Member
By:	/s/ C. Fred Toney
Name:	C. Fred Toney
By:	/s/ James TerBeest
Name:	James TerBeest

[COUNTERPART SIGNATURE PAGE TO CRDENTIA/IVOW SETTLEMENT AGREEMENT]

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By:	/s/ Thomas F. Herman
Name:	Thomas F. Herman
By:	/s/ Robert J. Kenneth
Name:	C. Robert J. Kenneth
By:	/s/ William J. Nydam
Name:	William J. Nydam
By:	/s/ John Kaiser
Name:	John Kaiser

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iVOW PARTIES
iVOW, INC.
By:	/s/ John R. Lyon
John R. Lyon
Chairman of the Board, Acting CEO
By:	/s/ Richard M. Gomberg
Richard M. Gomberg
Vice President, CFO
By:	/s/ George B. DeHuff
George B. DeHuff
Board of Director
By:	/s/ Scott R. Pancoast
Scott R. Pancoast
Board of Director
By:	/s/ William K. Dugdale
William K. Dugdale
Shareholder
By:	/s/ C. Glen Dugdale
C. Glen Dugdale
Shareholder
By:	/s/ C. Glen Dugdale
C. Glen Dugdale Trust MB Dugdale Marital Trust UA 07/19/03
Shareholder

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By:	/s/ William K. Dugdale
Dugdale Marital Trust FBO William K. Dugdale
Shareholder
By:	/s/ C. Glen Dugdale
Glen Dugdale + Joan Dugdale JT Ten
Shareholder
By:	/s/ Matthew J Yaahovian
Matthew J Yaahovian Tr C.G .& J.O. Dugdale Charitable Remainder Trust UA 01/17/96
Shareholder
By:	/s/ C. Glen Dugdale
Beadenkopf/Dugdale Trust UA 2/10/56 FBO C. Glen Dugdale
Shareholder
By:	/s/ C. Glen Dugdale
C. Glen Dugdale Tr Beadenkopf/Dugdale Trust UA 02/10/56
Shareholder
By:	/s/ William K, Dugdale
William K, Dugdale Tr Beadenkopf/Dugdale Trust UA 02/10/56
Shareholder

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By:	/s/ C. Glen Dugdale
C. Glen Dugdale Tr Martha B Dugdale Generation Skipping Trust UA 03/25/91
Shareholder

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EXHIBIT A

REGISTRATION RIGHTS AGREEMENT

A-1

Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of April 4, 2007, by and among CRDENTIA CORP., a Delaware corporation (the “Company”), and iVOW, Inc. (“iVOW”).

This Agreement is made pursuant to the Settlement Agreement, dated as of the date hereof among the Company and iVOW (the “Settlement Agreement”).

The Company and iVOW hereby agree as follows:

1.   Definitions.   Capitalized terms used and not otherwise defined herein that are defined in the Settlement Agreement will have the meanings given such terms in the Settlement Agreement.  As used in this Agreement, the following terms have the respective meanings set forth in this Section 1:

“Advice” has the meaning set forth in Section 6(d).

“Effective Date” means, as to a Registration Statement, the date on which such Registration Statement is first declared effective by the Commission.

“Effectiveness Period” has the meaning set forth in Section 2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Indemnified Party” has the meaning set forth in Section 5(c).

“Indemnifying Party” has the meaning set forth in Section 5(c).

“Losses” has the meaning set forth in Section 5(a).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means: (i) the Shares and (ii) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event, or any conversion price adjustment with respect to any of the securities referenced in (i) above.

“Registration Statement” means the initial registration statement required to be filed in accordance with Section 2(a) and any additional registration statement(s) required to be filed under Section 2(b), including (in each case) the Prospectus, amendments and supplements to such registration statements or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference therein.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of Common Stock issued or issuable to iVOW pursuant to the Settlement Agreement.

2.   Registration.

(a)           Within 30 days of the date of the final closing under the equity financing currently being conducted by the Company (which is currently set to occur on April 6, 2007 but may be extended in the sole discretion of the Company’s Board of Directors) but in any event no later than May 31, 2007, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415, on Form S-1 (or on such other form appropriate for such purpose).  Such Registration Statement shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) the “Plan of Distribution” attached hereto as Annex A.  The Company shall use commercially reasonable efforts to cause such Registration Statement to be declared effective under the Securities Act as soon as possible and shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the date which is the earlier of (i) five years after its Effective Date, (ii) such time as all of the Registrable Securities covered by such Registration Statement have been publicly sold by iVOW, or (iii) such time as all of the Registrable Securities covered by such Registration Statement may be sold by iVOW pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Company’s transfer agent and iVOW (the “Effectiveness Period”).

(b)           If for any reason the Commission does not permit all of the Registrable Securities to be included in the Registration Statement filed pursuant to Section 2(a), or for any

2

other reason any outstanding Registrable Securities are not then covered by an effective Registration Statement, then the Company shall prepare and file an additional Registration Statement covering the resale of all Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415, on Form S-1 (or on such other form appropriate for such purpose).  Each such Registration Statement shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) the “Plan of Distribution” attached hereto as Annex A.  The Company shall use commercially reasonable efforts to cause each such Registration Statement to be declared effective under the Securities Act as soon as possible but, in any event, by its Effectiveness Date, and shall use its commercially reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act during the entire Effectiveness Period.

(c)           iVOW agrees to furnish to the Company a completed Questionnaire in the form attached to this Agreement as Annex B (a “Selling Holder Questionnaire”).  The Company shall not be required to include the Registrable Securities of iVOW in a Registration Statement if iVOW fails to furnish to the Company a fully completed Selling Holder Questionnaire at least two Trading Days prior to the filing of the applicable Registration Statement.  iVOW acknowledges that the Company may, in its sole discretion, include shares of capital stock held by other selling stockholders on any Registration Statement covering the resale of the Registrable Securities.

3.   Registration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall:

(a)           (i)  Prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for its Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; provided, however, that on the Business Day following the Effectiveness Date, the Company shall file with the Commission in accordance with Rule 424 the final prospectus to be used in connection with sales pursuant to the Registration Statement (a “Final Prospectus Filing”); provided, further, however, that any advance notification provisions set forth in this Agreement, including without limitation Section 3(b), shall not apply to the extent that such provisions would render impracticable the Final Prospectus Filing within the period specified in this Section 3(a)(ii); (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably possible provide iVOW true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that would not result in the disclosure to iVOW of material and non-public information concerning the Company; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the

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Registration Statements, the delivery of the Prospectus or Prospectuses and the disposition of all Registrable Securities covered by each Registration Statement.

(b)           Notify iVOW as promptly as reasonably possible and (if requested by any such Person) confirm such notice in writing as promptly as reasonably possible (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to iVOW that pertain to iVOW as a Selling Stockholder or to the Plan of Distribution, but not information which the Company believes would constitute material and non-public information); and (C) with respect to each Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)           Use its commercially reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(d)           Cooperate with iVOW to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statements, which certificates shall be free, to the extent permitted by the Settlement Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as iVOW may request.

(e)           Upon the occurrence of any event contemplated by Section 3(b)(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the affected Registration Statements or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be

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stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.   Registration Expenses.   All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement.

5.   Indemnification.

(a)           Indemnification by the Company.   The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless iVOW, the officers, directors, agents, investment advisors, partners, members and employees of each of them, each Person who controls iVOW (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees) and expenses (collectively, “Losses”) (Losses shall not include any diminution in value of the Registrable Securities), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (1) such untrue statements or omissions are based solely upon information regarding iVOW furnished in writing to the Company by iVOW expressly for use therein, or to the extent that such information relates to iVOW or iVOW’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by iVOW expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that iVOW has approved Annex A hereto for this purpose) or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by iVOW of an outdated or defective Prospectus after the Company has notified iVOW in writing that the Prospectus is outdated or defective and prior to the receipt by iVOW of an Advice or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the Advice or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected.  The Company shall notify iVOW promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b)           Indemnification by iVOW.   iVOW shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon: (x) iVOW’s failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus,

5

or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent that, (1) such untrue statements or omissions are based solely upon information regarding iVOW furnished in writing to the Company by iVOW expressly for use therein, or to the extent that such information relates to iVOW or iVOW’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by iVOW expressly for use in the Registration Statement (it being understood that iVOW has approved Annex A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by iVOW of an outdated or defective Prospectus after the Company has notified iVOW in writing that the Prospectus is outdated or  defective and prior to the receipt by iVOW of an Advice or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the Advice or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected.  In no event shall the liability of iVOW hereunder be greater in amount than the dollar amount of the net proceeds received by iVOW upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)           Conduct of Indemnification Proceedings.   If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party).  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an

6

unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d)           Contribution.  If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 5(d), in no event shall iVOW be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by iVOW from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that iVOW has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

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6.   Miscellaneous.

(a)           Compliance.   iVOW covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

(b)           Discontinued Disposition.   iVOW agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c), iVOW will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until iVOW’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.  The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

(c)           Amendments and Waivers.   The provisions of this Agreement, including the provisions of this Section 6(f), may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and iVOW.

(d)           Notices.   Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be given in accordance with the terms of the Settlement Agreement

(e)           Successors and Assigns.   Other than in connection with a merger, consolidation, sale of all or substantially all of the Company’s assets or other similar change in control transaction, the Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of iVOW.  iVOW may not assign its rights hereunder without the prior written consent of the Company, provided that iVOW may assign its rights hereunder upon notice to, but without the prior consent of, the Company to a party that acquires all of the Registrable Securities held by iVOW.

(f)            Execution and Counterparts.   This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(g)           Governing Law.   This Agreement is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. In addition, each of the parties hereto (a) irrevocably and unconditionally consents to submit itself to the jurisdiction of the Court of Chancery of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such

8

court, (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, (d) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action on the Court of Chancery of the State of Delaware, and (e) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice.

(h)           Severability.   If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(i)            Headings.   The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

CRDENTIA CORP.
By:	/s/ C. Fred Toney
Name:	C. Fred Toney
Title:	Chairman of the Board of Directors

[Signature Pages of Investors to Follow]

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

IVOW, INC.

By:	/s/ John Lyon
Name:	John Lyon
Title:	Acting CEO
ADDRESS FOR NOTICE
c/o: iVOW, Inc.
Street: 16870 West Bernardo Drive, Suite 400
City/State/Zip: San Diego, CA 92127
Attention:	Richard Gomberg, CFO
Tel:	(858) 674-6920
Fax:	(858) 674-6921
Email:	rgomberg@ivow.com

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ANNEX A

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  The Selling Stockholders may use any one or more of the following methods when selling shares:

•                  ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;

•                  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                  an exchange distribution in accordance with the rules of the applicable exchange;

•                  privately negotiated transactions;

•                  to cover short sales made after the date that this Registration Statement is declared effective by the Commission;

•                  broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•                  a combination of any such methods of sale; and

•                  any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon the Company being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act,

A-1

disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of Common Stock were sold, (iv)the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.  In addition, upon the Company being notified in writing by a Selling Stockholder that a donee or pledgee intends to sell more than 500 shares of Common Stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the Selling Stockholder and/or the purchasers.  Each Selling Stockholder has represented and warranted to the Company that it acquired the securities subject to this registration statement in the ordinary course of such Selling Stockholder’s business and, at the time of its purchase of such securities such Selling Stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The Company has advised each Selling Stockholder that it may not use shares registered on this Registration Statement to cover short sales of Common Stock made prior to the date on which this Registration Statement shall have been declared effective by the Commission.  In addition, the Company has advised each Selling Stockholder that the Commission currently takes the position that coverage of short sales “against the box” prior to the effective date of the registration statement of which this prospectus is a part would be a violation of Section 5 of the Securities Act, as described in Item 65, Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporate Finance.

If a Selling Stockholder uses this prospectus for any sale of the Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act.  The Selling Stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Stockholders in connection with resales of their respective shares under this Registration Statement.

The Company is required to pay all fees and expenses incident to the registration of the shares, but the Company will not receive any proceeds from the sale of the Common Stock.  The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

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ANNEX B

CRDENTIA CORP.

SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE

The undersigned beneficial owner of common stock (the “Common Stock”), of Crdentia Corp. (the “Company”) understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a Registration Statement for the registration and resale of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement, dated as of April 4, 2007 (the “Registration Rights Agreement”), among the Company and iVOW named therein.  A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below.  All capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name.
	(a)	Full Legal Name of Selling Securityholder

	(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

	(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2.	Address for Notices to Selling Securityholder:

Telephone:
Facsimile
Contact Person:

B-1

3.	Beneficial Ownership of Registrable Securities:
Type and Principal Amount of Registrable Securities beneficially owned:

4.	Broker-Dealer Status:
	(a)	Are you a broker-dealer?
Yes ☐ No ☐
	Note:	If yes, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.
	(b)	Are you an affiliate of a broker-dealer?
Yes ☐ No ☐
(c)

If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐ No ☐
	Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.
5.	Beneficial Ownership of Other Securities of the Company Owned by the Selling Securityholder.
Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.
Type and Amount of Other Securities beneficially owned by the Selling Securityholder:

B-2

6.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the Effective Date for the Registration Statement.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 6 and the inclusion of such information in the Registration Statement and the related prospectus.  The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner

By:
Name:
Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

Morrison & Foerster LLP
12531 High Bluff Drive, Suite 100
San Diego, CA 92130
Facsimile No.:  (858) 523-2843
Attention:  Benjamin J. Sowards, Esq.

B-3

Annex B

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2007

CRDENTIA CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-31152	76-0585701
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5001 LBJ Freeway, Suite 850

Dallas, Texas 75244

(Address of Principal Executive Offices) (Zip Code)

(972) 850-0780

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On April 12, 2007, the Company entered into and completed a fifth closing of a private placement pursuant to a Securities Purchase Agreement, as amended (the “Securities Purchase Agreement”), and Registration Rights Agreement, as amended (the “Registration Rights Agreement”), for 499,999 shares at a price of $0.60 per share, with aggregate proceeds of $300,000.  The Securities Purchase Agreement and Registration Rights Agreement were amended as of February 22, 2007 to allow for multiple closings through March 15, 2007, on March 6, 2007 to allow for multiple closings through April 6, 2007 and again on April 5, 2007 to allow for multiple closing through April 30, 2007.  The Board of Directors of the Company has authorized the sale of up to $5,000,000 in common stock in all closings of the private placement.  As previously reported on the Current Reports on Form 8-K filed on January 29, 2007, February 8, 2007, March 6, 2007 and March 30, 2007, the initial closing under the Securities Purchase Agreement occurred on January 25, 2007, a second closing occurred on February 7, 2007, a third closing occurred on March 2, 2007 and a fourth closing occurred on March 28, 2007.  All shares have been and will be issued in a private placement transaction pursuant to Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.  Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to cause a resale registration statement covering the shares to be filed within 30 days of April 30, 2007.

MedCap Partners L.P. invested $250,000 in the fifth closing of the private placement for 416,666 shares of common stock.  MedCap Master Fund L.P. invested $50,000 in the fifth closing of the private placement for 83,333 shares of common stock. C. Fred Toney, Chairman of the Company’s Board of Directors, is the Managing Member of MedCap Management & Research LLC, which is the general partner of MedCap Partners L.P. and MedCap Master Fund L.P.  Mr. Toney abstained from the vote of the Company’s board of directors in favor of the private placement.

The foregoing descriptions of the transaction documents do not purport to be complete and are qualified in their entirety by the Securities Purchase Agreement and the Registration Rights Agreement filed as Exhibit 10.1 and Exhibit 10.2, respectively, to the Company’s Current Report on Form 8-K filed on January 29, 2007, which are incorporated herein by reference.

On April 13, 2007, Crdentia Corp. (the “Company”) entered into a Settlement Agreement (the “Settlement Agreement”) with Dawson James Securities, Inc. (“Dawson”) to terminate and release the other party from any and all claims (i) arising under the selling agreement between the Company and Dawson dated as of October 5, 2005 (the “Selling Agreement”) and (ii) the litigation commenced by Dawson against the Company related to certain disputes under the Selling Agreement in an action styled, Dawson James Securities, Inc., a Florida corporation vs. Crdentia Corp., a Delaware corporation, Case No: 50-2006CA-001708-XXXX-MB AH, in the Circuit Court of the 15th Judicial Circuit, in and for Palm Beach County, Florida (the “Litigation”).  Pursuant to the terms of the Settlement Agreement, in exchange for Dawson’s promise to release all claims, known or unknown, related to or arising out of the Selling Agreement and the Litigation, we issued 400,000 shares of our common stock to Dawson.

The foregoing descriptions of the settlement documents do not purport to be complete and are qualified in their entirety by the Settlement Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

2

Item 3.02   Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1	Settlement Agreement, by and between the Company and Dawson, dated as of April 13, 2007.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRDENTIA CORP.

April 18, 2007	By:	/s/ James J. TerBeest
James J. TerBeest
Chief Financial Officer

4

EXHIBIT INDEX

Exhibit	Description
10.1	Settlement Agreement, by and between the Company and Dawson, dated as of April 13, 2007.

5

Exhibit 10.1

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Settlement Agreement”) is entered into as of this 13th day of April 2007 (the “Effective Date”), by and between Crdentia Corp., a Delaware corporation (“Crdentia”) and Dawson James Securities, Inc. (“Dawson”) (Crdentia and Dawson collectively referred to herein as the “Parties”).

WHEREAS, Crdentia and Dawson entered into a selling agreement (the “Selling Agreement”) on October 5, 2005, pursuant to which Dawson agreed to raise capital for Crdentia by selling Crdentia’s offering of common stock; and

WHEREAS, Dawson agreed to sell for Crdentia a certain quantity of units of stock as reflected in the Selling Agreement, and the parties agreed that Dawson would be paid a certain commission in exchange for its services as reflected in the Selling Agreement; and

WHEREAS, a dispute arose between the Parties involving the Selling Agreement; and

WHEREAS, Dawson has filed suit in an action styled, Dawson James Securities, Inc., a Florida corporation, vs. Crdentia Corp, a Delaware corporation, Case No: 50-2006CA-001708-XXXX-MB AH, in the Circuit Court of the 15th Judicial Circuit, in and for Palm Beach County, Florida, concerning the issues raised by the existence of the Selling Agreement and the Parties’ respective performance thereunder, along with Dawson’s equitable claims concerning the amounts Dawson claims it was due for its services (the “Litigation”); and

WHEREAS, The Parties are desirous of settling and disposing of all claims, which were brought or could have been brought between the Parties in the Litigation; and are desirous of releasing and eliminating any liability that they may have to one another of any nature whatsoever including but not limited to such arising out of or in anyway relating to the described Selling Agreement, as well as any other warranty or representation therein contained or in any related agreements or documents, and all claims arising by applicable statutes or otherwise at common law.

NOW, THEREFORE, in order to resolve the issues raised or that could have been raised in the Litigation and to effectuate a full release of the Parties as hereinafter further described from one another, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.             Consideration.  Crdentia shall make the following payment in accordance with the following provisions:

(a)           Within ten (10) business days from the execution of this Settlement Agreement, Crdentia shall issue to Dawson, FOUR HUNDRED THOUSAND (400,000)

shares of Common Stock (the “Shares”), par value $0.001 per share, of Crdentia (the “Stock Consolidation”).

2.             Dawson shall immediately dismiss all claims against Crdentia with prejudice upon executing this Settlement Agreement or as soon as practicable thereafter with each party to bear their own attorney’s fees and cost. Further, except in connection with enforcement of this Settlement Agreement and/or the Registration Rights Agreement, Dawson and Crdentia shall not pursue any new litigation or claims against each other concerning the general subject matter of the Litigation.

3.             Registration Rights.  Concurrently with the execution of this Settlement Agreement, the Parties have entered into a registration rights agreement attached hereto as Exhibit A (the “Registration Rights Agreement”) with respect to the shares of Common Stock that comprises the Stock Consideration.

4.             Mutual Release of Claims.

(a)           Dawson hereby agrees for the benefit of Crdentia, and each officer, director, shareholder, agent, representative, affiliate, joint venturer, employee, member, partner, attorney, heir, assign, executor, spouse, administrator, insurer, predecessor and successor, past and present, of Crdentia (each such person being a “Released Crdentia Party” and all such persons being “Released Crdentia Parties”), as follows. Except for the obligations set forth in this Settlement Agreement as well as in the Registration Rights Agreement, Dawson, for themselves and for their members, partners, officers, directors, assigns, agents and successors, past and present, hereby agree and confirm that, effective from and after the Effective Date, they forever fully release and discharge each Released Crdentia Party of, and hold each Released Crdentia Party harmless from, any and all rights, claims, warranties, demands, debts, duties, obligations, liabilities fixed or contingent, costs, attorneys’ fees, damages, expenses, snits, liens, losses and causes of action (“Claims”) of any nature whatsoever, whether known or unknown, suspected or unsuspected, existing or potential, arising or occurring any time or period of time on or prior to the date of the execution of this Settlement Agreement (including the future effects of such transactions, occurrences, conditions, acts or omissions), including, without limitation, any Claims arising under or in connection with the Selling Agreement dated October 5, 2005. Dawson acknowledges that it may hereafter discover facts different from or in addition to those which they now know or believe to be true with respect to all or any portion of the Claims, and Dawson agrees that in such event, this release shall nonetheless be and remain effective in all respects, notwithstanding such different or additional facts or the discovery thereof.

(b)           Crdentia hereby agrees for the benefit of Dawson, and each officer, director, shareholder, agent, representative, affiliate, joint venturer, employee, partner, member, attorney, heir, assign, executor, administrator, insurer, predecessor and successor, past and present, of Dawson (each such person being a “Released Dawson Party” and all such persons being “Released Dawson Parties”), as follows. Crdentia, for themselves and for their members, partners, officers, directors, assigns, agents and successors, past and present, hereby agree and confirm that, effective from and after the

Effective Date, they hereby acknowledge full and complete satisfaction of, and covenants not to sue, and forever fully release and discharge each Released Dawson Party of, and hold each Released Dawson Party harmless from, any and all Claims of any nature whatsoever, whether known or unknown, suspected or unsuspcctcd, existing or potential, arising or occurring any time or period of time on or prior to the date of the execution of this Settlement Agreement (including the future effects of such transactions, occurrences, conditions, acts or omissions). Crdentia acknowledges that it may hereafter discover facts different from or in addition to those which they now know or believe to be true with respect to all or any portion of the Claims, and Crdentia agrees that in such event, this release shall nonetheless be and remain effective in all respects, notwithstanding such different or additional facts or the discovery thereof.

(c)           The undersigned understand and agree that the Claims released by the Parties pursuant to Sections 4(a) and (b) above include not only those Claims presently known to Dawson and Crdentia but also include all unknown or unanticipated Claims, rights, demands, actions, obligations, liabilities, and causes of action of every kind and character that would otherwise come within the scope of the Claims as described above. Dawson and Crdentia understand that they may hereafter discover facts different from what they now believe to be true, which if known, could have materially affected this Release of Claims, but they nevertheless waive any Claims or rights based on different or additional facts.

5.             Default and Remedies.  In the event Crdentia fails to comply with any term or provision of this Settlement Agreement or the Registration Rights Agreement, then, in that event, in addition to any other rights or remedies which Dawson may have, Dawson shall be entitled, upon five (5) calendar days’ notice to Crdentia, to move for an immediate final judgment against Crdentia for damages in the amount of $250,000.00. Any such Motion to Enforce Settlement And For Damages may be brought on the Court’s earliest motion calendar, and the motion shall be deemed sufficient if merely signed by the attorney for Dawson and accompanied by an Affidavit of Default. Crdentia waives any and all defenses to such motion except strict compliance with this Settlement Agreement and the Registration Rights Agreement. Crdentia further waives an evidentiary hearing on Dawson’s motion unless Crdentia files an Affidavit Opposing Default prior to the scheduled hearing on the motion in which Crdentia attests, under oath, that it has strictly complied with this Settlement Agreement and the Registration Rights Agreement. Upon the filing of a Registration Statement with the U.S. Securities and Exchange Commision by Crdentia, which includes the Shares, and provided that the Shares are not removed from the Registration Statement for any reason, this Default and Remedies Clause shall terminate.

Dawson shall he entitled to recover all of its attorneys’ fees and costs incurred in any proceeding whatsoever related to the obtaining, enforcement, registration, collection, post-judgment or appeal of a final judgment related to this Settlement Agreement and/or the Registration Rights Agreement.

6.             No Action or Charges.  Each of the Parties acknowledges and agrees that it has no pending lawsuit, administrative charge or complaint against the other or any of the other releasees specified above, in any court or with any governmental agency. Each of the Parties also agrees that, to the extent permitted by law, such Party will not allow any lawsuit, administrative charge or complaint to be pursued on its behalf. Each of the Parties further agrees that it will not participate, cooperate or assist in any litigation against any of the releasees set forth above in any manner, except the extent required by law. If either of the Parties is lawfully subpoenaed by a court in a manner relating to the matters released above, it agrees to provide the other Party with written notice of such a subpoena within five (5) days of receipt.

7.             No Assignment or Transfer of Claims.  Each of the Parties represents and warrants that it has not hereto for assigned, transferred or purported to assign or transfer to any other person or entity any rights, Claims or causes of actions herein released and discharged and no other person or entity has any interest in the matters here and released and discharged. Furthermore, each of the Parties shall indemnify and hold the other and all persons or entities released herein harmless from and against any and all rights, Claims or causes of actions which have been assigned or transferred contrary to the foregoing representations, or in violation of all foregoing warranties, and shall hold such persons or entities harmless from any and all loss, expense and/or liability arising directly or indirectly out of the breach of any of the foregoing representations or warranties.

8.             No Admission of Liability.  This Settlement Agreement is a compromise in settlement of disputed Claims being released herein, and therefore this Settlement Agreement does not constitute an admission of liability on behalf of either of the Parties or any of the releasees, are an admission, direct or by implication that either of the Parties or any of the releasees has violated any law, rule, regulation, policy or contractual right or other obligation owed to any Party. Each of the Parties specifically denies all allegations of improper or unlawful conduct. Each of the Parties intends merely to avoid litigation.

9.             No External or Prior Representations.  Each of the Parties represents and warrants that such Parties are not relying, and has not relied, on any representations or statements, verbal or written, made by any other party or any other releasees hereto with regard to the facts involved in this controversy in regard to any such Parties’ rights or asserted rights arising out of alleged Claims or the execution and terms of this Agreement, except as provided herein. Each of the Parties has consulted with an attorney regarding the terms of this Settlement Agreement and has entered into this Settlement Agreement freely, willingly and without coercion or duress.

10.           Investment Representations.

(a)           This Settlement Agreement is made in reliance upon Dawson’s representation to Crdentia, which by their acceptance hereof Dawson hereby confirms, that the Stock Consideration to be received by Dawson will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that Dawson has no present intention of selling, granting participation in, or otherwise distributing the same. Dawson also represents and warrants that it has sufficient business and financial experience to enable it to protect its own interests in connection with the issuance of the Stock Consideration hereunder.

(b)           Dawson is an “accredited investor” as defined in Rule 501 under the Securities Act of 1933, as amended (the “Act”). Dawson believes that it has received all the information it considers necessary or appropriate for deciding whether to accept the Stock Consideration. Dawson further represents that it has had an opportunity to ask questions and receive answers from Crdentia regarding the business, properties, prospects and financial condition of Crdentia.

(c)           Dawson understands that the Stock Consideration it is accepting hereunder is characterized as “restricted securities” under the federal securities laws inasmuch as it is being acquired from Crdentia in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, Dawson represents that it is familiar with SEC Rule 144, as presently in effect, and understand the resale limitations imposed thereby and by the Act. Dawson understands that the Stock Consideration has not been registered under the Act and has not been registered or qualified in any state in which it is offered, and thus Dawson will not be able to resell or otherwise transfer the Stock Consideration unless it is registered under the Act, or qualified under applicable state securities laws, or an exemption from such registration or qualification is available.

(d)           It is understood that the certificate(s) evidencing the Stock consideration shall bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

11.           Binding.  This Settlement Agreement shall be binding upon the Parties and their respective heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of the Parties and their respective heirs, administrators, representatives, executors, successors and assigns.

12.           Severability.  If any of the provisions in this Settlement Agreement are determined to be invalid by a court, arbitrator, or government agency of competent jurisdiction, it is agreed that such determination shall not affect the enforceability of the other provisions herein.

13.           Counterparts.  The Parties hereto may execute faxed copies of this Settlement Agreement, and exchange such executed copies via facsimile. Either party may demand that the other party execute original copies at a future date, and such demand may be sought to be enforced by specific performance. Notwithstanding the foregoing, it shall be no defense to the enforcement of this Settlement Agreement that the “original” Settlement Agreement is not produced, and all Parties waivt: “best evidence” objections with regard to this Settlement Agreement. In addition, two or more duplicate originals of this Settlement Agreement may be signed by the Parties hereto, each of which shall be an original, but all of which together shall constitute one and the same instrument.

14.           Survival.  The representations, warranties and covenants of the Parties hereto shall survive the execution of this Settlement Agreement and the payment of the Settlement Consideration.

15.           Entire Agreement; Modification.  This Settlement Agreement constitutes the entire understanding among the Parties and supersedes all prior or contemporaneous written or oral statements, agreements, understandings and/or negotiations regarding the subject matter herein. This Settlement Agreement may not be modified or amended in any way without the express written consent of the Parties.

16.           Fees and Expenses.  Except as set forth in this Settlement Agreement and the Registration Rights Agreement, each Party shall bear its own fees and expenses in connection with this Settlement Agreement.

17.           Governing Law.  This Settlement Agreement is to be construed in accordance with and governed by the internal laws of the State of Florida without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Florida to the rights and duties of the parties. In addition, each of the parties hereto (a) irrevocably and unconditionally consents to submit itself to the jurisdiction of the State of Florida in the event any dispute arises out of this Settlement Agreement or the transactions contemplated by this Settlement Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Settlement Agreement or the transactions contemplated by this Settlement Agreement in any court other than the Circuit Courts of the State of Florida, and each of the parties irrevocably waives the right to trial by jury, (d) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action in the Circuit Courts of the State of Florida, and (e) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice.

18.           Notices.  All notices, requests, Claims, demands and other communications under this Settlement Agreement shall be in writing and shall be deemed given (i) upon personal delively, (ii) one (1) Business Day after being sent via a nationally recognized overnight courier service if overnight courier service is requested or (ii) upon receipt of electronic or other confirmation of transmission if sent via facsimile, or (iii) immediately if sent via email in each case at the addresses, fax numbers or email addresses (or at such other address, fax number or email address for a party as shall be specified by like notice) set forth below:

If to Crdentia, to:

Crdentia Corp.

5001 LBJ Freeway, Suite 850

Dallas, Texas 75244

Attention:	Chief Executive Officer
Facsimile:	972-392-2722
Email:	jkaiser@crdentia.com

with copies to:

Morrison & Foerster LLP

12531 High Bluff Drive, Suite 100

San Diego, California 92 130

Attention:	Steven G. Rowles, Esq.
Facsimile:	858-523-28 10
Email:	srowles@mofo.com

If to the Dawson, to:

with copies to:

Blank Rome LLP

1200 N. Federal Highway, Suite 417

Boca Raton, Florida 33432

Attn:  Bruce C. Rosetto, Esq.

Facsimile:  (561) 417-8101

Email:  rosetto@blankrome.com

IN WITNESS WHEREOF, the Parties hereto have duly executed this Settlement Agreement as of the date first written above.

Crdentia Corp.

By	/s/ C. Fred Toney
Name:	C. Fred Toney
Title:	Chairman

Dawson James Securities, Inc.

By	/s/ Robert D. Keyser Jr.
Name:	Robert D. Keyser Jr.
Title:	CEO

Annex C

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2007

CRDENTIA CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-31152	76-0585701
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5001 LBJ Freeway, Suite 850

Dallas, Texas 75244

(Address of Principal Executive Offices) (Zip Code)

(972) 850-0780

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On April 26, 2007, Crdentia Corp. (the “Company”) entered into and completed a sixth closing of a private placement pursuant to a Securities Purchase Agreement, as amended (the “Securities Purchase Agreement”), and Registration Rights Agreement, as amended (the “Registration Rights Agreement”), for 250,000 shares at a price of $0.60 per share, with aggregate proceeds of $150,000.  The Securities Purchase Agreement and Registration Rights Agreement were amended as of February 22, 2007 to allow for multiple closings through March 15, 2007, on March 6, 2007 to allow for multiple closings through April 6, 2007 and again on April 5, 2007 to allow for multiple closing through April 30, 2007.  The Board of Directors of the Company has authorized the sale of up to $5,000,000 in common stock in all closings of the private placement.  As previously reported on the Current Reports on Form 8-K filed on January 29, 2007, February 8, 2007, March 6, 2007, March 30, 2007 and April 18, 2007, the initial closing under the Securities Purchase Agreement occurred on January 25, 2007, a second closing occurred on February 7, 2007, a third closing occurred on March 2, 2007, a fourth closing occurred on March 28, 2007 and a fifth closing occurred on April 12, 2007.  All shares have been and will be issued in a private placement transaction pursuant to Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.  Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to cause a resale registration statement covering the shares to be filed within 30 days of April 30, 2007.

MedCap Partners L.P. invested $150,000 in the sixth closing of the private placement for 250,000 shares of common stock.  C. Fred Toney, Chairman of the Company’s Board of Directors, is the Managing Member of MedCap Management & Research LLC, which is the general partner of MedCap Partners L.P.  Mr. Toney abstained from the vote of the Company’s board of directors in favor of the private placement.

The foregoing descriptions of the transaction documents do not purport to be complete and are qualified in their entirety by the Securities Purchase Agreement and the Registration Rights Agreement filed as Exhibit 10.1 and Exhibit 10.2, respectively, to the Company’s Current Report on Form 8-K filed on January 29, 2007, which are incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRDENTIA CORP.

April 30, 2007	By:	/s/ James J. TerBeest
James J. TerBeest
Chief Financial Officer

3

Annex D

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2007

CRDENTIA CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-31152	76-0585701
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5001 LBJ Freeway, Suite 850
Dallas, Texas 75244

(Address of Principal Executive Offices) (Zip Code)

(972) 850-0780

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On May 8, 2007, Crdentia Corp. (the “Company”) entered into and completed a seventh closing of a private placement pursuant to a Securities Purchase Agreement, as amended (the “Securities Purchase Agreement”), and Registration Rights Agreement, as amended (the “Registration Rights Agreement”), for 333,333 shares at a price of $0.60 per share, with aggregate proceeds of $200,000.  The Securities Purchase Agreement and Registration Rights Agreement were amended as of February 22, 2007 to allow for multiple closings through March 15, 2007, on March 6, 2007 to allow for multiple closings through April 6, 2007, on April 5, 2007 to allow for multiple closings through April 30, 2007 and again on May 3, 2007 to allow for multiple closings through May 25, 2007.  The Board of Directors of the Company has authorized the sale of up to $5,000,000 in common stock in all closings of the private placement.  As previously reported on the Current Reports on Form 8-K filed on January 29, 2007, February 8, 2007, March 6, 2007, March 30, 2007, April 18, 2007 and April 30, 2007, the initial closing under the Securities Purchase Agreement occurred on January 25, 2007, a second closing occurred on February 7, 2007, a third closing occurred on March 2, 2007, a fourth closing occurred on March 28, 2007, a fifth closing occurred on April 12, 2007 and a sixth closing occurred on April 26, 2007.  All shares have been and will be issued in a private placement transaction pursuant to Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.  Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to cause a resale registration statement covering the shares to be filed within 30 days of May 25, 2007.

MedCap Partners L.P. invested $200,000 in the seventh closing of the private placement for 333,333 shares of common stock.  C. Fred Toney, Chairman of the Company’s Board of Directors, is the Managing Member of MedCap Management & Research LLC, which is the general partner of MedCap Partners L.P.  Mr. Toney abstained from the vote of the Company’s board of directors in favor of the private placement.

The foregoing descriptions of the transaction documents do not purport to be complete and are qualified in their entirety by the Securities Purchase Agreement and the Registration Rights Agreement filed as Exhibit 10.1 and Exhibit 10.2, respectively, to the Company’s Current Report on Form 8-K filed on January 29, 2007, which are incorporated herein by reference.

Item 3.02   Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRDENTIA CORP.

May 9, 2007	By:	/s/ James J. TerBeest
James J. TerBeest
Chief Financial Officer

3

Annex E

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2007

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission file number: 0-31152

CRDENTIA CORP.

(Exact name of registrant as specified in its charter)

Delaware	76-0585701
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5001 LBJ Freeway, Suite 850, Dallas, Texas 75244

(Address of principal executive offices)

(972) 850-0780

(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.              Yes  ☒         No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer.  See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐                                                Accelerated filer ☐                                                Non-accelerated filer ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes     ☐     No ☒

Indicate the number of shares outstanding of each of the issuer’s classes of common equity, as of the latest practicable date.  At May 10, 2007, 25,889,983 shares of common stock, $.0001 par value, were outstanding.

CRDENTIA CORP.

Form 10-Q Quarterly Report

For Quarterly Period Ended March 31, 2007

PART I – FINANCIAL INFORMATION

Item 1.                    Financial Statements

Crdentia Corp.

Unaudited Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2007	2006

Current assets:
Cash and cash equivalents	$316,479	$198,068
Accounts receivable, net of allowance for doubtful accounts of $330,000 at March 31, 2007 and $450,000 at December 31, 2006	5,562,352	5,776,473
Other current assets	1,236,814	700,524
Total current assets	7,115,645	6,675,065

Property and equipment, net	453,173	469,396
Goodwill	14,532,917	14,532,917
Intangible assets, net	1,382,515	1,581,954
Other assets	394,420	628,764

Total assets	$23,878,670	$23,888,096

Current liabilities:
Revolving lines of credit	$4,056,383	$6,412,029
Accounts payable and accrued expenses	3,440,033	3,807,253
Due to iVOW	700,693	791,943
Accrued employee compensation and benefits	832,835	896,260
Current portion of notes payable (Including amounts due to significant shareholder of $1,251,597 at March 31, 2007 and $1,234,078 at December 31, 2006)	1,410,000	1,234,078
Notes payable to lender	2,400,000	701,717
Debentures, net of discount of $1,109,313 at December 31, 2006	—	554,687
Other current liabilities	733,203	345,643
Total current liabilities	13,573,147	14,743,610

Debentures, net of discount of $318,750 at March 31, 2007	446,250	—
Long term bonus payable	925,523	903,455
Other long-term liabilities	582,032	757,954

Total liabilities	15,526,952	16,405,019

Commitments and contingencies

Stockholders’ equity:
Common stock, par value $0.0001, 150,000,000 shares authorized at March 31, 2007 and December 31, 2006; 23,306,651 shares issued and outstanding at March 31, 2007 and 14,538,313 shares issued and 14,430,672 shares outstanding at December 31, 2006	2,331	1,454
Additional paid-in capital	134,224,855	126,768,011
Treasury stock, no shares at March 31, 2007 and 107,641 shares at cost at December 31, 2006	—	—
Accumulated deficit	(125,875,468)	(119,286,388)
Total stockholders’ equity	8,351,718	7,483,077

Total liabilities and stockholders’ equity	$23,878,670	$23,888,096

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Crdentia Corp.

Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
	2007	2006

Revenue from services	$9,020,437	$8,984,823
Direct operating expenses	7,103,505	7,235,519
Gross profit	1,916,932	1,749,304

Operating expenses:
Selling, general, and administrative expenses	3,007,834	2,600,785
Gain from settlement of acquisition claim	—	(1,064,693)
Non-cash stock based compensation	3,391,392	378,260
Total operating expenses	6,399,226	1,914,352

Loss from operations	(4,482,294)	(165,048)

Interest expense, net	(2,106,786)	(1,193,539)

Loss before income taxes	(6,589,080)	(1,358,587)

Income tax expense	—	—

Net loss attributable to common stockholders	$(6,589,080)	$(1,358,587)

Basic and diluted loss per common share attributable to common stockholders	$(0.38)	$(0.42)

Weighted average number of common shares outstanding	17,365,298	3,214,729

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Crdentia Corp.

Unaudited Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2007	2006

Operating activities:
Net loss	$(6,589,080)	$(1,358,587)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash interest expense	1,232,639	831,813
Depreciation and amortization	249,002	219,177
Gain on disposal of fixed assets	—	(500)
Gain on settlement of acquisition claim	—	(1,064,693)
Bad debt expense	6,306	6,548
Non-cash stock based compensation	3,391,392	378,260
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	207,815	139,634
Other current assets and liabilities	(663,873)	(135,952)
Accounts payable and accrued expenses	(55,961)	(312,041)
Accrued employee compensation and benefits	(63,426)	34,674
Long-term bonus payable	22,068	24,645
Net cash used in operating activities:	(2,263,118)	(1,237,022)

Investing activities:
Purchases of property and equipment	(33,340)	(13,952)
Proceeds from disposals of property and equipment	—	500
Net cash used in investing activities	(33,340)	(13,452)

Financing activities:
Proceeds from issuance of common stock, net of costs	3,152,381	1,150,000
Net decrease in revolving lines of credit	(2,355,645)	(823,269)
Proceeds from notes payable to lender	2,400,000	—
Proceeds from debentures	—	2,000,000
Repayment of subordinated convertible notes	—	(12,500)
Repayment of note payable to lender	(781,867)	(1,350,000)
Net cash provided by financing activities	2,414,869	964,231

Net increase (decrease) in cash and cash equivalents	118,411	(286,243)
Cash and cash equivalents at beginning of period	198,068	434,921
Cash and cash equivalents at end of period	$316,479	$148,678

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Crdentia Corp.

Notes to Unaudited Condensed Consolidated Financial Statements

March 31, 2007

Note 1    Organization and Summary of Significant Accounting Policies

Organization

Crdentia Corp (the “Company”), a Delaware corporation, is a provider of healthcare staffing services in the United States.  Such services include travel nursing, per diem staffing, contractual clinical services, locum tenens (physician staffing), allied services (diagnostic imaging, respiratory, laboratory, therapies and administrative modalities), and private duty home health care.  The Company considers these services to be one segment.  Each of these services relate solely to providing healthcare staffing to customers and the Company utilizes common systems, databases, procedures, processes and similar methods of identifying and serving these customers.

At the beginning of 2003, the Company was a development stage company with no commercial operations. During that year, the Company pursued its operational plan of acquiring companies in the healthcare staffing field and completed the acquisition of four operating companies.  In 2003, the Company acquired Baker Anderson Christie, Inc., New Age Nurses, Inc., Nurses Network, Inc., and PSR Nurse Recruiting, Inc. and PSR Nurses Holdings Corp., which holds the limited partner and general partner interests in PSR Nurses, Ltd. to provide the foundation for future growth.  During 2004, the Company completed the acquisitions of Arizona Home Health Care/Private Duty, Inc. and Care Pros Staffing, Inc.  On March 29, 2005, the Company acquired TravMed USA, Inc. and Health Industry Professionals, LLC.  On May 4, 2005, the Company acquired Prime Staff, LP and Mint Medical Staffing Odessa.  In April 2006, the Company acquired the assets of Staff Search Ltd.

During 2006 the Company terminated the operations it acquired in 2003 from Baker Anderson Christie, Inc. and Nurses Network, Inc.  In addition, the Company returned to the sellers the shares of TravMed USA, Inc. that it had acquired from the sellers in March 2005 and the note payable to the sellers was cancelled.

The accompanying financial statements include the results of the wholly-owned subsidiaries discussed above from their respective dates of acquisition.  All intercompany transactions have been eliminated in consolidation.

Basis of Presentation

The accompanying unaudited financial data as of March 31, 2007 and for the three months ended March 31, 2007 and 2006 have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations.  These unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements and the notes thereto included in the Company’s annual report on Form 10-K for the year ended December 31, 2006.

In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows as of March 31, 2007 and for the three months ended March 31, 2007 and 2006 have been made.  The results of operations for the three months ended March 31, 2007 are not necessarily indicative of the expected operating results for the full year.

Certain reclassifications have been made to conform prior year data to the current year presentation.

Going Concern

The Company generated a net loss of $6,589,080 and used cash in operations of $2,263,118 during the three months ended March 31, 2007.  Additionally, although the Company ended March 31, 2007 with a significant working capital deficit of $6,457,502, it was able to secure additional funding during the three months ended March 31, 2007 to finance its operations as it continued to attempt to execute its business plan and to acquire and grow companies involved in healthcare staffing.  The Company will need to raise additional funds during the next twelve months to satisfy debt service requirements and working capital needs.  There is no assurance that the Company will be able to raise the amount of debt or equity capital required to meet its objectives.  The Company’s challenging financial circumstances may make the terms, conditions and cost of any available capital unfavorable.  If additional debt or equity capital is not readily available, the Company will be forced to scale back its acquisition activities and its operations.  This would result in an overall slowdown of the Company’s development.  The Company’s short-term need for capital may force it to consider and potentially pursue other strategic options sooner than it might otherwise have desired.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Management has taken a number of steps to address the Company’s financial performance and to improve cash flow.  Management has refinanced a majority of the Company’s debt with new debt that has a lower interest rate, restructured the operating management team, and implemented programs to obtain expense savings which have provided the Company with access to additional working capital.  The Company’s new Chief Executive Officer has strong operations experience and will devote constant attention toward expense reduction and achieving growth both organically and through acquisitions so that the Company can spread its corporate overhead over a larger base of business and achieve economies of scale.  However, there can be no assurances that these programs will be successful.

Earnings Per Share

Basic per share data has been computed on the loss attributable to common stockholders for each quarter divided by the weighted average number of shares of common stock outstanding for each quarter (excluding the restricted common stock issued to certain officers in 2005 and 2007).  Diluted earnings per common share includes both the weighted average number of common shares and any dilutive common share equivalents such as convertible securities, options or warrants in the calculation.  As the Company recorded net losses for the three months ended March 31, 2007 and 2006, common share equivalents outstanding would be anti-dilutive, and as such, have not been included in diluted weighted average shares outstanding.  Common share equivalents that were excluded in the March 31, 2007 calculation totaled 5,522,321 shares (5,332,563 were excluded in the March 31, 2006 calculation).

Income Taxes

In January 2007, the Company adopted the Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109” (FIN 48). This Interpretation clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements.  FIN 48 requires companies to determine whether it is “more likely than not” that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded in the financial statements.  It also provides guidance on the recognition, measurement and classification of income tax uncertainties, along with any related interest and penalties.  The Company did not recognize any adjustments to its financial statements as a result of its implementation of FIN 48.

Note 2    Acquisitions

Staff Search Ltd.

On April 18, 2006 the Company acquired the assets of Staff Search Ltd. for $2,386,174, including acquisition costs.  The Company issued a promissory note in the principal amount of $1,410,000 and issued 229,128 shares of its common stock valued at $976,174 (determined by the average of $4.26 per share which approximates the average trading value as quoted on the OTC Bulletin Board for the three days before and three days after the acquisition date).  Subsequently, the promissory note was purchased from the seller by the Company’s significant stockholder.  During 2006 and 2007, the significant stockholder distributed $158,403 of the promissory note to unrelated parties to settle certain obligations of the significant stockholder.  The promissory note accrues interest at a rate equal to 8.00% per annum.  The principal amount of the note owed at March 31, 2007 ($546,597 owed to MedCap Partners, L.P. and $705,000 owed to MedCap Master Fund L.P.), plus all accrued interest ($100,128 at March 31, 2007), is payable upon demand.  The principal amount of the note owed to unrelated parties at March 31, 2007 ($158,403), plus all accrued interest, is payable upon demand after January 1, 2008.  The notes include events of default (with grace periods, as applicable) and provides that, upon the occurrence of certain events of default, payment of all amounts due under the notes shall become immediately payable.  The primary purpose of the acquisition was to enable the Company to expand its market share in the nurse staffing industry.  The following table summarizes the assets acquired and liabilities assumed as of the closing date:

Tangible assets acquired	$345,075
Customer related intangible assets	486,000
Goodwill	1,555,099
Total assets acquired	2,386,174
Liabilities assumed	—
Net assets acquired	$2,386,174

The acquisition was accounted for using the purchase method of accounting.  Customer related intangible assets will be amortized over their estimated useful life of five years.  The purchase price allocated to customer relationships was determined by management’s estimate based on a consistent model for all acquisitions and was initially developed by a professional valuation group.  Goodwill represents the excess of merger consideration over the fair value of assets acquired.  The Company will be required to pay additional cash and issue additional shares of its common stock to the former stockholder of Staff Search Ltd. should its results of operations exceed performance standards established in the merger agreement.  If results of operations for Staff Search Ltd. fall below performance standards established in the merger agreement, the former stockholder of Staff Search Ltd. is required to return certain amounts of the Company’s common stock that were issued in connection with the acquisition.  The goodwill acquired will be amortized for federal income tax purposes.

Unaudited Pro Forma Summary Information

The following unaudited pro forma summary approximates the consolidated results of operations as if the acquisition disclosed above had occurred as of January 1, 2006, after giving effect to certain adjustments, including amortization of specifically identifiable intangibles and interest expense.  The pro forma financial information does not purport to be indicative of the results of operations that would have occurred had the transactions taken place at the beginning of the period presented or of future results of operations.

March 31,
2006

Revenue from services	$12,036,008
Income from operations	48,315
Net loss attributable to common stockholders	(1,167,225)
Basic and diluted net loss per common share attributable to common stockholders	$(0.34)

Weighted-average shares of common stock outstanding	3,443,857

Note 3    iVOW, Inc.

On September 20, 2006, the Company entered into an Agreement and Plan of Merger (“Merger Agreement”) with iVOW, Inc. (“iVOW”), a provider of services to employers, payors and unions to facilitate weight loss programs on a per patient direct basis.  In connection with Crdentia’s entry into the Merger Agreement, the Company also entered into an Interim Management Agreement (“IMA”), pursuant to which the Company had the sole and exclusive responsibility, authority and discretion to (a) conduct, manage, direct and control all aspects of the business and operations of iVOW and (b) utilize iVOW’s cash and working capital to defray Crdentia’s expenses and the expenses of iVOW, prior to the closing of the merger.  Pursuant to the original Merger Agreement, the termination date of the Merger Agreement and IMA was December 31, 2006.  Crdentia and iVOW executed an amendment to the Merger Agreement on December 29, 2006, which extended the termination date for the merger and IMA to March 31, 2007.  In

April 2007, the Company negotiated a Settlement Agreement with iVOW pursuant to which Crdentia and iVOW agreed to terminate the Merger Agreement and release the other party from any and all claims arising under the Merger Agreement and related agreements, including the IMA.  The Company issued iVOW 1,500,000 shares of the Company’s common stock in April 2007.  All negotiations with respect to a possible merger between Crdentia and iVOW have been terminated.  At March 31, 2007 the Company has recorded $700,693 as due to iVOW which represents amounts advanced by iVOW to Crdentia.  The $700,693 due to iVOW, and other value attributed to the Settlement Agreement approximates the fair market value of the 1,500,000 shares issued in April 2007.

Note 4    Settlement of Acquisition Claim

In 2005, the Company asserted a claim against a seller of one of the Company’s 2003 acquisitions.  In January 2006, the Company and the seller settled with the seller returning 59,150 shares of the Company’s common stock that had been issued in connection with the acquisition.  The Company reported a gain on settlement of acquisition claim of $1,064,693 representing the fair value of the stock returned on the date of the settlement.  The offset to the gain recorded was a reduction in common stock and additional paid-in capital.  The returned shares were retired immediately.

Note 5    Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consist of the following:

	March 31,	December 31,
	2007	2006

Accounts payable	$1,460,076	$1,968,731
Accrued fee for placement agent	864,589	864,589
Other accrued expenses	1,115,368	973,933

	$3,440,033	$3,807,253

Note 6    Revolving Line of Credit

On June 16, 2004, the Company entered into a Loan and Security Agreement with Bridge Healthcare Finance, LLC (“Bridge Healthcare”), pursuant to which the Company obtained a revolving credit facility of up to $15,000,000 (the “Loan”).  During the first quarter of 2005, the Loan was reduced to $10,000,000 permitting the Company to lower its effective interest rate through lower unused line fees.  The Loan had an original term of three years and bore interest at a rate equal to the greater of three percent (3.0%) per annum over the prime rate or nine and one-half percent (9.5%) per annum.  In December 2006, Bridge Healthcare increased the rate charged to the Company by 4% over the rate specified in the agreement to 15.25%.  Interest was payable monthly.  Accounts receivable served as security for the Loan and the Loan was subject to certain financial and reporting covenants.  Customer payments were used to repay the advances on the Loan after deducting charges for interest expense, unused line and account management fees.  Except in certain limited circumstances, the Loan could not be prepaid in full without incurring a significant prepayment penalty.  The financial covenants were for the maintenance of minimum tangible net worth, minimum debt service coverage ratios, minimum EBITDA, maximum capital expenditure limits and maximum operating lease obligations.

During 2006, Bridge Healthcare made $2,425,000 available to the Company in the form of over-advances on the Loan.  The over-advances were used for working capital purposes.  The $2,425,000 of over-advances were partially secured by a guaranty from MedCap Partners L.P. (“MedCap”), Crdentia’s significant stockholder, partially secured by a personal guarantee from C. Fred Toney, Crdentia’s current Chairman of the board of directors, and the managing member of MedCap Management & Research LLC, the general partner of MedCap, and partially secured by a personal guarantee from James D. Durham, the Company’s former Chief Executive Officer and former Chairman of the Board.  Bridge Healthcare charged the Company monthly fees in excess of normal Loan interest charges for all over-advances. As discussed in Note 9, over-advances of $2,400,000 were refinanced with bank debt in early 2007 and the remaining $25,000 was repaid in early 2007.

The Loan included events of default (with grace periods as applicable) and provided that, upon the occurrence of certain events of default, payment of all amounts payable under the Loan, including the principal amount of, and accrued interest on, the Loan could be accelerated.  There were also cross default provisions between the Loan and the Term Loan discussed below.  Financial covenants were violated in a number of instances including at December 31, 2006 which had no continuing significance since all debt with this lender has been refinanced with either bank debt as discussed in the preceding paragraph or a working capital facility as discussed in Note 8.

Note 7    Notes Payable to Lender

Pursuant to a loan agreement dated August 31, 2004, the Company obtained a term loan credit facility (“Term Loan”) in the amount up to $10,000,000 from Bridge Opportunity Finance, LLC, an affiliate of Bridge Healthcare.  The Company obtained certain loans under the agreement to fund permitted acquisitions.  Any loans obtained under the Term Loan were due and payable in full on August 31, 2007 and required interest at the rate of fifteen and one-quarter percent (15.25%) per annum.  Interest was payable monthly.  The Term Loan was secured by all of the Company’s assets.  On August 31, 2004, the Company received proceeds from the Term Loan of $2,697,802 for the acquisitions of Arizona Home Health Care/Private Duty, Inc. and Care Pros Staffing, Inc.

The Term Loan required that the Company issue warrants to purchase shares of common stock to the lender up to 12% of the Company’s overall capitalization on the date of borrowing.  On August 31, 2004, the Company issued warrants to purchase 90,578 shares of common stock at a price of $31.50 per share in connection with the first borrowing under the credit facility.  As a result, the Term Loan has been recorded net of a discount of $810,000 which represents the estimated fair market value related to the warrants at the date of issuance.  The discount was amortized to interest expense over the life of the Term Loan.  During the first quarter of 2006, the Company used proceeds from a private offering as discussed in Note 11 to repay $1,350,000 of the Term Loan.  As a result of this repayment, the Company recorded $200,168 of additional interest relating to the proportionate amount of unamortized discount associated with the repayment.  During the second quarter of 2006, Bridge Healthcare demanded further repayments of the Term Loan amounting to $300,000 and future monthly principal payments of $45,742 until the Term Loan was paid in full.  The Term Loan was paid off in full in early 2007 as discussed in Note 8.

The Term Loan contained certain financial covenants, including the maintenance of minimum tangible net worth, minimum debt service coverage ratios, minimum EBITDA, maximum capital expenditure limits and maximum operating lease obligations.  Financial covenants were violated in a number of instances including at December 31, 2006 which have no continuing significance since all debt with this lender has been refinanced.  The Term Loan was classified as a current liability on the accompanying balance sheet as of December 31, 2006 because of the covenant violations.  The Company was charged fees by Bridge for the various compliance violations and related waivers granted during 2005, 2006 and 2007.  The Term Loan included events of default (with grace periods as applicable) and provided that, upon the occurrence of certain events of default, payment of all amounts payable under the Term Loan, including the principal amount of, and accrued interest on, the Term Loan could be accelerated.  There were also cross default provisions between the Term Loan and the Loan.

Note 8    Working Capital Facility

On February 8, 2007, the Second Amended and Restated Loan and Security Agreement - Revolving Loans, dated May 16, 2005, as amended by and among Crdentia, its Subsidiaries and Bridge Healthcare Finance, LLC, and the Amended and Restated Loan and Security Agreement - Term Loan, dated May 16, 2005, as amended, by and among Crdentia, its Subsidiaries and Bridge Opportunity Finance, LLC, were terminated, along with all related loan documents (including, without limitation, promissory notes and pledge agreements).  In connection with this termination, Crdentia and its subsidiaries paid to Bridge Healthcare Finance, LLC and Bridge Opportunity Finance, LLC all principal outstanding under the Bridge Loan Agreements (approximately $3.9 million), all accrued and unpaid interest under the Bridge Loan Agreements (approximately $14,000) and certain fees (including a Make-Whole Fee of $490,000).  In addition to the Make-Whole fee of $490,000, the Company also wrote-off $84,012 of deferred financing fees and $60,150 of debt discount associated with warrants issued to Bridge Healthcare Finance.  Crdentia and its Subsidiaries released Bridge Healthcare Finance, LLC and Bridge Opportunity Finance, LLC from any claims relating to any matter, including the Bridge Loan Agreements.

On February 8, 2007, the Company entered into a $10 million working capital facility with Systran Financial Services Corporation (“Systran”), a subsidiary of Textron Financial Corporation.  Pursuant to the agreements, Systran agreed, at its sole discretion, to purchase certain receivables from the Company on a recourse basis.  The agreements anticipate a minimum volume of purchases and also contemplate the payment of certain service fees, including a minimum fee.  To secure the payment and performance of Crdentia’s obligations to Systran under the agreements, Crdentia granted Systran a security interest in all of its assets.  Crdentia also agreed to indemnify Systran against any liabilities arising out of claims relating to the receivables purchased by Systran under the agreements.  The agreements have an initial term of 48 months, and Crdentia is obligated to pay Systran an early termination premium in the event the agreements are terminated under certain circumstances prior to the end of the term.  Proceeds from this facility were used to refinance the revolving line of credit and note payable with Bridge Healthcare Finance, LLC.  The balance due under this facility at March 31, 2007 was $4,056,383.

The agreements include events of default (with grace periods, as applicable) and provide that, upon the occurrence of certain events of default, Systran may immediately collect any obligation owing to Systran under the agreements.  The Company is currently in compliance with all provisions of the agreements.

Note 9    Master Revolving Note

On January 19, 2007, Crdentia delivered a Master Revolving Note (the “Note”) in the amount of $2.4 million to Comerica Bank.  Proceeds from the borrowing were used to refinance the over-advance amount outstanding under the revolving line of credit with Bridge Healthcare Finance, LLC.  The Note requires principal payments of $125,000 on March 31, 2007, $100,000 on June 30, 2007, September 30, 2007 and December 31, 2007 and has a final maturity date of January 31, 2008.  The Note bears interest at a per annum rate equal to Comerica’s base rate from time to time in effect minus one-half of one (1/2%) percent (8% at March 31, 2007).  The Note is secured by, and Comerica was granted a security interest in, all items deposited in Crdentia’s account with Comerica.  The Note includes events of default and provides that, upon the occurrence of certain events of default, Comerica may, at its option and without prior notice to Crdentia, declare any or all of the indebtedness evidenced by the Note immediately due and payable.  The Company is currently is compliance with all provisions of the agreement.  The balance due under this facility at March 31, 2007 was $2,400,000.

As security for Crdentia’s prompt and complete payment of its obligations under the Note, (i) James D. Durham, Crdentia’s former Chairman and Chief Executive Officer, pledged and granted to Comerica a security interest in all of his right, title and interest in and to a $600,000 certificate of deposit with Comerica, (ii) MedCap Partners LP (“MedCap”) pledged and granted to Comerica a security interest in all of its right, title and interest in and to a $250,000 certificate of deposit with Comerica, and (iii) C. Fred Toney, Crdentia’s Chairman of the Board of Directors and the managing member of MedCap Management and Research LLC, the general partner of MedCap, pledged and granted to Comerica a security interest in all of his right, title and interest in and to a $1,125,000 certificate of deposit with Comerica.  In addition, MedCap delivered a Guaranty to Comerica pursuant to which it agreed to unconditionally and absolutely guarantee to Comerica payment when due of all existing and future indebtedness of Crdentia to Comerica.

Note 10  Notes Payable

As discussed in Note 2, the Company has demand notes totaling $546,597 at March 31, 2007 due to MedCap Partners L.P. and $705,000 at March 31, 2007 due to MedCap Master Fund L.P.  Related party interest expense of $100,128 has been included in interest expense in the accompanying consolidated statement of operations for the three months ended March 31, 2007.  The remaining principal amount totaling $158,403 at March 31, 2007 is due to unrelated parties.

Note 11  Subordinated Debentures

In January 2006, the Company completed a private placement totaling $4 million.  The first phase was completed on December 30, 2005 and consisted of $2 million, or 333,333 shares of common stock and the second phase consisted of $2 million of 8% convertible debentures.  The convertible debentures have a term of three years and bear interest at a rate of 8% per year, payable semi-annually in cash or registered stock at the Company’s option. $765,000 of debentures are outstanding at March 31, 2007.

The debentures were initially convertible into common stock at a price of $6.00 per share (currently $0.60 as discussed below).  The sale of convertible debentures included common stock warrant coverage allowing debenture holders to exercise warrants to purchase 500,000 common shares.  Warrants to purchase 166,667 common shares have a five year term and an exercise price of $7.50 per share.  Warrants to purchase 333,333 common shares at an exercise price of $6.00 per share expired on June 14, 2006 with none being exercised.  The Company computed the relative fair value of the warrants at $1,443,265 and the beneficial conversion feature related to the debentures at $556,735, and recorded these amounts as a discount to the debentures which is being amortized over the term of the debentures.

Terms of an agreement with the placement agent representing the Company required placement fees upon a private placement of at least $5 million.  Although the minimum was not achieved, fees have been accrued and warrants recorded based on the lower amount of funding.  Per the terms of the agreement, $589,722 was recorded as deferred financing costs associated with the debentures and $294,867 was recorded as an offset to proceeds from the equity portion of the funding.  The $589,722 is being amortized over the three year term of the debentures.  A portion of the placement fees were warrants to purchase 50,000 shares of common stock at $6.00 per share.  The warrants have a five year life and were valued at $629,589 ($419,722 recorded as deferred financing costs and $209,867 recorded as an offset to proceeds from the equity offering).  The warrants have been valued on the date of the closing; however, the Company has not yet issued these warrants and therefore has recorded a liability of $629,589 at March 31, 2007.  The remaining portion of the fee totaling $255,000 is to be paid in cash ($235,000 accrued and $20,000 paid as of March 31, 2007).

On February 16, 2006, a holder of the debentures converted $260,000 of the debentures into 43,333 shares of the Company’s common stock.  On October 6, 2006, a holder of the debentures converted $76,000 of the debentures into 12,666 shares of the Company’s common stock.  In March 2007, three of the five debenture holders exchanged $899,000 of their debentures for 1,498,333 shares of the Company’s common stock.  The Company issued 44,311 shares of its common stock as payment of $14,948 of accrued interest due to the debenture holders through the date of the exchange.  The Company recognized expense in the amount of $161,654 relating to the deferred financing fees associated with the converted and exchanged debentures and expense in the amount of $595,720 related to the proportionate share of the unamortized discount on the converted and exchanged debentures.  Under terms of the debenture agreements, all debenture holders are now permitted to exchange their debentures for shares of the Company’s common stock at $.60 per share, the price at which the Company sold its stock in the private placement offering mentioned below.  At December 31, 2006, due to cross default provisions in the debenture agreement and the violation of covenants with the Bridge Revolving Line of Credit and Term Loan (as discussed in Notes 6 and 7), the Company classified the debentures as a current liability.  At March 31, 2007, with the refinancing of all Bridge facilities with the Working Capital Facility from Systran and the Master Revolving Note from Comerica (as discussed in Notes 8 and 9) and the Company’s compliance with all provision of these agreements, the Company has classified the debentures as a long-term liability.

The Company was obligated to register the shares (including the shares issuable upon conversion of the debentures and exercise of the warrants) for resale on a registration statement.

Note 12  Common Stock and Stock Options

During the first quarter of 2007, the Company completed four closings of a private placement pursuant to a Securities Purchase Agreement and Registration Rights Agreement for 5,333,333 common shares at a price of $0.60 per share, with aggregate gross proceeds of $3,200,000.  The Board of Directors of the Company has

authorized the sale of up to $5,000,000 in common stock in all closings of the private placement which will have a final close in May 2007.  Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to cause a resale registration statement covering the shares to be filed within 30 days of the May 2007 final close.

MedCap Partners L.P. invested $975,000 in the private placement for 1,625,000 shares of common stock, MedCap Master Fund L.P. invested $25,000 in the private placement for 41,667 shares and C. Fred Toney, Chairman of the board of directors, individually invested $1,550,000 in the private placement for 2,583,333 shares of common stock.  Mr. Toney abstained from the board of directors’ vote in favor of the private placement.

Employee Stock Options and Restricted Stock Grants

During the three months ended March 31, 2007, the Board granted options to purchase 193,500 shares of the Company’s Common Stock to employees under the 2004 Plan.  The exercise price for these options is $0.42, the stock’s trading price on the date granted. There were no stock options exercised in the three months ended March 31, 2007.

See Note 13 below for a discussion of the Stock Options and Restricted Stock Grants associated with the severance agreement with the Company’s former Chairman of the Board and Chief Executive Officer as well as Restricted Stock Grant awarded to the Company’s new Director and Chief Executive Officer.

Valuation Assumptions

The Company calculated the fair value of each option award on the date of grant using the Black-Scholes option pricing model.  The following assumptions were used for the three ended March 31, 2007.

Three Months Ended
March 31, 2007

Risk-free interest rate	5.25%
Expected lives	4 years
Dividend Yield	0.00%
Expected volatility	201% - 204%

Stock option activity is summarized as follows:

Three Months Ended
March 31, 2007

Outstanding, January 1	809,894
Granted	1,193,500
Exercised	—
Forfeited	143,318
Outstanding, March 31	1,860,076

Exercisable at March 31	1,446,354
Non-vested, March 31	413,722

Average exercise price per share:
Outstanding, January 1	$6.99
Granted	0.57
Exercised	—
Forfeited	5.36
Outstanding, March 31	3.00
Exercisable	2.63
Non-vested, January 1	4.81
Non-vested, March 31	1.22

Weighted-average remaining term of outstanding options	9.11 years
Weighted-average remaining term of exercisable options	9.06 years

Weighted-average grant date fair value	$0.43
Total estimated future cost of unvested options	$680,582
Weighted-average period of unvested options	9.31 years

Note 13  Retirement of Chairman of the Board of Director and Chief Executive Officer

On March 6, 2007, James D. Durham, the Company’s Chief Executive Officer, announced his retirement, and the Company accepted his resignation and retirement, effective March 1, 2007.  Mr. Durham also stepped down as Chairman of the Board and as a member of the Company’s Board of Directors, effective March 1, 2007.  Mr. Durham will serve as a consultant to the Company through October 2007.  In connection with Mr. Durham’s resignation, Mr. Durham and the Company executed a Severance Agreement and Mutual Release of Claims, effective March 14, 2007.  The Severance Agreement provides for, among other things: (a) payment of an additional $60,161 within three days of the effective date of the Severance Agreement; (b) payment of $31,667 per month during the eight month consulting period; (c) payment of a lump sum severance amount of $250,000 within seven business days of November 1, 2007; (d) an additional grant of an option to purchase 1,000,000 shares of the Company’s common stock at an exercise price of $0.60 per share; (e) continuation of health insurance coverage for a 24 month period following the effective date; and (f) vesting in the restricted stock awards granted to Mr. Durham on March 24, 2006 and May 31, 2005 will continue during the period Mr. Durham provides consulting services and shall cease as of October 31, 2007.  At March 31, 2007 the Company has accrued liabilities of $503,333 related to the future cash payments associated with the Severance Agreement and has recorded compensation expense of $1,715,177 associated with the option and vesting of the restricted stock.

The Company and Mr. Durham had previously entered into an employment agreement effective August 1, 2002, as amended by the Amendment to Employment Agreement effective August 1, 2004 and the Second Amendment to Employment Agreement effective as of November 8, 2005.  Mr. Durham’s employment agreement, as amended, has been terminated in connection with his resignation and entry into the Severance Agreement.

The Severance Agreement did not affect the two cash bonuses in the amount of $540,000 each that were granted to Mr. Durham in 2003 and are due on December 31, 2008 and January 4, 2009.  The carrying amount of this liability is $925,523 at March 31, 2007.

The Board of Directors of the Company elected C. Fred Toney, a current director, as Chairman of the Board of Directors effective March 1, 2007, replacing Mr. Durham and the Board of Directors appointed John Kaiser to be the Chief Executive Officer effective March 26, 2007.  The Company entered into an Executive Employment Agreement with John Kaiser pursuant to which the Company has issued Mr. Kaiser 2,000,000 shares of restricted common stock valued at $900,000 which will be recorded as compensation expense over the vesting period.  Twenty-five percent (25%) of the shares will vest after twelve months and one-thirty-sixth (1/36th) of the remaining unvested shares shall vest at the end of the 13th month and each month thereafter, such that the shares will be one hundred percent (100%) vested after 48 months of continuous services.  In the event of a Corporate Transaction, all outstanding Shares shall automatically become fully vested and be released from any repurchase or forfeiture rights on the six (6) month anniversary of the effective date of such Corporate Transaction (the “Transition Period”), subject to Mr. Kaiser remaining in Continuous Service with the Company or its successor for the purpose of providing acquisition and transition support to the Company or its successor throughout the Transition Period; provided, however, that if the Company or its successor terminates the Mr. Kaiser’s Continuous Service without Cause prior to the end of the Transition Period, all outstanding Shares shall become fully vested and be released from any repurchase or forfeiture rights on such termination date.

Note 14  Supplemental Disclosure to the Statements of Cash Flows

	March 31,
	2007	2006

Supplemental cash flow disclosures:
Cash paid for interest	$902,079	$171,233
Cash paid for income taxes	—	—

Non-cash investing and financing activities:
Conversion of debentures into common stock	899,000	260,000
Debenture interest paid in common stock	14,948	—
Common stock issued as payment of preferred stock dividends	—	800,748
Placement fees payable related to sale of common stock	—	65,000
Value of debentures allocated to attached common stock warrants and beneficial conversion features	—	2,000,000
Fair value of warrants accrued as placement fee related to debentures	—	419,722

Note 15  Litigation

The following is a list of claims that are in settlement discussions or were settled subsequent to March 31, 2007.

Crdentia Corp. and CRDE Corp. v. Robert Litton and Steve Williams; Cause No. 3-06-CV-1182-R; Pending in the United States District Court for the Northern District of Texas-Dallas Division.

On January 27, 2006, Crdentia Corp. and CRDE Corp. filed suit against Robert Litton and Steve Williams, the former owners of TravMed, asserting claims for breach of non-competition/solicitation agreements, breach of fiduciary duty, tortious interference with existing and prospective contracts and business relations, and declaratory relief arising out of an Agreement and Plan of Reorganization dated as of March 28, 2005.  Among other things, the Company alleged that the defendants violated their non-competition agreements that they executed in connection with the Agreement and Plan of Reorganization by diverting business opportunities to a competing business.  The Company sought an undisclosed amount of damages.  The defendants filed counterclaims against Crdentia alleging breach of the Agreement and Plan of Reorganization and conversion.  The Company began negotiating a settlement in March 2007 and anticipates it will pay $575,000 in the form of a thirty-six month note in exchange for the defendants agreeing to pay certain payables on Crdentia’s behalf.  The Company anticipates that the note will bear interest at 10% for the first eighteen months and 5% for the second eighteen months.  Monthly interest payments will be required for the first eighteen months and principal and interest payments in the second eighteen months will be required which will fully amortize the obligation.  This liability is included in other long-term liabilities at March 31, 2007.

Crdentia Corp., CRDE Corp., and Arizona Home Health Care/Private Duty, Inc. v. William W. Crocker and William C. Crocker;  Cause No. 06-01050-L;  Pending in the 193rd Judicial District Court, Dallas County, Texas.

On January 31, 2006, Crdentia Corp., CRDE Corp., and Arizona Home Health Care/Private Duty, Inc. filed suit against William W. Crocker and William C. Crocker, the former owners of Arizona Home Health Care/Private Duty, Inc., asserting claims for fraud, indemnity, and declaratory relief arising out of an Agreement and Plan of Reorganization dated August 6, 2004 and a Receivable Allocation Agreement entered into in connection therewith.  Among other things, the Company alleged that, prior to entering the Agreement and Plan of Reorganization, the defendants failed to disclose that certain key employees had planned to leave the company and that the defendants requested and/or instructed such employees not to leave prior to the closing of the merger.  The Company also alleged that the defendants failed to disclose that their company did not possess certain state licenses necessary to conduct a portion of its business.  The Company sought an undisclosed amount of damages.  This case was settled in April 2007 as discussed below under “William W. Crocker v. Crdentia Corp.”

William W. Crocker, an individual, v. Crdentia Corp., a Delaware Corporation, and Arizona Home Health Care/Private Duty, Inc., an Arizona Corporation, Cause No. 06C-02-226, pending in the Superior Court of the State of Delaware in and for Castle County.

On February 23, 2006, William W. Crocker filed suit against Crdentia Corp. and Arizona Home Health Care/Private Duty, Inc. asserting claims for declaratory judgment, breach of contract, and conversion arising from a Receivable Allocation Agreement executed incident to an Agreement and Plan of Reorganization dated August 6, 2006.  Mr Crocker sought damages in the principal sum of $251,150, which was comprised of $114,019 for collected accounts receivable and eighty percent (80%) of $171,414 of uncollected accounts receivable, plus attorneys’ fees.  The Company settled this case in April 2007.  The Company agreed to issue 312,500 shares of common stock (valued at $159,375 based on the trading value of stock on April 9, 2007) in exchange for Crdentia retaining the proceeds from the collection of certain receivables that it collected on behalf of Mr. Crocker.  The Company has recorded this liability in accounts payable and accrued expenses at March 31, 2007.

Dawson James Securities, Inc. v. Crdentia Corp., Case No. 50 2006CA002708XXXXMB, pending in the Circuit Court of the 15th Judicial District, Palm Beach County, Florida.

On March 22, 2006, Dawson James filed suit against Crdentia Corp. seeking fees in connection with raising investment capital for Crdentia.  Dawson James contended that under terms of a contract they were owed cash of $235,000 and 50,000 warrants to purchase Crdentia stock.  The Company settled this case in April 2007.  The Company agreed to issue 400,000 shares of common stock (valued at $160,000 based on the trading value of stock on April 13, 2007) in full payment of the obligation.  At March 31, 2007, the Company has recorded an accrual of $864,589 for the fair value of warrants to be issued plus an expected cash payment.  This accrual will be reduced in April 2007 to reflect the above settlement in stock.

Note 16  Subsequent Events

Private Placement

Subsequent to March 31, 2007, the Company completed three closings of a private placement pursuant to a Securities Purchase Agreement and Registration Rights Agreement for 1,083,333 shares at a price of $0.60 per share, with aggregate proceeds of $650,000.  The Board of Directors of the Company has authorized the sale of up to $5,000,000 in common stock in all closings of the private placement which will have a final close in May, 2007.  Pursuant to the terms of the Registration Rights Agreement, the Company agreed to cause a resale registration statement covering the shares to be filed within 30 days of the final May 2007 closing.

Stock Options and Restricted Stock Grants

On May 4, 2007, the Company issued 400,000 shares of restricted common stock to two members of the Board of Directors and granted an option to purchase 200,000 shares of common stock at an exercise price of $0.49 per share to one member of the Board of Directors.  The restricted shares vest 50% on May 4, 2008 and 50% on May 4, 2009; the option is exercisable with respect to 50% of the shares subject to such option on May 4, 2008 and 50% of the shares subject to such option on May 4, 2009.  The issuance of the restricted common stock or option is compensation to these board members for future services.

Also on May 4, 2007, the Company granted certain employees options to purchase 218,031 shares of common stock at a per share exercise price of $0.49.  The vesting period and dates of vesting of the shares of common stock subject to the options is identical to vesting periods and dates of vesting provided for in all options granted to these certain employees in the past.

Item 2.    Management’s Discussion and Analysis of Financial Condition and Results of Operations

This report contains forward-looking statements.  These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology.  These statements are only predictions.  Actual events or results may differ materially.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Moreover, neither we, nor any other person, assume responsibility for the accuracy and completeness of the forward-looking statements.  We are under no obligation to update any of the forward-looking statements after the filing of this Quarterly Report to conform such statements to actual results or to changes in our expectations.

The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the related notes and other financial information appearing elsewhere in this Quarterly Report.  Readers are also urged to carefully review and consider the various disclosures made by us which attempt to advise interested parties of the factors which affect our business, including without limitation the disclosures made in Item 1A of Part II of this Quarterly Report under the  Caption “Risk Factors” and under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk Factors”  and in our audited consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2006, previously filed with the U.S. Securities and Exchange Commission (SEC).

Risk factors that could cause actual results to differ from those contained in the forward-looking statements including but are not limited to: our ability to continue as a going concern; we have a history of losses; we face difficulties identifying and integrating acquisitions; our need to raise additional capital in the future; our credit facility and revolving note impose significant expenses on us; our convertible debentures contain covenants and restrictions; MedCap controls a significant amount of our outstanding capital stock; we need to continue to attract and retain key employees; we need to attract qualified nurses; the temporary nurse staffing industry is highly competitive; our need to secure and fill new orders from hospitals and healthcare facilities; fluctuations in patient occupancy; we have anti-takeover provisions in our charter and bylaws; we operate in a regulated industry; government regulation and regulatory reform could negatively impact our business; and legal actions could subject us to uninsured liabilities.

Introduction

Management’s discussion and analysis of financial condition and results of operations is provided as a supplement to our consolidated financial statements and accompanying notes to help provide an understanding of our financial condition, changes in financial condition and results of operations.

Overview

We are a provider of healthcare staffing services, focusing on the areas of travel nursing, per diem staffing, contractual clinical services, locum tenens (physician staffing), allied services and private duty home care.  Our travel nurses are recruited domestically as well as internationally, and placed on temporary assignments at healthcare facilities across the United States.  Our per diem nurses are local nurses placed at healthcare facilities on short-term assignments.  Our contractual clinical services group provides complete clinical management and staffing for healthcare facilities.  Under our locum tenens program, physicians contract with us to perform medical services for healthcare organizations for a specified length of time.  Our allied services primarily consist of diagnostic imaging, respiratory, laboratory, therapies and administrative modalities and our private duty home care group provides nursing case management and staffing for skilled and non-skilled care in the home.  We consider the different services described above to be one segment as each of these services relate solely to providing healthcare staffing to customers that are healthcare providers and utilize similar distribution methods, common systems, databases, procedures, processes and similar methods of identifying and serving these customers.

We did not have any revenue in 2003 until we completed our first acquisition in August 2003.  During 2003 we began operating four newly acquired companies, combining the various back offices and support staff into a central location and began streamlining the operations.  We have continued to pursue our operational plan of acquiring companies in the healthcare staffing field and purchased two companies in 2004, three companies in 2005 and one company in 2006.

During 2006 we terminated the operations we had acquired in 2003 from Baker Anderson Christie, Inc. and Nurses Network, Inc.  In addition, in May 2006 we returned to the sellers the shares of TravMed USA, Inc. that we had acquired from the sellers in March 2005 in connection with our acquisition of that company, and our notes payable to the sellers were cancelled.

Some key factors we are focusing on to improve performance are as follows:

•                  We continue to identify innovative ways to attract and retain nurses.

•                  We are vigorously managing the amounts billed to healthcare facilities in relation to the payroll cost of our nurses in an effort to improve gross margins.

•                  We are managing selling, general and administrative costs at our field office locations to limit these expenses to no more than 10% of the revenue at each location.

•                  We are aggressively expanding our locum tenens business, our allied services and our home health business in an effort to improve gross margins through a better mix of the services provided.

•                  We are devoting constant attention toward achieving growth both organically and through acquisitions so that we can spread our corporate overhead over a larger base of business and achieve economies of scale.

•                  We are seeking to raise equity capital to provide for working capital needs and to continue to pursue acquisitions.

•                  We are seeking to list our common stock on the Nasdaq Market or another national exchange (our common stock is currently quoted on the OTC Bulletin Board).

During the three months ended March 31, 2007, we recorded several costs which are of a non-recurring nature, including the following:

•      Future cash severance costs associated with our former Chief Executive Officer in the amount of $503,333 recorded as selling, general and administrative costs.

•      Stock compensation costs associated with our former Chief Executive Officer’s severance and the accelerated vesting of restricted stock in the amount of $3,024,177.

•      Prepayment penalty and the write-off of deferred financing costs associated with refinancing our term note and revolving credit facility and costs associated with the conversion and exchange of a portion of our debentures for a total of $1,391,538 recorded as interest costs.

RESULTS OF OPERATIONS

	Three Months Ended March 31,
	2007	2006

Revenue from services	$9,020,437	$8,984,823
Direct operating expenses	7,103,505	7,235,519
Gross profit	1,916,932	1,749,304

Operating expenses:
Selling, general, and administrative expenses	3,007,834	2,600,785
Gain from settlement of acquisition claim	—	(1,064,693)
Non-cash stock based compensation	3,391,392	378,260
Total operating expenses	6,399,226	1,914,352

Loss from operations	(4,482,294)	(165,048)

Interest expense, net	(2,106,786)	(1,193,539)

Loss before income taxes	(6,589,080)	(1,358,587)

Income tax expense	—	—

Net loss attributable to common stockholders	$(6,589,080)	$(1,358,587)

Basic and diluted loss per common share attributable to common stockholders	$(0.38)	$(0.42)

Weighted average number of common shares outstanding	17,365,298	3,214,729

Three months ended March 31, 2007 compared to the three months ended March 31, 2006

Revenues in the three months ended March 31, 2007 were $9,020,437 compared to revenues of $8,984,823 in the three months ended March 31, 2006.  Revenues have increased in 2007 compared to 2006 due principally to our acquisition of Staff Search Ltd. in April 2006.  However, the increase in revenue due to our acquisition was offset in part by decreases in revenue related to closing portions of our operations in California and to the loss of customers related to litigation surrounding the TravMed acquisition.  In 2007 approximately 15.9% (36.1% in 2006) of our revenue was derived from the placement of travel nurses on assignment, typically 13 weeks in length.  Such assignments generally involve temporary relocation to the geographic area of the assignment.  We also provide per diem nurses to satisfy the very short-term needs of healthcare facilities.  Per diem services provided 71.5% of our revenue in 2007 (56.2% in 2006).  The remaining amount of our revenue in 2007 came from providing staffing to healthcare facilities, private duty homecare, locum tenens revenue and allied services.  In 2006 the remaining revenue came from providing clinical management and staffing to healthcare facilities and private duty homecare.  During 2007 and 2006, most of our customers were acute care hospitals located throughout the continental United States.

Our overall gross profit in the three months ended March 31, 2007 was $1,916,932 or 21.3% of revenues compared to $1,749,304 or 19.5% of revenues in the three months ended March 31, 2006.  Our gross profit is the difference between the revenue we realize when we bill our customers for the services of our healthcare professionals and our direct operating costs, which include the cost of the healthcare professionals and the related housing and travel costs, certain employment related taxes, professional liability insurance, health insurance for professionals and workers compensation insurance coverage.

Our selling, general and administrative costs were $3,007,834 or 33.3% of revenues in the three months ended March 31, 2007 compared to $2,600,785 or 28.9% of revenues in the three months ended March 31, 2006.  Selling, general and administrative expenses are comprised primarily of certain personnel costs, legal and accounting fees related to being a public company and various other office and administrative expenses.  In 2007, we accrued $503,333 of expenses related to a severance agreement with our former Chief Executive Officer.

Non-cash stock based compensation costs were $3,391,392 in the three months ended March 31, 2007 compared to $378,260 in the three months ended March 31, 2006.  In 2006, the volume of trading in the Company’s stock triggered accelerated vesting of some of the restricted shares and caused the Company to begin amortizing the cost of the restricted grants over a shorter period of time beginning in the fourth quarter of 2006.  In addition, the severance agreement for our former Chief Executive Officer included the granting of an option to purchase 1,000,000 shares of the Company’s stock vesting immediately and accelerated vesting of restricted grants.  Expense of $3,024,177 associated with the accelerated vesting of the restricted stock and the severance agreement was recorded in the three months ended March 31, 2007.

Interest costs were $2,106,786 in the three months ended March 31, 2007 compared to $1,193,539 in the three months ended March 31, 2006.  This increase in interest cost is due to a prepayment penalty and the write-off of deferred financing costs associated with the refinancing of our term note and revolving credit facility with Bridge Finance and costs associated with the conversion of a portion of our debentures for a total of $1,391,538.

LIQUIDITY AND CAPITAL RESOURCES

Since inception, we have incurred losses from operations and have reported negative cash flows.  As of March 31, 2007, we had an accumulated deficit of $125,875,468 and cash and cash equivalents of $316,479.  We have financed our operations primarily through private placements of equity and debt securities and through credit facilities, including our current facility with Systran Financial Services Corporation, a subsidiary of Textron Financial Corporation and a term loan with Comerica Bank.

During the first quarter of 2007, the Company completed four closings of a private placement pursuant to a Securities Purchase Agreement and Registration Rights Agreement for 5,333,333 shares at a price of $0.60 per share, with aggregate proceeds of $3,200,000.  During the months of April and May 2007 the Company completed three additional closings for 1,083,332 shares at a price of $0.60 per share, with aggregate proceeds of $650,000.  The Board of Directors of the Company has authorized the sale of up to $5,000,000 in common stock in all closings of the private placement which will have a final close in May 2007.  Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to cause a resale registration statement covering the shares to be filed within 30 days of the May 2007 final close.

On February 8, 2007, the Company entered into a $10 million working capital facility with Systran Financial Services Corporation, a subsidiary of Textron Financial Corporation.  Pursuant to the agreements, Systran agreed, at its sole discretion, to purchase certain receivables from the Company on a recourse basis.  The agreements anticipate a minimum volume of purchases and also contemplate the payment of certain service fees, including a minimum fee.  To secure the payment and performance of Crdentia’s obligations to Systran under the agreements, Crdentia granted Systran a security interest in all of its assets.  Crdentia also agreed to indemnify Systran against any liabilities arising out of claims relating to the receivables purchased by Systran under the agreements.  The agreements have an initial term of 48 months, and Crdentia is obligated to pay Systran an early termination premium in the event the agreements are terminated under certain circumstances prior to the end of the term.

The agreements include events of default (with grace periods, as applicable) and provide that, upon the occurrence of certain events of default, Systran may immediately collect any obligation owing to Systran under the agreements.  The Company is currently in compliance with all provisions of the agreements.

On January 19, 2007, Crdentia delivered a Master Revolving Note in the amount of $2.4 million to Comerica Bank.  Proceeds from the borrowing were used to refinance the over-advance amount outstanding under the revolving line of credit with Bridge Healthcare Finance, LLC.  The Note has principle payments of $125,000 on March 31, 2007, $100,000 on June 30, 2007, September 30, 2007 and December 31, 2007 and has a final maturity date of January 31, 2008 and bears interest at a per annum rate equal to Comerica’s base rate from time to time in effect minus one-half of one (1/2%) percent (8% at March 31, 2007).  The Note is secured by, and Comerica was granted a security interest in, all items deposited in Crdentia’s account with Comerica.  The Note includes events of default and provides that, upon the occurrence of certain events of default, Comerica may, at its option and without prior notice to Crdentia, declare any or all of the indebtedness evidenced by the Note immediately due and payable.  The Company is currently in compliance with all provisions of the agreement.

As security for Crdentia’s prompt and complete payment of its obligations under the Master Revolving Note, (i) James D. Durham, Crdentia’s then Chairman and Chief Executive Officer, pledged and granted to Comerica a security interest in all of his right, title and interest in and to a $600,000 certificate of deposit with Comerica, (ii) MedCap Partners LP (“MedCap”) pledged and granted to Comerica a security interest in all of its right, title and interest in and to a $250,000 certificate of deposit with Comerica, and (iii) C. Fred Toney, Crdentia’s Chairman of the Board of Directors and the managing member of MedCap Management and Research LLC, the general partner of MedCap, pledged and granted to Comerica a security interest in all of his right, title and interest in and to a $1,125,000 certificate of deposit with Comerica.  In addition, MedCap delivered a Guaranty to Comerica pursuant to which it agreed to unconditionally and absolutely guarantee to Comerica payment when due of all existing and future indebtedness of Crdentia to Comerica.

We do not expect to reach cash flow positive operations in 2007, and we expect to continue to generate losses from operations for the foreseeable future.  We will need to raise at least $2,000,000 by March 31, 2008 (of which a significant amount will need to be raised by June 30, 2007) in order to satisfy our working capital needs.  If we are not able to raise these funds we may be unable to meet our payroll costs.  In addition, we will need to raise additional funds in the future in order to finance our future capital needs.  There is no assurance that we will be able to raise the amount of debt or equity capital required to meet our objectives.  Our challenging financial circumstances may make the terms, conditions and cost of any available capital relatively unfavorable.  If additional debt or equity capital is not readily available, we may not be able to operate our business, and we will be forced to scale back our acquisition activities and our operations.  Our short-term need for capital may force us to consider and potentially pursue other strategic options sooner than we might otherwise have desired.  These conditions raise substantial doubt about our ability to continue as a going concern.

Management has taken a number of steps to address our financial performance and improve cash flow.  In the first quarter of 2007, we raised an additional $3,200,000 in equity through four closings of a private placement and refinanced the Loan, the Term Loan and the over-advances on the Loan.  Proceeds of the equity raised early in 2007 were used for working capital purposes and costs related to debt refinancing.  Management is devoting constant attention toward achieving growth both organically and through acquisitions so that we can spread our corporate overhead over a larger base of business and achieve economies of scale.  However, there can be no assurance that these programs will be successful.  If unsuccessful, we could be unable to fund payroll costs and could ultimately fail.

Cash Flows

For the three months ended March 31, 2007, we used cash in operations of $2,263,118, compared to $1,237,022 for the three months ended March 31, 2006.  Although we ended March 31, 2007 with a significant working capital deficit of $6,457,502 we were able to secure additional funding during this period to finance our operations.  The increased amount of cash used in operations in 2007 compared to 2006 is directly attributable to the increased net loss recorded in the three months ended March 31, 2007.

Net cash used in investing activities was $33,340 for the three months ended March 31, 2007 and $13, 452 for the three months ended March 31, 2006.  The amounts for both periods relate predominately to purchases of property and equipment.

During the three months ended March 31, 2007 and 2006, we financed our working capital requirements primarily through the sale of common stock, convertible debentures and through loans and credit facilities.  Net cash provided by financing activities was $2,414,869 for the three months ended March 31, 2007 and $964,231 for the three months ended March 31, 2006.  In 2007, we received $2,400,000 from a note payable to lender and $3,152,381 from the issuance of common stock in private placements.  These funds were used to fund operations and pay-off the over-advance and note payable to lender.  In 2006, we received $2,000,000 in the private placement of 8% convertible debentures and short- and long-term warrants as well as $1,150,000 through the issuance of common stock in private placements.  These funds were used to repay $1,350,000 of note payable to lender, repay $12,500 of subordinated convertible notes and decrease our revolving line of credit by $823,269.

CRITICAL ACCOUNTING POLICIES AND MANAGEMENT JUDGEMENT

The preparation of the financial statements in accordance with accounting principles generally accepted in the United States of America requires us to make judgments, estimates, and assumptions regarding uncertainties that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses.  Areas that require significant judgments, estimates, and assumptions include the assignment of fair values upon acquisition of goodwill and other intangible assets, testing for impairment of long-lived assets and valuation of the stock used to consummate our acquisitions.  We use historical experience, qualified independent consultants and all available information to make these judgments and estimates, and actual results will inevitably differ from those estimates and assumptions that are used to prepare the company’s financial statements at any given time.

Accounts Receivable

Accounts receivable are reduced by an allowance for doubtful accounts that provides a reserve with respect to those accounts for which revenue was recognized but with respect to which management subsequently determines that payment is not expected to be received.  We analyze the balances of accounts receivable to ensure that the recorded amounts properly reflect the amounts expected to be collected.  This analysis involves the application of varying percentages to each accounts receivable category based on the age of the uncollectible accounts receivable.  The amount ultimately recorded as the reserve is determined after management also analyzes the collectibility of specific large or problematic accounts on an individual basis, as well as the overall business climate and other factors.  Our estimate of the percentage of uncollectible accounts may change from time to time and any such change could have a material impact on our financial condition and results of operations.

Purchase Accounting, Goodwill and Intangible Assets

All business acquisitions have been accounted for using the purchase method of accounting and, accordingly, the statements of operations include the results of each acquired business since the date of acquisition.  The assets acquired and liabilities assumed are recorded at their estimated fair value as determined by management and supported in some cases by an independent third-party valuation.  We finalize the allocation of the purchase price to the fair value of the assets acquired and liabilities assumed when we obtain information sufficient to complete the allocation, but in any case, within one year after acquisition.

Goodwill arising from the acquisitions of businesses is recorded as the excess of the purchase price over the estimated fair value of the net assets of the businesses acquired.  Statement of Financial Accounting Standards No. 142 (“Goodwill and Other Intangible Assets”) provides that goodwill is to be tested for impairment annually or more frequently if circumstances indicate potential impairment.  Consistent with this standard, we will review goodwill, as well as other intangible assets and long-term assets, for impairment annually or more frequently as warranted, and if circumstances indicate that the recorded value of any such other asset is impaired, such asset is written down to its new, lower fair value.  If any item of goodwill or such other asset is determined to be impaired, an impairment loss would be recognized equal to the amount by which the recorded value exceeds the estimated fair market value.

Stock-Based Compensation

We have used stock grants and stock options to attract and retain directors and key executives and intend to use stock options in the future to attract, retain and reward employees for long-term service.

We account for these stock options under the modified prospective method of SFAS No. 123R, “Share-Based Payment”.  In the modified prospective method, compensation cost is recognized for all share-based payments granted.   We have used the Black-Scholes valuation model to estimate fair value of our stock-based awards which requires various judgmental assumptions including estimating stock price volatility, forfeiture rates and expected life. Our computation of expected volatility is based on a combination of historical and market-based implied volatility. If any of the assumptions used in the Black-Scholes model change significantly, stock-based compensation expense may differ materially in the future from that recorded in the current period.

Item 3.                    Quantitative and Qualitative Disclosures About Market Risk

Interest Rate Risk

Our exposure to interest rate risk arises principally from the variable rates associated with our credit facilities with Systran and Comerica Bank.  On March 31, 2007, we had borrowings of approximately $6.5 million under these facilities that were subject to variable rates, with a rate at March 31, 2007 of 13.0% and 8.0% respectively.  As of March 31, 2007, an adverse change of 10% in the interest rate of all such borrowings outstanding (for example, from 8.0% to 8.8%) would have caused us to incur an increase in interest expense of approximately $71,934 on an annual basis.

Inflation

We do not believe that inflation has had a material effect on our results of operations in recent years and periods.  There can be no assurance, however, that we will not be adversely affected by inflation in the future.

Item 4.                    Controls and Procedures

We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our Exchange Act reports is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and that such information is accumulated and communicated to our management including our Chief Executive Officer and Chief Financial Officer to allow for timely decisions regarding required disclosure.  In designing and evaluating the disclosure controls and procedures, management recognizes that any controls and procedures, no matter how well designed and operated can provide only reasonable assurance of achieving the desired control objectives and management is required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures.

As required by Rule 13a-15(b) under the Exchange Act, we conducted an evaluation under the supervision and with the participation of our management, including our Chief Executive Officer and our Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the period covered by this report.  Based upon the foregoing evaluation, our principal executive officer and our principal financial officer concluded that our disclosure controls and procedures were effective at the reasonable assurance level as of the end of the fiscal period covered by this report.

There were no changes in our internal controls over financial reporting during our most recent fiscal quarter that have materially affected, or are reasonably likely to materially affect our internal controls over financial reporting.

PART II – OTHER INFORMATION

Item 1.                    Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.  We are not currently aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.  The following is a list of claims that are in settlement discussions or were settled subsequent to March 31, 2007.  Any losses related to these anticipated settlements or actual settlements have been disclosed in the financial statements and recorded as of March 31, 2007.

Crdentia Corp. and CRDE Corp. v. Robert Litton and Steve Williams; Cause No. 3-06-CV-1182-R; Pending in the United States District Court for the Northern District of Texas-Dallas Division.

On January 27, 2006, Crdentia Corp. and CRDE Corp. filed suit against Robert Litton and Steve Williams, the former owners of TravMed, asserting claims for breach of non-competition/solicitation agreements, breach of fiduciary duty, tortious interference with existing and prospective contracts and business relations, and declaratory relief arising out of an Agreement and Plan of Reorganization dated as of March 28, 2005.  Among other things, the Company alleged that the defendants violated their non-competition agreements that they executed in connection with the Agreement and Plan of Reorganization by diverting business opportunities to a competing business.  The Company sought an undisclosed amount of damages.  The defendants filed counterclaims against Crdentia alleging breach of the Agreement and Plan of Reorganization and conversion.  The Company began negotiating a settlement in March 2007 and anticipates it will pay $575,000 in the form of a thirty-six month note in exchange for the defendants agreeing to pay certain payables on Crdentia’s behalf.  The note will bear interest at 10% for the first eighteen months and 5% for the second eighteen months.  Monthly interest payments will be required for the first eighteen months and principal and interest payments in the second eighteen months will be required which will fully amortize the obligation.  This liability is included in other long-term liabilities at March 31, 2007.

Crdentia Corp., CRDE Corp., and Arizona Home Health Care/Private Duty, Inc. v. William W. Crocker and William C. Crocker;  Cause No. 06-01050-L;  Pending in the 193rd Judicial District Court, Dallas County, Texas.

On January 31, 2006, Crdentia Corp., CRDE Corp., and Arizona Home Health Care/Private Duty, Inc. filed suit against William W. Crocker and William C. Crocker, the former owners of Arizona Home Health Care/Private Duty, Inc., asserting claims for fraud, indemnity, and declaratory relief arising out of an Agreement and Plan of Reorganization dated August 6, 2004 and a Receivable Allocation Agreement entered into in connection therewith.  Among other things, the Company alleged that, prior to entering the Agreement and Plan of Reorganization, the defendants failed to disclose that certain key employees had planned to leave the company and that the defendants requested and/or instructed such employees not to leave prior to the closing of the merger.  The Company also alleged that the defendants failed to disclose that their company did not possess certain state licenses necessary to conduct a portion of its business.  The Company sought an undisclosed amount of damages.  This case was settled in April 2007 as discussed below under “William W. Crocker v. Crdentia Corp.”

William W. Crocker, an individual, v. Crdentia Corp., a Delaware Corporation, and Arizona Home Health Care/Private Duty, Inc., an Arizona Corporation, Cause No. 06C-02-226, pending in the Superior Court of the State of Delaware in and for Castle County.

On February 23, 2006, William W. Crocker filed suit against Crdentia Corp. and Arizona Home Health Care/Private Duty, Inc. asserting claims for declaratory judgment, breach of contract, and conversion arising from a Receivable Allocation Agreement executed incident to an Agreement and Plan of Reorganization dated August 6, 2006.  Mr Crocker sought damages in the principal sum of $251,150, which was comprised of $114,019 for collected accounts receivable and eighty percent (80%) of $171,414 of uncollected accounts receivable, plus attorneys’ fees.  The Company settled this case in April 2007.  The Company agreed to issue 312,500 shares of common stock (valued at $159,375 based on the trading value of stock on April 9, 2007) in exchange for Crdentia retaining the proceeds from the collection of certain receivables that it collected on behalf of Mr. Crocker.  The Company has recorded this liability in accounts payable and accrued expenses at March 31, 2007.

Dawson James Securities, Inc. v. Crdentia Corp., Case No. 50 2006CA002708XXXXMB, pending in the Circuit Court of the 15th Judicial District, Palm Beach County, Florida.

On March 22, 2006, Dawson James filed suit against Crdentia Corp. seeking fees in connection with raising investment capital for Crdentia.  Dawson James contended that under terms of a contract they were owed cash of $235,000 and 50,000 warrants to purchase Crdentia stock.  The Company settled this case in April 2007.  The Company agreed to issue 400,000 shares of common stock (valued at $160,000 based on the trading value of stock on April 13, 2007) in full payment of the obligation.  At March 31, 2007, the Company has recorded an accrual of $864,589 for the fair value of warrants to be issued plus an expected cash payment.  This accrual will be reduced in April 2007 to reflect the above settlement in stock.

Item 1A.                 Risk Factors

Any investment in our common stock involves a high degree of risk.  You should consider carefully the following information about the risks described below, together with the other information contained in this Form 10-Q before you decide whether to buy our common stock.  If any of the following risks actually occur, our business, financial condition, results of operations and cash flows could be materially and adversely affected.  In those circumstances, the market price of our common stock could decline, and you may lose all or part of the money you paid to buy our common stock.

Our independent registered public accounting firm issued a going concern opinion on our financial statements, questioning our ability to continue as a going concern.

Our independent registered public accounting firm’s opinion on our 2006 financial statements includes an explanatory paragraph indicating substantial doubt about our ability to continue as a going concern.  Since our inception, we have operated with limited operating capital, and we continue to face immediate and substantial cash needs.  We have limited cash resources and will need to raise additional capital through public or private financings or other arrangements in order to meet current commitments and continue development of our business.  In particular, we will need to raise at least $2,000,000 by March 31, 2008 (of which a significant amount will need to be raised by June 30, 2007) in order to continue to operate our business.  We cannot assure you that additional capital will be available to us when needed, if at all, or, if available, will be obtained on terms attractive to us.  If we are not successful in raising capital in the short-term we could be unable to meet payroll costs.  Failure to raise additional capital when needed could cause us to cease our operations.

We have financed our operations since inception primarily through the private placement of equity and debt securities and loan facilities.  Although we will need to raise funds in the near future, there can be no assurance that we will be successful in consummating any fundraising transaction, or if we do consummate such a transaction, that its terms and conditions will not require us to give investors warrants or other valuable rights to purchase additional interest in our company, or be otherwise unfavorable to us.  Among other things, the agreements under which we issued some of our existing securities include, and any securities that we may issue in the future may also include, terms that could impede our ability to raise additional funding.  The issuance of additional securities could impose additional restrictions on how we operate and finance our business.  In addition, our current debt financing arrangements involve significant interest expense and restrictive covenants that limit our operations.

We have a history of losses, and we may not achieve or maintain profitability.

We have experienced operating and net losses in each fiscal quarter since our inception, and as of March 31, 2007, we had an accumulated deficit of $125.9 million.  We incurred net losses of $6.6 million for the quarter ended March 31, 2007 and $1.4 million for the quarter ended March 31, 2006.  We will need to increase revenues and reduce operating expenses to achieve profitability, and we may not be able to do so.  Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis in the future.  Our management may not be able to accurately project or give any assurance with respect to our ability to control development and operating costs and/or expenses in the future.  Consequently, as we expand our commercial operations, management may not be able to control costs and expenses adequately, and such operations may generate losses.  If our operating expenses exceed our expectations, our financial performance will be adversely affected.  Our failure to achieve and sustain profitability would negatively impact the market price of our common stock.

We may face difficulties identifying acquisitions and integrating these acquisitions into our operations.  These acquisitions may be unsuccessful, involve significant cash expenditures or expose us to unforeseen liabilities.

We continually evaluate opportunities to acquire healthcare staffing companies that complement or enhance our business and frequently have preliminary acquisition discussions with such companies.  Since 2003, we have acquired ten businesses.  These acquisitions involve numerous risks, including:

•                  potential loss of revenues following the acquisition;

•                  difficulties integrating acquired personnel and distinct cultures into our business;

•                  difficulties integrating acquired companies into our operating, financial planning and financial reporting systems;

•                  diversion of management attention from existing operations; and

•                  assumption of liabilities and exposure to unforeseen liabilities of acquired companies, including liabilities for their failure to comply with healthcare regulations.

These acquisitions may also involve significant cash expenditures, debt incurrence and integration expenses that could seriously harm our financial condition and results of operations.  We may fail to achieve expected efficiencies and synergies.  Any acquisition may ultimately have a negative impact on our business and financial condition.   We may have difficulty in successfully completing planned acquisitions, which could result in significant cash expenditures for legal and accounting services and take up significant time and attention of management.

There is a limited public market for our common stock, and the trading price of our common stock is subject to volatility.

The quotation of shares of our common stock on the OTC Bulletin Board began in 2003.  There can be no assurances that an active public market will develop or continue for our common stock.  The trading price of our common stock is subject to significant fluctuations.  Factors affecting the trading price of our common stock may include:

•                  variations in our financial results;

•                  announcements of innovations, new solutions, strategic alliances or significant agreements by us or by our competitors;

•                  recruitment or departure of key personnel;

•                  changes in estimates of our financial results or changes in the recommendations of any securities analysts that elect to follow our common stock;

•                  market conditions in our industry, the industries of our customers and the economy as a whole; and

•                  sales of substantial amounts of our common stock, or the perception that substantial amounts of our common stock will be sold, by our existing stockholders in the public market.

Our need to raise additional capital in the future could have a dilutive effect on your investment.

We will need to raise additional capital in the future, including at least $2,000,000 by March 31, 2008 (of which a significant amount will need to be raised by June 30, 2007) in order for us to continue to operate our business.  Since the beginning of 2007, we have raised $3.85 million through the sale of common stock at $0.60 per share in seven closings of a private placement.  Our board of directors has authorized the sale of an additional $1.15 million in common stock in subsequent closings of the private placement.  In addition to raising money through subsequent closings of the private placement, we may raise additional capital through the public or private sale of common stock or securities convertible into or exercisable for our common stock.  Such sales could be consummated at a significant discount to the trading price of our stock.

If we sell additional shares of our common stock, such sales will further dilute the percentage of our equity that our existing stockholders own.  In addition, private placement financings could involve the issuance of securities at a price per share that represents a discount to the trading prices listed for our common stock on the OTC Bulletin Board.  Depending upon the price per share of securities that we sell in the future, a stockholder’s interest in us will be further diluted by any adjustments to the number of shares and the applicable exercise price required pursuant to the terms of the agreements under which we previously issued securities.  No assurance can be given that previous or future investors, finders or placement agents will not claim that they are entitled to additional anti-dilution adjustments or dispute the calculation of any such adjustments.  Any such claim or dispute could require us to incur material costs and expenses regardless of the resolution and, if resolved unfavorably to us, to affect dilutive securities issuances or adjustments to previously issued securities.  In addition, future financings may include provisions requiring us to make additional payments to the investors if we fail to obtain or maintain the effectiveness of SEC registration statements by specified dates or take other specified action.  Our ability to meet these requirements may depend on actions by regulators and other third parties, over which we will have no control.  These provisions may require us to make payments or issue additional dilutive securities, or could lead to costly and disruptive disputes.  In addition, these provisions could require us to record additional non-cash expenses.

Our credit facility and revolving note impose significant expenses on us and we could incur significant additional expenses in the event of default.

In January 2007, we delivered a Master Revolving Note in the amount of $2.4 million to Comerica Bank (the “Comerica Revolving Note”).  In February 2007, we entered into a $10 million working capital facility with Systran Financial Services Corporation (the “Working Capital Facility”).  In connection with our entry into these credit arrangements with Comerica and Systran, we terminated our existing revolving credit facility with Bridge Healthcare Finance, LLC and term loan credit facility with Bridge Opportunity Finance, LLC.  The new Working Capital Facility and Comerica Revolving Note involve significant interest expenses.  The Working Capital Facility has an initial term of 48 months, and we are obligated to pay Systran certain fees upon early termination in the event the arrangement is terminated prior to the end of the term.  Upon the occurrence of certain events of default, Systran may immediately collect any obligation owing to Systran under the Working Capital Facility.  The Comerica Revolving Note provides that, upon the occurrence of certain events of default, Comerica may, without prior notice to us, declare any or all of the indebtedness payable under the note immediately due and payable.  Our failure to pay required interest expenses and other fees or to otherwise satisfy the terms of these credit arrangements would have a material adverse affect on us.

The agreements governing the convertible debentures contain covenants and restrictions that may limit our ability to operate our business.

The terms of our 2006 convertible debentures limit our ability to, among other things, declare or pay dividends or distributions on any equity securities, create or incur additional indebtedness, create additional liens on our assets and repurchase common stock.  These restrictions could adversely affect our ability to borrow additional funds or raise additional equity to fund our future operations.  In addition, if we fail to comply with any of the covenants contained in the agreements or otherwise default on the convertible debentures, the holders may accelerate the indebtedness, and we may not have sufficient funds available to make the required payments.

MedCap Partners L.P. controls a significant amount of our outstanding capital stock, and this may delay or prevent a change of control of the company or adversely affect our stock price.

MedCap Partners L.P. and MedCap Master Fund L.P. (the “MedCap Funds”) control a significant portion of our outstanding capital stock.  In addition, C. Fred Toney, Chairman of our board of directors, is the managing member of MedCap Management & Research LLC, the general partner of the MedCap Funds.  MedCap is able to exercise control over matters requiring stockholder approval, such as the election of directors and the approval of significant corporate transactions, including transactions involving an actual or potential change of control of the company or other transactions that the non-controlling stockholders may deem to be in their best interests and in which such stockholders could receive a premium for their shares.

If we do not continue to attract and retain key employees our business could suffer.

We are dependent upon the personal efforts of our management team.  The loss of any of our officers or directors could have a material adverse effect upon our business and future prospects.  We do not presently have key-person life insurance upon the life of any of our officers or directors.  Additionally, as we continue our planned expansion of commercial operations, we will require the services of additional skilled personnel.  There can be no assurance that we can attract persons with the requisite skills and training to meet our future needs or, even if such persons are available, that they can be hired on terms favorable to us.

Our success also depends on our ability to attract and retain qualified and skilled sales personnel who engage in selling and business development for our services.  The available pool of qualified sales personnel candidates is limited.  We commit substantial resources to the recruitment, training, development and operational support of our sales personnel.  There can be no assurance that we will be able to recruit, develop and retain qualified sales personnel in sufficient numbers or that our sales personnel will achieve productivity levels sufficient to enable growth of our business.  Failure to attract and retain productive sales personnel could adversely affect our business, financial condition and results of operations.

If we are unable to attract qualified nurses and healthcare professionals for our healthcare staffing business, our business could be negatively impacted.

We rely significantly on our ability to attract and retain nurses and healthcare professionals who possess the skills, experience and licenses necessary to meet the requirements of our hospital and healthcare facility clients.  We compete for healthcare staffing personnel with other temporary healthcare staffing companies and with hospitals and healthcare facilities.  We must continually evaluate and expand our temporary healthcare professional network to keep pace with our hospital and healthcare facility clients’ needs.  Currently, there is a shortage of qualified nurses in most areas of the United States, competition for nursing personnel is increasing, and salaries and benefits have risen.  We may be unable to continue to increase the number of temporary healthcare professionals that we recruit, decreasing the potential for growth of our business.  Our ability to attract and retain temporary healthcare professionals depends on several factors, including our ability to provide temporary healthcare professionals with assignments that they view as attractive and to provide them with competitive benefits and wages.  We cannot assure you that we will be successful in any of these areas.  The cost of attracting temporary healthcare professionals and providing them with attractive benefit packages may be higher than we anticipate and, as a result, if we are unable to pass these costs on to our hospital and healthcare facility clients, our losses could increase.  Moreover, if we are unable to attract and retain temporary healthcare professionals, the quality of our services to our hospital and healthcare facility clients may decline and, as a result, we could lose clients.

The temporary staffing industry is highly competitive and the success and future growth of our business depends upon our ability to remain competitive in obtaining and retaining temporary staffing clients.

The temporary staffing industry is highly competitive and fragmented, with limited barriers to entry.  We compete in national, regional and local markets with full-service agencies and in regional and local markets with specialized temporary staffing agencies.  Some of our competitors include AMN Healthcare Services, Inc., Cross Country, Inc., Medical Staffing Network Holdings, Inc. and On Assignment, Inc.  All of these companies have significantly greater marketing and financial resources than we do.  Our ability to attract and retain clients is based on the value of the service we deliver, which in turn depends principally on the speed with which we fill assignments and the appropriateness of the match based on clients’ requirements and the skills and experience of our temporary employees.  Our ability to attract skilled, experienced temporary professionals is based on our ability to pay competitive wages, to provide competitive benefits, to provide multiple, continuous assignments and thereby increase the retention rate of these employees.  To the extent that competitors seek to gain or retain market share by reducing prices or increasing marketing expenditures, we could lose revenues and our margins could decline, which could seriously harm our operating results and cause the trading price of our stock to decline.  As we expand into new geographic markets, our success will depend in part on our ability to gain market share from competitors.  We expect competition for clients to increase in the future, and the success and growth of our business depends on our ability to remain competitive.

Our business depends upon our continued ability to secure and fill new orders from our hospital and healthcare facility clients, because we do not have long-term agreements or exclusive contracts with them.

We generally do not have long-term agreements or exclusive guaranteed order contracts with our hospital and healthcare facility clients.  The success of our business depends upon our ability to continually secure new orders from hospitals and other healthcare facilities and to fill those orders with our temporary healthcare professionals.  Our hospital and healthcare facility clients are free to place orders with our competitors and may choose to use temporary healthcare professionals that our competitors offer them.  Therefore, we must maintain positive relationships with our hospital and healthcare facility clients.  If we fail to maintain positive relationships with our hospital and healthcare facility clients, we may be unable to generate new temporary healthcare professional orders and our business may be adversely affected.

Fluctuations in patient occupancy at our clients’ hospitals and healthcare facilities and/or nurse turnover rates may adversely affect the demand for our services and therefore the profitability of our business.

Demand for our temporary healthcare staffing services is significantly affected by the general level of patient occupancy at our hospital and healthcare clients’ facilities.  When occupancy increases, hospitals and other healthcare facilities often add temporary employees before full-time employees are hired.  As occupancy decreases, hospitals and other healthcare facilities typically reduce their use of temporary employees before undertaking layoffs of their regular employees.  In addition, we may experience more competitive pricing pressure during periods of occupancy downturn.  Occupancy at our clients’ hospitals and healthcare facilities also fluctuates due to the seasonality of some elective procedures.  We are unable to predict the level of patient occupancy at any particular time and the effect on our revenues and earnings.

We could be difficult to acquire due to anti-takeover provisions in our charter documents and Delaware law.

Provisions of our certificate of incorporation and bylaws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire control of us.  These provisions may make it more difficult for stockholders to take corporate actions and may have the effect of delaying or preventing a change in control.  We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law.  Subject to specified exceptions, including the approval of the transaction by the board of directors or the corporation’s stockholders, this section provides that a corporation may not engage in any business combination with any interested stockholder during the three-year period following the time that such stockholder becomes an interested stockholder.  This provision could have the effect of delaying or preventing a change of control of us.  These factors could limit the price that investors or an acquirer may be willing to pay in the future for shares of our common stock.

We operate in a regulated industry and changes in regulations or violations of regulations may result in increased costs or sanctions that could reduce our revenues and profitability.

The healthcare industry is subject to extensive and complex federal and state laws and regulations related to professional licensure, conduct of operations, payment for services and payment for referrals.  If we fail to comply with the laws and regulations that are directly applicable to our business, we could suffer civil and/or criminal penalties or be subject to injunctions or cease and desist orders.

Our business is generally not subject to the extensive and complex laws that apply to our hospital and healthcare facility clients, including laws related to Medicare, Medicaid and other federal and state healthcare programs.  However, these laws and regulations could indirectly affect the demand or the prices paid for our services.  For example, our hospital and healthcare facility clients could suffer civil or criminal penalties or be excluded from participating in Medicare, Medicaid and other healthcare programs if they fail to comply with the laws and regulations applicable to their businesses.  In addition, our hospital and healthcare facility clients could receive reduced reimbursements, or be excluded from coverage, because of a change in the rates or conditions set by federal or state governments.  In turn, violations of or changes to these laws and regulations that adversely affect our hospital and healthcare facility clients could also adversely affect the prices that these clients are willing or able to pay for our services.

In addition, improper actions by our employees and other service providers may subject us to regulatory and litigation risk.

Further government regulations or healthcare reform could negatively impact our business opportunities, revenues and margins.

Although our operations are not currently subject to any significant government regulations, it is possible that, in the future, such regulations may be created.  Although we cannot predict the likelihood or extent of such future regulations, the possibility exists that future unforeseen changes may have an adverse impact on our ability to continue or expand our operations as presently planned.

The United States government has undertaken efforts to control increasing healthcare costs through legislation, regulation and voluntary agreements with medical care providers and drug companies.  In the recent past, the United States Congress has considered several comprehensive healthcare reform proposals.  The proposals were generally intended to expand healthcare coverage for the uninsured and reduce the growth of total healthcare expenditures.  While Congress did not adopt any comprehensive reform proposals, members of Congress may raise similar proposals in the future.  If any of these proposals are approved, hospitals and other healthcare facilities may react by spending less on healthcare staffing, including nurses.  If this were to occur, we would have fewer business opportunities, which could seriously harm our business.

State governments have also attempted to control increasing healthcare costs.  For example, the state of Massachusetts has recently implemented a regulation that limits the hourly rate payable to temporary nursing agencies for registered nurses, licensed practical nurses and certified nurses’ aides.  The state of Minnesota has also implemented a statute that limits the amount that nursing agencies may charge nursing homes.  Other states have also proposed legislation that would limit the amounts that temporary staffing companies may charge.  Any such current or proposed laws could seriously harm our business, revenues and margins.

Furthermore, third party payers, such as health maintenance organizations, increasingly challenge the prices charged for medical care.  Failure by hospitals and other healthcare facilities to obtain full reimbursement from those third party payers could reduce the demand or the price paid for our staffing services.

Significant legal actions could subject us to substantial uninsured liabilities.

In recent years, healthcare providers have become subject to an increasing number of legal actions alleging malpractice, product liability or related legal theories.  Many of these actions involve large claims and significant defense costs.  In addition, we may be subject to claims related to torts or crimes committed by our employees or temporary healthcare professionals.  In some instances, we are required to indemnify our clients against some or all of these risks.  A failure of any of our employees or healthcare professionals to observe our policies and guidelines intended to reduce these risks; relevant client policies and guidelines or applicable federal, state or local laws, rules and regulations could result in negative publicity, payment of fines or other damages.  Our professional malpractice liability insurance and general liability insurance coverage may not cover all claims against us or continue to be available to us at a reasonable cost.  If we are unable to maintain adequate insurance coverage or if our insurers deny coverage we may be exposed to substantial liabilities.

We may be legally liable for damages resulting from our hospital and healthcare facility clients’ mistreatment of our healthcare personnel.

Because we are in the business of placing our temporary healthcare professionals in the workplaces of other companies, we are subject to possible claims by our temporary healthcare professionals alleging discrimination, sexual harassment, negligence and other similar activities by our hospital and healthcare facility clients.  The cost of defending such claims, even if groundless, could be substantial and the associated negative publicity could adversely affect our ability to attract and retain qualified healthcare professionals in the future.

We have a substantial amount of goodwill and other intangible assets on our balance sheet.  Our level of goodwill and other intangible assets may have the effect of decreasing our earnings or increasing our losses.

As of March 31, 2007, we had $15.9 million of goodwill and other unamortized intangible assets on our balance sheet, which represents the excess of the total purchase price of our acquisitions over the fair value of the net assets acquired.  At March 31, 2007, goodwill and other intangible assets represented 67% of our total assets.  An impairment charge of goodwill to earnings would have the effect of decreasing our earnings or increasing our losses, as the case may be.  If we are required to write down a substantial amount of goodwill, our stock price could be adversely affected.  As a result of the loss of customer base in some operations and the closure of certain operations, our impairment analysis of goodwill in 2006 required a charge for impairment of goodwill of $10 million.  We also lost certain customer relationships that were obtained with the TravMed acquisition which necessitated a write-down of $126,000 in 2006 related to intangibles assigned to these customer relationships.

Demand for medical staffing services is significantly affected by the general level of economic activity and unemployment in the United States.

When economic activity increases, temporary employees are often added before full-time employees are hired.  However, as economic activity slows, many companies, including our hospital and healthcare facility clients, reduce their use of temporary employees before laying-off full-time employees.  In addition, we may experience more competitive pricing pressure during periods of economic downturn.  Therefore, any significant economic downturn could have a material adverse impact on our financial position and results of operations.

Item 2.                    Unregistered Sales of Equity Securities and Use of Proceeds

None

Item 3.                    Defaults Upon Senior Securities

None

Item 4.                    Submission of Matters to a Vote of Security Holders

None

Item 5.                    Other Information

On May 4, 2007, the Company (i) issued 200,000 shares of restricted common stock to William J. Nydam, a member of the Board of Directors; (ii) issued 200,000 shares of restricted common stock to Robert J. Kenneth, a member of the Board of Directors; and (iii) granted an option to purchase 200,000 shares of common stock at an exercise price of $0.49 per share to Thomas F. Herman, a member of the Board of Directors.  The restricted shares vest 50% on May 4, 2008 and 50% on May 4, 2009; the option is exercisable with respect to 50% of the shares subject to such option on May 4, 2008 and 50% of the shares subject to such option on May 4, 2009.

Item 6.                    Exhibits

Exhibit No.	Description

3.1(2)	Restated Certificate of Incorporation.

3.2(2)	Restated Bylaws.

3.3(1)	Certificate of Amendment to Restated Certificate of Incorporation.

3.4(3)	Certificate of Amendment to Restated Certificate of Incorporation.

3.5(3)	Certificate of Correction of Certificate of Amendment to Restated Certificate of Incorporation.

3.6(3)	Certificate of Correction of Certificate of Amendment to Restated Certificate of Incorporation.

3.7(4)	Certificate of Amendment to Restated Certificate of Incorporation.

10.79(5)	Securities Purchase Agreement, dated January 25, 2007, by and among Crdentia Corp. and the investors identified on the signature pages thereto.

10.80(5)	Registration Rights Agreement, dated January 25, 2007, by and among Crdentia Corp and the investors identified on the signature pages thereto.

10.81(6)#	Severance Agreement and Mutual Release of Claims dated March 6, 2007, by and between Crdentia Corp. and James D. Durham.

10.82(7)#	Letter Agreement dated March 8, 2007, by and between Crdentia Corp. and John Kaiser.

10.83(8)#	Executive Employment Agreement dated March 26, 2007, by and between Crdentia Corp. and John Kaiser.

10.84(8)#	Restricted Stock Bonus Award Agreement, dated March 26, 2007, by and between Crdentia Corp. and John Kaiser.

10.85*

SYSTRAN Financial Services Corporation Factoring Agreement, dated February 8, 2007, by and between SYSTRAN Financial Services Corporation and Arizona Home Health Care/Private Duty, Inc., Care Pros Staffing, Inc., Baker Anderson Christie, Inc., New Age Staffing, Inc., PSR Nurses, Ltd., and Nurses Network, Inc.

10.86*

SYSTRAN Financial Services Corporation Factoring Agreement, dated February 8, 2007, by and between SYSTRAN Financial Services Corporation and Crdentia Corp., Health Industry Professions, L.L.C., Mint Medical Staffing Odessa, LP, Prime Staff LP and Staff Search Acquisition Corp.

10.87

Collateralized Guaranty Agreement dated February 8, 2007, by AHHC Acquisition Corporation, Arizona Home Health Care/Private Duty, Inc., Baker Anderson Christie, Inc., BAC Acquisition Corporation, Care Pros Staffing, Inc., CPS Acquisition Corp., CRDE Corp., GHS Acquisition Corporation, HIP Acquisition Corporation, HIP Holding Inc., iVOW Acquisition Corporation, NAS Acquisition Corporation, New Age Staffing, Inc., NNI Acquisition Corporation, Nurses Network, Inc., PSR Nurses, Ltd., PSR Nurse Recruiting, Inc., and PSR Nurses Holdings Corp.

10.88

Collateralized Guaranty Agreement dated February 8, 2007, by Crdentia Corp., Health Industry Professionals, L.L.C., Mint Medical Staffing Odessa, LP, Prime Staff, LP, and Staff Search Acquisition Corp.

10.89	Bills, Accounts, and Accounts Receivable Validity Guaranty dated February 8, 2007 by James D. Durham in favor of Systran Financial Services Corporation.

10.90	Bills, Accounts, and Accounts Receivable Validity Guaranty dated February 8, 2007 by James J. TerBeest in favor of Systran Financial Services Corporation.

10.91	Master Revolving Note dated January 19, 2007 between Crdentia Corp. and Comerica Bank.

10.92(9)	Settlement Agreement by and between Crdentia Corp. and iVOW, Inc., dated as of April 4, 2007

10.93(9)	Registration Rights Agreement by and between Crdentia Corp. and iVOW, Inc., dated as of April 4, 2007.

10.94(10)	Settlement Agreement by and between Crdentia Corp. and Dawson James Securities, Inc., dated April 13, 2007.

10.95	Registration Rights Agreement dated April 13, 2007 by and between Crdentia Corp. and Dawson James Securities, Inc.

10.96	Compromise, Settlement and Release Agreement dated effective March 29, 2007 by and between Crdentia Corp. and William W. Crocker and William C. Crocker.

31.1	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	Certification of Chief Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2	Certification of Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

# Indicates management contract or compensatory plan.

*Application has been made to the Securities and Exchange Commission to seek confidential treatment of certain provisions.  Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.

(1)           Previously filed on Form 10-QSB with the Securities and Exchange Commission on August 12, 2003 and incorporated herein by reference.

(2)           Previously filed on Form 8-K with the Securities and Exchange Commission on August 22, 2002 and incorporated herein by reference.

(3)           Previously filed on Form 8-K/A with the Securities and Exchange Commission on June 28, 2004 and incorporated herein by reference.

(4)           Previously filed on Form 8-K with the Securities and Exchange Commission on January 7, 2005 and incorporated herein by reference.

(5)           Previously filed with a Current Report on Form 8-K dated January 29, 2007 and incorporated herein by reference.

(6)           Previously filed with a Current Report on Form 8-K dated February 28, 2007 and incorporated herein by reference.

(7)           Previously filed with a Current Report on Form 8-K dated March 8, 2007 and incorporated herein by reference.

(8)           Previously filed with a Current Report on Form 8-K dated March 26, 2007 and incorporated herein by reference.

(9)           Previously filed with a Current Report on Form 8-K dated April 4, 2007 and incorporated herein by reference.

(10)         Previously filed with a Current Report on Form 8-K dated April 12, 2007 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CRDENTIA CORP.

Dated: May 15, 2007	By:	/s/ John Kaiser
John Kaiser
Chief Executive Officer and Director
(Principal Executive Officer)

Dated: May 15, 2007	By:	/s/ James J. TerBeest
James J. TerBeest
Chief Financial Officer
(Principal Financial and Accounting
Officer)

Exhibit 10.85

*** Certain confidential information contained in this document (indicated by asterisks) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under 17 C.F.R. Sections 200.80(b)(4), 200.83 and 230.406.

SYSTRAN FINANCIAL SERVICES CORPORATION FACTORING AGREEMENT

This Factoring Agreement dated February 8, 2007 (the “Agreement”) is between SYSTRAN Financial Services Corporation (“SYSTRAN”) and its successor or assigns and Arizona Home Health Care/Private Duty, Inc., Care Pros Staffing, Inc., Baker Anderson Christie, Inc., New Age Staffing, Inc., PSR Nurses, Ltd., and Nurses Network, Inc. (individually and collectively the “Customer” or “Customers”), whose addresses are set forth on the last page hereof.

1.                                      DEFINITIONS

All capitalized terms used and not defined in this Agreement shall have the meaning in the Uniform Commercial Code as in effect from time to time in Oregon (the “UCC”).  The following terms shall have the following meaning.

(a)          “Bill(s)” means any right to payment for services rendered or goods sold by Customer to a Debtor evidenced by a writing which complies with the general requirements of SYSTRAN as those may be set forth in the Customer Information Manual, as described in Paragraph 2.5.

(b)         “Chargeback” the debit of a Bill or a “Special Purchase Bill(s)” to a Customers’ account.

(c)          “Commencement Date” means the date that the Customer first receives funds from SYSTRAN pursuant to the terms of the Agreement.

(d)         “Commercial Account” means any non “Transportation Account”.

(e)          “Debtor” means a person or entity obligated to pay a Bill.

(f)            Material Adverse Effect” means, at any time, a material adverse effect upon (i) the business, condition (financial or otherwise), operations, performance, properties or prospects of Customer, (ii) the ability of Customer to perform its respective obligations under this Agreement, any factoring document or any document, agreement, guaranty, or instrument executed in connection herewith, or (iii) the ability of SYSTRAN to enforce the terms of this Agreement, or any document, agreement, guaranty, or instrument executed in connection herewith.

(g)         “Maximum Approved Credit Line” means the amount of credit that is approved for Customer by SYSTRAN inclusive of deposit and advances against purchases of Bills that Customers’ total account is not to exceed.

(h)         “Maximum Debtor Credit Limit” means the maximum outstanding dollar amount and/or percentage concentration of Customers’ unpaid Bills open with SYSTRAN owing by an individual Debtor and/or its affiliates at any given time under the term of the Agreement.

(i)             “Minimum Anticipated Volume” means the dollar amount of Bills funded by SYSTRAN that Customer presents each month during the term of the Factoring Agreement for purchase by SYSTRAN that meet the Maximum Approved Credit Line criteria and Maximum Debtor Credit Limit(s) established from time to time at the sole discretion of SYSTRAN in connection with Customers’ account.

(j)             “Obligation” means all indebtedness, liabilities and obligations whatsoever and of whatever nature owed by each Customer to SYSTRAN, or any of its affiliates, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising and how ever evidenced or acquired, whether joint or several or joint and several.

(k)          “Recourse” means the right to Chargeback a Bill(s) or “Special Purchase Bill(s)” to Customer.

(l)             “Special Purchase Bill(s)” means the purchase by SYSTRAN of Customers’ outstanding and unpaid Bills that have either been previously billed by Customer, financed by a lender, or sold and assigned to another company who buys Bills.  Special Purchase Bills shall be subject to all provisions of this Agreement.

(m)       “Transportation Account” means any Debtor doing business primarily with any aspect of the transportation industry such as freight carriers, brokers, forwarders, consolidators, and rail agents with the exception of steamship companies.

2.                                      PURCHASE OF BILLS

2.1                                 Customer agrees to present on a monthly basis, a Minimum Anticipated Volume of Bills for SYSTRAN to purchase which shall be equal to ***.  SYSTRAN, at its sole discretion, may purchase such Bills.  Bill(s) and or Special Purchase Bill(s) shall herein collectively be referred to as “The Bill(s)”.  Customer shall submit to SYSTRAN an original and one (1) copy, along with any document which SYSTRAN deems necessary, of each Bill which shall be attached to a schedule form provided by SYSTRAN.  Should any Debtor require any additional documentation as a prerequisite to payment, Customer will also provide such documentation with each Bill. For a Transportation Account, Customer shall also submit one (1) copy of the respective bill of lading. The bill of lading must be signed by the Customer, the shipper, and the consignee if the consignee’s signature is necessary for payment.

2.2                                 SYSTRAN will settle with the Customer by providing to Customer by U.S. Mail, electronic mail, or via facsimile a settlement statement setting forth The Bill(s) and/or Special Purchase Bills purchased, the amount paid, and any deductions made for fees, charges or the “Deposit” and deposit funds as follows: [Customer shall choose one option]. ☐ Deliver overnight funds due Customer via Federal Express next day service air. ☐ Wire transfer funds due Customer into bank account specified by Customer on wire authorization form. ☐ ACH funds due Customer.

2.3                                 Any payment to Customer may be reduced by SYSTRAN by any amount due from Customer to SYSTRAN, including but not limited to Chargebacks, fees and costs.

2.4                                 SYSTRAN may give notice to the Debtors of the assignment of  The Bill(s) by placing a legend on The Bill(s) stating The Bill(s) have been sold and assigned to SYSTRAN and are payable to SYSTRAN at an address designated by SYSTRAN.  Customer will not attempt to direct payment to any place other than to the SYSTRAN designated address.  Customer, jointly and severally, agrees to pay all costs and expenses incurred by SYSTRAN in giving such notice.  All proceeds of The Bill(s) received by Customer shall be delivered to SYSTRAN within two (2) business days of receipt in the identical form of payment received by Customer, provided that Customer shall be deemed to hold such proceeds in trust and for the benefit of SYSTRAN until such delivery is made to SYSTRAN.  In the event that Customer collects directly from the Debtor, The Bill(s) which have been sold to SYSTRAN and Customer does not deliver immediately to SYSTRAN the identical form of payment received by Customer, Customer will be charged an administrative fee equal to *** of the face amount of The Bill(s) collected directly.  Customer agrees that any collection directly from the Debtor by Customer of The Bill(s) which have been sold to SYSTRAN will be considered a default under the terms of this Agreement.

2.5                                 SYSTRAN has or will provide to Customer a Customer Information Manual, which is a guide to policy and procedures concerning daily submission of The Bill(s), collection efforts, and other matters.  The Customer Information Manual (the “Manual”) is not part of this Agreement. The procedures set forth in the Manual are only guidelines to ensure the efficient operation of SYSTRAN’s purchase of The Bill(s).  SYSTRAN may change any procedure in the Manual at any time, and may choose not to follow procedures in the Manual at its discretion.

3.                                      FEE(S)

3.1                                 SERVICE FEE(S).  Customer, jointly and severally, shall pay a fee on the face amount of all of The Bill(s) purchased by SYSTRAN as reflected on Exhibit A attached hereto (the “Service Fee(s)”).  The Service Fee(s) shall be payable upon the purchase of any of The Bill (s) by SYSTRAN, and SYSTRAN may collect Service Fee(s) either from payments owed to Customer or may bill the Customer periodically.  SYSTRAN may, upon prior notice to Customer, change any fee and such change shall be effective upon receipt of the notice to Customer; provided, that SYSTRAN may change the

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

1

amount of any fee caused by a change in SYSTRAN’s cost of funds without prior notice to Customer, but must notify Customer of such change on Customers’ next settlement statement.  A fee change due to a change in cost of funds will be effective upon the date of the change which will be reflected on Customers’ settlement statement.  If, at any time during the term of this Agreement, there is an event of default by Customer including, but not limited to, a Federal Tax Lien filed against and attaching to the property of Customer or any of its principals, and the tax lien is satisfied to allow continued funding pursuant to this Agreement, until such time as such event of default is cured, SYSTRAN shall increase all of Customers’ Service Fee(s) by no less than *** discount fee on the face of The Bill(s).  Notwithstanding the discretion granted to SYSTRAN under this Section 3.1 to increase fees upon prior notice to Customer, any such fee increase shall not exceed *** of the fees in effect at the time of such increase, provided that such restriction shall not apply to or include: (i) any increase in the Services Fees that results from an event of default, (ii) any increase in the Prime Plus Fee or fees attributed to Clearance Days that occur strictly as a result of a change in the Prime Rate (as defined in Exhibit A to this Agreement), or (iii) any increase that results from an amendment or modification to the terms of this factoring arrangement and evidenced in a writing signed by Customer.

3.2                                 MINIMUM FEE. In the event that Customer fails to sell to SYSTRAN the Minimum Anticipated Volume in any month, Customer, jointly and severally, shall pay a minimum fee to SYSTRAN which shall be equal to the amount obtained when the Minimum Anticipated Volume is multiplied by the current Service Fees reflected on Exhibit “A” attached hereto and as referenced in section 3.1 above, or as amended by SYSTRAN from time to time as reflected in Customers’ daily settlement statement (the “Minimum Fee”).  The Minimum Fee owing by Customer pursuant to this paragraph may be deducted from Customers’ funding.  In the event that Customer fails to sell the Minimum Anticipated Volume per month for each of any two consecutive months (the “Low Volume Period”), Customers’ Service fee will be increased at the beginning of the month immediately following the Low Volume Period at SYSTRAN’s discretion. At SYSTRAN’s discretion, the Service Fee will be returned to the last fee in effect should Customers’ monthly purchase volume exceed the Minimum Anticipated Volume per month for each of two consecutive months.

3.3                                 ADDITIONAL SERVICES and VALUE FEES.  From time to time during the term of this Agreement, Customer may request SYSTRAN to provide additional services and/or incur additional risk. Such additional services and/or additional risk shall include but not be limited to advances to the Customer by SYSTRAN which are not in conformity with the terms of the Agreement, extension of Customers’ contractual recourse under the Agreement, purchases by SYSTRAN of bills which are outside of the formulas and calculations defined in the Agreement (hereinafter such services shall be collectively referred to as the “Additional Services”).  Customer, jointly and severally, shall pay SYSTRAN the cost for added value for such Additional Services (hereinafter referred to as the “Value Fee (s)”). The Values Fee(s) will be reflected on Customers’ daily settlement statement.

4.                                      DEPOSIT

4.1                                 In order to secure Customers’ Obligations hereunder, Customer shall deliver to SYSTRAN a deposit equal to *** of Customers’ Bills that are ninety (90) days old or less computed from date of purchase (“Deposit”).

4.2                                 ADJUSTMENT OF DEPOSIT.  The amount of Customers’ Deposit will be reviewed and, if necessary, adjusted each day.  Increases in the amount of Customers’ Deposit will be withheld by SYSTRAN from payments to Customer. If sufficient Bills are not purchased to fund the increase, Customer, jointly and severally, will pay the amount of the increase upon demand.  Decreases will be repaid to Customer from Customers’ Deposit amount.

4.3                                 REPAYMENT OF DEPOSIT. Upon termination of the Agreement, (a) SYSTRAN may increase the Deposit percentage to ***, in its sole discretion, and (b) all other sums that may become due to Customer by SYSTRAN will be included in the Deposit. Any shortfall in the Deposit shall bear interest at the rate of ***.

5.                                      SECURITY INTEREST

5.1                                 The purchase of The Bill(s) of Customer by SYSTRAN is absolute, subject to the right to Chargeback.  In no event shall the purchase of Bills hereunder be construed as a loan.  In addition to the outright ownership of The Bill(s) purchased by SYSTRAN, to secure the payment and performance of Customers’ Obligations to SYSTRAN, Customer grants SYSTRAN a security interest in, and lien on, any and all now owned or hereafter acquired or created assets of Customer, including without limitation all Customers’ present and future Bill(s) and Special Purchase Bill(s), Accounts, Inventory, Deposit Accounts, Chattel Paper, General Intangibles, Goods, Equipment, Instruments, Investment Property, Documents, Letter-of-Credit-Rights, Commercial Tort Claims, money, real estate and fixtures, and the Proceeds of the foregoing, including Proceeds in the form of Inventory and/or Goods, whether tangible or intangible, wherever located together with any and all cash and Noncash Proceeds and products and Accessions of the forgoing (the “Collateral”).

5.2                                 FINANCING STATEMENTS.  Customer shall not execute or file any financing statement, supplements or amendments thereto, or any other instruments or security agreement covering the Collateral described above in favor of anyone other than SYSTRAN.  Customer shall execute and deliver to SYSTRAN any financing statements, title documents, supplements hereunder or the priority of such security interest. CUSTOMER AUTHORIZES SYSTRAN TO SIGN ITS NAME TO ANY SUCH FINANCING STATEMENT AND FILE SAME IN CUSTOMERS’ NAME COVERING THE COLLATERAL.  Customer, jointly and severally, shall pay all costs of filing such statements or instruments with appropriate governmental authorities together with the costs of all lien searches.  Customer agrees that either a carbon, photocopy, or other reproduction of this Agreement is sufficient as a financing statement under this Agreement.

5.3                                 SYSTRAN may, in its sole discretion, elect to discharge any security interest, lien or other encumbrance upon any of The Bill(s) for services rendered or goods sold purchased by SYSTRAN.  Any such payments and all expenses incurred in connection therewith shall be treated as a Chargeback.  Notwithstanding the foregoing, SYSTRAN shall have no obligation to discharge any such security interest, lien or encumbrance.

6.                                      RECOURSE, DISPUTES AND CHARGEBACKS

6.1                                 All of The Bill(s) are purchased by SYSTRAN from Customer with Recourse.  All of The Bill(s) may be Chargedback to Customer at any time after ninety (90) days for a Commercial Account and steamship companies, and sixty (60) days for Transportation Account(s) after the purchase date of The Bill(s) if not collected from Debtor within such period or at any time, if SYSTRAN determines, in its sole discretion, that The Bill(s) is not collectible.  All of The Bill(s) owing by Canadian Debtors or logistics companies are subject to Chargeback sixty (60) days from the date of purchase by SYSTRAN. All Special Purchase Bills are subject to Chargeback sixty (60) days from the date of purchase by SYSTRAN.   SYSTRAN shall not deem a disputed Bill or Special Purchase Bill uncollectable without allowing Customer a reasonable time to settle the dispute not to exceed fourteen (14) days from notice of dispute.  It is within SYSTRAN’s discretion as to when The Bill(s) over such time periods may be Chargedback to Customer.

6.2                                 SYSTRAN reserves the right, however, from time to time and at its absolute discretion, to Chargeback to Customer any of The Bill(s) which do not conform to the representations and warranties set forth in the Agreement or are discovered not to conform with the reasonable standards which SYSTRAN may set for The Bill(s).  SYSTRAN shall have a continuing security interest in any and all of The Bill(s) which are Chargedback to the Customer. Chargeback of any of The Bill(s) does not authorize Customer to collect any outstanding sum owing on The Bill(s) from a Debtor.

6.3                                 COLLECTION OF BILLS.  SYSTRAN may, but is not required to, commence any action, including legal action, to collect The Bill(s).  All costs of collection, including attorney fees, court fees, and costs of investigation, will be charged to the Customer.  Prior to any event of default by a Debtor, SYSTRAN will commence litigation only with Customers’ authorization.  Subsequent to an event of default, SYSTRAN may file suit as it deems necessary without Customers’ authorization.  In the event of default, Customer hereby grants authorization to SYSTRAN to settle or compromise any freight bill dispute, including litigation, with any uncollected amount being subject to Chargeback, together with all other amounts for which Customer is obligated to SYSTRAN.

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

2

6.4                                 CLEARANCE DAYS.  Clearance Days shall mean (i) three (3) business days for checks drawn on banks located within the United States and for all electronic funds transfers, and (ii) three (3) business days for all other payments.  For all purposes and computations under this Agreement, Clearance Days will be based on the Prime Plus Fee and added to the date on which any payment is received by SYSTRAN.

7.                                      WARRANTIES AND REPRESENTATIONS

7.1                                 Customer warrants and represents with respect to all of The Bill(s) sold to SYSTRAN that (a) The Bill(s) are genuine and in all respects what they purport to be; (b) Customer has good title to The Bill(s) and The Bill(s) are free and clear of all encumbrances, liens and prior claims, and that the Customer has the legal right to sell The Bill(s); (c) Customer has no knowledge of any fact which may impair the validity of The Bill(s) or make them uncollectible in accordance with its terms and face amount; (d) for transportation Customers, The Bill(s) were made in accordance with the laws and the regulations of the Federal Highway Administration or other federal regulatory agency, and the appropriate state regulatory commission or made according to lawful and valid contracts which Customer has executed; (e) for transportation Customers, The Bill(s) are supported by lawful, effective and complete bills of lading or other contract of carriage together with bona fide, genuine, valid and signed delivery receipts, and Customer will not modify or delete any of the terms of the original Bills or Special Purchase Bills or bill of lading with respect to same; (f) there are no counterclaims or setoffs or defenses existing in favor of the Debtor, whether arising from the services provided or goods sold which are the subject of The Bill(s) or otherwise and there has been no agreement as to the issuance or granting of any discount on The Bill(s); (g) The Bill(s) are not a duplicate of and do not cover the same services provided or goods sold as a Bill or Special Purchase Bill previously purchased by SYSTRAN from the Customer or billed directly by the Customer to the Debtor; (h) Customer does not own, control, or exercise dominion over the business of any Debtor whose Bills or Special Purchase Bills are factored by Customer to SYSTRAN,  Customer is not a subsidiary of any Debtor and no Debtors control or exercise dominion over the business of Customer; (i) Customer will not under any circumstances or in any manner whatsoever interfere with any of SYSTRAN’s rights under this Agreement in connection with SYSTRAN’s factoring of The Bill(s); (j) Customer has not and will not pledge the credit of SYSTRAN to any person or business for any purpose whatsoever; (k) for non-transportation Customers, until the sale by Customer to Debtor of the goods described in The Bill(s), Customer had good title to the goods sold, the goods were free of all encumbrances, liens and prior claims, and Customer had the legal right to sell the goods.

7.2                                 If the Customer is a corporation, partnership or limited liability company, it is duly organized, existing, and in good standing under the laws of See Addendum, and its organization I.D. number is set forth on the Addendum.  If Customer represents him or herself to be a sole proprietorship or a partnership, such representation shall be deemed conclusive and binding upon Customer.  Customer is duly qualified to do business and is in good standing in every other state in which such qualification is required except where failure to qualify in such jurisdictions will not result in a Material Adverse Effect.  If Customer is a corporation, partnership or limited liability company, execution, delivery and performance hereof are within its corporate or entity powers, have been duly authorized, and are not in contradiction of law or the terms of its charter, by-laws, partnership agreement, operating agreement or other entity papers, or any indenture, agreement or undertaking to which it is a party or by which it is bound, except that Customer makes no representation or warranty as to any consents that may be required from the holders of Crdentia Corp.’s 8% Convertible Debentures Due January 6, 2009.  In addition, the Customer has all licenses and certificates necessary for the operation of its business and the issuance of The Bill(s).  Customer represents and warrants that the information contained on Schedule 1, the Corporate Structure Worksheet, is true and accurate and Customer agrees to notify SYSTRAN in writing within five (5) business days, of any change thereof.

8.                                      AUTHORITY

Customer irrevocably authorizes SYSTRAN or any person designated by SYSTRAN to: bill, receive and collect all amounts which may be due or become due to Customer from Debtors and to use Customers’ name for purposes of billing and collection of amounts due; delete Customers’ address on all invoices mailed to Debtor and substitute SYSTRAN’s address; receive, open and dispose of all mail addressed to Customer or Customers’ trade name at SYSTRAN’s address; negotiate checks received in payment whether payable to Customer or to SYSTRAN, endorse the name of Customer or Customers’ trade name on any checks or other evidences of payment that may come into the possession of SYSTRAN on The Bill(s) purchased by SYSTRAN and on any invoices or other document relating to any of The Bill(s); in Customers’ name, or otherwise, demand, sue for, collect and get or give releases for any and all monies due or to become due on The Bill(s); compromise, prosecute, or defend any action, claim or proceeding as to The Bill(s) purchased by SYSTRAN; take all steps necessary to ensure payment of such amounts due and do any and all things in Customers’ name necessary and proper to carry out the purpose intended by this Agreement.

9.                                      ADDITIONAL DOCUMENTS

The Customer shall execute and deliver all such additional and further instruments as may be reasonably requested by SYSTRAN in order to more completely vest in and assure to SYSTRAN and make available to it, the property and rights herewith or hereafter granted or assigned and transferred to SYSTRAN as Collateral and to evidence the sale of The Bill(s) to SYSTRAN and to carry into effect the provisions and intent of this Agreement.

10.                               LOCATION OF BOOKS AND RECORDS, PLACE OF BUSINESS

Customers’ place of business is the one set forth in this Agreement and all of its books, accounts, correspondence, papers and records pertaining to the services performed or sales of products are located there, and all such books, accounts, correspondence, papers and records will be opened for SYSTRAN’s inspection at all reasonable times.

11.                               INDEMNIFICATION OF SYSTRAN; SALES AND EXCISE TAXES

Customer will indemnify and hold SYSTRAN harmless against any and all liability, loss or expense, including attorney’s fees and costs, caused by or arising out of any claims or alleged claims asserted relating in any manner to The Bill(s) purchased by SYSTRAN hereunder or subject to SYSTRAN’s security interest, including, but not limited to, claims asserted against SYSTRAN pursuant to Chapter 5, Title 11 of the United States Code.  In the event any sales or excise taxes are imposed by any state, federal or local authorities with respect to any of The Bill(s) sold and assigned hereunder, where such taxes are required to be withheld or paid by SYSTRAN, Customer shall also indemnify SYSTRAN and hold it harmless with respect to all such taxes and hereby authorizes SYSTRAN to charge to Customers’ account any such tax that is paid or withheld by SYSTRAN.  SYSTRAN may charge the Deposit or initiate legal proceedings to collect any amount due under this paragraph.  This paragraph shall survive and remain effective following the termination of the Factoring Agreement.

12.                               FINANCIAL INFORMATION

So long as Customer factors or has any absolute or contingent obligation of any kind owing to SYSTRAN, the Customer will provide information regarding the business, affairs and financial condition of Customer and its subsidiaries as SYSTRAN may reasonably request, including financial statements.

13.                               BANKRUPTCY

Customer agrees to notify SYSTRAN of any voluntary or involuntary bankruptcy petition filed by or against it or any guarantor within twenty-four (24) hours of such filing.

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

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14.                               REORGANIZATION, ACQUISITIONS, CHANGE OF NAME OR LOCATION

Customer will not, and will not permit any subsidiary to merge or consolidate with or into any corporation or other entity, or sell, lease, transfer, or otherwise dispose of all or any substantial part of its assets, whether now owned or hereafter acquired.  Customer shall notify SYSTRAN in writing not less than thirty (30) days prior to (a) any change of its name or use of any trade names; or (b) any change in the address of the chief executive office and/or chief place of business of Customer or the location of any records pertaining to The Bill(s).

15.                               LITIGATION

Except as disclosed in writing, Customer represents and warrants to SYSTRAN as follows: There are no suits or proceedings pending or to the knowledge of Customer, threatened against or affecting Customer or any of its subsidiaries which, if adversely determined, would have a material adverse effect on the financial condition or business of Customer and its subsidiaries and there are no proceedings by or before any governmental commission, board, bureau, or other administrative agency pending or, to the knowledge of Customer, threatened, against Customer or any of its subsidiaries.  Further, Customer represents and warrants there is no claim, loss contingency, or proceeding, whether or not pending, threatened or imminent, against or otherwise affecting Customer that involves the possibility of any judgment or liability not fully covered by insurance or that may result in a material adverse change in the business, properties, or condition, financial or otherwise, of Customer.

16.                               TRADE NAMES

Customer represents and warrants to SYSTRAN that it utilizes no trade names or assumed business names in the conduct of its business except for the names listed in Section 16 of the Addendum to the Factoring Agreement.

17.                               TAXES

Except as disclosed in the Schedule of Outstanding Tax Returns attached to this Agreement, Customer represents and warrants to SYSTRAN that: Customer has filed all federal, state, and local tax returns and other reports it is required to file and has paid or made adequate provision for payment of all such taxes, assessments, and other governmental charges.

18.                               TERM AND TERMINATION

18.1                           This Agreement is for a term of forty-eight (48) full months to begin on the Commencement Date as defined in paragraph 1(c) herein.  The term of this Agreement shall renew automatically for consecutive twelve (12) month terms unless sooner terminated in accordance with the terms of the Agreement.  Customer may terminate this Agreement effective at the end of any term by giving thirty (30) days prior written notice to SYSTRAN at the address set forth in this Agreement.  Customer may continue to offer any of The Bill(s) to SYSTRAN during such thirty (30) day period.  SYSTRAN may terminate this Agreement at any time and for any reason by notifying Customer in writing of such termination.

18.2                           All of Customers’ representations, warranties, and other provisions of this Agreement shall survive such termination until SYSTRAN has been paid in full and Customer has fully performed all of its obligations.  In addition, should any transfer of money or property to SYSTRAN hereunder be avoided in a bankruptcy proceeding involving Customer, any Debtor of Customer, or otherwise, then Customers’ Obligations hereunder shall be reinstated and/or supplemented to the extent of the avoided transfer, whether or not this Agreement has otherwise been terminated.

18.3                           Notwithstanding the foregoing, Customer has the option to terminate this Agreement prior to the end of any term by giving SYSTRAN thirty (30) days prior written notice.  Customer may continue to offer any of The Bill(s) to SYSTRAN during such thirty (30) day period.  Customer shall be deemed to have terminated this Agreement prior to the end of any term on the date that Customer shall have ceased presenting The Bill(s) to SYSTRAN in the normal course for an uninterrupted period of thirty (30) days (“Deemed Termination”).  Upon notice of early termination, or the date of a Deemed Termination by Customer, prior to the end of any term, whether or not Customer continues to offer The Bill(s) to SYSTRAN during the thirty (30) day notice period applicable to Customer, Customer, jointly and severally, shall be obligated to pay to SYSTRAN, and Customers’ Deposit may be charged, an early termination premium (“Early Termination Premium”) in an amount equal to the following: (i) *** if the termination occurs prior to the first anniversary of the Commencement Date, (ii) *** if the termination occurs on or after the first anniversary of the Commencement Date and prior to the second anniversary of the Commencement Date, and (iii) *** if the termination occurs on or after the second anniversary of the Commencement Date and prior to the end of the initial term or any renewal term.

18.4                           The termination date shall be thirty (30) days after SYSTRAN’s receipt of the termination notice or on the Deemed Termination date, unless a termination notice specifies a date that is more than thirty (30) days but less than sixty (60) days after SYSTRAN’s receipt of the termination notice.

18.5                           If SYSTRAN terminates this Agreement prior to the end of any term upon any default in the performance of Customer under this Agreement, in view of the impracticality and extreme difficulty in ascertaining actual damages and by mutual agreement of the parties as to the reasonable calculation of SYSTRAN’s lost profits as a result thereof, Customer, jointly and severally, shall be obligated to pay SYSTRAN upon the effective date of such termination, and Customers’ Deposit may be charged, a premium in an amount equal to the Early Termination Premium as set forth above. If Customer terminates this Agreement pursuant to the terms thereof, Customer shall immediately remit and pay to SYSTRAN, at the time of termination, all Obligations due and owing to SYSTRAN and/or its affiliates by Customer, under this and any other Agreement.

19.                               EVENTS OF DEFAULT

19.1                           The following shall be events of default under the terms of this Agreement:  (a) default by Customer or any guarantor in the payment and/or performance of any Obligation to SYSTRAN, (b) default by Customer or any guarantor in the payment or performance of any obligation to any financial institution (other than SYSTRAN) or bank, provided that such aggregate obligations are *** or greater; (c) Customer or any guarantor agrees to the appointment of a receiver for its assets, makes general assignment for the benefit of creditors or declares that it is unable to pay its debts as they mature; (d) Customer or any guarantor files a proceeding under any law for the relief of Debtors, including but not limited to, Title 11 of the United States Code, referred to as “The Bankruptcy Code” or any other similar law which may exist; (e) any involuntary petition under the Bankruptcy Code or similar statute has been filed against the Customer or any guarantor and not dismissed within sixty (60) days after filing without the entry of an order for relief; (f) the entry of any judgment(s) against Customer that in the aggregate are *** or greater, (g) the issuance of an attachment, execution, tax assessment or similar process against the Customer or its property  or any guarantor (or its property) which is not released within ten (10) days of its attachment; (h) any guaranty from any Customer guarantor shall cease to be in full force and effect for any reason other than the dissolution of a corporate guarantor that does not result in a Material Adverse Effect or, with respect to a validity guaranty from any Customer employee, the revocation of such guaranty so long as SYSTRAN receives a replacement guaranty satisfactory to SYSTRAN in its sole discretion within 30 days of such revocation; (i)SYSTRAN, in its sole discretion, determines that a Material Adverse Effect has occurred with respect to Customer or any guarantor or that a material adverse change has occurred in the in the value of the Collateral or in SYSTRAN’s interest in the Collateral.

19.2                           In addition to all other remedies provided by law, upon the occurrence of an event of default, SYSTRAN may immediately, and without notice to the Customer, increase the amount of the Deposit required under Section 4 of this Agreement to *** of the outstanding amount of Bills purchased from the Customer (“*** Deposit”), and the Customer shall immediately deliver to SYSTRAN funds sufficient to create this *** Deposit.

19.3                             SYSTRAN may, upon default under the Agreement or any of the agreements, collect any Obligation owing to SYSTRAN or any of its affiliates by debiting Customers’ account, attach any funds owing to Customer by SYSTRAN or its affiliates, and exercise any other remedy available to

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

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SYSTRAN under the Agreements or at law. Any deficiency arising under this Agreement shall accrue interest at the annual rate of *** or the highest amount allowed by law, whichever is higher, from the date the deficiency is incurred.

20.                               EXPENSES

20.1                           Customer shall reimburse SYSTRAN for all reasonable fees, costs and expenses incurred by SYSTRAN in relation to this Agreement.  SYSTRAN may, at any time, and without regard to any remedy listed above, demand from Customer payment of the outstanding fees, costs and expenses.

20.2                           ATTORNEYS’ FEES. With respect to any default under this Agreement, Customer shall reimburse SYSTRAN for all costs and expenses incurred by attorneys, including both SYSTRAN’s in-house attorneys and outside attorneys’ and paralegals’ whether or not a lawsuit or other court action is actually filed in connection with the event of default.  In the event that a suit, action, arbitration, or other proceeding of any nature, including, without limitation, any proceeding under The Bankruptcy Code, any action seeking a declaration of rights or an action for rescission is instituted to interpret or enforce this Agreement, including, but not limited to such fees and costs associated with trial and appeals, Customer, jointly and severally, agrees to pay the reasonable attorneys’ fees incurred in connection with any such proceeding as awarded by the court.

20.3                           OTHER PROFESSIONALS AND EXPERTS.  With respect to any event of default under this Agreement, SYSTRAN in its sole discretion may retain accountants, auditors, appraisers and other experts and the Customer, jointly and severally, agrees to pay the professional fees, expert fees and all other fees and costs reasonably and actually incurred in connection with the services provided.

20.4                           NO LIEN TERMINATION WITHOUT RELEASE.  In recognition of SYSTRAN’s right to have its attorneys’ fees and other expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding payment in full of all Obligations by Customer, SYSTRAN shall not be required to record any terminations or satisfactions of any of SYSTRAN’s liens on the Collateral unless and until Customer has executed and delivered to SYSTRAN a general release in a form reasonably satisfactory to SYSTRAN.  Customer understands that this provision constitutes a waiver of its rights under 9-513 of the UCC.

20.5                        JURY TRIAL WAIVER.  IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL, THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING HEREUNDER, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

21.                               JURISDICTION AND VENUE

This Agreement shall be deemed to be a contract under the laws of the State of Oregon and for all purposes shall be governed by and construed in accordance with the laws of that state.  Customer irrevocably agrees that any legal action or proceeding brought by or against Customer with respect to the Agreement shall be brought in the courts of the State of Oregon or in the U.S. District Court for the District of Oregon.  Customer consents to the jurisdiction of such courts and that the venue for any such action shall be the County of Multnomah.  This provision shall not limit the right of SYSTRAN to bring such actions or proceedings against Customer in the court of such other states or jurisdictions where Customer may be subject to jurisdiction.  Customer expressly authorizes service of process in any such suit or action on its behalf upon Registered Agent: See Addendum at (address) See Addendum or upon such other agent as SYSTRAN may approve in writing, as its agent for such purposes and that service may be deemed complete upon delivery via expedited national overnight delivery service.

22.                               WAIVER, NOTICE

The waiver by SYSTRAN of the breach of any term of this Agreement or of the compliance therewith shall not be construed as a waiver of any other breach or compliance.  Notices from either party to the other shall be given in writing and mailed postage prepaid, registered or certified mail, or placed in the hands of a national overnight delivery service, addressed to the addresses set forth opposite each party’s name below, or at such other address as either party may hereafter advise the other in writing.

23.                               ASSIGNMENT

Customer may not assign any of its rights or obligations hereunder.  SYSTRAN may assign or grant a security interest in this Agreement or in any of The Bill(s) purchased by SYSTRAN.  SYSTRAN may assign any of its rights and remedies with respect to The Bill(s) including the right to notify Debtors to make payment to SYSTRAN’s assignee.

24.                               SEVERABILITY

The provisions of this Agreement are severable and if any of these provisions shall be held by any court of competent jurisdiction to be unenforceable such holding shall not affect or impair any other provisions hereof.

25.                               COMPLETE UNDERSTANDING

This Agreement comprises the complete understanding among the parties and may only be varied by a writing executed by the parties hereto.  Paragraph headings are for convenience only.

26.                               THIRD PARTY CONSULTATION

Customer hereby agrees and acknowledges that it has had the opportunity to seek out and consult with legal counsel and/or independent business advisors of its own choosing in connection with the negotiation, execution and delivery of this Agreement.  This Agreement shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Agreement, or any part hereof to be drafted.

27.                               NO OFFER/COMMITMENT

The presentation of this Agreement to Customer does not constitute either an offer or commitment to purchase The Bill(s) or to extend credit to Customer.

28.                               MULTIPLE CUSTOMERS/JOINT AND SEVERAL LIABILITY

If more than one Customer executes this Agreement, the following provision apply: (a) Each Customer agrees that it is jointly and severally, directly, and primarily liable to SYSTRAN for payment in full of all the Obligations and that such liability is independent of the duties, obligations, and liability of each and all of the other joint and several Customers.  SYSTRAN may bring a separate action or actions on the Obligations against each, any or

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

5

all Customers, whether an action is brought against any other or all of such Customers or any one or more of Customers is or is not joined therein.  (b) Each Customer agrees that any release that may be given by SYSTRAN to any one or more of Customers or any guarantor of the Obligations shall not release any other Customer from its obligations hereunder.  (c) Each Customer hereby waives any right to assert against SYSTRAN any defense (legal or equitable), setoff, counterclaim or claims that such Customer individually may now or any time hereafter have against another Customer or any other person liable to SYSTRAN in any manner or way whatsoever.  (d) Any and all present and future debt and other obligations of any Customer to any other Customer are hereby subordinated to the full payment and performance of the Obligations; provided, however, such debt and other obligations may be incurred and repaid, subject to the terms of this Agreement, as long as no event of default shall have occurred and not have been waived.  (e) Each Customer is presently informed as to the financial condition of each of the other Customers and of all other circumstances that a diligent inquiry would reveal and that bear upon the risk of nonpayment of the Obligations.  Each Customer hereby covenants that it will continue to keep itself informed as to the financial condition of all other Customers, the status of all other Customers, and of all circumstances that bear upon the risk of nonpayment.  Absent a written request from any Customer to SYSTRAN for information, each Customer hereby waives any and all rights it may have to require SYSTRAN to disclose to such Customer any information that SYSTRAN may now or hereafter acquire concerning the condition or circumstances of any Customer.  (f) Each Customer waives all rights to notices of default, existence, creation, or incurring of new or additional indebtedness and all other notices of formalities to which such Customer may, as a joint and several Customer hereunder, be entitled.  (g) Each Customer hereby irrevocably appoints Crdentia Corp. (the “Agent”), and each of its officers and employees, as agents for its behalf to request, receive, and direct the manner of disbursement of purchase proceeds; to execute and deliver certificates, reports, instructions, agreements and other documents; to furnish information; to make elections as to fess and other matters; to give and receive notices and communications; and to take any and all other actions of every nature in connection with this Agreement and Purchase and the Obligations.  SYSTRAN may rely on any such actions of Agent and its officers and employees as fully as if such actions had been taken directly by each such Customer, and SYSTRAN shall be fully protected in doing so.  Each Customer hereby authorizes SYSTRAN to wire funds into a common bank account controlled by Agent or to make the disbursement check payable to Agent or such other person or persons designated by Agent.  Each Customer hereby represents to SYSTRAN that this common bank account is being maintained for each Customers’ convenience and that a portion of funds paid or otherwise disbursed by SYSTRAN pursuant to this Agreement will be held for the benefit of each Customer in proportion to the amount of Bills Purchased or Collateral.

29.                               CREDIT INFORMATION

Customer authorizes SYSTRAN or any of its affiliates to obtain credit bureau reports, and make other credit inquiries that it determines are necessary.  On Customers’ written request, SYSTRAN will inform Customer whether SYSTRAN has requested a consumer credit report and the name and address of any consumer credit reporting agency that published a report.  Customer acknowledges that without further notice SYSTRAN may use or request additional credit bureau reports to update its information so long as Customer obligations to SYSTRAN are outstanding.

30.                               GUARANTORS

The parties acknowledge that Crdentia Corp., Health Industry Professionals, L.L.C., Mint Medical Staffing Odessa, LP, Prime Staff, LP, and Staff Search Acquisition Corp., have executed Collateralized Guaranties for the Obligations of Customer arising hereunder, and that SYSTRAN would not enter into this Factoring Agreement without said guaranties.

SYSTRAN FINANCIAL SERVICES CORPORATION

By:	/s/ Illegible
Title:	Vice President
Date:	February 8, 2007
Address:	4949 SW Meadows Drive
Suite 500
Lake Oswego, Oregon 97035

Arizona Home Health Care/Private Duty, Inc.
WITNESS:
By:	/s/ James J. TerBeest	By:	/s/ Shirley Prichard
Print Name:	James J. TerBeest	Print Name:	Shirley Prichard
Title:	Chief Financial Officer	Address:
Date:	February 8, 2007
Address:	5001 LBJ Freeway, Suite 850	Phone:
Dallas, TX 75244

Care Pros Staffing, Inc.
WITNESS:
By:	/s/ James J. TerBeest	By:	/s/ Shirley Prichard
Print Name:	James J. TerBeest	Print Name:	Shirley Prichard
Title:	Chief Financial Officer	Address:
Date:	February 8, 2007
Address:	5001 LBJ Freeway, Suite 850	Phone:
Dallas, TX 75244

(Signatures continued on next page)

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

6

Baker Anderson Christie, Inc.

WITNESS:
By:	/s/ James J. TerBeest	By:	/s/ Shirley Prichard
Print Name:	James J. TerBeest	Print Name:	Shirley Prichard
Title:	Chief Financial Officer	Address:
Date:	February 8, 2007
Address:	5001 LBJ Freeway, Suite 850	Phone:
Dallas, TX 75244

New Age Staffing, Inc.

WITNESS:
By:	/s/ James J. TerBeest	By:	/s/ Shirley Prichard
Print Name:	James J. TerBeest	Print Name:	Shirley Prichard
Title:	Chief Financial Officer	Address:
Date:	February 8, 2007
Address:	5001 LBJ Freeway, Suite 850	Phone:
Dallas, TX 75244

PSR Nurses, Ltd.
By PSR Nurse Recruiting, Inc., its General Partner		WITNESS:

By:	/s/ James J. TerBeest	By:	/s/ Shirley Prichard
Print Name:	James J. TerBeest	Print Name:	Shirley Prichard
Title:	Chief Financial Officer	Address:
Date:	February 8, 2007
Address:	5001 LBJ Freeway, Suite 850	Phone:
Dallas, TX 75244

Nurses Network, Inc.
WITNESS:

By:	/s/ James J. TerBeest	By:	/s/ Shirley Prichard
Print Name:	James J. TerBeest	Print Name:	Shirley Prichard
Title:	Chief Financial Officer Address:	Address:
Date:	February 8, 2007
Address:	5001 LBJ Freeway, Suite 850	Phone:
Dallas, TX 75244

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

7

Exhibit A

To Factoring Agreement Dated February 8, 2007

The terms used in this Exhibit A have the same definitions as those used in the Factoring Agreement.  In case of conflict of definition, the definitions in this Exhibit “A” shall prevail.

All fees referred to below shall collectively be referred to as “Service Fees.”

Funds Employed:

Customer  will pay a fee at an annual rate equal to *** per annum of all funds employed to purchase Bills (the “Prime Plus Fee”).  “Prime” means the greater of: (i) the Prime Rate or (ii) ***.  The Prime Plus Fee shall be calculated on the basis of a 360-day year and the actual number of days elapsed in each month.  Funds employed shall be calculated by SYSTRAN on a daily basis based upon bills unpaid and outstanding, less the Deposit.  A change in the Prime Plus Fee due to a Prime Rate change will be effective upon the date of the change (subject to any maximum or minimum limitation on fees specified by applicable law), which will be indicated on the settlement statement.  “Prime Rate” means the prime commercial rate of interest per annum as announced from time to time by the Wall Street Journal as the prevailing “Prime Rate,” from time to time in effect.  If the Prime Rate is reflected as a range, then the Prime Rate as defined herein shall be the highest amount in said range.  SYSTRAN shall have the right, from time to time, to designate any other reference source as the reference for determining the Prime Rate under this Agreement.

Managed Account:

A managed account shall also be created for all Bills that SYSTRAN does not purchase and all Bills which Customer does not factor (the “Managed Account”).  The Deposit on the Managed Account is ***.

The above Service Fees may be deducted from Customers’ funding pursuant to the Factoring Agreement or SYSTRAN may bill Customer.

SYSTRAN FINANCIAL SERVICES CORPORATION

By:	/s/ Illegible
Title:	Vice President
Date:	February 8, 2007

Arizona Home Health Care/Private Duty, Inc.		New Age Staffing, Inc.

By:	/s/ James J. TerBeest	By:	/s/ James J. TerBeest
Title:	Chief Financial Officer	Title:	Chief Financial Officer
Date:	February 8, 2007	Date:	February 8, 2007

Care Pros Staffing, Inc.		PSR Nurses, Ltd.
By PSR Nurse Recruiting, Inc., its General Partner

By:	/s/ James J. TerBeest
Title:	Chief Financial Officer	By:	/s/ James J. TerBeest
Date:	February 8, 2007	Title:	Chief Financial Officer
		Date:	February 8, 2007

Baker Anderson Christie, Inc.
Nurses Network, Inc.

By:	/s/ James J. TerBeest
Title:	Chief Financial Officer	By:	/s/ James J. TerBeest
Date:	February 8, 2007	Title:	Chief Financial Officer
		Date:	February 8, 2007

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

8

Addendum

To Factoring Agreement

The terms used in this Addendum have the same definitions as those used in the Factoring Agreement.  In case of conflict of definition, the definitions in this Addendum shall prevail.

Customer and Systran agree to modify Section 2, “PURCHASE OF BILLS”, Paragraph 2.1 of the Agreement is hereby amended to the following:

Customer may submit for purchase to SYSTRAN accounts for which a Bill/invoice has not yet been created (the “Unbilled Invoices”) so long as (i) customer delivers a detailed schedule of all unbilled amounts to SYSTRAN in connection with each Purchase request, which includes a unique tracking number assigned to each such unbilled Invoice that shall correspond to the Bill that Customer creates for each such account, and (ii) the aggregate total amount of outstanding unbilled Invoices at any time does not exceed *** of Customers’ regular Bills.  Invoices purchased that are ninety (90) days old or less as computed from the date of purchase Customer shall have fourteen (14) days to present an original and one (1) copy of all Bills related to the Unbilled Invoices, along with the proof of delivery or service for each Bill presented, each document which shall be attached to a schedule form provided by SYSTRAN.  SYSTRAN may purchase Bills that arise from Customers’ permanent placement services so long as the aggregate outstanding amount of such Bills does not exceed *** of the Bills purchases that are: (i) ninety (90) days old or less as computed from the date of purchase and (ii) for staffing services other than permanent placement services.

Except as noted below, the remainder of Section 2 shall remain as originally written.

Customer and Systran agree to modify Section 2, “PURCHASE OF BILLS”, Paragraph 2.4 of the Agreement to include the following:

Customer may mail all Bills directly to account debtors.  All Bills so directly mailed by Customer must be stamped with SYSTRAN’s notice of assignment attached as noted below.  Customer will provide copies of all Bills, together with signed copies of the respective proof of delivery prior to SYSTRAN considering them for purchase.  Nothing in the Addendum shall obligate SYSTRAN to purchase any Bill owing by the account debtors, listed above.  Customer must obtain SYSTRAN’s written consent prior to adding any account debtors to the list of direct mailed parties.

Remit Only To:

SYSTRAN Financial Services Corp.

P.O. Box 730653

Dallas, TX  75373-0653

This account is sold, assigned and payable to SYSTRAN

The remainder of Section 2 shall remain as originally written.

Customer and Systran agree to modify Section 3, “FEE(S)” by adding a new paragraph 3.4 to the Agreement as follows:

3.4         SYSTRAN may in its sole discretion extend the Chargeback period that applies to any Bill provided that the Deposit for such Bill shall increase and Customer shall pay a fee to SYSTRAN as follows:

Account Debtor Type
Transportation/Broker			Commercial
Fee	Deposit	Chargeback Period/Recourse	Fee	Deposit	Extension Period/Eligibility
***	***	***	***	***	***
***	***	***	***	***	***
***	***	***	***	***	***
***	***	***	***	***	***

The fee provided above shall be fully earned and immediately due and payable upon SYSTRAN’s agreement to extend the Chargeback period for such Bill.

The remainder of Section 3 shall remain as originally written.

Customer and Systran agree to modify Section 4, “DEPOSIT”, Paragraph 4.1, by amending the following particulars only:

In order to secure Customers’ Obligations hereunder, Customer shall deliver to SYSTRAN a deposit equal to *** of Customers’ Unbilled Invoices (“Deposit A”) and Customer shall deliver to SYSTRAN a deposit equal to *** of Customers’ regular Bills that are ninety (90) days old or less computed from the date of purchase (“Deposit B”).  Deposit A shall be repaid to Customer upon receipt of the copy of the regular Bill/invoice by SYSTRAN, whether in the form of a photocopy, a facsimile copy or a scanned copy via Electronic Data Interchange. Both Deposit A and Deposit B shall be collectively known as “Deposit” for the purposes of the remaining sections of this

The remainder of Section 4 shall remain as originally written.

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

9

Customer and Systran agree to modify Section 7, “WARRANTIES AND REPRESENTATIONS”, by adding language to Paragraph 7.2 as follows:

Customer:	Organized under the laws of:	Organizational I.D. #
Arizona Home Health Care/Private Duty, Inc.	Arizona	09402900
Care Pros Staffing, Inc.	Texas	800000407
Baker Anderson Christie, Inc.	California	1966662
New Age Staffing, Inc.	Delaware	3696669
PSR Nurses, Ltd.	Texas	15413710
Nurses Network, Inc.	California	2061673

The remainder of Section 7 shall remain as originally written.

Customer and SYSTRAN agree to modify Section 12 “FINANCIAL INFORMATION” of the Agreement to include the following:

Customer shall deliver to SYSTRAN within 120 days following the end of each of its fiscal years, audited financial statements certified as having been prepared in accordance with generally accepted accounting principles (“GAAP”) and as presenting fairly the financial condition of Customer as of the date thereof and for the period then ended (and including any management letter to Customer from such accountants). Customer shall deliver to SYSTRAN such financial information as SYSTRAN shall request, including, (a) within 45 days after the end of each quarter, reasonably detailed financial statements prepared in accordance with past practices that are consistently applied, certified by the chief financial officer or chief operating officer of Customer as presenting fairly the financial condition of Customer , (b) within 15 days of each quarter end accounts receivable and accounts payable agings, in a format satisfactory to SYSTRAN and any other reports reasonably requested by SYSTRAN, (c) quarterly evidence of 940 payments and (d) monthly evidence of 941 payments. Customer hereby irrevocably authorizes all accountants and third parties to disclose and deliver to SYSTRAN at Customers’ expense all financial information, books and records, work papers, management reports and other information in their possession relating to Customer.  Customer shall not change its fiscal year for accounting or tax purposes from a period consisting of the twelve (12) month period ending on December 31 of each calendar year, and shall not make any change in accounting treatment and reporting practices or tax reporting treatment except as required by GAAP or law and disclosed in writing to SYSTRAN at the address set forth herein.

The remainder of Section 12 shall remain as originally written.

Section 16, “TRADE NAMES”.  Customer represents and warrants to SYSTRAN that Customers’ trade names or assumed business names are limited to the following:

All Trade Names and Assumed Business Names

AHHC Acquisition Corporation	Mint Medical Staffing Odessa, LP
Arizona Home & Healthcare	NAS Acquisition Corporation
Arizona Home & Healthcare (AHHC)	New Age Nurses
Arizona Home Health Care	New Age Staffing, Inc.
Arizona Home Health Care/Private Duty, Inc.	NNI Acquisition Corporation
BAC Acquisition Corporation	Nurses Network, Inc.
Baker Anderson Christie, Inc.	Prime Staff
Care Pros Staffing, Inc.	Prime Staff LP
CPS Acquisition Corp.	Prime Staff of Texas, LP
CRDE Corp.	Prime Staff/Mint Medical, Inc.
Crdentia	PSR Nurse Recruiting, Inc.
Crdentia Company	PSR Nurses Holdings Corp.
Crdentia Corp.	PSR Nurses, Ltd.
Crdentia Corporation	Staff Search
GHS Acquisition Corporation	Staff Search Acquisition Corp.
Health Industry Professionals	Staff Search Healthcare
Health Industry Professionals, L.L.C.	Staff Search Healthcare, Inc.
HIP Acquistion Corporation	Staff Search, Inc.
HIP Holding Inc.	Travmed USA
iVOW Acquisition Corporation

The remainder of Section 16 shall remain as originally written.

Customer and Systran agree to modify Section 18, “TERM AND TERMINATION”, by adding language to Paragraph 18.1 as follows:

Customer may request that SYSTRAN perform the necessary due diligence in order to consider the Customer as a candidate for conversion to an Asset Based Loan (“ABL”).  Any costs or expenses that SYSTRAN incurs in connection with any conversion request are included in the Customer Obligations.  In the event SYSTRAN approves a conversion request in its sole discretion, the Early Termination Premium (defined below) will be waived upon funding the ABL.

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

10

Customer and Systran agree to further modify Section 18, “TERM AND TERMINATION”, by adding language to Paragraph 18.3 as follows:

Notwithstanding the foregoing, in the event of an early termination of this Agreement, the Early Termination Premium shall not apply to the extent that SYSTRAN maintains a factoring agreement with the ultimate parent company of the Customer and an event of default has not occurred under such factoring agreement.

The remainder of Section 18 shall remain as originally written.

Customer and SYSTRAN agree to modify Section 20, “EXPENSES,” by adding a new Paragraph 20.6 to the Agreement as follows:

One or more employees or agents of SYSTRAN may perform field examinations of the books, records and other assets of Customer.  SYSTRAN may perform such field examinations every 120 days (3 times each year), unless Customer shall default under the terms of the Factoring Agreement.  After a default, no limit shall apply to the number of field examinations that SYSTRAN may perform. Customer shall pay to SYSTRAN a field examination fee (the “Field Examination Fee”) at the standard rate established by SYSTRAN from time to time (which standard rate is currently in an amount equal to *** for each day spent by each such employee or agent in performing and/or summarizing the results of such examination, including all necessary travel time) plus all “out of pocket” expenses.  Each Field Examination Fee shall be payable by Customer to SYSTRAN, in whole or in part, as appropriate, on the date(s) on which such field examination was performed.

The remainder of Section 20 shall remain as originally written.

Customer and Systran agree to modify Section 21, “JURISDICTION AND VENUE”, by adding language as follows:

Customer:	Registered Agent:
Arizona Home Health Care/Private Duty, Inc.	National Corporate Research, 815 N First Avenue, Suite 4, Phoenix, AZ 85003
Care Pros Staffing, Inc.	Dan Ross, 837 Parkview Circle, Allen, TX 75002
Baker Anderson Christie, Inc.	Robin Minor, 2124 Union St., Suite D, San Francisco, CA 94123
New Age Staffing, Inc.	Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808
PSR Nurses, Ltd.	Robin Riddle, 14114 Dallas Parkway, Suite 600, Dallas, TX 75254
Nurses Network, Inc.	Capitol Corporate Services, Inc., 455 Capitol Mall, Suite 27, Sacramento, CA 95814

The remainder of Section 21 shall remain as originally written.

The parties acknowledge and agree to the terms of this Addendum and incorporate the terms of this Addendum into the Agreement.  All defined terms appearing in the Agreement shall have the same meaning when used in this Addendum.

SYSTRAN FINANCIAL SERVICES CORPORATION

By:	/s/ Illegible
Title:	Vice President
Date:	February 8, 2007

Arizona Home Health Care/Private Duty, Inc.		New Age Staffing, Inc.

By:	/s/ James J. TerBeest	By:	/s/ James J. TerBeest
Title:	Chief Financial Officer	Title:	Chief Financial Officer
Date:	February 8, 2007	Date:	February 8, 2007

Care Pros Staffing, Inc.		PSR Nurses, Ltd.
By PSR Nurse Recruiting, Inc., its General Partner
By:	/s/ James J. TerBeest
Title:	Chief Financial Officer	By:	/s/ James J. TerBeest
Date:	February 8, 2007	Title:	Chief Financial Officer
		Date:	February 8, 2007

Baker Anderson Christie, Inc.
Nurses Network, Inc.
By:	/s/ James J. TerBeest
Title:	Chief Financial Officer	By:	/s/ James J. TerBeest
Date:	February 8, 2007	Title:	Chief Financial Officer
		Date:	February 8, 2007

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

11

Exhibit 10.86

*** Certain confidential information contained in this document (indicated by asterisks) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under 17 C.F.R. Sections 200.80(b)(4), 200.83 and 230.406.

SYSTRAN FINANCIAL SERVICES CORPORATION FACTORING AGREEMENT

This Factoring Agreement dated February 8, 2007 (the “Agreement”) is between SYSTRAN Financial Services Corporation (“SYSTRAN”) and its successor or assigns and Crdentia Corp., Health Industry Professionals, L.L.C., Mint Medical Staffing Odessa, LP, Prime Staff LP, and Staff Search Acquisition Corp. (individually and collectively the “Customer” or “Customers”), whose addresses are set forth on the last page hereof.

1.                                      DEFINITIONS

All capitalized terms used and not defined in this Agreement shall have the meaning in the Uniform Commercial Code as in effect from time to time in Oregon (the “UCC”).  The following terms shall have the following meaning.

(a)          “Bill(s)” means any right to payment for services rendered or goods sold by Customer to a Debtor evidenced by a writing which complies with the general requirements of SYSTRAN as those may be set forth in the Customer Information Manual, as described in Paragraph 2.5.

(b)         “Chargeback” the debit of a Bill or a “Special Purchase Bill(s)” to a Customers’ account.

(c)          “Commencement Date” means the date that the Customer first receives funds from SYSTRAN pursuant to the terms of the Agreement.

(d)         “Commercial Account” means any non “Transportation Account”.

(e)          “Debtor” means a person or entity obligated to pay a Bill.

(f)            Material Adverse Effect” means, at any time, a material adverse effect upon (i) the business, condition (financial or otherwise), operations, performance, properties or prospects of Customer, (ii) the ability of Customer to perform its respective obligations under this Agreement, any factoring document or any document, agreement, guaranty, or instrument executed in connection herewith, or (iii) the ability of SYSTRAN to enforce the terms of this Agreement, or any document, agreement, guaranty, or instrument executed in connection herewith.

(g)         “Maximum Approved Credit Line” means the amount of credit that is approved for Customer by SYSTRAN inclusive of deposit and advances against purchases of Bills that Customers’ total account is not to exceed.

(h)         “Maximum Debtor Credit Limit” means the maximum outstanding dollar amount and/or percentage concentration of Customers’ unpaid Bills open with SYSTRAN owing by an individual Debtor and/or its affiliates at any given time under the term of the Agreement.

(i)             “Minimum Anticipated Volume” means the dollar amount of Bills funded by SYSTRAN that Customer presents each month during the term of the Factoring Agreement for purchase by SYSTRAN  that meet the Maximum Approved Credit Line criteria and Maximum Debtor Credit Limit(s) established from time to time at the sole discretion of SYSTRAN in connection with Customers’ account.

(j)             “Obligation” means all indebtedness, liabilities and obligations whatsoever and of whatever nature owed by each Customer to SYSTRAN, or any of its affiliates, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising and how ever evidenced or acquired, whether joint or several or joint and several.

(k)          “Recourse” means the right to Chargeback a Bill(s) or “Special Purchase Bill(s)” to Customer.

(l)             “Special Purchase Bill(s)” means the purchase by SYSTRAN of Customers’ outstanding and unpaid Bills that have either been previously billed by Customer, financed by a lender, or sold and assigned to another company who buys Bills.  Special Purchase Bills shall be subject to all provisions of this Agreement.

(m)       “Transportation Account” means any Debtor doing business primarily with any aspect of the transportation industry such as freight carriers, brokers, forwarders, consolidators, and rail agents with the exception of steamship companies.

2.                                      PURCHASE OF BILLS

2.1                                 Customer agrees to present on a monthly basis, a Minimum Anticipated Volume of Bills for SYSTRAN to purchase which shall be equal to ***.  SYSTRAN, at its sole discretion, may purchase such Bills.  Bill(s) and or Special Purchase Bill(s) shall herein collectively be referred to as “The Bill(s)”.  Customer shall submit to SYSTRAN an original and one (1) copy, along with any document which SYSTRAN deems necessary, of each Bill which shall be attached to a schedule form provided by SYSTRAN.  Should any Debtor require any additional documentation as a prerequisite to payment, Customer will also provide such documentation with each Bill. For a Transportation Account, Customer shall also submit one (1) copy of the respective bill of lading. The bill of lading must be signed by the Customer, the shipper, and the consignee if the consignee’s signature is necessary for payment.

2.2                                 SYSTRAN will settle with the Customer by providing to Customer by U.S. Mail, electronic mail, or via facsimile a settlement statement setting forth The Bill(s) and/or Special Purchase Bills purchased, the amount paid, and any deductions made for fees, charges or the “Deposit” and deposit funds as follows: [Customer shall choose one option]. ☐ Deliver overnight funds due Customer via Federal Express next day service air. ☐ Wire transfer funds due Customer into bank account specified by Customer on wire authorization form. ☐ ACH funds due Customer.

2.3                                 Any payment to Customer may be reduced by SYSTRAN by any amount due from Customer to SYSTRAN, including but not limited to Chargebacks, fees and costs.

2.4                                 SYSTRAN may give notice to the Debtors of the assignment of  The Bill(s) by placing a legend on The Bill(s) stating The Bill(s) have been sold and assigned to SYSTRAN and are payable to SYSTRAN at an address designated by SYSTRAN.  Customer will not attempt to direct payment to any place other than to the SYSTRAN designated address.  Customer, jointly and severally, agrees to pay all costs and expenses incurred by SYSTRAN in giving such notice.  All proceeds of The Bill(s) received by Customer shall be delivered to SYSTRAN within two (2) business days of receipt in the identical form of payment received by Customer, provided that Customer shall be deemed to hold such proceeds in trust and for the benefit of SYSTRAN until such delivery is made to SYSTRAN.  In the event that Customer collects directly from the Debtor, The Bill(s) which have been sold to SYSTRAN and Customer does not deliver immediately to SYSTRAN the identical form of payment received by Customer, Customer will be charged an administrative fee equal to *** of the face amount of The Bill(s) collected directly.  Customer agrees that any collection directly from the Debtor by Customer of The Bill(s) which have been sold to SYSTRAN will be considered a default under the terms of this Agreement.

2.5                                 SYSTRAN has or will provide to Customer a Customer Information Manual, which is a guide to policy and procedures concerning daily submission of The Bill(s), collection efforts, and other matters.  The Customer Information Manual (the “Manual”) is not part of this Agreement. The procedures set forth in the Manual are only guidelines to ensure the efficient operation of SYSTRAN’s purchase of The Bill(s).  SYSTRAN may change any procedure in the Manual at any time, and may choose not to follow procedures in the Manual at its discretion.

3.                                      FEE(S)

3.1                                 SERVICE FEE(S).  Customer, jointly and severally, shall pay a fee on the face amount of all of The Bill(s) purchased by SYSTRAN as reflected on Exhibit A attached hereto (the “Service Fee(s)”).  The Service Fee(s) shall be payable upon the purchase of any of The Bill (s) by SYSTRAN, and SYSTRAN may collect Service Fee(s) either from payments owed to Customer or may bill the Customer periodically.  SYSTRAN may, upon prior notice to Customer, change any fee and such change shall be effective upon receipt of the notice to Customer; provided, that SYSTRAN may change the

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

1

amount of any fee caused by a change in SYSTRAN’s cost of funds without prior notice to Customer, but must notify Customer of such change on Customers’ next settlement statement.  A fee change due to a change in cost of funds will be effective upon the date of the change which will be reflected on Customers’ settlement statement.  If, at any time during the term of this Agreement, there is an event of default by Customer including, but not limited to, a Federal Tax Lien filed against and attaching to the property of Customer or any of its principals, and the tax lien is satisfied to allow continued funding pursuant to this Agreement, until such time as such event of default is cured, SYSTRAN shall increase all of Customers’ Service Fee(s) by no less than *** discount fee on the face of The Bill(s).  Notwithstanding the discretion granted to SYSTRAN under this Section 3.1 to increase fees upon prior notice to Customer, any such fee increase shall not exceed *** of the fees in effect at the time of such increase, provided that such restriction shall not apply to or include: (i) any increase in the Services Fees that results from an event of default, (ii) any increase in the Prime Plus Fee or fees attributed to Clearance Days that occur strictly as a result of a change in the Prime Rate (as defined in Exhibit A to this Agreement), or (iii) any increase that results from an amendment or modification to the terms of this factoring arrangement and evidenced in a writing signed by Customer.

3.2                                 MINIMUM FEE. In the event that Customer fails to sell to SYSTRAN the Minimum Anticipated Volume in any month, Customer, jointly and severally, shall pay a minimum fee to SYSTRAN which shall be equal to the amount obtained when the Minimum Anticipated Volume is multiplied by the current Service Fees reflected on Exhibit “A” attached hereto and as referenced in section 3.1 above, or as amended by SYSTRAN from time to time as reflected in Customers’ daily settlement statement (the “Minimum Fee”).  The Minimum Fee owing by Customer pursuant to this paragraph may be deducted from Customers’ funding.  In the event that Customer fails to sell the Minimum Anticipated Volume per month for each of any two consecutive months (the “Low Volume Period”), Customers’ Service fee will be increased at the beginning of the month immediately following the Low Volume Period at SYSTRAN’s discretion. At SYSTRAN’s discretion, the Service Fee will be returned to the last fee in effect should Customers’ monthly purchase volume exceed the Minimum Anticipated Volume per month for each of two consecutive months.

3.3                                 ADDITIONAL SERVICES and VALUE FEES.  From time to time during the term of this Agreement, Customer may request SYSTRAN to provide additional services and/or incur additional risk. Such additional services and/or additional risk shall include but not be limited to advances to the Customer by SYSTRAN which are not in conformity with the terms of the Agreement, extension of Customers’ contractual recourse under the Agreement, purchases by SYSTRAN of bills which are outside of the formulas and calculations defined in the Agreement (hereinafter such services shall be collectively referred to as the “Additional Services”).  Customer, jointly and severally, shall pay SYSTRAN the cost for added value for such Additional Services (hereinafter referred to as the “Value Fee (s)”). The Values Fee(s) will be reflected on Customers’ daily settlement statement.

4.                                      DEPOSIT

4.1                                 In order to secure Customers’ Obligations hereunder, Customer shall deliver to SYSTRAN a deposit equal to *** of Customers’ Bills that are ninety (90) days old or less computed from date of purchase (“Deposit”).

4.2                                 ADJUSTMENT OF DEPOSIT.  The amount of Customers’ Deposit will be reviewed and, if necessary, adjusted each day.  Increases in the amount of Customers’ Deposit will be withheld by SYSTRAN from payments to Customer. If sufficient Bills are not purchased to fund the increase, Customer, jointly and severally, will pay the amount of the increase upon demand.  Decreases will be repaid to Customer from Customers’ Deposit amount.

4.3                                 REPAYMENT OF DEPOSIT. Upon termination of the Agreement, (a) SYSTRAN may increase the Deposit percentage to ***, in its sole discretion, and (b) all other sums that may become due to Customer by SYSTRAN will be included in the Deposit. Any shortfall in the Deposit shall bear interest at the rate of  ***.

5.                                      SECURITY INTEREST

5.1                                 The purchase of The Bill(s) of Customer by SYSTRAN is absolute, subject to the right to Chargeback.  In no event shall the purchase of Bills hereunder be construed as a loan.  In addition to the outright ownership of The Bill(s) purchased by SYSTRAN, to secure the payment and performance of Customers’ Obligations to SYSTRAN, Customer grants SYSTRAN a security interest in, and lien on, any and all now owned or hereafter acquired or created assets of Customer, including without limitation all Customers’ present and future Bill(s) and Special Purchase Bill(s), Accounts, Inventory, Deposit Accounts, Chattel Paper, General Intangibles, Goods, Equipment, Instruments, Investment Property, Documents, Letter-of-Credit-Rights, Commercial Tort Claims, money, real estate and fixtures, and the Proceeds of the foregoing, including Proceeds in the form of Inventory and/or Goods, whether tangible or intangible, wherever located together with any and all cash and Noncash Proceeds and products and Accessions of the forgoing (the “Collateral”).

5.2                                 FINANCING STATEMENTS.  Customer shall not execute or file any financing statement, supplements or amendments thereto, or any other instruments or security agreement covering the Collateral described above in favor of anyone other than SYSTRAN.  Customer shall execute and deliver to SYSTRAN any financing statements, title documents, supplements hereunder or the priority of such security interest. CUSTOMER AUTHORIZES SYSTRAN TO SIGN ITS NAME TO ANY SUCH FINANCING STATEMENT AND FILE SAME IN CUSTOMERS’ NAME COVERING THE COLLATERAL.  Customer, jointly and severally, shall pay all costs of filing such statements or instruments with appropriate governmental authorities together with the costs of all lien searches.  Customer agrees that either a carbon, photocopy, or other reproduction of this Agreement is sufficient as a financing statement under this Agreement.

5.3                                 SYSTRAN may, in its sole discretion, elect to discharge any security interest, lien or other encumbrance upon any of The Bill(s) for services rendered or goods sold purchased by SYSTRAN.  Any such payments and all expenses incurred in connection therewith shall be treated as a Chargeback.  Notwithstanding the foregoing, SYSTRAN shall have no obligation to discharge any such security interest, lien or encumbrance.

6.                                      RECOURSE, DISPUTES AND CHARGEBACKS

6.1                                 All of The Bill(s) are purchased by SYSTRAN from Customer with Recourse.  All of The Bill(s) may be Chargedback to Customer at any time after ninety (90) days for a Commercial Account and steamship companies, and sixty (60) days for Transportation Account(s) after the purchase date of The Bill(s) if not collected from Debtor within such period or at any time, if SYSTRAN determines, in its sole discretion, that The Bill(s) is not collectible.  All of The Bill(s) owing by Canadian Debtors or logistics companies are subject to Chargeback sixty (60) days from the date of purchase by SYSTRAN. All Special Purchase Bills are subject to Chargeback sixty (60) days from the date of purchase by SYSTRAN.  SYSTRAN shall not deem a disputed Bill or Special Purchase Bill uncollectable without allowing Customer a reasonable time to settle the dispute not to exceed fourteen (14) days from notice of dispute.  It is within SYSTRAN’s discretion as to when The Bill(s) over such time periods may be Chargedback to Customer.

6.2                                 SYSTRAN reserves the right, however, from time to time and at its absolute discretion, to Chargeback to Customer any of The Bill(s) which do not conform to the representations and warranties set forth in the Agreement or are discovered not to conform with the reasonable standards which SYSTRAN may set for The Bill(s).  SYSTRAN shall have a continuing security interest in any and all of The Bill(s) which are Chargedback to the Customer. Chargeback of any of The Bill(s) does not authorize Customer to collect any outstanding sum owing on The Bill(s) from a Debtor.

6.3                                 COLLECTION OF BILLS.  SYSTRAN may, but is not required to, commence any action, including legal action, to collect The Bill(s).  All costs of collection, including attorney fees, court fees, and costs of investigation, will be charged to the Customer.  Prior to any event of default by a Debtor, SYSTRAN will commence litigation only with Customers’ authorization.  Subsequent to an event of default, SYSTRAN may file suit as it deems necessary without Customers’ authorization.  In the event of default, Customer hereby grants authorization to SYSTRAN to settle or compromise any freight bill dispute, including litigation, with any uncollected amount being subject to Chargeback, together with all other amounts for which Customer is obligated to SYSTRAN.

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

2

6.4                                 CLEARANCE DAYS.  Clearance Days shall mean (i) three (3) business days for checks drawn on banks located within the United States and for all electronic funds transfers, and (ii) three (3) business days for all other payments.  For all purposes and computations under this Agreement, Clearance Days will be based on the Prime Plus Fee and added to the date on which any payment is received by SYSTRAN.

7.                                      WARRANTIES AND REPRESENTATIONS

7.1                                 Customer warrants and represents with respect to all of The Bill(s) sold to SYSTRAN that (a) The Bill(s) are genuine and in all respects what they purport to be; (b) Customer has good title to The Bill(s) and The Bill(s) are free and clear of all encumbrances, liens and prior claims, and that the Customer has the legal right to sell The Bill(s); (c) Customer has no knowledge of any fact which may impair the validity of The Bill(s) or make them uncollectible in accordance with its terms and face amount; (d) for transportation Customers, The Bill(s) were made in accordance with the laws and the regulations of the Federal Highway Administration or other federal regulatory agency, and the appropriate state regulatory commission or made according to lawful and valid contracts which Customer has executed; (e) for transportation Customers, The Bill(s) are supported by lawful, effective and complete bills of lading or other contract of carriage together with bona fide, genuine, valid and signed delivery receipts, and Customer will not modify or delete any of the terms of the original Bills or Special Purchase Bills or bill of lading with respect to same; (f) there are no counterclaims or setoffs or defenses existing in favor of the Debtor, whether arising from the services provided or goods sold which are the subject of The Bill(s) or otherwise and there has been no agreement as to the issuance or granting of any discount on The Bill(s); (g) The Bill(s) are not a duplicate of and do not cover the same services provided or goods sold as a Bill or Special Purchase Bill previously purchased by SYSTRAN from the Customer or billed directly by the Customer to the Debtor; (h) Customer does not own, control, or exercise dominion over the business of any Debtor whose Bills or Special Purchase Bills are factored by Customer to SYSTRAN, Customer is not a subsidiary of any Debtor and no Debtors control or exercise dominion over the business of Customer; (i) Customer will not under any circumstances or in any manner whatsoever interfere with any of SYSTRAN’s rights under this Agreement in connection with SYSTRAN’s factoring of The Bill(s); (j) Customer has not and will not pledge the credit of SYSTRAN to any person or business for any purpose whatsoever; (k) for non-transportation Customers, until the sale by Customer to Debtor of the goods described in The Bill(s), Customer had good title to the goods sold, the goods were free of all encumbrances, liens and prior claims, and Customer had the legal right to sell the goods.

7.2                                 If the Customer is a corporation, partnership or limited liability company, it is duly organized, existing, and in good standing under the laws of See Addendum, and its organization I.D. number is set forth on the Addendum.  If Customer represents him or herself to be a sole proprietorship or a partnership, such representation shall be deemed conclusive and binding upon Customer.  Customer is duly qualified to do business and is in good standing in every other state in which such qualification is required except where failure to qualify in such jurisdictions will not result in a Material Adverse Effect.  If Customer is a corporation, partnership or limited liability company, execution, delivery and performance hereof are within its corporate or entity powers, have been duly authorized, and are not in contradiction of law or the terms of its charter, by-laws, partnership agreement, operating agreement or other entity papers, or any indenture, agreement or undertaking to which it is a party or by which it is bound, except that Customer makes no representation or warranty as to any consents that may be required from the holders of Crdentia Corp.’s 8% Convertible Debentures Due January 6, 2009.  In addition, the Customer has all licenses and certificates necessary for the operation of its business and the issuance of The Bill(s).  Customer represents and warrants that the information contained on Schedule 1, the Corporate Structure Worksheet, is true and accurate and Customer agrees to notify SYSTRAN in writing within five (5) business days, of any change thereof.

8.                                      AUTHORITY

Customer irrevocably authorizes SYSTRAN or any person designated by SYSTRAN to: bill, receive and collect all amounts which may be due or become due to Customer from Debtors and to use Customers’ name for purposes of billing and collection of amounts due; delete Customers’ address on all invoices mailed to Debtor and substitute SYSTRAN’s address; receive, open and dispose of all mail addressed to Customer or Customers’ trade name at SYSTRAN’s address; negotiate checks received in payment whether payable to Customer or to SYSTRAN, endorse the name of Customer or Customers’ trade name on any checks or other evidences of payment that may come into the possession of SYSTRAN on The Bill(s) purchased by SYSTRAN and on any invoices or other document relating to any of The Bill(s); in Customers’ name, or otherwise, demand, sue for, collect and get or give releases for any and all monies due or to become due on The Bill(s); compromise, prosecute, or defend any action, claim or proceeding as to The Bill(s) purchased by SYSTRAN; take all steps necessary to ensure payment of such amounts due and do any and all things in Customers’ name necessary and proper to carry out the purpose intended by this Agreement.

9.                                     ADDITIONAL DOCUMENTS

The Customer shall execute and deliver all such additional and further instruments as may be reasonably requested by SYSTRAN in order to more completely vest in and assure to SYSTRAN and make available to it, the property and rights herewith or hereafter granted or assigned and transferred to SYSTRAN as Collateral and to evidence the sale of The Bill(s) to SYSTRAN and to carry into effect the provisions and intent of this Agreement.

10.                               LOCATION OF BOOKS AND RECORDS, PLACE OF BUSINESS

Customers’ place of business is the one set forth in this Agreement and all of its books, accounts, correspondence, papers and records pertaining to the services performed or sales of products are located there, and all such books, accounts, correspondence, papers and records will be opened for SYSTRAN’s inspection at all reasonable times.

11.                               INDEMNIFICATION OF SYSTRAN; SALES AND EXCISE TAXES

Customer will indemnify and hold SYSTRAN harmless against any and all liability, loss or expense, including attorney’s fees and costs, caused by or arising out of any claims or alleged claims asserted relating in any manner to The Bill(s) purchased by SYSTRAN hereunder or subject to SYSTRAN’s security interest, including, but not limited to, claims asserted against SYSTRAN pursuant to Chapter 5, Title 11 of the United States Code.  In the event any sales or excise taxes are imposed by any state, federal or local authorities with respect to any of The Bill(s) sold and assigned hereunder, where such taxes are required to be withheld or paid by SYSTRAN, Customer shall also indemnify SYSTRAN and hold it harmless with respect to all such taxes and hereby authorizes SYSTRAN to charge to Customers’ account any such tax that is paid or withheld by SYSTRAN.  SYSTRAN may charge the Deposit or initiate legal proceedings to collect any amount due under this paragraph.  This paragraph shall survive and remain effective following the termination of the Factoring Agreement.

12.                               FINANCIAL INFORMATION

So long as Customer factors or has any absolute or contingent obligation of any kind owing to SYSTRAN, the Customer will provide information regarding the business, affairs and financial condition of Customer and its subsidiaries as SYSTRAN may reasonably request, including financial statements.

13.                               BANKRUPTCY

Customer agrees to notify SYSTRAN of any voluntary or involuntary bankruptcy petition filed by or against it or any guarantor within twenty-four (24) hours of such filing.

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

3

14.                               REORGANIZATION, ACQUISITIONS, CHANGE OF NAME OR LOCATION

Customer will not, and will not permit any subsidiary to merge or consolidate with or into any corporation or other entity, or sell, lease, transfer, or otherwise dispose of all or any substantial part of its assets, whether now owned or hereafter acquired.  Customer shall notify SYSTRAN in writing not less than thirty (30) days prior to (a) any change of its name or use of any trade names; or (b) any change in the address of the chief executive office and/or chief place of business of Customer or the location of any records pertaining to The Bill(s).

15.                               LITIGATION

Except as disclosed in writing, Customer represents and warrants to SYSTRAN as follows: There are no suits or proceedings pending or to the knowledge of Customer, threatened against or affecting Customer or any of its subsidiaries which, if adversely determined, would have a Material Adverse Effect on the financial condition or business of Customer and its subsidiaries and there are no proceedings by or before any governmental commission, board, bureau, or other administrative agency pending or, to the knowledge of Customer, threatened, against Customer or any of its subsidiaries.  Further, Customer represents and warrants there is no claim, loss contingency, or proceeding, whether or not pending, threatened or imminent, against or otherwise affecting Customer that involves the possibility of any judgment or liability not fully covered by insurance or that may result in a material adverse change in the business, properties, or condition, financial or otherwise, of Customer.

16.                               TRADE NAMES

Customer represents and warrants to SYSTRAN that it utilizes no trade names or assumed business names in the conduct of its business except for the names listed in Section 16 of the Addendum to the Factoring Agreement.

17.                               TAXES

Except as disclosed in the Schedule of Outstanding Tax Returns attached to this Agreement, Customer represents and warrants to SYSTRAN that: Customer has filed all federal, state, and local tax returns and other reports it is required to file and has paid or made adequate provision for payment of all such taxes, assessments, and other governmental charges.

18.                               TERM AND TERMINATION

18.1                           This Agreement is for a term of forty-eight (48) full months to begin on the Commencement Date as defined in paragraph 1(c) herein.  The term of this Agreement shall renew automatically for consecutive twelve (12) month terms unless sooner terminated in accordance with the terms of the Agreement.  Customer may terminate this Agreement effective at the end of any term by giving thirty (30) days prior written notice to SYSTRAN at the address set forth in this Agreement.  Customer may continue to offer any of The Bill(s) to SYSTRAN during such thirty (30) day period.  SYSTRAN may terminate this Agreement at any time and for any reason by notifying Customer in writing of such termination.

18.2                           All of Customers’ representations, warranties, and other provisions of this Agreement shall survive such termination until SYSTRAN has been paid in full and Customer has fully performed all of its obligations.  In addition, should any transfer of money or property to SYSTRAN hereunder be avoided in a bankruptcy proceeding involving Customer, any Debtor of Customer, or otherwise, then Customers’ Obligations hereunder shall be reinstated and/or supplemented to the extent of the avoided transfer, whether or not this Agreement has otherwise been terminated.

18.3                           Notwithstanding the foregoing, Customer has the option to terminate this Agreement prior to the end of any term by giving SYSTRAN thirty (30) days prior written notice.  Customer may continue to offer any of The Bill(s) to SYSTRAN during such thirty (30) day period.  Customer shall be deemed to have terminated this Agreement prior to the end of any term on the date that Customer shall have ceased presenting The Bill(s) to SYSTRAN in the normal course for an uninterrupted period of thirty (30) days (“Deemed Termination”).  Upon notice of early termination, or the date of a Deemed Termination by Customer, prior to the end of any term, whether or not Customer continues to offer The Bill(s) to SYSTRAN during the thirty (30) day notice period applicable to Customer, Customer, jointly and severally, shall be obligated to pay to SYSTRAN, and Customers’ Deposit may be charged, an early termination premium (“Early Termination Premium”) in an amount equal to the following: (i) *** if the termination occurs prior to the first anniversary of the Commencement Date, (ii) *** if the termination occurs on or after the first anniversary of the Commencement Date and prior to the second anniversary of the Commencement Date, and (iii) *** if the termination occurs on or after the second anniversary of the Commencement Date and prior to the end of the initial term or any renewal term.

18.4                           The termination date shall be thirty (30) days after SYSTRAN’s receipt of the termination notice or on the Deemed Termination date, unless a termination notice specifies a date that is more than thirty (30) days but less than sixty (60) days after SYSTRAN’s receipt of the termination notice.

18.5                           If SYSTRAN terminates this Agreement prior to the end of any term upon any default in the performance of Customer under this Agreement, in view of the impracticality and extreme difficulty in ascertaining actual damages and by mutual agreement of the parties as to the reasonable calculation of SYSTRAN’s lost profits as a result thereof, Customer, jointly and severally, shall be obligated to pay SYSTRAN upon the effective date of such termination, and Customers’ Deposit may be charged, a premium in an amount equal to the Early Termination Premium as set forth above. If Customer terminates this Agreement pursuant to the terms thereof, Customer shall immediately remit and pay to SYSTRAN, at the time of termination, all Obligations due and owing to SYSTRAN and/or its affiliates by Customer, under this and any other Agreement.

19.                               EVENTS OF DEFAULT

19.1                           The following shall be events of default under the terms of this Agreement:  (a) default by Customer or any guarantor in the payment and/or performance of any Obligation to SYSTRAN, (b) default by Customer or any guarantor in the payment or performance of any obligation to any financial institution (other than SYSTRAN), or bank, provided that such aggregate obligations are *** or greater; (c) Customer or any guarantor agrees to the appointment of a receiver for its assets, makes general assignment for the benefit of creditors or declares that it is unable to pay its debts as they mature; (d) Customer or any guarantor files a proceeding under any law for the relief of Debtors, including but not limited to, Title 11 of the United States Code, referred to as “The Bankruptcy Code” or any other similar law which may exist; (e) any involuntary petition under the Bankruptcy Code or similar statute has been filed against the Customer or any guarantor and not dismissed within sixty (60) days after filing without the entry of an order for relief; (f) the entry of any judgment(s) against Customer that in the aggregate are *** or greater, (g) the issuance of an attachment, execution, tax assessment or similar process against the Customer or its property  or any guarantor (or its property) which is not released within ten (10) days of its attachment; (h) any guaranty from any Customer guarantor shall cease to be in full force and effect for any reason other than the dissolution of a corporate guarantor that does not result in a Material Adverse Effect or, with respect to a validity guaranty from any Customer employee, the revocation of such guaranty so long as SYSTRAN receives a replacement guaranty satisfactory to SYSTRAN in its sole discretion within 30 days of such revocation; (i) SYSTRAN, in its sole discretion, determines that a Material Adverse Effect has occurred with respect to Customer or any guarantor or that a material adverse change has occurred in the in the value of the Collateral or in SYSTRAN’s interest in the Collateral.

19.2                           In addition to all other remedies provided by law, upon the occurrence of an event of default, SYSTRAN may immediately, and without notice to the Customer, increase the amount of the Deposit required under Section 4 of this Agreement to *** of the outstanding amount of Bills purchased from the Customer (“*** Deposit”), and the Customer shall immediately deliver to SYSTRAN funds sufficient to create this *** Deposit.

19.3                             SYSTRAN may, upon default under the Agreement or any of the agreements, collect any Obligation owing to SYSTRAN or any of its affiliates by debiting Customers’ account, attach any funds owing to Customer by SYSTRAN or its affiliates, and exercise any other remedy available to

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

4

SYSTRAN under the Agreements or at law. Any deficiency arising under this Agreement shall accrue interest at the annual rate of *** or the highest amount allowed by law, whichever is higher, from the date the deficiency is incurred.

20.                               EXPENSES

20.1                           Customer shall reimburse SYSTRAN for all reasonable fees, costs and expenses incurred by SYSTRAN in relation to this Agreement.  SYSTRAN may, at any time, and without regard to any remedy listed above, demand from Customer payment of the outstanding fees, costs and expenses.

20.2                           ATTORNEYS’ FEES. With respect to any default under this Agreement, Customer shall reimburse SYSTRAN for all costs and expenses incurred by attorneys, including both SYSTRAN’s in-house attorneys and outside attorneys’ and paralegals’ whether or not a lawsuit or other court action is actually filed in connection with the event of default.  In the event that a suit, action, arbitration, or other proceeding of any nature, including, without limitation, any proceeding under The Bankruptcy Code, any action seeking a declaration of rights or an action for rescission is instituted to interpret or enforce this Agreement, including, but not limited to such fees and costs associated with trial and appeals, Customer, jointly and severally, agrees to pay the reasonable attorneys’ fees incurred in connection with any such proceeding as awarded by the court.

20.3                           OTHER PROFESSIONALS AND EXPERTS.  With respect to any event of default under this Agreement, SYSTRAN in its sole discretion may retain accountants, auditors, appraisers and other experts and the Customer, jointly and severally, agrees to pay the professional fees, expert fees and all other fees and costs reasonably and actually incurred in connection with the services provided.

20.4                           NO LIEN TERMINATION WITHOUT RELEASE.  In recognition of SYSTRAN’s right to have its attorneys’ fees and other expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding payment in full of all Obligations by Customer, SYSTRAN shall not be required to record any terminations or satisfactions of any of SYSTRAN’s liens on the Collateral unless and until Customer has executed and delivered to SYSTRAN a general release in a form reasonably satisfactory to SYSTRAN.  Customer understands that this provision constitutes a waiver of its rights under 9-513 of the UCC.

20.5                        JURY TRIAL WAIVER.  IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL, THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING HEREUNDER, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

21.                               JURISDICTION AND VENUE

This Agreement shall be deemed to be a contract under the laws of the State of Oregon and for all purposes shall be governed by and construed in accordance with the laws of that state.  Customer irrevocably agrees that any legal action or proceeding brought by or against Customer with respect to the Agreement shall be brought in the courts of the State of Oregon or in the U.S. District Court for the District of Oregon.  Customer consents to the jurisdiction of such courts and that the venue for any such action shall be the County of Multnomah.  This provision shall not limit the right of SYSTRAN to bring such actions or proceedings against Customer in the court of such other states or jurisdictions where Customer may be subject to jurisdiction.  Customer expressly authorizes service of process in any such suit or action on its behalf upon Registered Agent:     See Addendum at (address) See Addendum or upon such other agent as SYSTRAN may approve in writing, as its agent for such purposes and that service may be deemed complete upon delivery via expedited national overnight delivery service.

22.                               WAIVER, NOTICE

The waiver by SYSTRAN of the breach of any term of this Agreement or of the compliance therewith shall not be construed as a waiver of any other breach or compliance.  Notices from either party to the other shall be given in writing and mailed postage prepaid, registered or certified mail, or placed in the hands of a national overnight delivery service, addressed to the addresses set forth opposite each party’s name below, or at such other address as either party may hereafter advise the other in writing.

23.                               ASSIGNMENT

Customer may not assign any of its rights or obligations hereunder.  SYSTRAN may assign or grant a security interest in this Agreement or in any of The Bill(s) purchased by SYSTRAN.  SYSTRAN may assign any of its rights and remedies with respect to The Bill(s) including the right to notify Debtors to make payment to SYSTRAN’s assignee.

24.                               SEVERABILITY

The provisions of this Agreement are severable and if any of these provisions shall be held by any court of competent jurisdiction to be unenforceable such holding shall not affect or impair any other provisions hereof.

25.                               COMPLETE UNDERSTANDING

This Agreement comprises the complete understanding among the parties and may only be varied by a writing executed by the parties hereto.  Paragraph headings are for convenience only.

26.                               THIRD PARTY CONSULTATION

Customer hereby agrees and acknowledges that it has had the opportunity to seek out and consult with legal counsel and/or independent business advisors of its own choosing in connection with the negotiation, execution and delivery of this Agreement.  This Agreement shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Agreement, or any part hereof to be drafted.

27.                               NO OFFER/COMMITMENT

The presentation of this Agreement to Customer does not constitute either an offer or commitment to purchase The Bill(s) or to extend credit to Customer.

28.                               MULTIPLE CUSTOMERS/JOINT AND SEVERAL LIABILITY

If more than one Customer executes this Agreement, the following provision apply: (a) Each Customer agrees that it is jointly and severally, directly, and primarily liable to SYSTRAN for payment in full of all the Obligations and that such liability is independent of the duties, obligations, and liability of each and all of the other joint and several Customers.  SYSTRAN may bring a separate action or actions on the Obligations against each, any or

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

5

all Customers, whether an action is brought against any other or all of such Customers or any one or more of Customers is or is not joined therein.  (b) Each Customer agrees that any release that may be given by SYSTRAN to any one or more of Customers or any guarantor of the Obligations shall not release any other Customer from its obligations hereunder.  (c) Each Customer hereby waives any right to assert against SYSTRAN any defense (legal or equitable), setoff, counterclaim or claims that such Customer individually may now or any time hereafter have against another Customer or any other person liable to SYSTRAN in any manner or way whatsoever.  (d) Any and all present and future debt and other obligations of any Customer to any other Customer are hereby subordinated to the full payment and performance of the Obligations; provided, however, such debt and other obligations may be incurred and repaid, subject to the terms of this Agreement, as long as no event of default shall have occurred and not have been waived.  (e) Each Customer is presently informed as to the financial condition of each of the other Customers and of all other circumstances that a diligent inquiry would reveal and that bear upon the risk of nonpayment of the Obligations.  Each Customer hereby covenants that it will continue to keep itself informed as to the financial condition of all other Customers, the status of all other Customers, and of all circumstances that bear upon the risk of nonpayment.  Absent a written request from any Customer to SYSTRAN for information, each Customer hereby waives any and all rights it may have to require SYSTRAN to disclose to such Customer any information that SYSTRAN may now or hereafter acquire concerning the condition or circumstances of any Customer.  (f) Each Customer waives all rights to notices of default, existence, creation, or incurring of new or additional indebtedness and all other notices of formalities to which such Customer may, as a joint and several Customer hereunder, be entitled.  (g) Each Customer hereby irrevocably appoints Crdentia Corp. (the “Agent”), and each of its officers and employees, as agents for its behalf to request, receive, and direct the manner of disbursement of purchase proceeds; to execute and deliver certificates, reports, instructions, agreements and other documents; to furnish information; to make elections as to fess and other matters; to give and receive notices and communications; and to take any and all other actions of every nature in connection with this Agreement and Purchase and the Obligations.  SYSTRAN may rely on any such actions of Agent and its officers and employees as fully as if such actions had been taken directly by each such Customer, and SYSTRAN shall be fully protected in doing so.  Each Customer hereby authorizes SYSTRAN to wire funds into a common bank account controlled by Agent or to make the disbursement check payable to Agent or such other person or persons designated by Agent.  Each Customer hereby represents to SYSTRAN that this common bank account is being maintained for each Customers’ convenience and that a portion of funds paid or otherwise disbursed by SYSTRAN pursuant to this Agreement will be held for the benefit of each Customer in proportion to the amount of Bills Purchased or Collateral.

29.                               CREDIT INFORMATION

Customer authorizes SYSTRAN or any of its affiliates to obtain credit bureau reports, and make other credit inquiries that it determines are necessary.  On Customers’ written request, SYSTRAN will inform Customer whether SYSTRAN has requested a consumer credit report and the name and address of any consumer credit reporting agency that published a report.  Customer acknowledges that without further notice SYSTRAN may use or request additional credit bureau reports to update its information so long as Customer obligations to SYSTRAN are outstanding.

30.                               GUARANTORS

The parties acknowledge that James Durham, James TerBeest, AHHC Acquisition Corporation, Arizona Home Health Care/Private Duty, Inc., Baker Anderson Christie, Inc., BAC Acquisition Corporation, Care Pros Staffing, Inc., CPS Acquisition Corp., CRDE Corp., GHS Acquisition Corporation, HIP Acquisition Corporation, HIP Holding Inc., iVOW Acquisition Corporation, NAS Acquisition Corporation, New Age Staffing, Inc., NNI Acquisition Corporation, Nurses Network, Inc., PSR Nurses, Ltd., Prime Staff LP, PSR Nurse Recruiting, Inc., and PSR Nurses Holdings Corp. have executed Validity Guaranties and/or Collateralized Guaranties for the Obligations of Customer arising hereunder, and that SYSTRAN would not enter into this Factoring Agreement without said guaranties.

SYSTRAN FINANCIAL SERVICES CORPORATION

By:	/s/ Illegible
Title:	Vice President
Date:	February 8, 2007
Address: 4949 SW Meadows Drive
Suite 500
Lake Oswego, Oregon 97035

Crdentia Corp.
WITNESS:

By:	/s/ James J. TerBeest	By:	/s/ Shirley Prichard
Print Name:	James J. TerBeest	Print Name:	Shirley Prichard
Title:	Chief Financial Officer	Address:
Date:	February 8, 2007
Address: 5001 LBJ Freeway, Suite 850		Phone:
Dallas, TX 75244

Health Industry Professionals, L.L.C.
WITNESS:

By:	/s/ James J. TerBeest	By:	/s/ Shirley Prichard
Print Name:	James J. TerBeest	Print Name:	Shirley Prichard
Title:	Chief Financial Officer	Address:
Date:	February 8, 2007
Address: 5001 LBJ Freeway, Suite 850		Phone:
Dallas, TX 75244

(Signatures continued on next page)

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

6

Mint Medical Staffing Odessa, LP
By CRDE Corp., its General Partner		WITNESS:

By:	/s/ James J. TerBeest	By:	/s/ Shirley Prichard
Print Name:	James J. TerBeest	Print Name:	Shirley Prichard
Title:	Chief Financial Officer	Address:
Date:	February 8, 2007
Address: 5001 LBJ Freeway, Suite 850		Phone:
Dallas, TX 75244

Prime Staff LP
By CRDE, Corp., its General Partner		WITNESS:

By:	/s/ James J. TerBeest	By:	/s/ Shirley Prichard
Print Name:	James J. TerBeest	Print Name:	Shirley Prichard
Title:	Chief Financial Officer	Address:
Date:	February 8, 2007
Address: 5001 LBJ Freeway, Suite 850		Phone:
Dallas, TX 75244

Staff Search Acquisition Corp.
WITNESS:

By:	/s/ James J. TerBeest	By:	/s/ Shirley Prichard
Print Name:	James J. TerBeest	Print Name:	Shirley Prichard
Title:	Chief Financial Officer	Address:
Date:	February 8, 2007
Address: 5001 LBJ Freeway, Suite 850		Phone:
Dallas, TX 75244

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

7

Exhibit A

To Factoring Agreement Dated February 8, 2007

The terms used in this Exhibit A have the same definitions as those used in the Factoring Agreement.  In case of conflict of definition, the definitions in this Exhibit “A” shall prevail.

All fees referred to below shall collectively be referred to as “Service Fees.”

Funds Employed:

Customer  will pay a fee at an annual rate equal to *** of all funds employed to purchase Bills (the “Prime Plus Fee”).  “Prime” means the greater of: (i) the Prime Rate or (ii) ***.  The Prime Plus Fee shall be calculated on the basis of a 360-day year and the actual number of days elapsed in each month, provided however the Prime Plus Fee for any month shall not be less than *** (“Minimum Prime Plus Fee”).  Funds employed shall be calculated by SYSTRAN on a daily basis based upon bills unpaid and outstanding, less the Deposit.  A change in the Prime Plus Fee due to a Prime Rate change will be effective upon the date of the change (subject to any maximum or minimum limitation on fees specified by applicable law), which will be indicated on the settlement statement.  “Prime Rate” means the prime commercial rate of interest per annum as announced from time to time by the Wall Street Journal as the prevailing “Prime Rate,” from time to time in effect.  If the Prime Rate is reflected as a range, then the Prime Rate as defined herein shall be the highest amount in said range.  SYSTRAN shall have the right, from time to time, to designate any other reference source as the reference for determining the Prime Rate under this Agreement.

Managed Account:

A managed account shall also be created for all Bills that SYSTRAN does not purchase and all Bills which Customer does not factor (the “Managed Account”).  The Deposit on the Managed Account is ***.

The above Service Fees may be deducted from Customers’ funding pursuant to the Factoring Agreement or SYSTRAN may bill Customer.

SYSTRAN FINANCIAL SERVICES CORPORATION

By:	/s/ Illegible
Title:	Vice President
Date:	February 8, 2007

Crdentia Corp.

By:	/s/ James J. TerBeest
Title:	Chief Financial Officer
Date:	February 8, 2007

Health Industry Professionals, L.L.C.

By:	/s/ James J. TerBeest
Title:	Chief Financial Officer
Date:	February 8, 2007

Mint Medical Staffing Odessa, LP
By CRDE, Corp., its General Partner
By:	/s/ James J. TerBeest
Title:	Chief Financial Officer
Date:	February 8, 2007

Prime Staff LP
By CRDE, Corp., its General Partner
By:	/s/ James J. TerBeest
Title:	Chief Financial Officer
Date:	February 8, 2007

Staff Search Acquisition Corp.

By:	/s/ James J. TerBeest
Title:	Chief Financial Officer
Date:	February 8, 2007

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

8

Addendum

To Factoring Agreement

The terms used in this Addendum have the same definitions as those used in the Factoring Agreement.  In case of conflict of definition, the definitions in this Addendum shall prevail.

Customer and Systran agree to modify Section 2, “PURCHASE OF BILLS”, Paragraph 2.1 of the Agreement is hereby amended to the following:

Customer may submit for purchase to SYSTRAN accounts for which a Bill/invoice has not yet been created (the “Unbilled Invoices”) so long as (i) customer delivers a detailed schedule of all unbilled amounts to SYSTRAN in connection with each Purchase request, which includes a unique tracking number assigned to each such unbilled Invoice that shall correspond to the Bill that Customer creates for each such account, and (ii) the aggregate total amount of outstanding unbilled Invoices at any time does not exceed *** percent of Customers’ regular Bills.  Invoices purchased that are ninety (90) days old or less as computed from the date of purchase Customer shall have fourteen (14) days to present an original and one (1) copy of all Bills related to the Unbilled Invoices, along with the proof of delivery or service for each Bill presented, each document which shall be attached to a schedule form provided by SYSTRAN.  SYSTRAN may purchase Bills that arise from Customers’ permanent placement services so long as the aggregate outstanding amount of such Bills does not exceed *** of the Bills purchases that are: (i) ninety (90) days old or less as computed from the date of purchase and (ii) for staffing services other than permanent placement services.

Except as noted below, the remainder of Section 2 shall remain as originally written.

Customer and Systran agree to modify Section 2, “PURCHASE OF BILLS”, Paragraph 2.4 of the Agreement to include the following:

Customer may mail all Bills directly to account debtors.  All Bills so directly mailed by Customer must be stamped with SYSTRAN’s notice of assignment attached as noted below.  Customer will provide copies of all Bills, together with signed copies of the respective proof of delivery prior to SYSTRAN considering them for purchase.  Nothing in the Addendum shall obligate SYSTRAN to purchase any Bill owing by the account debtors, listed above.  Customer must obtain SYSTRAN’s written consent prior to adding any account debtors to the list of direct mailed parties.

Remit Only To:

SYSTRAN Financial Services Corp.

P.O. Box 730653

Dallas, TX  75373-0653

This account is sold, assigned and payable to SYSTRAN

The remainder of Section 2 shall remain as originally written.

Customer and Systran agree to modify Section 3, “FEE(S)” by adding a new paragraph 3.4 to the Agreement as follows:

3.4   SYSTRAN may in its sole discretion extend the Chargeback period that applies to any Bill provided that the Deposit for such Bill shall increase and Customer shall pay a fee to SYSTRAN as follows:

Account Debtor Type
Transportation/Broker			Commercial
Fee	Deposit	Chargeback Period/Recourse	Fee	Deposit	Extension Period/Eligibility
***	***	***	***	***	***
***	***	***	***	***	***
***	***	***	***	***	***
***	***	***	***	***	***

The fee provided above shall be fully earned and immediately due and payable upon SYSTRAN’s agreement to extend the Chargeback period for such Bill.

The remainder of Section 3 shall remain as originally written.

Customer and Systran agree to modify Section 4, “DEPOSIT”, Paragraph 4.1, by amending the following particulars only:

In order to secure Customers’ Obligations hereunder, Customer shall deliver to SYSTRAN a deposit equal to *** of Customers’ Unbilled Invoices (“Deposit A”) and Customer shall deliver to SYSTRAN a deposit equal to *** of Customers’ regular Bills that are ninety (90) days old or less computed from the date of purchase (“Deposit B”).  Deposit A shall be repaid to Customer upon receipt of the copy of the regular Bill/invoice by SYSTRAN, whether in the form of a photocopy, a facsimile copy or a scanned copy via Electronic Data Interchange. Both Deposit A and Deposit B shall be collectively known as “Deposit” for the purposes of the remaining sections of this

The remainder of Section 4 shall remain as originally written.

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

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Customer and Systran agree to modify Section 7, “WARRANTIES AND REPRESENTATIONS”, by adding language to Paragraph 7.2 as follows:

Customer:	Organized under the laws of:	Organizational I.D. #
Crdentia Corp.	Delaware	2811491
Health Industry Professionals, L.L.C.	Michigan	B15096
Prime Staff LP	Texas	80005911
Staff Search Acquisition Corp.	Texas	800632536

The remainder of Section 7 shall remain as originally written.

Customer and SYSTRAN agree to modify Section 12 “FINANCIAL INFORMATION” of the Agreement to include the following:

Customer shall deliver to SYSTRAN within 120 days following the end of each of its fiscal years, audited financial statements certified as having been prepared in accordance with generally accepted accounting principles (“GAAP”) and as presenting fairly the financial condition of Customer as of the date thereof and for the period then ended (and including any management letter to Customer from such accountants). Customer shall deliver to SYSTRAN such financial information as SYSTRAN shall request, including, (a) within 45 days after the end of each quarter, reasonably detailed financial statements prepared in accordance with past practices that are consistently applied, certified by the chief financial officer or chief operating officer of Customer as presenting fairly the financial condition of Customer, (b) within 15 days of each quarter end accounts receivable and accounts payable agings, in a format satisfactory to SYSTRAN and any other reports reasonably requested by SYSTRAN, (c) quarterly evidence of 940 payments and (d) monthly evidence of 941 payments. Customer hereby irrevocably authorizes all accountants and third parties to disclose and deliver to SYSTRAN at Customers’ expense all financial information, books and records, work papers, management reports and other information in their possession relating to Customer.  Customer shall not change its fiscal year for accounting or tax purposes from a period consisting of the twelve (12) month period ending on December 31 of each calendar year, and shall not make any change in accounting treatment and reporting practices or tax reporting treatment except as required by GAAP or law and disclosed in writing to SYSTRAN at the address set forth herein.

The remainder of Section 12 shall remain as originally written.

Section 16, “TRADE NAMES”.  Customer represents and warrants to SYSTRAN that Customers’ trade names or assumed business names are limited to the following:

All Trade Names and Assumed Business Names

AHHC Acquisition Corporation	Mint Medical Staffing Odessa, LP
Arizona Home & Healthcare	NAS Acquisition Corporation
Arizona Home & Healthcare (AHHC)	New Age Nurses
Arizona Home Health Care	New Age Staffing, Inc.
Arizona Home Health Care/Private Duty, Inc.	NNI Acquisition Corporation
BAC Acquisition Corporation	Nurses Network, Inc.
Baker Anderson Christie, Inc.	Prime Staff
Care Pros Staffing, Inc.	Prime Staff LP
CPS Acquisition Corp.	Prime Staff of Texas, LP
CRDE Corp.	Prime Staff/Mint Medical, Inc.
Crdentia	PSR Nurse Recruiting, Inc.
Crdentia Company	PSR Nurses Holdings Corp.
Crdentia Corp.	PSR Nurses, Ltd.
Crdentia Corporation	Staff Search
GHS Acquisition Corporation	Staff Search Acquisition Corp.
Health Industry Professionals	Staff Search Healthcare
Health Industry Professionals, L.L.C.	Staff Search Healthcare, Inc.
HIP Acquistion Corporation	Staff Search, Inc.
HIP Holding Inc.	Travmed USA
iVOW Acquisition Corporation

The remainder of Section 16 shall remain as originally written.

Customer and Systran agree to modify Section 18, “TERM AND TERMINATION”, by adding language to Paragraph 18.1 as follows:

Customer may request that SYSTRAN perform the necessary due diligence in order to consider the Customer as a candidate for conversion to an Asset Based Loan (“ABL”).  Any costs or expenses that SYSTRAN incurs in connection with any conversion request are included in the Customer

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

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Obligations.  In the event SYSTRAN approves a conversion request in its sole discretion, the Early Termination Premium (defined below) will be waived upon funding the ABL.

The remainder of Section 18 shall remain as originally written.

Customer and SYSTRAN agree to modify Section 20, “EXPENSES,” by adding a new Paragraph 20.6 to the Agreement as follows:

One or more employees or agents of SYSTRAN may perform field examinations of the books, records and other assets of Customer.  SYSTRAN may perform such field examinations every 120 days (3 times each year), unless Customer shall default under the terms of the Factoring Agreement.  After a default, no limit shall apply to the number of field examinations that SYSTRAN may perform. Customer shall pay to SYSTRAN a field examination fee (the “Field Examination Fee”) at the standard rate established by SYSTRAN from time to time (which standard rate is currently in an amount equal to *** for each day spent by each such employee or agent in performing and/or summarizing the results of such examination, including all necessary travel time) plus all “out of pocket” expenses.  Each Field Examination Fee shall be payable by Customer to SYSTRAN, in whole or in part, as appropriate, on the date(s) on which such field examination was performed.

The remainder of Section 20 shall remain as originally written.

Customer and Systran agree to modify Section 21, “JURISDICTION AND VENUE”, by adding language as follows:

Customer:	Registered Agent:
Crdentia Corp.	CorpAmerica, Inc./CSC Corporation, 2711 Centerville Rd, Suite 400, Wilmington, DE 19808
Health Industry Professionals, L.L.C.	Matthew J. Cahallane, 2011 Oak Street, Wyandotte, MI 48192
Prime Staff LP	CRDE Corp., 14114 Dallas Parkway, Suite 600, Dallas, TX 75254
Staff Search Acquisition Corp.	James TerBeest, 14114 Dallas Parkway, Suite 600, Dallas, TX 75254

The remainder of Section 21 shall remain as originally written.

The parties acknowledge and agree to the terms of this Addendum and incorporate the terms of this Addendum into the Agreement.  All defined terms appearing in the Agreement shall have the same meaning when used in this Addendum.

SYSTRAN FINANCIAL SERVICES CORPORATION
By:	/s/ Illegible
Title:	Vice President
Date:	February 8, 2007

Crdentia Corp.
By:	/s/ James J. TerBeest
Title:	Chief Financial Officer
Date:	February 8, 2007

Health Industry Professionals, L.L.C.
By:	/s/ James J. TerBeest
Title:	Chief Financial Officer
Date:	February 8, 2007

Mint Medical Staffing Odessa, LP
By CRDE, Corp., its General Partner
By:	/s/ James J. TerBeest
Title:	Chief Financial Officer
Date:	February 8, 2007

Prime Staff LP
By CRDE, Corp., its General Partner
By:	/s/ James J. TerBeest
Title:	Chief Financial Officer
Date:	February 8, 2007

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

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Staff Search Acquisition Corp.
By:	/s/ James J. TerBeest
Title:	Chief Financial Officer
Date:	February 8, 2007

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

12

Exhibit 10.87

SYSTRAN Financial Services Corporation
a subsidiary of Textron Financial Corporation

COLLATERALIZED GUARANTY AGREEMENT

This Guaranty Agreement (“Guaranty”) is made by AHHC Acquisition Corporation, Arizona Home Health Care/Private Duty, Inc., Baker Anderson Christie, Inc., BAC Acquisition Corporation, Care Pros Staffing, Inc., CPS Acquisition Corp., CRDE Corp., GHS Acquisition Corporation, HIP Acquisition Corporation, HIP Holding Inc., iVOW Acquisition Corporation, NAS Acquisition Corporation, New Age Staffing, Inc., NNI Acquisition Corporation, Nurses Network, Inc., PSR Nurses, Ltd., PSR Nurse Recruiting, Inc., and PSR Nurses Holdings Corp., the undersigned guarantors (individually and collectively “Guarantor”), whose address is set forth on the last page hereof.

Crdentia Corp., Health Industry Professionals, L.L.C., Mint Medical Staffing Odessa, LP, Prime Staff LP, and Staff Search Acquisition Corp. dba Staff Search (individually and collectively “Customer”), who each have an address of 5001 Lyndon B. Johnson Freeway, Suite 850, Dallas, TX 75244, have applied to Systran Financial Services Corporation, a subsidiary of Textron Financial Corporation (“SYSTRAN”) for factoring services, and as a condition of providing such services to Customer, SYSTRAN has required Guarantor to provide a Guaranty on the terms and conditions hereinafter set forth.

Guarantor acknowledges and understands that this Guaranty is made for the purpose of providing additional security to SYSTRAN to provide factoring services to Customer.

Therefore, in consideration of providing such services to Customer, Guarantor unconditionally covenants, warrants and agrees with SYSTRAN as follows:

1.  The assumption by Guarantor of the obligations described herein will result in a direct financial benefit both to Guarantor and to Customer.

2.  Guarantor unconditionally and irrevocably guarantees to SYSTRAN (except as hereinafter expressly provided as to revocability), without offset or deduction, the prompt payment and/or performance of all indebtedness, obligations and liabilities of Customer at any time owing to SYSTRAN, whether direct or indirect, matured or unmatured, primary or secondary or certain or contingent (individually, a “Guaranteed Obligation” and, collectively, the “Guaranteed Obligations”).   The obligation of Guarantor hereunder shall be absolute and unconditional and shall remain in full force and effect until all other Guaranteed Obligations have been discharged and satisfied in full and SYSTRAN has expressly acknowledged the same.

The obligations of Guarantor hereunder shall not be affected by the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets of Customer or by Customer’s insolvency, receivership, bankruptcy, assignment for the benefit of creditors, or similar proceedings affecting Customer or any other Guarantor of Customer’s obligations to SYSTRAN.  The obligations of Guarantor shall remain in full force and effect without regard to any extension or modification of terms between SYSTRAN and Customer.

Guarantor further unconditionally guarantees and agrees to pay SYSTRAN any and all payments or transfers made by Customer to SYSTRAN under the Factoring Agreement and/or the Deposit and Security Agreements contained therein, which payments and/or transfers are avoided as preferential transfers, fraudulent transfers or otherwise in a bankruptcy or other proceeding involving Customer, whether or not Customer’s Factoring Agreement has been terminated, renounced or surrendered, or Customer has been discharged from its obligations thereunder.

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3.  No set off, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which Customer may have against SYSTRAN shall be available to Guarantor hereunder, and Guarantor hereby expressly waives the same as to SYSTRAN.

4.  Guarantor waives notice of any kind to Guarantor personally and agrees that any notice given to Customer shall also be deemed adequate notice to Guarantor.

5.  This Guaranty shall be deemed to be a contract under the laws of the State of Oregon and for all purposes shall be governed by and construed in accordance with the laws of that state.  Guarantor irrevocably agrees that any legal action or proceeding brought by or against Guarantor with respect to the Agreement shall be brought in the courts of the State of Oregon or in the U.S. District Court for the District of Oregon.  Guarantor consents to the jurisdiction of such courts and that the venue for any such action shall be the County of Multnomah.  This provision shall not limit the right of SYSTRAN to bring such actions or proceedings against Guarantor in the court of such other states or jurisdictions where Guarantor may be subject to jurisdiction.

6.  If SYSTRAN retains the services of an attorney to enforce this Guaranty, Guarantor agrees to pay attorney’s fees and other costs and expenses incurred by SYSTRAN even though no suit or action is filed.  If a suit or action is filed, the prevailing party shall be entitled to recover, in addition to costs and expenses, such award of attorney’s fees as the trial or appellate court deems reasonable.

7.  Upon the occurrence of a default by Customer with respect to any of its obligations to SYSTRAN under the Factoring Agreement, SYSTRAN shall then have the immediate right to proceed first and directly against Guarantor under this Guaranty without proceeding against Customer or exhausting any other remedies which it may have against Customer’s obligations to SYSTRAN.

Guarantor hereby waives any claim, right or remedy which such Guarantor may now have or hereafter acquire against Customer that arise hereunder as a result of sums paid to SYSTRAN pursuant to this Guaranty including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of SYSTRAN against Customer or any security which SYSTRAN now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.

8.  No remedy herein conferred upon SYSTRAN is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty, now or hereafter existing at law or in equity.  No delay or omission by SYSTRAN to exercise any right accruing upon any default or failure of performance by Customer to SYSTRAN shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed to be expedient by SYSTRAN.

9.  SECURITY INTEREST IN ACCOUNTS AND OTHER COLLATERAL.  As security for Guarantor’s performance of its obligation arising under this Guaranty, SYSTRAN shall have and is hereby granted a first-priority security interest in all  present and future Bill(s) and Special Purchase Bill(s) of Guarantor, together with all guaranties, security, books and records, accounts, correspondence, and documents with respect to such Bills; and, in addition, all now existing or hereafter acquired accounts, inventory, goods, equipment, deposit accounts, chattel paper, contract rights, real estate, fixtures, general intangibles, choses of action, insurance contracts, instruments, and documents, and the proceeds of the foregoing, including accessions, products and proceeds of the same, including but not limited to insurance proceeds (the “Collateral”).

10.  FINANCING STATEMENT.  Guarantor shall not execute or file any financing statement, supplements or amendments thereto, or any other instrument or security agreement covering the collateral described above in favor of anyone other than SYSTRAN.  Guarantor shall execute and deliver to

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SYSTRAN any financing statements, title documents, supplements or amendments thereto and any other instruments which SYSTRAN from time to time may reasonably require to perfect, preserve, protect or enforce the security interest of SYSTRAN hereunder or the priority of such security interest.

11.  DEFAULT.  Any breach of this Guaranty, including failure to pay any obligation guaranteed, will constitute a default under this paragraph and shall entitle SYSTRAN to pursue all remedies provided to it as a secured party under Article 9 of the Uniform Commercial Code, together with any and all other remedies which may be available to it under this Guaranty.

12.  JURY TRIAL WAIVER. In recognition of the higher costs and delay which may result from a jury trial, the parties waive any right to trial by jury of any claim, demand, action or cause of action (A) arising hereunder, or (B) in any way connected with or related or incidental to the dealings of the parties hereto or any of them with respect hereto, in each case whether now existing or hereafter arising, and whether sounding in contract or tort or otherwise; and each party further waives any right to consolidate any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived; and each party hereby agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury, and that any party hereto may file an original counterpart or a copy of this section with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

13.  CREDIT INFORMATION. By signing this guaranty, Guarantor authorizes SYSTRAN, or any of it’s affiliates, to obtain credit bureau reports, and make other credit inquiries that SYSTRAN determines are necessary.  On Guarantor’s written request, SYSTRAN will inform Guarantor whether it has requested a consumer credit report and the name and address of any consumer credit reporting agency that published a report.  Guarantor acknowledges that without further notice SYSTRAN may use or request additional credit bureau reports to update our information so long as Guarantor obligations to SYSTRAN are outstanding.

14.  MISCELLANEOUS PROVISIONS.  This Agreement shall be deemed to be a contract under the laws of the State of Oregon and for all purposes shall be governed by and construed in accordance with the laws of that state.  Guarantor irrevocably agrees that any legal action or proceeding brought by or against Guarantor with respect to the Agreement shall be brought in the courts of the State of Oregon or in the U.S. District Court for the District of Oregon.  Guarantor consents to the jurisdiction of such courts and that the venue for any such action shall be the County of Multnomah.  This provision shall not limit the right of SYSTRAN to bring such actions or proceedings against Guarantor in the court of such other states or jurisdictions where Guarantor may be subject to jurisdiction.

IN WITNESS WHEREOF, the Guarantor has executed this Guaranty or has caused this Guaranty to be executed on its behalf by an officer or other person thereunto duly authorized on the 8th day of February, 2007.

[SIGNATURE PAGES TO FOLLOW]

3

WITNESS (ES)		CORPORATE OR PARTNERSHIP
GUARANTOR:

AHHC Acquisition Corporation

By:	/s/ Shirley Prichard	By:	/s/ James J. TerBeest
Print Name:	Shirley Prichard	Print Name:	James J. TerBeest
Print Title:		Print Title:	Chief Financial Officer
Home Address:		Address:

Home Telephone:		Telephone:

Arizona Home Health Care/Private Duty, Inc.

By:	/s/ Shirley Prichard	By:	/s/ James J. TerBeest
Print Name:	Shirley Prichard	Print Name:	James J. TerBeest
Print Title:		Print Title:	Chief Financial Officer
Home Address:		Address:

Home Telephone:		Telephone:

BAC Acquisition Corporation

By:	/s/ Shirley Prichard	By:	/s/ James J. TerBeest
Print Name:	Shirley Prichard	Print Name:	James J. TerBeest
Print Title:		Print Title:	Chief Financial Officer
Home Address:		Address:

Home Telephone:		Telephone:

Baker Anderson Christie, Inc.

By:	/s/ Shirley Prichard	By:	/s/ James J. TerBeest
Print Name:	Shirley Prichard	Print Name:	James J. TerBeest
Print Title:		Print Title:	Chief Financial Officer
Home Address:		Address:

Home Telephone:		Telephone:

4

WITNESS (ES)		CORPORATE OR PARTNERSHIP
GUARANTOR:

Care Pros Staffing, Inc.

By:	/s/ Shirley Prichard	By:	/s/ James J. TerBeest
Print Name:	Shirley Prichard	Print Name:	James J. TerBeest
Print Title:		Print Title:	Chief Financial Officer
Home Address:		Address:

Home Telephone:		Telephone:

CPS Acquisition Corp.

By:	/s/ Shirley Prichard	By:	/s/ James J. TerBeest
Print Name:	Shirley Prichard	Print Name:	James J. TerBeest
Print Title:		Print Title:	Chief Financial Officer
Home Address:		Address:

Home Telephone:		Telephone:

CRDE Corp.

By:	/s/ Shirley Prichard	By:	/s/ James J. TerBeest
Print Name:	Shirley Prichard	Print Name:	James J. TerBeest
Print Title:		Print Title:	Chief Financial Officer
Home Address:		Address:

Home Telephone:		Telephone:

GHS Acquisition Corporation

By:	/s/ Shirley Prichard	By:	/s/ James J. TerBeest
Print Name:	Shirley Prichard	Print Name:	James J. TerBeest
Print Title:		Print Title:	Chief Financial Officer
Home Address:		Address:

Home Telephone:		Telephone:

5

WITNESS (ES)		CORPORATE OR PARTNERSHIP
GUARANTOR:

HIP Acquisition Corporation

By:	/s/ Shirley Prichard	By:	/s/ James J. TerBeest
Print Name:	Shirley Prichard	Print Name:	James J. TerBeest
Print Title:		Print Title:	CFO
Home Address:		Address:

Home Telephone:		Telephone:

HIP Holding Inc.

By:	/s/ Shirley Prichard	By:	/s/ James J. TerBeest
Print Name:	Shirley Prichard	Print Name:	James J. TerBeest
Print Title:		Print Title:	CFO
Home Address:		Address:

Home Telephone:		Telephone:

iVOW Acquisition Corporation

By:	/s/ Shirley Prichard	By:	/s/ James J. TerBeest
Print Name:	Shirley Prichard	Print Name:	James J. TerBeest
Print Title:		Print Title:	CFO
Home Address:		Address:

Home Telephone:		Telephone:

NAS Acquisition Corporation

By:	/s/ Shirley Prichard	By:	/s/ James J. TerBeest
Print Name:	Shirley Prichard	Print Name:	James J. TerBeest
Print Title:		Print Title:	CFO
Home Address:		Address:

Home Telephone:		Telephone:

6

WITNESS (ES)		CORPORATE OR PARTNERSHIP
GUARANTOR:

New Age Staffing, Inc.

By:	/s/ Shirley Prichard	By:	/s/ James J. TerBeest
Print Name:	Shirley Prichard	Print Name:	James J. TerBeest
Print Title:		Print Title:	CFO
Home Address:		Address:

Home Telephone:		Telephone:

NNI Acquisition Corporation

By:	/s/ Shirley Prichard	By:	/s/ James J. TerBeest
Print Name:	Shirley Prichard	Print Name:	James J. TerBeest
Print Title:		Print Title:	CFO
Home Address:		Address:

Home Telephone:		Telephone:

Nurses Network, Inc.

By:	/s/ Shirley Prichard	By:	/s/ James J. TerBeest
Print Name:	Shirley Prichard	Print Name:	James J. TerBeest
Print Title:		Print Title:	CFO
Home Address:		Address:

Home Telephone:		Telephone:

PSR Nurses Holdings Corp.

By:	/s/ Shirley Prichard	By:	/s/ James J. TerBeest
Print Name:	Shirley Prichard	Print Name:	James J. TerBeest
Print Title:		Print Title:	CFO
Home Address:		Address:

Home Telephone:		Telephone:

7

WITNESS (ES)		CORPORATE OR PARTNERSHIP
GUARANTOR:

PSR Nurse Recruiting, Inc.

By:	/s/ Shirley Prichard	By:	/s/ James J. TerBeest
Print Name:	Shirley Prichard	Print Name:	James J. TerBeest
Print Title:		Print Title:	CFO
Home Address:		Address:

Home Telephone:		Telephone:

PSR Nurses, Ltd.

By:	/s/ Shirley Prichard	By:	/s/ James J. TerBeest
Print Name:	Shirley Prichard	Print Name:	James J. TerBeest
Print Title:		Print Title:	CFO
Home Address:		Address:

Home Telephone:		Telephone:

Address for Notices to Systran:
Systran Financial Services Corporation
Attn: Credit Manager
4949 SW Meadows Road, Suite 500
Lake Oswego, Oregon 97035
P.O. Box 3289
Portland, OR 97208

8

Exhibit 10.88

SYSTRAN Financial Services Corporation
a subsidiary of Textron Financial Corporation

COLLATERALIZED GUARANTY AGREEMENT

This Guaranty Agreement (“Guaranty”) is made by Crdentia Corp., Health Industry Professionals, L.L.C., Mint Medical Staffing Odessa, LP, Prime Staff, LP, and Staff Search Acquisition Corp., the undersigned guarantor (individually and collectively “Guarantor”), whose address is set forth on the last page hereof..

Arizona Home Health Care/Private Duty, Inc., Care Pros Staffing, Inc., Baker Anderson Christie, Inc., New Age Staffing, Inc., PSR Nurses, Ltd., Nurses Network, Inc. (individually and collectively “Customer”), each who have an address at 5001 LBJ Freeway, Suite 850 applied to Systran Financial Services Corporation, a subsidiary of Textron Financial Corporation (“SYSTRAN”) for factoring services, and as a condition of providing such services to Customer, SYSTRAN has required Guarantor to provide a Guaranty on the terms and conditions hereinafter set forth.

Guarantor acknowledges and understands that this Guaranty is made for the purpose of providing additional security to SYSTRAN to provide factoring services to Customer.

Therefore, in consideration of providing such services to Customer, Guarantor unconditionally covenants, warrants and agrees with SYSTRAN as follows:

1.  The assumption by Guarantor of the obligations described herein will result in a direct financial benefit both to Guarantor and to Customer.

2.  Guarantor unconditionally and irrevocably guarantees to SYSTRAN (except as hereinafter expressly provided as to revocability), without offset or deduction, the prompt payment and/or performance of all indebtedness, obligations and liabilities of Customer at any time owing to SYSTRAN, whether direct or indirect, matured or unmatured, primary or secondary or certain or contingent (individually, a “Guaranteed Obligation” and, collectively, the “Guaranteed Obligations”).   The obligation of Guarantor hereunder shall be absolute and unconditional and shall remain in full force and effect until all other Guaranteed Obligations have been discharged and satisfied in full and SYSTRAN has expressly acknowledged the same.

The obligations of Guarantor hereunder shall not be affected by the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets of Customer or by Customer’s insolvency, receivership, bankruptcy, assignment for the benefit of creditors, or similar proceedings affecting Customer or any other Guarantor of Customer’s obligations to SYSTRAN.  The obligations of Guarantor shall remain in full force and effect without regard to any extension or modification of terms between SYSTRAN and Customer.

Guarantor further unconditionally guarantees and agrees to pay SYSTRAN any and all payments or transfers made by Customer to SYSTRAN under the Factoring Agreement and/or the Deposit and Security Agreements contained therein, which payments and/or transfers are avoided as preferential transfers, fraudulent transfers or otherwise in a bankruptcy or other proceeding involving Customer, whether or not Customer’s Factoring Agreement has been terminated, renounced or surrendered, or Customer has been discharged from its obligations thereunder.

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3.  No set off, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which Customer may have against SYSTRAN shall be available to Guarantor hereunder, and Guarantor hereby expressly waives the same as to SYSTRAN.

4.  Guarantor waives notice of any kind to Guarantor personally and agrees that any notice given to Customer shall also be deemed adequate notice to Guarantor.

5. This Guaranty shall be deemed to be a contract under the laws of the State of Oregon and for all purposes shall be governed by and construed in accordance with the laws of that state.  Guarantor irrevocably agrees that any legal action or proceeding brought by or against Guarantor with respect to the Agreement shall be brought in the courts of the State of Oregon or in the U.S. District Court for the District of Oregon.  Guarantor consents to the jurisdiction of such courts and that the venue for any such action shall be the County of Multnomah.  This provision shall not limit the right of SYSTRAN to bring such actions or proceedings against Guarantor in the court of such other states or jurisdictions where Guarantor may be subject to jurisdiction.

6.  If SYSTRAN retains the services of an attorney to enforce this Guaranty, Guarantor agrees to pay attorney’s fees and other costs and expenses incurred by SYSTRAN even though no suit or action is filed.  If a suit or action is filed, the prevailing party shall be entitled to recover, in addition to costs and expenses, such award of attorney’s fees as the trial or appellate court deems reasonable.

7.  Upon the occurrence of a default by Customer with respect to any of its obligations to SYSTRAN under the Factoring Agreement, SYSTRAN shall then have the immediate right to proceed first and directly against Guarantor under this Guaranty without proceeding against Customer or exhausting any other remedies which it may have against Customer’s obligations to SYSTRAN.

Guarantor hereby waives any claim, right or remedy which such Guarantor may now have or hereafter acquire against Customer that arise hereunder as a result of sums paid to SYSTRAN pursuant to this Guaranty including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of SYSTRAN against Customer or any security which SYSTRAN now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.

8.  No remedy herein conferred upon SYSTRAN is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty, now or hereafter existing at law or in equity.  No delay or omission by SYSTRAN to exercise any right accruing upon any default or failure of performance by Customer to SYSTRAN shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed to be expedient by SYSTRAN.

9.  SECURITY INTEREST IN ACCOUNTS AND OTHER COLLATERAL.  As security for Guarantor’s performance of its obligation arising under this Guaranty, SYSTRAN shall have and is hereby granted a first-priority security interest in all  present and future Bill(s) and Special Purchase Bill(s) of Guarantor, together with all guaranties, security, books and records, accounts, correspondence, and documents with respect to such Bills; and, in addition, all now existing or hereafter acquired accounts, inventory, goods, equipment, deposit accounts, chattel paper, contract rights, real estate, fixtures, general intangibles, choses of action, insurance contracts, instruments, and documents, and the proceeds of the foregoing, including accessions, products and proceeds of the same, including but not limited to insurance proceeds (the “Collateral”).

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10.  FINANCING STATEMENT.  Guarantor shall not execute or file any financing statement, supplements or amendments thereto, or any other instrument or security agreement covering the collateral described above in favor of anyone other than SYSTRAN.  Guarantor shall execute and deliver to SYSTRAN any financing statements, title documents, supplements or amendments thereto and any other instruments which SYSTRAN from time to time may reasonably require to perfect, preserve, protect or enforce the security interest of SYSTRAN hereunder or the priority of such security interest.

11.  DEFAULT.  Any breach of this Guaranty, including failure to pay any obligation guaranteed, will constitute a default under this paragraph and shall entitle SYSTRAN to pursue all remedies provided to it as a secured party under Article 9 of the Uniform Commercial Code, together with any and all other remedies which may be available to it under this Guaranty.

12.  JURY TRIAL WAIVER. In recognition of the higher costs and delay which may result from a jury trial, the parties waive any right to trial by jury of any claim, demand, action or cause of action (A) arising hereunder, or (B) in any way connected with or related or incidental to the dealings of the parties hereto or any of them with respect hereto, in each case whether now existing or hereafter arising, and whether sounding in contract or tort or otherwise; and each party further waives any right to consolidate any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived; and each party hereby agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury, and that any party hereto may file an original counterpart or a copy of this section with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

13.  CREDIT INFORMATION. By signing this guaranty, Guarantor authorizes SYSTRAN, or any of it’s affiliates, to obtain credit bureau reports, and make other credit inquiries that SYSTRAN determines are necessary.  On Guarantor’s written request, SYSTRAN will inform Guarantor whether it has requested a consumer credit report and the name and address of any consumer credit reporting agency that published a report.  Guarantor acknowledges that without further notice SYSTRAN may use or request additional credit bureau reports to update our information so long as Guarantor obligations to SYSTRAN are outstanding.

14.  MISCELLANEOUS PROVISIONS.  This Agreement shall be deemed to be a contract under the laws of the State of Oregon and for all purposes shall be governed by and construed in accordance with the laws of that state.  Guarantor irrevocably agrees that any legal action or proceeding brought by or against Guarantor with respect to the Agreement shall be brought in the courts of the State of Oregon or in the U.S. District Court for the District of Oregon.  Guarantor consents to the jurisdiction of such courts and that the venue for any such action shall be the County of Multnomah.  This provision shall not limit the right of SYSTRAN to bring such actions or proceedings against Guarantor in the court of such other states or jurisdictions where Guarantor may be subject to jurisdiction.

IN WITNESS WHEREOF, the Guarantor has executed this Guaranty or has caused this Guaranty to be executed on its behalf by an officer or other person thereunto duly authorized on the 8th day of February, 2007.

[SIGNATURE PAGES TO FOLLOW]

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WITNESS (ES)		CORPORATE OR PARTNERSHIP
GUARANTOR:

Crdentia Corp.

By:	/s/ Shirley Prichard	By:	/s/ James J. TerBeest
Print Name:	Shirley Prichard	Print Name:	James J. TerBeest
Print Title:		Print Title:	CFO
Home Address:		Address:

Home Telephone:		Telephone:

WITNESS (ES)		CORPORATE OR PARTNERSHIP
GUARANTOR:

Health Industry Professionals, L.L.C.

By:	/s/ Shirley Prichard	By:	/s/ James J. TerBeest
Print Name:	Shirley Prichard	Print Name:	James J. TerBeest
Print Title:		Print Title:	CFO
Home Address:		Address:

Home Telephone:		Telephone:

WITNESS (ES)		CORPORATE OR PARTNERSHIP
GUARANTOR:

Mint Medical Staffing Odessa, LP

By:	/s/ Shirley Prichard	By:	/s/ James J. TerBeest
Print Name:	Shirley Prichard	Print Name:	James J. TerBeest
Print Title:		Print Title:	CFO
Home Address:		Address:

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Home Telephone:	Telephone:

[ADDITIONAL SIGNATURE PAGES TO FOLLOWS]

5

WITNESS (ES)		CORPORATE OR PARTNERSHIP
GUARANTOR:

Prime Staff LP

By:	/s/ Shirley Prichard	By:	/s/ James J. TerBeest
Print Name:	Shirley Prichard	Print Name:	James J. TerBeest
Print Title:		Print Title:	CFO
Home Address:		Address:

Home Telephone:		Telephone:

WITNESS (ES)		CORPORATE OR PARTNERSHIP
GUARANTOR:

Staff Search Acquisition Corp.

By:	/s/ Shirley Prichard	By:	/s/ James J. TerBeest
Print Name:	Shirley Prichard	Print Name:	James J. TerBeest
Print Title:		Print Title:	CFO
Home Address:		Address:

Home Telephone:		Telephone:

Address for Notices to Systran:

Systran Financial Services Corporation
Attn: Credit Manager
4949 SW Meadows Road, Suite 500
Lake Oswego, Oregon 97035
P.O. Box 3289
Portland, OR 97208

6

Exhibit 10.89

SYSTRAN Financial Services Corporation

a subsidiary of Textron Financial Corporation

BILLS, ACCOUNTS, AND ACCOUNTS RECEIVABLE VALIDITY GUARANTY

This Bills, Accounts and Accounts Receivable Validity Guaranty (this “Agreement”) is executed as of February 8, 2007, by the undersigned guarantor (“Guarantor”) in favor of Systran Financial Services Corporation, a subsidiary of Textron Financial Corporation, and its affiliates (“SYSTRAN”).  Capitalized terms not defined herein shall have the respective meanings set forth in the Factoring Agreement (as hereinafter defined).

RECITALS

A.            SYSTRAN and Crdentia Corp., Health Industry Professionals, L.L.C., Mint Medical Staffing Odessa, LP, Prime Staff, Inc., Staff Search Acquisition Corp., Arizona Home Health Care/Private Duty, Inc., Care Pros Staffing, Inc., Baker Anderson Christie, Inc., New Age Staffing, Inc., PSR Nurses, Ltd., and Nurses Network, Inc. (individually and collectively “Customer”) have entered or will enter into a Factoring Agreement (each such agreement, as amended or modified from time to time, individually and collectively referred to as the “Factoring Agreement”), pursuant to which SYSTRAN will provide accounts receivable financing to Customer (the “Financing”); and

B.            The Financing is or will be secured by, among other things, all Bills, accounts and accounts receivable in which Customer now or hereafter has rights.

AGREEMENTS

With knowledge that SYSTRAN will provide Financing to Customer in reliance upon the existence of this Agreement, Guarantor agrees with SYSTRAN as follows:

1.             Representation, Warranty, and Guaranty.  Guarantor represents, warrants and guarantees to SYSTRAN that:

a.             To Guarantor’s actual knowledge, each of Customer’s Bills submitted to SYSTRAN will:  (i) be genuine, complete and, in all other respects, what it purports to be; (ii) be for an undisputed claim in the amount that Customer indicates to be owing to Customer; (iii) be free and clear of liens, claims and security interests of any party other than SYSTRAN; (iv) have arisen from the sale and delivery of goods or from services rendered by Customer in the ordinary course of Customer’s business; (v) not be subject to any offset or defense, or be contingent upon the fulfillment of any condition; and (vi) not involve an account debtor that controls, is controlled by, or is under common control with Customer, or that is an employee, agent, owner or shareholder of Customer.

b.             Guarantor will not directly or indirectly interfere with or take any direct or indirect action that circumvents the Customer’s delivery of all cash, drafts and other revenues received by Customer from any source and for any reason to SYSTRAN in accordance with the terms of the Factoring Agreement.

c.             Guarantor hereby unconditionally guarantees to SYSTRAN the full and prompt performance of all obligations of Customer to SYSTRAN required under the Factoring Agreement solely to the extent such obligations arise from or are directly related to any and all acts of fraud and/or intentional misrepresentation by Guarantor or of which Guarantor has actual knowledge of that are performed by any Guarantor, any Customer, its officers, directors, employees, affiliates, or any other person or entity acting for or on behalf of any Customer in any capacity.  Fraud in this context has the meaning of willful intent to mislead, misrepresent facts, and/or falsify documents that results in damages to SYSTRAN.

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Guarantor will reimburse SYSTRAN, upon demand, for all loss and damage which SYSTRAN incurs as the result of the breach of any of the warranties of Guarantor set forth in Section 1 (a) through (c) of this Agreement above.  As to claims made by SYSTRAN, Guarantor will be permitted to seek relief for defense and other costs from indemnification provisions in Customer’s bylaws and from directors’ and officers’ liability insurance or otherwise available at law or equity, provided, however, each Guarantor hereby subordinates all such rights of recovery to SYSTRAN until SYSTRAN is irrevocably paid in full for all Customer obligations under the Financing.

2.             Continuing Nature of Agreement.  This Agreement is a continuing agreement and shall apply without regard to the form or the amount of the Bills, accounts or accounts receivable in existence at any time.  Guarantor may prospectively revoke this Agreement by sending written notice to SYSTRAN, by certified mail return receipt requested, at the address for SYSTRAN specified below (the “Revocation Notice”).  The revocation of this Agreement shall not be effective with respect to any Bills, accounts or accounts receivable submitted to SYSTRAN by Customer on or prior to the date occurring forty-five (45) days after SYSTRAN’s receipt of the Revocation Notice.

3.             Absolute Nature of Agreement.  The representations, warranties and guarantees of Guarantor under this Agreement are absolute and unconditional.  Guarantor shall not be released from such representations, warranties or guarantees for any reason, nor shall such representations, warranties or guarantees be reduced, diminished or discharged for any reason, including:

a.             Modifications and Indulgences.  Any modification, renewal or alteration of the Factoring Agreement, any other agreement pertaining to the Factoring or any Bills, accounts or accounts receivable, or any indulgence, adjustment, preference, extension or compromise made by SYSTRAN in favor of Customer or any account debtor associated with any Bills, accounts or accounts receivable (an “Account Debtor”).

b.             Composition of Customer or Guarantor.  Any sale, lease or other disposition of any of the assets of Customer or Guarantor; any reorganization of, or change in the composition of the shareholders, partners or members of, Customer or Guarantor; or any termination of, or other change in, the relationship between Customer and Guarantor.

c.             Audit of Customer.  The failure of any audit of the accounts, inventory, revenues or the books and records of Customer to disclose irregularities or wrong-doing by Customer.

4.             Waivers.  Guarantor waives:

a.             Action Against Others.  Any right to require SYSTRAN to:  institute suit or exhaust remedies against Customer or any Account Debtor; enforce SYSTRAN’s rights in any security which is at any time given to secure any obligations of Customer owing to SYSTRAN; join Customer or any other party in any action seeking to enforce this Agreement; or exhaust any other remedies available to SYSTRAN or resort to any other means of obtaining payment or performance under the Factoring Agreement.

b.             Notices.  Notice of the amount of credit extended by SYSTRAN to Customer at any time, whether primary or secondary; notice of the modification or extension of any Factoring or Bills, accounts or accounts receivable; notice of a default or other non-performance by Customer in connection with the Factoring Agreement or by an Account Debtor in connection with a Bill, account or account receivable; notice of the acceptance of this Agreement by SYSTRAN; demand and presentation for payment upon Customer, any Account Debtor or any other party liable for any Bill, account or account receivable; protest, notice of protest and diligence of bringing suit against Customer, any Account Debtor or any other party; and any other action or inaction on the part of SYSTRAN in connection with the Factoring Agreement or any Bill, account or account receivable.

5.             Governing Law.  This Agreement shall be deemed to be a contract under the laws of the State of Oregon and for all purposes shall be governed by and construed in accordance with the laws of that state.  Customer irrevocably agrees that any legal action or proceeding brought by or

2

against Customer with respect to the Agreement shall be brought in the courts of the State of Oregon or in the U.S. District Court for the District of Oregon.  Customer consents to the jurisdiction of such courts and that the venue for any such action shall be the County of Multnomah.  This provision shall not limit the right of SYSTRAN to bring such actions or proceedings against Customer in the court of such other states or jurisdictions where Customer may be subject to jurisdiction.

6.             Jury Trial Waiver.  In recognition of the higher costs and delay which may result from a jury trial, the parties waive any right to trial by jury of any claim, demand, action or cause of action (A) arising hereunder, or (B) in any way connected with or related or incidental to the dealings of the parties hereto or any of them with respect hereto, in each case whether now existing or hereafter arising, and whether sounding in contract or tort or otherwise; and each party further waives any right to consolidate any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived; and each party hereby agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury, and that any party hereto may file an original counterpart or a copy of this section with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

10.           Credit Information. By signing this guaranty, Guarantor authorizes SYSTRAN, or any of its affiliates, to obtain credit bureau reports, and make other credit inquiries that SYSTRAN determines are necessary.  On Guarantor’s written request, SYSTRAN will inform Guarantor whether it has requested a consumer credit report and the name and address of any consumer credit reporting agency that published a report.  Guarantor acknowledges that without further notice SYSTRAN may use or request additional credit bureau reports to update our information so long as Guarantor obligations to SYSTRAN are outstanding.

Dated and effective February 8, 2007

WITNESS(ES):	INDIVIDUAL GUARANTOR(S):

By:	By:	/s/ James D. Durham
Print Name:	Print Name:	James Durham
Print Title:	Print Title:	Individual
Home Address:	Home Address:

Home Telephone:	Home Telephone:

Address for Notices to Systran:

Systran Financial Services Corporation
Attn: Credit Manager
4949 SW Meadows Road, Suite 500
Lake Oswego, Oregon 97035
P.O. Box 3289
Portland, OR 97208

3

Exhibit 10.90

SYSTRAN Financial Services Corporation

a subsidiary of Textron Financial Corporation

BILLS, ACCOUNTS, AND ACCOUNTS RECEIVABLE VALIDITY GUARANTY

This Bills, Accounts and Accounts Receivable Validity Guaranty (this “Agreement”) is executed as of February 8, 2007, by the undersigned guarantor (“Guarantor”) in favor of Systran Financial Services Corporation, a subsidiary of Textron Financial Corporation, and its affiliates (“SYSTRAN”).  Capitalized terms not defined herein shall have the respective meanings set forth in the Factoring Agreement (as hereinafter defined).

RECITALS

A.            SYSTRAN and Crdentia Corp., Health Industry Professionals, L.L.C., Mint Medical Staffing Odessa, LP, Prime Staff, Inc., Staff Search Acquisition Corp., Arizona Home Health Care/Private Duty, Inc., Care Pros Staffing, Inc., Baker Anderson Christie, Inc., New Age Staffing, Inc., PSR Nurses, Ltd., and Nurses Network, Inc. (individually and collectively “Customer”) have entered or will enter into a Factoring Agreement (each such agreement, as amended or modified from time to time, individually and collectively referred to as the “Factoring Agreement”), pursuant to which SYSTRAN will provide accounts receivable financing to Customer (the “Financing”); and

B.            The Financing is or will be secured by, among other things, all Bills, accounts and accounts receivable in which Customer now or hereafter has rights.

AGREEMENTS

With knowledge that SYSTRAN will provide Financing to Customer in reliance upon the existence of this Agreement, Guarantor agrees with SYSTRAN as follows:

1.             Representation, Warranty, and Guaranty.  Guarantor represents, warrants and guarantees to SYSTRAN that:

a.             Each of Customer’s Bills submitted to SYSTRAN will:  (i) be genuine, complete and, in all other respects, what it purports to be; (ii) be for an undisputed claim in the amount that Customer indicates to be owing to Customer; (iii) be free and clear of liens, claims and security interests of any party other than SYSTRAN; (iv) have arisen from the sale and delivery of goods or from services rendered by Customer in the ordinary course of Customer’s business; (v) not be subject to any offset or defense, or be contingent upon the fulfillment of any condition; (vi) not involve an account debtor that controls, is controlled by, or is under common control with Customer, or that is an employee, agent, owner or shareholder of Customer; (vi) not constitute “chattel paper” or an “instrument”, as those terms are defined in the Uniform Commercial Code.

b.             All cash, drafts and other revenues received by Customer from any source and for any reason will be forwarded to SYSTRAN in accordance with the terms of the Factoring Agreement.

c.             Guarantor hereby unconditionally guarantees to SYSTRAN the full and prompt performance of all obligations of Customer to SYSTRAN required under the Factoring Agreement to the extent such obligations arise from or are related to any and all acts of fraud and/or misrepresentation performed by any Guarantor, any Customer, its officers, directors, employees, affiliates, or any other person or entity acting for or on behalf of any Customer in any capacity.  Fraud in this context has the meaning of willful intent to mislead, misrepresent facts, and/or falsify documents that results in damages to SYSTRAN.

Guarantor will reimburse SYSTRAN, upon demand, for all loss and damage which SYSTRAN incurs as the result of the breach of any of the warranties of Guarantor set forth in Section 1 (a) through (c) of this

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Agreement above.  As to claims made by SYSTRAN, Guarantor will be permitted to seek relief for defense and other costs from indemnification provisions in Customer’s bylaws and from directors’ and officers’ liability insurance or otherwise available at law or equity, provided, however, each Guarantor hereby subordinates all such rights of recovery to SYSTRAN until SYSTRAN is irrevocably paid in full for all Customer obligations under the Financing.

2.             Continuing Nature of Agreement.  This Agreement is a continuing agreement and shall apply without regard to the form or the amount of the Bills, accounts or accounts receivable in existence at any time.  Guarantor may prospectively revoke this Agreement by sending written notice to SYSTRAN, by certified mail return receipt requested, at the address for SYSTRAN specified below (the “Revocation Notice”).  The revocation of this Agreement shall not be effective with respect to any Bills, accounts or accounts receivable submitted to SYSTRAN by Customer on or prior to the date occurring ninety (90) days after SYSTRAN’s receipt of the Revocation Notice.

3.             Absolute Nature of Agreement.  The representations, warranties and guarantees of Guarantor under this Agreement are absolute and unconditional.  Guarantor shall not be released from such representations, warranties or guarantees for any reason, nor shall such representations, warranties or guarantees be reduced, diminished or discharged for any reason, including:

a.             Modifications and Indulgences.  Any modification, renewal or alteration of the Factoring Agreement, any other agreement pertaining to the Factoring or any Bills, accounts or accounts receivable, or any indulgence, adjustment, preference, extension or compromise made by SYSTRAN in favor of Customer or any account debtor associated with any Bills, accounts or accounts receivable (an “Account Debtor”).

b.             Composition of Customer or Guarantor.  Any sale, lease or other disposition of any of the assets of Customer or Guarantor; any reorganization of, or change in the composition of the shareholders, partners or members of, Customer or Guarantor; or any termination of, or other change in, the relationship between Customer and Guarantor.

c.             Audit of Customer.  The failure of any audit of the accounts, inventory, revenues or the books and records of Customer to disclose irregularities or wrong-doing by Customer.

4.             Waivers.  Guarantor waives:

a.             Action Against Others.  Any right to require SYSTRAN to:  institute suit or exhaust remedies against Customer or any Account Debtor; enforce SYSTRAN’s rights in any security which is at any time given to secure any obligations of Customer owing to SYSTRAN; join Customer or any other party in any action seeking to enforce this Agreement; or exhaust any other remedies available to SYSTRAN or resort to any other means of obtaining payment or performance under the Factoring Agreement.

b.             Notices.  Notice of the amount of credit extended by SYSTRAN to Customer at any time, whether primary or secondary; notice of the modification or extension of any Factoring or Bills, accounts or accounts receivable; notice of a default or other non-performance by Customer in connection with the Factoring Agreement or by an Account Debtor in connection with a Bill, account or account receivable; notice of the acceptance of this Agreement by SYSTRAN; demand and presentation for payment upon Customer, any Account Debtor or any other party liable for any Bill, account or account receivable; protest, notice of protest and diligence of bringing suit against Customer, any Account Debtor or any other party; and any other action or inaction on the part of SYSTRAN in connection with the Factoring Agreement or any Bill, account or account receivable.

5.             Governing Law.  This Agreement shall be deemed to be a contract under the laws of the State of Oregon and for all purposes shall be governed by and construed in accordance with the laws of that state.  Customer irrevocably agrees that any legal action or proceeding brought by or against Customer with respect to the Agreement shall be brought in the courts of the State of Oregon or in the U.S. District Court for the District of Oregon.  Customer consents to the jurisdiction

2

of such courts and that the venue for any such action shall be the County of Multnomah.  This provision shall not limit the right of SYSTRAN to bring such actions or proceedings against Customer in the court of such other states or jurisdictions where Customer may be subject to jurisdiction.

6.             Jury Trial Waiver.  In recognition of the higher costs and delay which may result from a jury trial, the parties waive any right to trial by jury of any claim, demand, action or cause of action (A) arising hereunder, or (B) in any way connected with or related or incidental to the dealings of the parties hereto or any of them with respect hereto, in each case whether now existing or hereafter arising, and whether sounding in contract or tort or otherwise; and each party further waives any right to consolidate any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived; and each party hereby agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury, and that any party hereto may file an original counterpart or a copy of this section with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

10.           Credit Information. By signing this guaranty, Guarantor authorizes SYSTRAN, or any of its affiliates, to obtain credit bureau reports, and make other credit inquiries that SYSTRAN determines are necessary.  On Guarantor’s written request, SYSTRAN will inform Guarantor whether it has requested a consumer credit report and the name and address of any consumer credit reporting agency that published a report.  Guarantor acknowledges that without further notice SYSTRAN may use or request additional credit bureau reports to update our information so long as Guarantor obligations to SYSTRAN are outstanding.

Dated and effective February 8, 2007

By:	By:	/s/ James J. TerBeest
Print Name:	Print Name:	James TerBeest
Print Title:	Print Title:	Individual
Home Address:	Home Address:

Home Telephone:	Home Telephone:

Address for Notices to Systran:

Systran Financial Services Corporation
Attn: Credit Manager
4949 SW Meadows Road, Suite 500
Lake Oswego, Oregon 97035
P.O. Box 3289
Portland, OR 97208

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Exhibit 10.91

MASTER REVOLVING NOTE
Variable Rate-Maturity Date-Obligatory Advances (Business and Commercial Loans Only)

AMOUNT	NOTE DATE	MATURITY DATE	TAX IDENTIFICATION #
$2,400,000.00	January 19, 2007	January 31, 2008	76-0585701

On the Maturity Date, as stated above, for value received, the undersigned promise(s) to pay to the order of Comerica Bank (“Bank”), at any office of the Bank in the State of California, $2,400,000.00 Dollars (U.S.) (or that portion of it advanced by the Bank and not repaid as later provided) with interest until maturity, whether by acceleration or otherwise, or an Event of Default, as later defined, at a per annum rate equal to the Bank’s base rate from time to time in effect minus one-half of one (1/2%) percent per annum and after that at a rate equal to the rate of interest otherwise prevailing under this Note plus 3% per annum (but in no event in excess of the maximum rate permitted by law). The Bank’s “base rate” is that annual rate of interest so designated by the Bank and which is changed by the Bank from time to time. Interest rate changes will be effective for interest computation purposes as and when the Bank’s base rate changes. Interest shall be calculated on the basis of a 360-day year for the actual number of days the principal is outstanding. Accrued interest on this Note shall be payable on the first day of each month commencing February 1, 2007, until the Maturity Date when all amounts outstanding under this Note shall be due and payable in full, If any payment of principal or interest under this Note shall be payable on a day other than a day on which the Bank is open for business, this payment shall be extended to the next succeeding business day and interest shall be payable at the rate specified in this Note during this extension. A late payment charge equal to 5% of each late payment may be charged on any payment not received by the Bank within 10 calendar days after the payment due date, but acceptance of payment of this charge shall not waive any Default under this Note.

The amount available to be borrowed hereunder shall be reduced to:

(a)                     $2,275,000.00 as of March 31, 2007;

(b)                    $2,175,000.00 as of June 30, 2007;

(c)                     $2,075,000.00 as of September 30, 2007; and

(d)                    $1,975,000.00 as of December 31, 2007.

To the extent that, as of the date for any of the aforementioned reductions, the principal amount outstanding hereunder exceeds the amount available as so reduced, the undersigned shall, on or before the date for such reduction, repay the principal balance outstanding hereunder by an amount not less than such excess.

The principal amount payable under this Note shall be the sum of all advances made by the Bank to or at the request of the undersigned, less principal payments actually received in cash by the Bank. The books and records of the Bank shall be the best evidence of the principal amount and the unpaid interest amount owing at any time under this Note and shall be conclusive absent manifest error. No interest shall accrue under this Note until the date of the first advance made by the Bank; after that interest on all advances shall accrue and be computed on the principal balance outstanding from time to time under this Note until the same is paid in full.

This Note and any other indebtedness and liabilities of any kind of the undersigned (or any of them) to the Bank, and any and all modifications, renewals or extensions of it, whether joint or several, contingent or absolute, now existing or later arising, and however evidenced (collectively “Indebtedness”) are secured by and the Bank is granted a security interest in all items deposited in any account of any of the undersigned with the Bank and by all proceeds of these items (cash or otherwise), all account balances of any of the undersigned from time to time with the Bank, by all property of any of the undersigned from time to time in the possession of the Bank and by any other collateral, rights and properties described in each and every deed of trust, mortgage, security agreement, pledge, assignment and other security or collateral agreement which has been, or will at any time(s) later be, executed by any (or all) of the undersigned to or for the benefit of the Bank (collectively “Collateral”). Notwithstanding the above, (i) to the extent that any portion of the Indebtedness is a consumer loan, that portion shall not be secured by any deed of trust or mortgage on or other security interest in any of the undersigned’s principal dwelling or any of the undersigned’s real property which is not a purchase money security interest as to that portion, unless expressly provided to the contrary in another place, or (ii) if the undersigned (or any of them) has(have) given or give(s) Bank a deed of trust or mortgage covering real property, that deed of trust or mortgage shall not secure this Note or any other indebtedness of the undersigned (or any of them), unless expressly provided to the contrary in another place.

If the undersigned (or any of them) or any guarantor under a guaranty of all or part of the Indebtedness (“guarantor”) (i) fail(s) to pay any of the Indebtedness when due, by maturity, acceleration or otherwise, or fail(s) to pay any Indebtedness owing on a demand basis upon demand; or (ii) fail(s) to comply with any of the terms or provisions of any agreement between the undersigned (or any of them) or any such guarantor and the Bank; or (iii) become(s) insolvent or the subject of a voluntary or involuntary proceeding in bankruptcy, or a reorganization, arrangement or creditor composition proceeding, (if a business entity) cease(s) doing business as a going concern, (if a natural person) die(s) or become(s) incompetent, (if a partnership) dissolve(s) or any general partner of it dies, becomes incompetent or becomes the subject of a bankruptcy proceeding or (if a corporation of a limited liability company) is the subject of a dissolution, merger or consolidation; or (a) if any warranty or representation made by any of the undersigned or any guarantor in connection with this Note or any of the Indebtedness shall be discovered to be untrue or incomplete; or (b) if there is any termination, notice of termination, or breach of any guaranty, pledge, collateral assignment or subordination agreement relating to all or any part of the Indebtedness; or (c) if there is any failure by any of the undersigned or any guarantor to pay when due any of its indebtedness (other than to the Bank) or in the observance or performance of any term, covenant or condition in any document evidencing, securing or relating to such indebtedness; or (d) if the Bank deems itself insecure believing that the prospect of payment of this Note or any of the Indebtedness is impaired or shall fear deterioration, removal or waste of any of the Collateral; or (e) if there is filed or issued a levy or writ of attachment or garnishment or other like judicial process upon the undersigned (or any of them) or any guarantor or any of the Collateral, including without limit, any accounts of the undersigned (or any of them) or any guarantor with the Bank, then the Bank, upon the occurrence of any of these events (each a “Default”), may at its option and without prior notice to the undersigned (or any of them), declare any or all of the Indebtedness to be immediately due and payable (notwithstanding any provisions contained in the evidence of it to the contrary), cease advancing money or extending credit to or for the benefit of the undersigned under this Note or any other agreement between the undersigned and Bank, terminate this Note as to any future liability or obligation of Bank, but without affecting Bank’s rights and security interests in any Collateral and the indebtedness of the undersigned to Bank, sell or liquidate all or any portion of the Collateral, set off against the Indebtedness any amounts owing by the Bank to the undersigned (or any of them), charge interest at the default rate provided in the document evidencing the relevant Indebtedness and exercise any one or more of the rights and remedies granted to the Bank by any agreement with the undersigned (or any of them) or given to it under applicable law. In addition, if this Note is secured by a deed of trust or mortgage covering real property, then the trustor or mortgagor shall not mortgage or pledge the mortgaged premises as security for any other indebtedness or obligations. This Note, together with all other indebtedness secured by said deed of trust or mortgage, shall become due and payable immediately, without notice, at the option of the Bank, (a) if said trustor or mortgagor shall mortgage or pledge the mortgaged premises for any other indebtedness or obligations or shall convey, assign or transfer the mortgaged premises by deed, installment sale contract instrument, or (b) if the title to the mortgaged premises shall become vested in any other person or party in any manner whatsoever, or (c) if there is any disposition (through one or more transactions) of legal or beneficial title to a controlling interest of said trustor or mortgagor. All payments under this Note shall be in immediately available United States funds, without setoff or counterclaim.

If this Note is signed by two or more parties (whether by all as makers or by one or more as an accommodation party or otherwise), the obligations and undertakings under this Note shall be that of all and any two or more jointly and also of each severally. This Note shall bind the undersigned, and the undersigned’s respective heirs, personal representatives, successors and assigns.

The undersigned waive(s) presentment, demand, protest, notice of dishonor, notice of demand or intent to demand, notice of acceleration or intent to accelerate, and all other notices and agree(s) that no extension or indulgence to the undersigned (or any of them) or release, substitution or nonenforcement of any security, or release or substitution of any of the undersigned, any guarantor or any other party, whether with or without notice, shall affect the obligations of any of the undersigned. The undersigned waive(s) all defenses or right to discharge available under Section 3-605 of the California Uniform Commercial Code and waive(s) all other suretyship defenses or right to discharge. The undersigned agree(s) that the Bank has the right to sell, assign, or grant participations, or any interest, in any or all of the Indebtedness, and that, in connection with this right, but without limiting its ability to make other disclosures to the full extent allowable, the Bank may disclose all documents and information which the Bank now or later has relating to the undersigned or the Indebtedness. The undersigned agree(s) that the Bank may provide information relating to the Note or to the undersigned to the Bank’s parent, affiliates, subsidiaries and service providers.

The undersigned agree(s) to reimburse the holder or owner of this Note for any and all costs and expenses (including without limit, court costs, legal expenses and reasonable attorney fees, whether inside or outside counsel is used, whether or not suit is instituted and, if suit is instituted, whether at the trial court level, appellate level, in a bankruptcy, probate or administrative proceeding or otherwise) incurred in collecting or attempting to collect this Note or incurred in any other matter or proceeding relating to this Note.

The undersigned acknowledge(s) and agree(s) that there are no contrary agreements, oral or written, establishing a term of this Note and agree(s) that the terms and conditions of this Note may not be amended, waived or modified except in a writing signed by an officer of the Bank expressly stating that the writing constitutes an amendment, waiver or modification of the terms of this Note. As used in this Note, the word “undersigned” means, individually and collectively, each maker, accommodation party, indorser and other party signing this Note in a similar capacity. If any provision of this Note is unenforceable in whole or part for any reason, the remaining provisions shall continue to be effective. THIS NOTE IS MADE IN THE STATE OF CALIFORNIA AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

THE UNDERSIGNED AND THE BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR THE INDEBTEDNESS.

CRDENTIA CORP.

By:	/s/ James D. Durham
SIGNATURE OF

Its:	CEO
TITLE

5001 LBJ Fwy, Suite 850	Dallas	Texas	United States	75244-6157
Street Address	City	State	Country	Zip Code

For Bank Use Only			CCAR #

Loan Officer Initials NLC	Loan Group Name Peninsula Banking	Obligor(s) Name Crdentia Corp.

Loan Officer I.D. No.	Loan Group No. 95745	Obligor # 1868284110	Note #	Amount $2,400,000.00

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Corporate Resolutions and Incumbency Certification Authority to Procure Loans

I certify that I am the duly elected and qualified Secretary of Crdentia Corp. (“Corporation”) and the keeper of the records of the Corporation; that the following is a true and correct copy of resolutions duly adopted by the Board of Directors of the Corporation in accordance with its bylaws and applicable statutes on or as of January 19, 2007.

Copy of Resolutions:

Be it Resolved, That:

1.                          Any one of the Chairman, CEO or CFO of the Corporation are/is authorized, for, on behalf of, and in the name of the Corporation to:

(a)                    Negotiate and procure loans, letters of credit and other credit or financial accommodations from Comerica Bank (the “Bank”) up to an amount not exceeding $ N/A (if left blank, then unlimited);

(b)                   Discount with the Bank commercial or other business paper belonging to the Corporation made or drawn by or upon third parties, without limit as to amount;

(c)                    Purchase, sell, exchange, assign, endorse for transfer and/or deliver certificates and/or instruments representing stocks, bonds, evidences of indebtedness or other securities owned by the Corporation, whether or not registered in the name of the Corporation;

(d)                   Give security for any liabilities of the Corporation to the Bank by grant, security interest, assignment, lien, deed of trust or mortgage upon any real or personal property, tangible or intangible of the Corporation; and

(e)                    Execute and deliver in form and content as may be required by the Bank any and all notes, evidences of indebtedness, applications for letters of credit, guaranties, subordination agreements, loan and security agreements, financing statements, assignments, liens, deeds of trust, mortgages, trust receipts and other agreements, instruments or documents to carry out the purposes of these Resolutions, any or all of which may relate to all or to substantially all of the Corporation’s property and assets.

2.                          Said Bank be and it is authorized and directed to pay the proceeds of any such loans or discounts as directed by the persons so authorized to sign, whether so payable to the order of any of said persons in their individual capacities or not, and whether such proceeds are deposited to the individual credit of any of said persons or not;

3.                          Any and all agreements, instruments and documents previously executed and acts and things previously done to carry out the purposes of these Resolutions are ratified, confirmed and approved as the act or acts of the Corporation.

4.                          These Resolutions shall continue in force, and the Bank may consider the holders of said offices and their signatures to be and continue to be as set forth in a certified copy of these Resolutions delivered to the Bank, until notice to the contrary in writing is duly served on the Bank (such notice to have no effect on any action previously taken by the Bank in reliance on these Resolutions).

5.                          Any person, corporation or other legal entity dealing with the Bank may rely upon a certificate signed by an officer of the Bank to the effect that these Resolutions and any agreement, instrument or document executed pursuant to them are still in full force and effect and binding upon the Corporation.

6.                          The Bank may consider the holders of the offices of the Corporation and their signatures, respectively, to be and continue to be as set forth in the Certificate of the Secretary of the Corporation until notice to the contrary in writing is duly served on the Bank.

I further certify that the above Resolutions are in full force and effect as of the date of this Certificate; that these Resolutions and any borrowings or financial accommodations under these Resolutions have been properly noted in the corporate books and records, and have not been rescinded, annulled, revoked or modified; that neither the foregoing Resolutions nor any actions to be taken pursuant to them are or will be in contravention of any provision of the articles of incorporation or bylaws of the Corporation or of any agreement, indenture or other instrument to which the Corporation is a party or by which it is bound; and that neither the articles of incorporation nor bylaws of the Corporation nor any agreement, indenture or other instrument to which the Corporation is a party or by which it is bound require the vote or consent of shareholders of the Corporation to authorize any act, matter or thing described in the foregoing Resolutions.

I further certify that the following named persons have been duly elected to the offices set opposite their respective names, that they continue to hold these offices at the present time, and that the signatures which appear below are the genuine, original signatures of each respectively:

(PLEASE SUPPLY GENUINE SIGNATURES OF AUTHORIZED SIGNERS BELOW)

NAME (Type or Print)	TITLE	SIGNATURE

James D. Durham	Chairman and CEO	/s/ James D. Durham

James J. TerBeest	CFO and Secretary	/s/ James J. TerBeest

In Witness Whereof, I have affixed my name as Secretary on 1/19/07.

/s/ James J. TerBeest
SECRETARY

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CERTIFICATION OF BYLAWS

The undersigned Secretary of CRDENTIA CORP., a Delaware corporation (“Company”), hereby certifies to COMERICA BANK, a Michigan banking corporation (“Bank”), that the Bylaws of the Company attached as Exhibit A: (i) are a true, complete and accurate copy of such documents; (ii) remain in full force and effect; (iii) have not been amended, repealed or rescinded in any respect; and (iv) may continue to be relied upon by Bank until and unless written notice to the contrary is delivered to Bank.

Executed as of the 19th day of January, 2007.

CRDENTIA CORP.

By:	/s/ James J. TerBeest
Name:	JAMES J. TERBEEST
Its:	Secretary

EXHIBIT A

See Attached Bylaws

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Automatic Loan Payment Authorization

Date: January 19, 2007

Obligor Name (Typed or Printed):	CRDENTIA CORP.

Obligor Number:		Lender’s Cost Center #:

Address:	5001 LBJ FWY Suite 850	Dallas	Texas	75244-6156
STREET ADDRESS		CITY	STATE	ZIP CODE

The undersigned hereby authorizes COMERICA BANK (“Bank”) to charge the account designated below for the payments due on the loan(s) as designated below and all renewals, extensions, modifications and/or substitutions thereof. This authorization will remain in effect unless the undersigned requests a modification that is agreed to by the Bank in writing. The undersigned remains fully responsible for all amounts outstanding to Bank if the designated account is insufficient for repayment.

☒                    Automatic Payment Authorization for all payments on all current and future borrowings, as and when such payments come due (which payments include, without limitation, principal, interest, fees, costs, and expenses).

☐                      Automatic Payment Authorization for all payments on only the specific borrowing identified below, as and when such payments come due (which payments include, without limitation, principal, interest, fees, costs, and expenses).

Specific Obligation Number:

☐                      Automatic Payment Authorization for less than all payments on only the specific borrowing identified below, as and when such payments come due.

Specific Obligation Number:

☐                      Principal and Interest payments only

☐                      Principal payments only

☐                      Interest payments only

☐                      SPECIAL INSTRUCTIONS/IRREGULAR PAYMENT INSTRUCTIONS

Payment Due Date: Your loan payments will be charged to your account as indicated above on the dates such payments become due (or on date thereafter when there are available funds) unless that day is a Saturday, Sunday, or Bank holiday in which case such payments will be charged on the following business day, with interest to accrue during this extension as provided under the loan documents.

Account to be Charged:

☐        Checking                  Comerica Account No.

☐        Savings                     Comerica Account No.

(Charges to account are withdrawals pursuant to account resolution)

CRDENTIA CORP.

By:	/s/ James D. Durham	Its:	CEO
SIGNATURE OF		TITLE (if applicable)

US PATRIOT ACT NOTIFICATION

IMPORTANT INFORMATION ABOUT PROCEDURES
FOR OPENING A NEW ACCOUNT.

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for Borrower: When Borrower opens an account, if Borrower is an individual, Bank will ask for Borrower’s name, taxpayer identification number, residential address, date of birth, and other information that will allow Bank to identify Borrower, and, if Borrower is not an individual, Bank will ask for Borrower’s name, taxpayer identification number, business address, and other information that will allow Bank to identify Borrower. Bank may also ask, if Borrower is an individual, to see Borrower’s driver’s license or other identifying documents, and, if Borrower is not an individual, to see Borrower’s legal organizational documents or other identifying documents.

RECEIPT ACKNOWLEDGED:

CRDENTIA CORP.

By:	/s/ James D. Durham

Its:	CEO

Date:	January 19, 2007

Borrower’s Telephone and Facsimile Authorization

Obligor Number:	Date: January 19, 2007

Assignment Unit:	Obligation Number:

The undersigned confirms certain borrowing arrangements pursuant to and subject to the terms of the $2,400,000 Master Revolving Note, and all renewals, extensions, modifications, and/or substitutions thereof (the “Note”) dated January 19, 2007, executed and delivered by the undersigned to Comerica Bank (“Bank”).

Until notice to the contrary to the undersigned, Bank has agreed that advances under the Note may be requested from time to time at the discretion of the undersigned by telephone or facsimile transmission. Immediately upon receipt from time to time of such telephone request or facsimile transmission from the undersigned, Bank is authorized to lend and credit such sums of money as requested to any of the following accounts or any other account with Bank designated by the undersigned (together with the Security Code) (such account(s) referred to as “Designated Account(s)”)

Bank may rely on receipt of the Security Code as proof that the caller or sender is authorized to make the request for advance, repayment, change of Security Code on Comerica’s Flexline System, or change of Designated Account(s) on behalf of the undersigned.

The undersigned acknowledges that borrowings under the Note may be repaid from time to time at the election of the undersigned, but subject to the terms of the Note and any related agreement with Bank, upon receipt of instructions to do so sent from the undersigned to Bank by telephone or facsimile transmission (together with the Security Code and the Designated Account(s)). Repayment may be effected (in whole or in part) by debiting any account designated above (or designated in compliance with the above paragraph) in accordance with the undersigned’s instructions (together with the Security Code). The undersigned shall remain fully responsible for any amounts outstanding under the Note if the undersigned’s accounts with Bank are insufficient for the repayment of the Note. All requests for payments are to be against collected funds.

The undersigned acknowledges that if Bank makes an advance or effects a repayment based on a request made by telephone or facsimile transmission, it shall be for the convenience of the undersigned and all risks involved in the use of this procedure shall be borne by the undersigned, and the undersigned expressly agrees to indemnify and hold Bank harmless therefor. Without limitation of the foregoing, the undersigned acknowledges that Bank shall have no duty to confirm the authority of anyone requesting an advance or repayment by telephone or facsimile transmission, and further that Bank has advised the undersigned to protect and safeguard the Security Code to prevent its unauthorized use. The undersigned assumes any losses or damages whatsoever which may occur or arise out of its failure to protect and safeguard the Security Code or out of its unauthorized use.

Borrower(s):	CRDENTIA CORP.

Address:	5001 LBJ FWY Suite 850 Dallas, Texas 75244-6156

CRDENTIA CORP.

By:	/s/ James D. Durham
Signature Of

Its:	CEO
Title

Comerica Flexline customers will enter their Security Code directly into Comerica’s Flexline system. For customers desiring to utilize a Security Code outside of the Flexline system, please enter your Security Code below.

Security Code:

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Comerica Bank

January 19, 2007

Crdentia Corp.
5001 LBJ FWY Suite 850
Dallas, Texas 75244-6156

This Letter Agreement is entered into by and between Comerica Bank (“Bank”) and the undersigned party as of this 19 day of January, 2007.

The undersigned and Bank agree that the following Reference Provision shall be made a part of any agreement, instrument, or document made or entered into by the undersigned with or in favor of Bank (collectively, the “Agreement”) and is hereby incorporated into any such Agreement by this reference.

Reference Provision.

a.    In the event that the Jury Trial Waiver provision contained in the Agreement is not enforceable, the parties elect to proceed under this Reference Provision.

b.    With the exception of the items specified in clause (c), below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to the Agreement will be resolved by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Agreement, venue for the reference proceeding will be in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).

c.    The matters that shall not be subject to a reference are the following: (i) non-judicial foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This Agreement does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this Agreement.

d.    The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

e.    The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (a) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (b) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (c) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

f.     The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

g.    Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

h.    The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a trial, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

i.     If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or Justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

j.     THE PARTIES RECOGNIZE AND AGREE THAT ALL DISPUTES RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM WHICH ARISES OUT OF OR IS RELATED TO THE AGREEMENT.

COMERICA BANK		CRDENTIA CORP.

By:	/s/ Nina L. Cortez	By:	/s/ James D. Durham

Title:	VICE PRESIDENT	Title:	CEO

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SECURITY AGREEMENT - PLEDGE

THIS SECURITY AGREEMENT PLEDGE (this “Agreement”), dated as of January 19, 2007, is entered into by and between JAMES DURHAM, an individual (the “Pledgor”), and COMERICA BANK, a Michigan banking corporation (the “Secured Party”).

RECITALS:

WHEREAS, CRDENTIA CORP., a Delaware corporation (“Borrower”) has executed and delivered to Secured Party a certain $2,400,000 Revolving Credit Note dated as of the date hereof (as the same may be from time to time hereafter amended or supplemented and together with all other agreements, instruments and documents executed by and between Secured Party and Pledgor in connection therewith, the “Loan Documents”), pursuant to which Secured Party has extended and may hereafter extend certain financial accommodations to Borrower;

WHEREAS, Pledgor has agreed to secure Borrower’s obligations under the Loan Documents pursuant to the terms and provisions of this Agreement;

NOW, THEREFORE, in consideration of the recitals and for other good and valuable consideration, receipt of which is hereby acknowledged, Pledgor hereby agrees with Secured Party as follows:

SECTION 1.  Pledge.

(a)       Unless otherwise defined herein, each term used in this Agreement which is defined in the California Uniform Commercial Code, as amended from time to time, (the “Code”) shall have the meaning set forth herein.

(b)       Pledgor hereby pledges and grants to Secured Party a first priority lien on and security interest in each and all of the following items of collateral (hereinafter collectively referred to as the “Collateral”):

(i)        All of Pledgor’s right, title and interest, including the right to receive all payments of principal and interest, in and to that certain $600,000.00 certificate of deposit, #385107235454 with Bank, together with any and all additions, renewals, replacements, rollovers, reinvestments or substitutions thereof or therefor (the “Certificates”); and

(ii)       All proceeds of the Certificates, including all rights, benefits, principal payments, interest payments, dividends, distributions, premiums, profits, documents, accounts, instruments, general intangibles, deposit accounts, money and whatever other tangible and intangible property is received by the Pledgor upon the liquidation, sale or other disposition of the Certificates, or the proceeds thereof.

(c)       This Agreements secures, and the Collateral is security for, the prompt and complete payment of any and all debts, liabilities, obligations (including the obligations of Borrower under the Loan Documents), covenants and duties owing by Borrower to Secured

Security Agreement (James Durham)

1

Party of any kind and description, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising under this Agreement or the Loan Documents, and further including all costs, fees, and expenses which Pledgor and/or Borrower is required to pay or reimburse by this Agreement or the Loan Documents by law or otherwise (collectively, the “Obligations”).

(d)       Pledgor further agrees to execute and deliver to Secured Party, or to such other party as Secured Party shall direct, in form and substance as Secured Party shall reasonably request, all security agreements, control agreements, assignments, financing statements, instructions, instruments, notices, and other documents or agreements and to take all further action, at the expense of Pledgor, from time to time reasonably requested by Secured Party in order to maintain a first priority perfected security interest in the Collateral in favor of Secured Party or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to the Collateral, or to effect a transfer of the Collateral or any part thereof. Pledgor shall take all steps necessary to ensure that all certificates (including certificated securities) or instruments representing or evidencing the Collateral, if any, shall be delivered to and held by Secured Party pursuant hereto and shall be in suitable form for transfer or assignment in blank, all in form and substance satisfactory to Secured Party.

SECTION 2.  Payments on the Certificates.

(a)       Prior to the occurrence of an Event of Default hereunder, Pledgor shall be entitled to receive payments of interest, dividends, or other income made on the Certificates.

(b)       If, after the occurrence and continuance of an Event of Default hereunder, Pledgor shall become entitled to receive any principal, interest or premium payment in respect of the Certificates, then Pledgor shall be deemed to have accepted the same as Secured Party’s agent, shall hold such payments in trust on behalf of Secured Party, and shall immediately deliver all such payments to Secured Party. All sums of money which are received by Secured Party in respect of the Certificates pursuant to this provision shall be deemed collections under Section 9608 of the Code and shall be credited against the Obligations.

SECTION 3.  Release of Collateral.

(a)       At such time as all of the Obligations under the Loan Documents have been fully and finally satisfied, and Secured Party’s obligation to provide extensions of credit thereunder have terminated, and Borrower is no longer obligated to Secured Party under the Loan Documents, this Agreement (and the liens granted hereunder) shall automatically terminate.

SECTION 4.  Representations, Warranties, and Covenants of Pledgor.

Pledgor represents, warrants, and covenants to Secured Party that:

(a)       The Collateral is owned by Pledgor and is not subject to any restrictions on transfer or pledge;

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(b)       Pledgor has full power, authority, and legal right to pledge all of its right, title, and interest in and to the Collateral pursuant to this Agreement;

(c)       This Agreement has been duly authorized, executed, and delivered by Pledgor and constitutes a legal, valid, and binding obligation of Pledgor enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(d)       No consent of any other party (including, without limitation, other creditors of Pledgor) and no consent, license, permit, approval, or authorization of, exemption by, notice or report to, or registration, filing, or declaration with, any governmental authority, domestic or foreign, is required to be obtained by Pledgor in connection with the execution, delivery, or performance of this Agreement;

(e)       The execution, delivery, and performance by Pledgor of this Agreement requires no action by or in respect of, or filing with, any governmental body, agency, or official, and does not violate or contravene, or constitute a default under, any law or regulation applicable to Pledgor or of any material agreement, judgment, injunction, order, decree, or other instrument binding upon Pledgor, or result in the creation or imposition of any lien on any assets of Pledgor except as contemplated by this Agreement;

(f)        The pledge and assignment of the Collateral pursuant to this Agreement creates a valid first priority Lien on and a first priority perfected security interest in the Collateral, not subject to any prior lien or encumbrance in favor of any third party. Pledgor covenants that the Collateral is now and at all times shall remain free of all liens and encumbrances, other than to Secured Party. Pledgor covenants and agrees that it will defend Secured Party’s right, title and security interest in and to the Collateral against the claims and demands of all persons;

(g)       Secured Party shall have control over the Collateral within the meaning of Section 9104 of the Code, and Pledgor shall have no right to withdraw any of the Collateral, and Pledgor shall not liquidate, cause or permit to be liquidated, or effect, or cause or permit to be effected, any other disposition of the Collateral, in whole or in part;

(h)       Pledgor hereby grants to Secured Party an irrevocable power of attorney, with full power of substitution coupled with an interest, to, so long as any of the Obligations (other than inchoate obligations to indemnify Secured Party) hereunder and under the Loan Documents shall remain outstanding, execute and endorse, as applicable, on behalf of Pledgor, such financing statements, continuation financing statements, security agreements, reports, notices, and all other documents, instruments and agreements and perform any other acts (including pressing any claim) in order to: (i) perfect and maintain perfected security interest in the Collateral; (ii) fully consummate all of the transactions contemplated under this Agreement and the Loan Documents; and (iii) effect and exercise the rights and remedies of Secured Party with respect to the Collateral as set forth in this Agreement.

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SECTION 5.  No Disposition.

Except in accordance with the terms of the Loan Documents, without the prior written consent of Secured Party, Pledgor agrees that it will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, nor will it create, incur, or permit to exist any assessment, pledge, lien, mortgage, hypothecation, security interest, charge, option, or any other encumbrance with respect to any of the Collateral, any interest therein, or any proceeds thereof.

SECTION 6.  Obligations of Pledgor Unconditional.

Pledgor’s duty to perform and observe the agreements and covenants on its part contained herein shall be absolute and unconditional.

SECTION 7.  Events of Default. The occurrence and continuance of any Event of Default under the Loan Documents shall be an “Event of Default” hereunder.

SECTION 8.  Remedies Upon Default.

(a)       If an Event of Default should occur and continue, Secured Party shall have all of the rights and remedies of a secured party under the Code, under this Agreement, and under applicable law, and available in equity. In addition, Secured Party shall have the right, to the full extent permitted by law, and Pledgor shall take such action necessary or appropriate to give effect to such right and to give consents, ratifications, and waivers thereto, to take any other action with respect to the Collateral as if Secured Party were the absolute and sole owner thereof including, without limitation, the right to liquidate and/or convert to cash all or any part of the Collateral (including Certificates of Deposit) and to, at Bank’s option, apply cash proceeds thereof to Obligations then owing and/or to hold the proceeds thereof as continuing security for Obligations whether such Obligations are then due.

(b)       If an Event of Default should occur and continue, Secured Party shall have the right to exercise any and all rights and remedies provided by this Agreement (including application of any cash Collateral, to the repayment of Borrower’s obligations owing to Secured Party hereunder and under the Loan Documents), to sell the Collateral, or any part thereof, at public or private sale or on any securities exchange, for cash, upon credit, or for future delivery, and at such price or prices as Secured Party may deem commercially reasonable. Secured Party may purchase any or all of the Collateral so sold at any public sale (or, with respect to any portion of the Collateral which is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale) and thereafter hold the same free from any right or claim of whatsoever kind. Secured Party is authorized, at any such sale, if it deems it advisable to do so, to restrict the prospective bidders or purchasers of any of the Collateral to persons who will represent and agree that they are purchasing for their own account for investment, and not with a view to the distribution or sale of any of the Collateral. To the extent that any portion of the Collateral is not of a type customarily sold on a recognized market, Secured Party shall give Pledgor at least ten (10) days written notice of its intention to make any such public or private sale of that portion of the Collateral.

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(c)       Pledgor hereby agrees that any disposition of Collateral by way of a private placement or other method which in the reasonable opinion of counsel for Secured Party is required or advisable under federal and state securities laws shall be deemed to be commercially reasonable. Pledgor also agrees that, except for duties set forth in the Code, Secured Party has no duty to sell or otherwise dispose of the Collateral, either before or after an Event of Default, whether upon the request of Pledgor or otherwise.

(d)       Pledgor agrees to pay to Secured Party, promptly on demand following any Event of Default, such reasonable amount of costs, fees and expenses (all of which shall constitute obligations) incurred by Secured Party in connection with the exercise of its rights under this Section 8, including reasonable attorneys’ fees, disbursements, and legal expenses, whether or not suit is brought.

(e)       Secured Party’s remedies under this Agreement are cumulative and in addition to all other remedies which it may possess, at law, in equity, under any other agreement, or otherwise.

SECTION 9.  No Waiver.

No failure on the part of Secured Party to exercise, and no delay in exercising, any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy by Secured Party preclude any other or further exercise thereof or the exercise of any other right, power, or remedy.

SECTION 10.  Miscellaneous.

(a)       Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and to the singular include the plural, references to any gender include any other gender, the part includes the whole, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, exhibit and schedule references are to this Agreement, unless otherwise specified. Initially capitalized terms contained in this Agreement and not separately defined herein shall have the meanings ascribed thereto in the LCRA.

(b)       Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(c)       This Agreement sets forth the entire understanding between Pledgor and Secured Party regarding the subject matter of this Agreement, and all prior agreements or understandings, if any, regarding the subject matter hereof are merged herein. This Agreement may not be amended, changed, modified, altered, or terminated except by means of a writing signed by the parties hereto.

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(d)       The subject headings and the sections and subsections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

(e)       This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 11.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

(a)       THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD FOR PRINCIPLES OF CONFLICTS OF LAWS.

(b)       THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF CALIFORNIA, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT SECURED PARTY’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SECURED PARTY ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE PLEDGOR AND THE SECURED PARTY WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

(c)       THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES.

SECTION 12.  JUDICIAL REFERENCE PROVISION.

(a)       In the event the Jury Trial Waiver set forth above in Section 11(c) above is not enforceable, the parties elect to proceed under this Judicial Reference Provision.

(b)       With the exception of the items specified in clause (c), below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to

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this Agreement or any other document, instrument or agreement between the undersigned parties (collectively in this Section, the “Comerica Documents”), will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Comerica Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).

(c)       The matters that shall not be subject to a reference are the following: (i) nonjudicial foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein.

(d)       The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

(e)       The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

(f)        The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

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(g)       Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

(h)       The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

(i)        If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

(j)        THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OTHER COMERICA DOCUMENTS.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

“PLEDGOR”

/s/ James Durham
James Durham, an individual

“SECURED PARTY”

COMERICA BANK

By	/s/ Nina L. Cortez
Name:	NINA L. CORTEZ
Title:	VICE PRESIDENT

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SECURITY AGREEMENT - PLEDGE

THIS SECURITY AGREEMENT PLEDGE (this “Agreement”), dated as of January       , 2007, is entered into by and between C. FRED TONEY, an individual (the “Pledgor”), and COMERICA BANK, a Michigan banking corporation (the “Secured Party”).

RECITALS:

WHEREAS, CRDENTIA CORP., a Delaware corporation (“Borrower”) has executed and delivered to Secured Party a certain $2,400,000 Revolving Credit Note dated as of the date hereof (as the same may be from time to time hereafter amended or supplemented and together with all other agreements, instruments and documents executed by and between Secured Party and Pledgor in connection therewith, the “Loan Documents”), pursuant to which Secured Party has extended and may hereafter extend certain financial accommodations to Borrower;

WHEREAS, Pledgor has agreed to secure Borrower’s obligations under the Loan Documents pursuant to the terms and provisions of this Agreement;

NOW, THEREFORE, in consideration of the recitals and for other good and valuable consideration, receipt of which is hereby acknowledged, Pledgor hereby agrees with Secured Party as follows:

SECTION 1.  Pledge.

(a)       Unless otherwise defined herein, each term used in this Agreement which is defined in the California Uniform Commercial Code, as amended from time to time, (the “Code”) shall have the meaning set forth herein.

(b)       Pledgor hereby pledges and grants to Secured Party a first priority lien on and security interest in each and all of the following items of collateral (hereinafter collectively referred to as the “Collateral”):

(i)        All of Pledgor’s right, title and interest, including the right to receive all payments of principal and interest, in and to that certain $1,125,000.00 certificate of deposit, #385107235462 with Bank, together with any and all additions, renewals, replacements, rollovers, reinvestments or substitutions thereof or therefor (the “Certificates”); and

(ii)       All proceeds of the Certificates, including all rights, benefits, principal payments, interest payments, dividends, distributions, premiums, profits, documents, accounts, instruments, general intangibles, deposit accounts, money and whatever other tangible and intangible property is received by the Pledgor upon the liquidation, sale or other disposition of the Certificates, or the proceeds thereof.

(c)       This Agreements secures, and the Collateral is security for, the prompt and complete payment of any and all debts, liabilities, obligations (including the obligations of Borrower under the Loan Documents), covenants and duties owing by Borrower to Secured

Security Agreement (C. Fred Toney)

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Party of any kind and description, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising under this Agreement or the Loan Documents, and further including all costs, fees, and expenses which Pledgor and/or Borrower is required to pay or reimburse by this Agreement or the Loan Documents by law or otherwise (collectively, the “Obligations”).

(d)       Pledgor further agrees to execute and deliver to Secured Party, or to such other party as Secured Party shall direct, in form and substance as Secured Party shall reasonably request, all security agreements, control agreements, assignments, financing statements, instructions, instruments, notices, and other documents or agreements and to take all further action, at the expense of Pledgor, from time to time reasonably requested by Secured Party in order to maintain a first priority perfected security interest in the Collateral in favor of Secured Party or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to the Collateral, or to effect a transfer of the Collateral or any part thereof. Pledgor shall take all steps necessary to ensure that all certificates (including certificated securities) or instruments representing or evidencing the Collateral, if any, shall be delivered to and held by Secured Party pursuant hereto and shall be in suitable form for transfer or assignment in blank, all in form and substance satisfactory to Secured Party.

SECTION 2.  Payments on the Certificates.

(a)       Prior to the occurrence of an Event of Default hereunder, Pledgor shall be entitled to receive payments of interest, dividends, or other income made on the Certificates.

(b)       If, after the occurrence and continuance of an Event of Default hereunder, Pledgor shall become entitled to receive any principal, interest or premium payment in respect of the Certificates, then Pledgor shall be deemed to have accepted the same as Secured Party’s agent, shall hold such payments in trust on behalf of Secured Party, and shall immediately deliver all such payments to Secured Party. All sums of money which are received by Secured Party in respect of the Certificates pursuant to this provision shall be deemed collections under Section 9608 of the Code and shall be credited against the Obligations.

SECTION 3.  Release of Collateral.

(a)       At such time as all of the Obligations under the Loan Documents have been fully and finally satisfied, and Secured Party’s obligation to provide extensions of credit thereunder have terminated, and Borrower is no longer obligated to Secured Party under the Loan Documents, this Agreement (and the liens granted hereunder) shall automatically terminate.

SECTION 4.  Representations, Warranties, and Covenants of Pledgor.

Pledgor represents, warrants, and covenants to Secured Party that:

(a)       The Collateral is owned by Pledgor and is not subject to any restrictions on transfer or pledge;

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(b)       Pledgor has full power, authority, and legal right to pledge all of its right, title, and interest in and to the Collateral pursuant to this Agreement;

(c)       This Agreement has been duly authorized, executed, and delivered by Pledgor and constitutes a legal, valid, and binding obligation of Pledgor enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(d)       No consent of any other party (including, without limitation, other creditors of Pledgor) and no consent, license, permit, approval, or authorization of, exemption by, notice or report to, or registration, filing, or declaration with, any governmental authority, domestic or foreign, is required to be obtained by Pledgor in connection with the execution, delivery, or performance of this Agreement;

(e)       The execution, delivery, and performance by Pledgor of this Agreement requires no action by or in respect of, or filing with, any governmental body, agency, or official, and does not violate or contravene, or constitute a default under, any law or regulation applicable to Pledgor or of any material agreement, judgment, injunction, order, decree, or other instrument binding upon Pledgor, or result in the creation or imposition of any lien on any assets of Pledgor except as contemplated by this Agreement;

(f)        The pledge and assignment of the Collateral pursuant to this Agreement creates a valid first priority Lien on and a first priority perfected security interest in the Collateral, not subject to any prior lien or encumbrance in favor of any third party. Pledgor covenants that the Collateral is now and at all times shall remain free of all liens and encumbrances, other than to Secured Party. Pledgor covenants and agrees that it will defend Secured Party’s right, title and security interest in and to the Collateral against the claims and demands of all persons;

(g)       Secured Party shall have control over the Collateral within the meaning of Section 9104 of the Code, and Pledgor shall have no right to withdraw any of the Collateral, and Pledgor shall not liquidate, cause or permit to be liquidated, or effect, or cause or permit to be effected, any other disposition of the Collateral, in whole or in part;

(h)       Pledgor hereby grants to Secured Party an irrevocable power of attorney, with full power of substitution coupled with an interest, to, so long as any of the Obligations (other than inchoate obligations to indemnify Secured Party) hereunder and under the Loan Documents shall remain outstanding, execute and endorse, as applicable, on behalf of Pledgor, such financing statements, continuation financing statements, security agreements, reports, notices, and all other documents, instruments and agreements and perform any other acts (including pressing any claim) in order to: (i) perfect and maintain perfected security interest in the Collateral; (ii) fully consummate all of the transactions contemplated under this Agreement and the Loan Documents; and (iii) effect and exercise the rights and remedies of Secured Party with respect to the Collateral as set forth in this Agreement.

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SECTION 5.  No Disposition.

Except in accordance with the terms of the Loan Documents, without the prior written consent of Secured Party, Pledgor agrees that it will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, nor will it create, incur, or permit to exist any assessment, pledge, lien, mortgage, hypothecation, security interest, charge, option, or any other encumbrance with respect to any of the Collateral, any interest therein, or any proceeds thereof.

SECTION 6.  Obligations of Pledgor Unconditional.

Pledgor’s duty to perform and observe the agreements and covenants on its part contained herein shall be absolute and unconditional.

SECTION 7.  Events of Default. The occurrence and continuance of any Event of Default under the Loan Documents shall be an “Event of Default” hereunder.

SECTION 8.  Remedies Upon Default.

(a)       If an Event of Default should occur and continue, Secured Party shall have all of the rights and remedies of a secured party under the Code, under this Agreement, and under applicable law, and available in equity. In addition, Secured Party shall have the right, to the full extent permitted by law, and Pledgor shall take such action necessary or appropriate to give effect to such right and to give consents, ratifications, and waivers thereto, to take any other action with respect to the Collateral as if Secured Party were the absolute and sole owner thereof including, without limitation, the right to liquidate and/or convert to cash all or any part of the Collateral (including Certificates of Deposit) and to, at Bank’s option, apply cash proceeds thereof to Obligations then owing and/or to hold the proceeds thereof as continuing security for Obligations whether such Obligations are then due.

(b)       If an Event of Default should occur and continue, Secured Party shall have the right to exercise any and all rights and remedies provided by this Agreement (including application of any cash Collateral, to the repayment of Borrower’s obligations owing to Secured Party hereunder and under the Loan Documents), to sell the Collateral, or any part thereof, at public or private sale or on any securities exchange, for cash, upon credit, or for future delivery, and at such price or prices as Secured Party may deem commercially reasonable. Secured Party may purchase any or all of the Collateral so sold at any public sale (or, with respect to any portion of the Collateral which is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale) and thereafter hold the same free from any right or claim of whatsoever kind. Secured Party is authorized, at any such sale, if it deems it advisable to do so, to restrict the prospective bidders or purchasers of any of the Collateral to persons who will represent and agree that they are purchasing for their own account for investment, and not with a view to the distribution or sale of any of the Collateral. To the extent that any portion of the Collateral is not of a type customarily sold on a recognized market, Secured Party shall give Pledgor at least ten (10) days written notice of its intention to make any such public or private sale of that portion of the Collateral.

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(c)       Pledgor hereby agrees that any disposition of Collateral by way of a private placement or other method which in the reasonable opinion of counsel for Secured Party is required or advisable under federal and state securities laws shall be deemed to be commercially reasonable. Pledgor also agrees that, except for duties set forth in the Code, Secured Party has no duty to sell or otherwise dispose of the Collateral, either before or after an Event of Default, whether upon the request of Pledgor or otherwise.

(d)       Pledgor agrees to pay to Secured Party, promptly on demand following any Event of Default, such reasonable amount of costs, fees and expenses (all of which shall constitute obligations) incurred by Secured Party in connection with the exercise of its rights under this Section 8, including reasonable attorneys’ fees, disbursements, and legal expenses, whether or not suit is brought.

(e)       Secured Party’s remedies under this Agreement are cumulative and in addition to all other remedies which it may possess, at law, in equity, under any other agreement, or otherwise.

SECTION 9.  No Waiver.

No failure on the part of Secured Party to exercise, and no delay in exercising, any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy by Secured Party preclude any other or further exercise thereof or the exercise of any other right, power, or remedy.

SECTION 10.  Miscellaneous.

(a)       Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and to the singular include the plural, references to any gender include any other gender, the part includes the whole, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, exhibit and schedule references are to this Agreement, unless otherwise specified. Initially capitalized terms contained in this Agreement and not separately defined herein shall have the meanings ascribed thereto in the LCRA.

(b)       Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(c)       This Agreement sets forth the entire understanding between Pledgor and Secured Party regarding the subject matter of this Agreement, and all prior agreements or understandings, if any, regarding the subject matter hereof are merged herein. This Agreement may not be amended, changed, modified, altered, or terminated except by means of a writing signed by the parties hereto.

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(d)       The subject headings and the sections and subsections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

(e)       This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 11.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

(a)       THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD FOR PRINCIPLES OF CONFLICTS OF LAWS.

(b)       THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF CALIFORNIA, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT SECURED PARTY’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SECURED PARTY ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE PLEDGOR AND THE SECURED PARTY WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

(c)       THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES.

SECTION 12.  JUDICIAL REFERENCE PROVISION.

(a)       In the event the Jury Trial Waiver set forth above in Section 11 (c) above is not enforceable, the parties elect to proceed under this Judicial Reference Provision.

(b)       With the exception of the items specified in clause (c), below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to

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this Agreement or any other document, instrument or agreement between the undersigned parties (collectively in this Section, the “Comerica Documents”), will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Comerica Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).

(c)       The matters that shall not be subject to a reference are the following: (i) nonjudicial foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein.

(d)       The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

(e)       The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

(f)        The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

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(g)       Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

(h)       The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

(i)        If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

(j)        THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OTHER COMERICA DOCUMENTS.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

“PLEDGOR”

/s/ C. Fred Toney
C. Fred Toney, an individual

“SECURED PARTY”

COMERICA BANK

By	/s/ Nina L. Cortez
Name:	NINA L. CORTEZ
Title:	VICE PRESIDENT

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SECURITY AGREEMENT - PLEDGE

THIS SECURITY AGREEMENT PLEDGE (this “Agreement”), dated as of January    , 2007, is entered into by and between MEDCAP PARTNERS L.P., a Delaware limited partnership (the “Pledgor”), and COMERICA BANK, a Michigan banking corporation (the “Secured Party”).

RECITALS:

WHEREAS, CRDENTIA CORP., a Delaware corporation (“Borrower”) has executed and delivered to Secured Party a certain $2,400,000 Revolving Credit Note entered into as of the date hereof (as the same may be from time to time hereafter amended or supplemented and together with all other agreements, instruments and documents executed by and between Secured Party and Borrower in connection therewith, the “Borrower Documents”), pursuant to which Secured Party has extended and may hereafter extend certain financial accommodations to Borrower;

WHEREAS, Pledgor has executed and delivered to Secured Party a certain Guaranty entered into as of the date hereof (as the same may be from time to time hereafter amended or supplemented and together with all other agreements, instruments and documents executed by and between Secured Party and Pledgor in connection therewith, the “Pledgor Documents”, and together with the Borrower Documents, the “Loan Documents”),

WHEREAS, Pledgor has agreed to secure its and the Borrower’s obligations under the Loan Documents pursuant to the terms and provisions of this Agreement;

NOW, THEREFORE, in consideration of the recitals and for other good and valuable consideration, receipt of which is hereby acknowledged, Pledgor hereby agrees with Secured Party as follows:

SECTION 1.  Pledge.

(a)       Unless otherwise defined herein, each term used in this Agreement which is defined in the California Uniform Commercial Code, as amended from time to time, (the “Code”) shall have the meaning set forth herein.

(b)       Pledgor hereby pledges and grants to Secured Party a first priority lien on and security interest in each and all of the following items of collateral (hereinafter collectively referred to as the “Collateral”):

(i)        All of Pledgor’s right, title and interest, including the right to receive all payments of principal and interest, in and to that certain $250,000.00 certificate of deposit, #385107235470 with Bank, together with any and all additions, renewals, replacements, rollovers, reinvestments or substitutions thereof or therefor (the “Certificates”): and

Security Agreement (Medcap Partners L.P.)

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(ii)       All proceeds of the Certificates, including all rights, benefits, principal payments, interest payments, dividends, distributions, premiums, profits, documents, accounts, instruments, general intangibles, deposit accounts, money and whatever other tangible and intangible property is received by the Pledgor upon the liquidation, sale or other disposition of the Certificates, or the proceeds thereof.

(c)       This Agreements secures, and the Collateral is security for, the prompt and complete payment of any and all debts, liabilities, obligations (including the obligations of Pledgor and/or Borrower under the Loan Documents), covenants and duties owing by Pledgor and/or Borrower to Secured Party of any kind and description, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising under this Agreement or the Loan Documents, and further including all costs, fees, and expenses which Pledgor and/or Borrower is required to pay or reimburse by this Agreement or the Loan Documents by law or otherwise (collectively, the “Obligations”).

(d)       Pledgor further agrees to execute and deliver to Secured Party, or to such other party as Secured Party shall direct, in form and substance as Secured Party shall reasonably request, all security agreements, control agreements, assignments, financing statements, instructions, instruments, notices, and other documents or agreements and to take all further action, at the expense of Pledgor, from time to time reasonably requested by Secured Party in order to maintain a first priority perfected security interest in the Collateral in favor of Secured Party or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to the Collateral, or to effect a transfer of the Collateral or any part thereof. Pledgor shall take all steps necessary to ensure that all certificates (including certificated securities) or instruments representing or evidencing the Collateral, if any, shall be delivered to and held by Secured Party pursuant hereto and shall be in suitable form for transfer or assignment in blank, all in form and substance satisfactory to Secured Party.

SECTION 2.  Payments on the Certificates.

(a)       Prior to the occurrence of an Event of Default hereunder, Pledgor shall be entitled to receive payments of interest, dividends, or other income made on the Certificates.

(b)       If, after the occurrence and continuance of an Event of Default hereunder, Pledgor shall become entitled to receive any principal, interest or premium payment in respect of the Certificates, then Pledgor shall be deemed to have accepted the same as Secured Party’s agent, shall hold such payments in trust on behalf of Secured Party, and shall immediately deliver all such payments to Secured Party. All sums of money which are received by Secured Party in respect of the Certificates pursuant to this provision shall be deemed collections under Section 9608 of the Code and shall be credited against the Obligations.

SECTION 3.  Release of Collateral.

(a)       At such time as all of the Obligations under the Loan Documents have been fully and finally satisfied, and Secured Party’s obligation to provide extensions of credit thereunder have terminated, and Pledgor and Borrower are no longer obligated to Secured Party

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under the Loan Documents, this Agreement (and the liens granted hereunder) shall automatically terminate.

SECTION 4.  Representations, Warranties, and Covenants of Pledgor.

Pledgor represents, warrants, and covenants to Secured Party that:

(a)       The Collateral is owned by Pledgor and is not subject to any restrictions on transfer or pledge;

(b)       Pledgor has full power, authority, and legal right to pledge all of its right, title, and interest in and to the Collateral pursuant to this Agreement;

(c)       This Agreement has been duly authorized, executed, and delivered by Pledgor and constitutes a legal, valid, and binding obligation of Pledgor enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(d)       No consent of any other party (including, without limitation, other creditors of Pledgor) and no consent, license, permit, approval, or authorization of, exemption by, notice or report to, or registration, filing, or declaration with, any governmental authority, domestic or foreign, is required to be obtained by Pledgor in connection with the execution, delivery, or performance of this Agreement;

(e)       The execution, delivery, and performance by Pledgor of this Agreement requires no action by or in respect of, or filing with, any governmental body, agency, or official, and does not violate or contravene, or constitute a default under, any law or regulation applicable to Pledgor or of any material agreement, judgment, injunction, order, decree, or other instrument binding upon Pledgor, or result in the creation or imposition of any lien on any assets of Pledgor except as contemplated by this Agreement;

(f)        The pledge and assignment of the Collateral pursuant to this Agreement creates a valid first priority Lien on and a first priority perfected security interest in the Collateral, not subject to any prior lien or encumbrance in favor of any third party. Pledgor covenants that the Collateral is now and at all times shall remain free of all liens and encumbrances, other than to Secured Party. Pledgor covenants and agrees that it will defend Secured Party’s right, title and security interest in and to the Collateral against the claims and demands of all persons;

(g)       Secured Party shall have control over the Collateral within the meaning of Section 9104 of the Code, and Pledgor shall have no right to withdraw any of the Collateral, and Pledgor shall not liquidate, cause or permit to be liquidated, or effect, or cause or permit to be effected, any other disposition of the Collateral, in whole or in part;

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(h)       Pledgor hereby grants to Secured Party an irrevocable power of attorney, with full power of substitution coupled with an interest, to, so long as any of the Obligations (other than inchoate obligations to indemnify Secured Party) hereunder and under the Loan Documents shall remain outstanding, execute and endorse, as applicable, on behalf of Pledgor, such financing statements, continuation financing statements, security agreements, reports, notices, and all other documents, instruments and agreements and perform any other acts (including pressing any claim) in order to: (i) perfect and maintain perfected security interest in the Collateral; (ii) fully consummate all of the transactions contemplated under this Agreement and the Loan Documents; and (iii) effect and exercise the rights and remedies of Secured Party with respect to the Collateral as set forth in this Agreement.

SECTION 5.  No Disposition.

Except in accordance with the terms of the Loan Documents, without the prior written consent of Secured Party, Pledgor agrees that it will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, nor will it create, incur, or permit to exist any assessment, pledge, lien, mortgage, hypothecation, security interest, charge, option, or any other encumbrance with respect to any of the Collateral, any interest therein, or any proceeds thereof.

SECTION 6.  Obligations of Pledgor Unconditional.

Pledgor’s duty to perform and observe the agreements and covenants on its part contained herein shall be absolute and unconditional.

SECTION 7.  Events of Default. The occurrence and continuance of any Event of Default under the Loan Documents shall be an “Event of Default” hereunder.

SECTION 8.  Remedies Upon Default.

(a)       If an Event of Default should occur and continue, Secured Party shall have all of the rights and remedies of a secured party under the Code, under this Agreement, and under applicable law, and available in equity. In addition, Secured Party shall have the right, to the full extent permitted by law, and Pledgor shall take such action necessary or appropriate to give effect to such right and to give consents, ratifications, and waivers thereto, to take any other action with respect to the Collateral as if Secured Party were the absolute and sole owner thereof including, without limitation, the right to liquidate and/or convert to cash all or any part of the Collateral (including Certificates of Deposit) and to, at Bank’s option, apply cash proceeds thereof to Obligations then owing and/or to hold the proceeds thereof as continuing security for Obligations whether such Obligations are then due.

(b)       If an Event of Default should occur and continue, Secured Party shall have the right to exercise any and all rights and remedies provided by this Agreement (including application of any cash Collateral, to the repayment of Pledgor’s or Borrower’s obligations owing to Secured Party hereunder and under the Loan Documents), to sell the Collateral, or any part thereof, at public or private sale or on any securities exchange, for cash, upon credit, or for future delivery, and at such price or prices as Secured Party may deem commercially reasonable.

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Secured Party may purchase any or all of the Collateral so sold at any public sale (or, with respect to any portion of the Collateral which is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale) and thereafter hold the same free from any right or claim of whatsoever kind. Secured Party is authorized, at any such sale, if it deems it advisable to do so, to restrict the prospective bidders or purchasers of any of the Collateral to persons who will represent and agree that they are purchasing for their own account for investment, and not with a view to the distribution or sale of any of the Collateral. To the extent that any portion of the Collateral is not of a type customarily sold on a recognized market, Secured Party shall give Pledgor at least ten (10) days written notice of its intention to make any such public or private sale of that portion of the Collateral.

(c)       Pledgor hereby agrees that any disposition of Collateral by way of a private placement or other method which in the reasonable opinion of counsel for Secured Party is required or advisable under federal and state securities laws shall be deemed to be commercially reasonable. Pledgor also agrees that, except for duties set forth in the Code, Secured Party has no duty to sell or otherwise dispose of the Collateral, either before or after an Event of Default, whether upon the request of Pledgor or otherwise.

(d)       Pledgor agrees to pay to Secured Party, promptly on demand following any Event of Default, such reasonable amount of costs, fees and expenses (all of which shall constitute obligations) incurred by Secured Party in connection with the exercise of its rights under this Section 8, including reasonable attorneys’ fees, disbursements, and legal expenses, whether or not suit is brought.

(e)       Secured Party’s remedies under this Agreement are cumulative and in addition to all other remedies which it may possess, at law, in equity, under any other agreement, or otherwise.

SECTION 9.  No Waiver.

No failure on the part of Secured Party to exercise, and no delay in exercising, any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy by Secured Party preclude any other or further exercise thereof or the exercise of any other right, power, or remedy.

SECTION 10.  Miscellaneous.

(a) Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and to the singular include the plural, references to any gender include any other gender, the part includes the whole, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, exhibit and schedule references are to this Agreement, unless otherwise specified. Initially capitalized terms contained in this

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Agreement and not separately defined herein shall have the meanings ascribed thereto in the LCRA.

(b)       Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(c)       This Agreement sets forth the entire understanding between Pledgor and Secured Party regarding the subject matter of this Agreement, and all prior agreements or understandings, if any, regarding the subject matter hereof are merged herein. This Agreement may not be amended, changed, modified, altered, or terminated except by means of a writing signed by the parties hereto.

(d)       The subject headings and the sections and subsections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

(e)       This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 11.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

(a)       THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD FOR PRINCIPLES OF CONFLICTS OF LAWS.

(b)       THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF CALIFORNIA, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT SECURED PARTY’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SECURED PARTY ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE PLEDGOR AND THE SECURED PARTY WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

(c)       THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED

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UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES.

SECTION 12.  JUDICIAL REFERENCE PROVISION.

(a)       In the event the Jury Trial Waiver set forth above in Section 11(c) above is not enforceable, the parties elect to proceed under this Judicial Reference Provision.

(b)       With the exception of the items specified in clause (c), below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement or any other document, instrument or agreement between the undersigned parties (collectively in this Section, the “Comerica Documents”), will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Comerica Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).

(c)       The matters that shall not be subject to a reference are the following: (i) nonjudicial foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein.

(d)       The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

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(e)       The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

(f)        The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

(g)       Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

(h)       The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

(i)        If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would

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otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

(j)        THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OTHER COMERJCA DOCUMENTS.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

“PLEDGOR”

MEDCAP PARTNERS L.P.

By	/s/ C. Fred Toney
Name:	C. Fred Toney
Title:	Managing Member of G.P.

“SECURED PARTY”

COMERICA BANK

By	/s/ Nina L. Cortez
Name:	NINA L. CORTEZ
Title:	VICE PRESIDENT

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Guaranty

The undersigned, for value received, unconditionally and absolutely guarantee(s) to Comerica Bank (“Bank”), and to the Bank’s successors and assigns, payment when due, whether by stated maturity, demand, acceleration or otherwise, of all existing and future indebtedness to the Bank of CRDENTIA CORP., a Delaware corporation (“Borrower”) or any successor in interest, including without limit any debtor-in-possession or trustee in bankruptcy which succeeds to the interest of this party or person (jointly and severally the “Borrower”), however this indebtedness has been or may be incurred or evidenced, whether absolute or contingent direct or indirect, voluntary or involuntary, liquidated or unliquidated, joint or several, and whether or not known to the undersigned at the time of this Guaranty or at the time any future indebtedness is incurred (the “Indebtedness”).

The Indebtedness guaranteed includes without limit: (a) any and all direct indebtedness of the Borrower to the Bank, including indebtedness evidenced by any and all promissory notes; (b) any and all obligations or liabilities of the Borrower to the Bank arising under any guaranty where the Borrower has guaranteed the payment of indebtedness owing to the Bank from a third party; (c) any and all obligations or liabilities of the Borrower to the Bank arising from applications or agreements for the issuance of letters of credit; (d) any and all obligations or liabilities of the Borrower to the Bank arising out of any other agreement by the Borrower including without limit any agreement to indemnify the Bank for environmental liability or to clean up hazardous waste; (e) any and all indebtedness, obligations or liabilities for which the Borrower would otherwise be liable to the Bank were it not for the invalidity, irregularity or unenforceability of them by reason of any bankruptcy, insolvency or other law or order of any kind, or for any other reason, including without limit liability for interest and attorneys’ fees on, or in connection with, any of the Indebtedness from and after the filing by or against the Borrower of a bankruptcy petition whether an involuntary or voluntary bankruptcy case, including, without limitation, all attorneys’ fees and costs incurred in connection with motions for relief from stay, cash collateral motions, nondischargeability motions, preference liability motions, fraudulent conveyance liability motions, fraudulent transfer liability motions and all other motions brought by Borrower, Guarantor, Bank or third parties in any way relating to Bank’s rights with respect to such Borrower, Guarantor, or third party and/or affecting any collateral securing any obligation owed to Bank by Borrower, Guarantor, or any third party, probate proceedings, on appeal or otherwise; (f) any and all amendments, modifications, renewals and/or extensions of any of the above, including without limit amendments, modifications, renewals and/or extensions which are evidenced by new or additional instruments, documents or agreements; and (g) all costs of collecting Indebtedness, including without limit reasonable attorneys’ fees and costs.

The undersigned waive(s) notice of acceptance of this Guaranty and presentment, demand, protest, notice of protest, dishonor, notice of dishonor, notice of default, notice of intent to accelerate or demand payment of any Indebtedness, and diligence in collecting any Indebtedness, and agree(s) that the Bank may modify the terms of any Indebtedness, compromise, extend, increase, accelerate, renew or forbear to enforce payment of any or all Indebtedness, or permit the Borrower to incur additional Indebtedness, all without notice to the undersigned and without affecting in any manner the unconditional obligation of the undersigned under this Guaranty. The undersigned further waive(s) any and all other notices to which the undersigned might otherwise be entitled. The undersigned acknowledge(s) and agree(s) that the liabilities created by this Guaranty are direct and are not conditioned upon pursuit by the Bank of any remedy the Bank may have against the Borrower or any other person or any security. No invalidity, irregularity or unenforceability of any part or all of the Indebtedness or any documents evidencing the same, by reason of any bankruptcy, insolvency or other law or order of any kind or for any other reason, and no defense or setoff available at any time to the Borrower, shall impair, affect or be a defense or setoff to the obligations of the undersigned under this Guaranty.

The undersigned deliver(s) this Guaranty based solely on the undersigned’s independent investigation of the financial condition of the Borrower and is (are) not relying on any information furnished by the Bank. The undersigned assume(s) full responsibility for obtaining any further information concerning the Borrower’s financial condition, the status of the Indebtedness or any other matter which the undersigned may deem necessary or appropriate from time to time. The undersigned waive(s) any duty on the part of the Bank, and agree(s) that it is not relying upon nor expecting the Bank to disclose to the undersigned any fact now or later known by the Bank, whether relating to the operations or condition of the Borrower, the existence, liabilities or financial condition of any co-guarantor of the Indebtedness, the occurrence of any default with respect to the Indebtedness, or otherwise, notwithstanding any effect these facts may have upon the undersigned’s risk under this Guaranty or the undersigned’s rights against the Borrower. The undersigned knowingly accept(s) the full range of risk encompassed in this Guaranty, which risk includes without limit the possibility that the

Borrower may incur Indebtedness to the Bank after the financial condition of the Borrower, or its ability to pay its debts as they mature, has deteriorated.

The undersigned represent(s) and warrant(s) that: (a) the Bank has made no representation to the undersigned as to the creditworthiness of the Borrower; and (b) the undersigned has (have) established adequate means of obtaining from the Borrower on a continuing basis financial and other information pertaining to the Borrower’s financial condition. The undersigned agree(s) to keep adequately informed of any facts, events or circumstances which might in any way affect the risks of the undersigned under this Guaranty.

The undersigned grant(s) to the Bank a security interest in and the right of setoff as to any and all property of the undersigned now or later in the possession of the Bank. The undersigned subordinate(s) any claim of any nature that the undersigned now or later has (have) against the Borrower to and in favor of all Indebtedness and agree(s) not to accept payment or satisfaction of any claim that the undersigned now or later may have against the Borrower without the prior written consent of the Bank. Should any payment, distribution, security, or proceeds, be received by the undersigned upon or with respect to any claim that the undersigned now or may later have against the Borrower, the undersigned shall immediately deliver the same to the Bank in the form received (except for endorsement or assignment by the undersigned where required by the Bank) for application on the Indebtedness, whether matured or unmatured, and until delivered the same shall be held in trust by the undersigned as the property of the Bank. The undersigned further assign(s) to the Bank as collateral for the obligations of the undersigned under this Guaranty all claims of any nature that the undersigned now or later has (have) against the Borrower (other than any claim under a deed of trust or mortgage covering real property) with full right on the part of the Bank, in its own name or in the name of the undersigned, to collect and enforce these claims.

The undersigned agree(s) that no security now or later held by the Bank for the payment of any Indebtedness, whether from the Borrower, any guarantor, or otherwise, and whether in the nature of a security interest, pledge, lien, assignment, setoff, suretyship, guaranty, indemnity, insurance or otherwise, shall affect in any manner the unconditional obligation of the undersigned under this Guaranty, and the Bank, in its sole discretion, without notice to the undersigned, may release, exchange, enforce and otherwise deal with any security without affecting in any manner the unconditional obligation of the undersigned under this Guaranty. The undersigned acknowledges(s) and agree(s) that the Bank has no obligation to acquire or perfect any lien on or security interest in any asset(s), whether realty or personalty, to secure payment of the Indebtedness, and the undersigned is (are) not relying upon any asset(s) in which the Bank has or may have a lien or security interest for payment of the Indebtedness.

The undersigned acknowledge(s) that the effectiveness of this Guaranty is not conditioned on any or all of the Indebtedness being guaranteed by anyone else.

Until the Indebtedness is irrevocably paid in full, the undersigned waive(s) any and all rights to be subrogated to the position of the Bank or to have the benefit of any lien, security interest or other guaranty now or later held by the Bank for the Indebtedness or to enforce any remedy which the Bank now or later has against the Borrower or any other person. Until the Indebtednes is irrevocably paid in full, the undersigned shall have no right of reimbursement, indemnity, contribution or other right of recourse to or with respect to the Borrower or any other person. The undersigned agree(s) to indemnify and hold harmless the Bank from and against any and all claims, actions, damages, costs and expenses, including without limit reasonable attorneys’ fees, incurred by the Bank in connection with the undersigned’s exercise of any right of subrogation, contribution, indemnification or recourse with respect to this Guaranty. The Bank has no duty to enforce or protect any rights which the undersigned may have against the Borrower or any other person and the undersigned assume(s) full responsibility for enforcing and protecting these rights.

Notwithstanding any provision of the preceding paragraph or anything else in this Guaranty to the contrary, if any of the undersigned is or becomes “an “insider” or “affiliate” (as defined in Section 101 of the Federal Bankruptcy Code, as it may be amended) with respect to the Borrower, then that undersigned irrevocably and absolutely waives any and all rights of subrogation, contribution, indemnification, recourse, reimbursement and any similar rights against the Borrower (or any other guarantor) with respect to this Guaranty, whether such rights arise under an express or implied contract or by operation of law. It is the intention of the parties that the undersigned shall not be (or be deemed to be) a “creditor” (as defined in Section 101 of the Federal Bankruptcy Code, as it may be amended) of the Borrower (or any other guarantor) by reason of the existence of this Guaranty in the event that the Borrower becomes a debtor in any proceeding under the

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Federal Bankruptcy Code. This waiver is given to induce the Bank to enter into certain written contracts with the Borrower included in the Indebtedness. The undersigned warrant(s) and agree(s) that none of Bank’s rights, remedies or interests shall be directly or indirectly impaired because of any of the undersigned’s status as an “insider” or “affiliate” of the Borrower, and undersigned shall take any action, and shall execute any document, which the Bank may request in order to effectuate this warranty to the Bank.

If any Indebtedness is guaranteed by two or more guarantors, the obligation of the undersigned shall be several and also joint, each with all and also each with any one or more of the others, and may be enforced at the option of the Bank against each severally, any two or more jointly, or some severally and some jointly. The Bank, in its sole discretion, may release any one or more of the guarantors for any consideration which it deems adequate, and may fail or elect not to prove a claim against the estate of any bankrupt, insolvent, incompetent or deceased guarantor; and after that, without notice to any other guarantor, the Bank may extend or renew any or all Indebtedness and may permit the Borrower to incur additional Indebtedness, without affecting in any manner the unconditional obligation of the remaining guarantor(s). This action by the Bank shall not, however, be deemed to affect any right to contribution which may exist among the guarantors.

Any of the undersigned may terminate their obligation under this Guaranty as to future Indebtedness (except as provided below) by (and only by) delivering written notice of termination to an officer of the Bank and receiving from an officer of the Bank written acknowledgement of delivery; provided, the termination shall not be effective until the opening of business on the fifth (5th) day following written acknowledgement of delivery. Any termination shall not affect in any way the unconditional obligations of the remaining guarantor(s), whether or not the termination is known to the remaining guarantor(s). Any termination shall not affect in any way the unconditional obligations of the terminating guarantor(s) as to any Indebtedness existing at the effective date of termination or any Indebtedness created after that pursuant to any commitment or agreement of the Bank or any Borrower loan with the Bank existing at the effective date of termination (whether advances or readvances by the Bank are optional or obligatory), or any modifications, extensions or renewals of any of this Indebtedness, whether in whole or in part, and as to all of this Indebtedness and modifications, extensions or renewals of it, this Guaranty shall continue effective until the same shall have been fully paid. The Bank has no duty to give notice of termination by any guarantor(s) to any remaining guarantor(s). The undersigned shall indemnify the Bank against all claims, damages, costs and expenses, including without limit reasonable attorneys’ fees and costs, incurred by the Bank in connection with any suit, claim or action against the Bank arising out of any modification or termination of a Borrower loan or any refusal by the Bank to extend additional credit in connection with the termination of this Guaranty.

Notwithstanding any prior revocation, termination, surrender or discharge of this Guaranty (or of any lien, pledge or security interest securing this Guaranty) in whole or part, the effectiveness of this Guaranty, and of all liens, pledges and security interests securing this Guaranty, shall automatically continue or be reinstated, as the case may be, in the event that (a) any payment received or credit given by the Bank in respect of the Indebtedness is returned, disgorged or rescinded as a preference, impermissible setoff, fraudulent conveyance, diversion of trust funds, or otherwise under any applicable state or federal law, including, without limitation, laws pertaining to bankruptcy or insolvency, in which case this Guaranty, and all liens, pledges and security interests securing this Guaranty, shall be enforceable against the undersigned as if the returned, disgorged or rescinded payment or credit had not been received or given by the Bank, and whether or not the Bank relied upon this payment or credit or changed its position as a consequence of it; or (b) any liability is imposed, or sought to be imposed, against the Bank relating to the environmental condition of, or the presence of hazardous or toxic substances on, in or about, any property given as collateral to the Bank by the Borrower, whether this condition is known or unknown, now exists or subsequently arises (excluding only conditions which arise after any acquisition by the Bank of any such property, by foreclosure, in lieu of foreclosure or otherwise, to the extent due to the wrongful act or omission of the Bank), in which case this Guaranty, and all liens, pledges and security interests securing this Guaranty, shall be enforceable against the undersigned to the extent of all liability, costs and expenses (including without limit reasonable attorneys’ fees and costs) incurred by the Bank as the direct or indirect result of any environmental condition or hazardous or toxic substances. In the event of continuation or reinstatement of this Guaranty and the liens, pledges and security interests securing it, the undersigned agree(s) upon demand by the Bank to execute and deliver to the Bank those documents which the Bank determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of the undersigned to do so shall not affect in any way the reinstatement or continuation. If the undersigned do(es) not execute and deliver to the Bank upon demand such documents, the Bank and each Bank officer is irrevocably appointed (which appointment is coupled with an interest) the true and lawful attorney of the undersigned (with full power of substitution) to execute and deliver such documents in the

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name and on behalf of the undersigned. For purposes of this Guaranty, “environmental condition” includes, without limitation, conditions existing with respect to the surface or ground water, drinking water supply, land surface or subsurface and the air; and “hazardous or toxic substances” shall include any and all substances now or subsequently determined by any federal, state or local authority to be hazardous or toxic, or otherwise regulated by any of these authorities.

Although the intent of the undersigned and the Bank is that California law shall apply to this Guaranty, regardless of whether California law applies, the undersigned further agree(s) as follows: With respect to the limitation, if any, stated in the Additional Provisions below on the amount of principal guaranteed under this Guaranty, the undersigned agree(s) that (a) this limitation shall not be a limitation on the amount of Borrower’s Indebtedness to the Bank; (b) any payments by the undersigned shall not reduce the maximum liability of the undersigned under this Guaranty unless written notice to that effect is actually received by the Bank at or prior to the time of the payment; and (c) the liability of the undersigned to the Bank shall at all times be deemed to be the aggregate liability of the undersigned under this Guaranty and any other guaranties previously or subsequently given to the Bank by the undersigned and not expressly revoked, modified or invalidated in writing.

The undersigned waive(s) any right to require the Bank to: (a) proceed against any person, including without limit the Borrower; (b) proceed against or exhaust any security held from the Borrower or any other person; (c) pursue any other remedy in the Bank’s power; or (d) make any presentments or demands for performance, or give any notices of nonperformance, protests, notices of protest, or notices of dishonor in connection with any obligations or evidences of Indebtedness held by the Bank as security, in connection with any other obligations or evidences of indebtedness which constitute in whole or in part Indebtedness, or in connection with the creation of new or additional Indebtedness.

The undersigned authorize(s) the Bank, either before or after termination of this Guaranty, without notice to or demand on the undersigned and without affecting the undersigned’s liability under this Guaranty, from time to time to: (a) apply any security and direct the order or manner of sale of it, including without limit, a nonjudicial sale permitted by the terms of the controlling security agreement, mortgage or deed of trust, as the Bank in its discretion may determine; (b) release or substitute any one or more of the endorsers or any other guarantors of the Indebtedness; and (c) apply payments received by the Bank from the Borrower to any indebtedness of the Borrower to the Bank, in such order as the Bank shall determine in its sole discretion, whether or not this indebtedness is covered by this Guaranty, and the undersigned waive(s) any provision of law regarding application of payments which specifies otherwise. The Bank may without notice assign this Guaranty in whole or in part. Upon the Bank’s request, the undersigned agree(s) to provide to the Bank copies of the undersigned’s financial statements.

The undersigned waive(s) any defense based upon or arising by reason of (a) any disability or other defense of the Borrower or any other person; (b) the cessation or limitation from any cause whatsoever, other than final and irrevocable payment in full, of the Indebtedness; (c) any lack of authority of any officer, director, partner, agent or any other person acting or purporting to act on behalf of the Borrower which is a corporation, partnership or other type of entity, or any defect in the formation of the Borrower; (d) the application by the Borrower of the proceeds of any Indebtedness for purposes other than the purposes represented by the Borrower to the Bank or intended or understood by the Bank or the undersigned; (e) any act or omission by the Bank which directly or indirectly results in or aids the discharge of the Borrower or any Indebtedness by operation of law or otherwise; or (f) any modification of the Indebtedness, in any form whatsoever including without limit any modification made after effective termination, and including without limit, the renewal, extension, acceleration or other change in time for payment of the Indebtedness, or other change in the terms of any Indebtedness, including without limit increase or decrease of the interest rate. The undersigned understands that, absent this waiver, Bank’s election of remedies, including but not limited to its decision to proceed to nonjudicial foreclosure on any real property securing the Indebtedness, could preclude Bank from obtaining a deficiency judgment against Borrower and the undersigned pursuant to California Code of Civil Procedure sections 580a, 580b, 580d or 726 and could also destroy any subrogation rights which the undersigned has against Borrower. The undersigned further understands that, absent this waiver, California law, including without limitation, California Code of Civil Procedure sections 580a, 580b, 580d or 726, could afford the undersigned one or more affirmative defenses to any action maintained by Bank against the undersigned on this Guaranty.

The undersigned waives any and all rights and provisions of California Code of Civil Procedure sections 580a, 580b, 580d and 726, including, but not limited to any provision thereof that: (i) may limit the time period for Bank to commence a

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lawsuit against Borrower or the undersigned to collect any Indebtedness owing by Borrower or the undersigned to Bank; (ii) may entitle Borrower or the undersigned to a judicial or nonjudicial determination of any deficiency owed by Borrower or the undersigned to Bank, or to otherwise limit Bank’s right to collect a deficiency based on the fair market value of such real property security; (iii) may limit Bank’s right to collect a deficiency judgment after a sale of any real property securing the Indebtedness; (iv) may require Bank to take only one action to collect the Indebtedness or that may otherwise limit the remedies available to Bank to collect the Indebtedness.

The undersigned waives all rights and defenses arising out of an election of remedies by Bank even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the undersigned’s rights of subrogation and reimbursement against Borrower by the operation of Section 580d of the Code of Civil Procedure or otherwise.

Without limiting the generality of any other waiver or other provision set forth in this Guaranty, each undersigned Guarantor waives all rights and defenses that any such undersigned Guarantor may have because the Indebtedness is secured by real property. This means, among other things:

(1)       Bank may collect from any undersigned Guarantor without first foreclosing on any real or personal property collateral pledged by any Borrower to secure the Indebtedness.

(2)       If Bank forecloses on any real property collateral pledged by any Borrower to secure the Indebtedness:

(a)       the amount of the Indebtedness may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

(b)       Bank may collect from any undersigned Guarantor even if Bank, by foreclosing on the real property pledged as collateral, has destroyed any right that the undersigned Guarantor may have to collect from Borrower.

This is an unconditional and irrevocable waiver of any rights and defenses each undersigned Guarantor may have because the Indebtedness is secured by Real Property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, EACH UNDERSIGNED GUARANTOR HEREBY WAIVES, TO THE MAXIMUM EXTENT SUCH WAIVER IS PERMITTED BY LAW, ANY AND ALL BENEFITS, DEFENSES TO PAYMENT OR PERFORMANCE, OR ANY RIGHT TO PARTIAL OR COMPLETE EXONERATION ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE SECTIONS 2799, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2838, 2839, 2845, 2847, 2848, 2849, AND 2850.

The undersigned acknowledges and agrees that this is a knowing and informed waiver of the undersigned’s rights as discussed above and that Bank is relying on this waiver in extending credit to Borrower.

The undersigned acknowledge(s) that the Bank has the right to sell, assign, transfer, negotiate, or grant participations in all or any part of the Indebtedness and any related obligations, including without limit this Guaranty. In connection with that right, the Bank may disclose any documents and information which the Bank now or later acquires relating to the undersigned and this Guaranty, whether furnished by the Borrower, the undersigned or otherwise. The undersigned further agree(s) that the Bank may disclose these documents and information to the Borrower. The undersigned agree(s) that the Bank may provide information relating to this Guaranty or to the undersigned to the Bank’s parent, affiliates, subsidiaries and service providers.

The total obligation under this Guaranty shall be UNLIMITED unless specifically limited in the Additional Provisions of this Guaranty, and this obligation (whether unlimited or limited to the extent indicated in the Additional Provisions) shall include, IN ADDITION TO any limited amount of principal guaranteed, any and all interest on all Indebtedness and any and all costs and expenses of any kind, including without limit reasonable attorneys’ fees and costs, incurred by the Bank at any time(s) for any reason in enforcing any of the duties and obligations of the undersigned under this Guaranty or

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otherwise incurred by the Bank in any way connected with this Guaranty, the Indebtedness or any other guaranty of the Indebtedness (including without limit reasonable attorneys’ fees and other expenses incurred in any suit involving the conduct of the Bank, the Borrower or the undersigned). All of these costs and expenses shall be payable immediately by the undersigned when incurred by the Bank, without demand, and until paid shall bear interest at the highest per annum rate applicable to any of the Indebtedness, but not in excess of the maximum rate permitted by law. Any reference in this Guaranty to attorneys’ fees shall be deemed a reference to fees, charges, costs and expenses of both in-house and outside counsel and paralegals, whether or not a suit or action is instituted, and to court costs if a suit or action is instituted, and whether attorneys’ fees or court costs are incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding or otherwise. Any reference in the Additional Provisions or elsewhere (a) to this Guaranty being secured by certain collateral shall NOT be deemed to limit the total obligation of the undersigned under this Guaranty or (b) to this Guaranty being limited in any respect shall NOT be deemed to limit the total obligation of the undersigned under any prior or subsequent guaranty given by the undersigned to the Bank.

The undersigned unconditionally and irrevocably waive(s) each and every defense and setoff of any nature which, under principles of guaranty or otherwise, would operate to impair or diminish in any way the obligation of the undersigned under this Guaranty, and acknowledge(s) that each such waiver is by this reference incorporated into each security agreement, collateral assignment, pledge and/or other document from the undersigned now or later securing this Guaranty and/or the Indebtedness, and acknowledge(s) that as of the date of this Guaranty no such defense or setoff exists. The undersigned acknowledge(s) that the effectiveness of this Guaranty is subject to no conditions of any kind.

This Guaranty shall remain effective with respect to successive transactions which shall either continue the Indebtedness, increase or decrease it, or from time to time create new Indebtedness after all or any prior Indebtedness has been satisfied, until this Guaranty is terminated in the manner and to the extent provided above.

The undersigned warrant(s) and agree(s) that each of the waivers set forth above are made with the undersigned’s full knowledge of their significance and consequences, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law If any of these waivers are determined to be contrary to any applicable law or public policy, these waivers shall be effective only to the extent permitted by law.

This Guaranty constitutes the entire agreement of the undersigned and the Bank with respect to the subject matter of this Guaranty. No waiver, consent, modification or change of the terms of this Guaranty shall bind any of the undersigned or the Bank unless in writing and signed by the waiving party or an authorized officer of the waiving party, and then this waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given. This Guaranty shall inure to the benefit of the Bank and its successors and assigns. This Guaranty shall be binding on the undersigned and the undersigned’s heirs, legal representatives, successors and assigns including, without limit, any debtor in possession or trustee in bankruptcy for any of the undersigned. The undersigned has (have) knowingly and voluntarily entered into this Guaranty in good faith for the purpose of inducing the Bank to extend credit or make other financial accommodations to the Borrower, and the undersigned acknowledge(s) that the terms of this Guaranty are reasonable. If any provision of this Guaranty is unenforceable in whole or in part for any reason, the remaining provisions shall continue to be effective. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

Additional Provisions (if any): (a) The undersigned hereby covenants and agrees to deliver to Bank not later than 30 days after end of each fiscal quarter, internally prepared financial statements of the undersigned, prepared in accordance with GAAP and certified as true and correct by an authorized officer of the undersigned; and

(b) THE TOTAL OBLIGATION UNDER THIS GUARANTY SHALL NOT EXCEED THE PRINCIPAL AMOUNT OF FOUR HUNDRED THOUSAND DOLLARS ($400,000), PLUS ALL INTEREST ON THAT AMOUNT AND ALL COSTS INCURRED BY THE BANK IN COLLECTION EFFORTS AGAINST THE BORROWER AND/OR THE UNDERSIGNED INCLUDING, WITHOUT LIMIT, REASONABLE ATTORNEY FEES.

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THE UNDERSIGNED AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS GUARANTY OR THE INDEBTEDNESS.

IN WITNESS WHEREOF, the undersigned has (have) signed this Guaranty on January 24, 2007.

WITNESSES:	GUARANTOR: MEDCAP PARTNERS L.P.
Janna Gunter	By:	MEDCAP MANAGEMENT & RESEARCH LLC, as General Partner
Print Name:
	By:	/s/ C. Fred Toney
SIGNATURE OF
	Its:	Managing Member of the G.P.

BORROWER(S): CRDENTIA CORP.	GUARANTOR’S ADDRESS 500 Third Street Suite 535 San Francisco, CA 94107

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CERTIFICATE OF ACKNOWLEDGMENT

STATE OF CALIFORNIA

COUNTY OF SAN FRANCISCO

On 1/24/07 before me, Janna L. Gunter personally appeared C. Fred Toney personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

(SEAL)	/s/ Janna L. Gunter
(Notary Public’s Signature)

Janna L. Gunter
(Type or Print Name)

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Resolutions and Incumbency Certification

I certify that I am the duly elected and qualified Secretary of Medcap Management & Research LLC (“Corporation”) and the keeper of the records of the Corporation; that the Corporation is the general partner of Medcap Partners L.P., a Delaware limited partnership; that the following is a true and correct copy of resolutions duly adopted by the officers/members/managers of the Corporation in accordance with its operating agreement and applicable statutes on or as of January 19, 2007.

Copy of Resolutions:

Whereas, the Corporation is general partner and managing member of Medcap Partners L.P., a limited partnership (the “Partnership”);

Whereas, this Partnership is financially interested in the affairs of Crdentia Corp. (“Borrower”); and

Whereas, there has been presented to the Partnership and Corporation certain documents and instruments including but not limited to a Guaranty (“Agreement”) of indebtedness of Borrower to be executed and delivered by the Partnership to Comerica Bank (“Bank”), as yet unexecuted, in favor of Bank, pertaining to the existing and/or future indebtedness of the Borrower to the Bank; and

Whereas, in order to induce the Bank to extend credit or other financial accommodations to the Borrower, the Partnership and Corporation deems it advisable, desirable, and in the best interests of this Partnership that the Partnership enter into the Agreement;

Be It Resolved, That:

1.         Any one of the following officers of the Corporation, acting in the Corporation’s capacity as managing member of the Partnership:

Name:	Title:	Signature
C. Fred Toney	Managing Member of G.P.	/s/ C. Fred Toney

is/are authorized to enter into the Agreement; and to execute in such form as may be required by the Bank all such other documents and/or instruments as shall be required by Bank in connection with the Agreement and that none of the same shall be valid unless so signed or endorsed.

2.         This authorization shall be effective (and Bank shall be entitled to rely fully on it) notwithstanding any contrary terms contained in any limited partnership agreement now or hereafter adopted by the Partnership, and shall remain in full force and effect until the Partnership officially notifies the Bank to the contrary in writing (such notice to have no effect on any action previously taken by Bank in reliance on this authorization).

3.         Any and all agreements, instruments and documents previously executed and acts and things previously done to carry out the purposes of this Authorization are ratified, confirmed and approved as the act or acts of the Partnership.

4.         If other persons become partners in the Partnership or if the Partnership should become incorporated, the Partnership shall notify the Bank promptly in writing of any such changes. This limited partnership Authorization is not a consent by the Bank to the adding of partners or to the incorporation of the limited partnership.

5.         Each of the partners of the Partnership have, to the extent required pursuant to the terms of the partnership’s limited partnership agreement, consented to the foregoing and to the execution and delivery of the Agreement.

/s/ C. Fred Toney
Secretary, Medcap Management & Research LLC & Managing Member

CERTIFICATION OF LIMITED PARTNERSHIP AGREEMENT

The undersigned Secretary of MEDCAP PARTNERS L.P., a Delaware limited partnership (“Company”), hereby certifies to COMERICA BANK, a Michigan banking corporation (“Bank”), that the Limited Partnership Agreement of the Company attached as Exhibit A: (i) is a true, complete and accurate copy of such documents; (ii) remains in full force and effect; (iii) has not been amended, repealed or rescinded in any respect; and (iv) may continue to be relied upon by Bank until and unless written notice to the contrary is delivered to Bank.

Executed as of the 19 day of January, 2007.

MEDCAP PARTNERS L.P.

By:	/s/ C. Fred Toney
Name:	C. Fred Toney
Its:	Secretary Managing Member of G.P.

EXHIBIT A

See Attached Limited Partnership Agreement

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CLOSING AGREEMENT

This Closing Agreement dated January 19, 2007, is made among COMERICA BANK (“Bank”), CRDENTIA CORP. (“Borrower”) and MEDCAP PARTNERS L.P. (“Guarantor”) with respect to the $2,400,000 revolving loan (the “Loan”) to be made by Bank to Borrower pursuant to the $2,400,000 Master Revolving Note dated as of even date herewith (“Note”) payment of which is to be guaranteed by Guarantor pursuant to a Guaranty dated as of even date herewith (“Guaranty”).

1.         Terms. Capitalized terms used herein without definition have the meanings given them in the Note.

2.         Unsatisfied Closing Conditions. Each of the following (“Unsatisfied Closing Conditions”) is a condition to the Bank’s obligation to make the Loan:

(a) the Bank’s receipt of a Certificate of Good Standing from the Texas Secretary of State.

3.         Closing. The Bank will make, the Borrower will borrow, and the Guarantor will guarantee payment of the Loan as of January      , 2007 (“Closing Date”).

4.         Achievement of Unsatisfied Closing Conditions. If the Unsatisfied Closing Conditions are not achieved on or before thirty (30) days after the Closing Date, such failure shall be and constitute a “Default” under the Note and the Bank may deem the Loan to be in default effective as of such day, or any Business Day thereafter. The Bank may declare the Loan due and payable immediately and may commence the exercise of any and all rights and remedies under the Note or related agreements.

COMERICA BANK		CRDENTIA CORP.

By:	/s/ Nina L. Cortez	By:	/s/ James D. Durham
Its:	Vice President	Its:	CEO

MEDCAP PARTNERS L.P. By: MEDCAP MANAGEMENT & RESEARCH LLC, as General Partner

By:	/s/ Fred Toney
Its:	Managing Member of G.P.

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Exhibit 10.95

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of April 13, 2007, by and among Crdentia Corp., a Delaware corporation (the “Company”), and DAWSON JAMES SECURITIES, Inc. (“Dawson”).

This Agreement is made pursuant to the Settlement Agreement, dated as of the date hereof among the Company and Dawson (the “Settlement Agreement”).

The Company and Dawson hereby agree as follows:

1.                                       Definitions.  Capitalized terms used and not otherwise defined herein that are defined in the Settlement Agreement will have the meanings given such terms in the Settlement Agreement.  As used in this Agreement, the following terms have the respective meanings set forth in this Section 1:

“Advice” has the meaning set forth in Section 6(d).

“Effective Date” means, as to a Registration Statement, the date on which such Registration Statement is first declared effective by the Commission.

“Effectiveness Period” has the meaning set forth in Section 2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Indemnified Party” has the meaning set forth in Section 5(c).

“Indemnifying Party” has the meaning set forth in Section 5(c).

“Losses” has the meaning set forth in Section 5(a).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means: (i) the Shares and (ii) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event, or any conversion price adjustment with respect to any of the securities referenced in (i) above.

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“Registration Statement” means the initial registration statement required to be filed in accordance with Section 2(a) and any additional registration statement(s) required to be filed under Section 2(b), including (in each case) the Prospectus, amendments and supplements to such registration statements or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference therein.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of Common Stock issued or issuable to Dawson pursuant to the Settlement Agreement.

2.                                       Registration.

(a)                                  Within 30 days of the date of the final closing under the equity financing currently being conducted by the Company (which is currently set to occur on April 6, 2007 but may be extended in the sole discretion of the Company’s Board of Directors), the Company shall prepare and file with the Commission a Registration Statement covering the resale of all Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415, on Form S-1 (or on such other form appropriate for such purpose).  Such Registration Statement shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) the “Plan of Distribution” attached hereto as Annex A.  The Company shall use commercially reasonable efforts to cause such Registration Statement to be declared effective under the Securities Act as soon as possible and shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the date which is the earlier of (i) five years after its Effective Date, (ii) such time as all of the Registrable Securities covered by such Registration Statement have been publicly sold by Dawson, or (iii) such time as all of the Registrable Securities covered by such Registration Statement may be sold by Dawson pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Company’s transfer agent and Dawson (the “Effectiveness Period”).

(b)                                 If for any reason the Commission does not permit all of the Registrable Securities to be included in the Registration Statement filed pursuant to Section 2(a), or for any other reason any outstanding Registrable Securities are not then covered by an effective

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Registration Statement, then the Company shall prepare and file an additional Registration Statement covering the resale of all Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415, on Form S-1 (or on such other form appropriate for such purpose).  Each such Registration Statement shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) the “Plan of Distribution” attached hereto as Annex A.  The Company shall use commercially reasonable efforts to cause each such Registration Statement to be declared effective under the Securities Act as soon as possible but, in any event, by its Effectiveness Date, and shall use its commercially reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act during the entire Effectiveness Period.

(c)                                  Dawson agrees to furnish to the Company a completed Questionnaire in the form attached to this Agreement as Annex B (a “Selling Holder Questionnaire”).  The Company shall not be required to include the Registrable Securities of Dawson in a Registration Statement if Dawson fails to furnish to the Company a fully completed Selling Holder Questionnaire at least two Trading Days prior to the filing of the applicable Registration Statement.  Dawson acknowledges that the Company may, in its sole discretion, include shares of capital stock held by other selling stockholders on any Registration Statement covering the resale of the Registrable Securities.

(d)                                 If: (i) a Registration Statement is not filed on or prior to June 1, 2007, or (ii) a Registration Statement is not declared effective by the Commission on or prior to August 15, 2007, or (iii) after its Effective Date, without regard for the reason thereunder or efforts therefore, such Registration Statement ceases for any reason to be effective and/or available to Dawson as to all Registrable Securities to which it is required to cover at any time prior to the expiration of its Effectiveness Period for more than an aggregate of 60 Trading Days (which need not be consecutive) in any twelve (12) month period (any such failure or breach being referred to as an “Event”, and for purposes of clauses (i) or (ii) the date on which such Event occurs, or for purposes of clause (iii) the date on which such 60 Trading Day period is exceeded, being referred to as “Event Date”), then (x) on each such Event Date the Company shall pay to Dawson an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.5% of the value of the Shares on the date of this Agreement; and (y) on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to Dawson an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.5% of the value of the Shares on the date of this Agreement; provided, however, in no event shall the Company pay any amounts hereunder in excess of twelve percent (12%) of the value of the Shares on the date of this Agreement.  If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 10% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to Dawson, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event, except in the case of the first Event Date.  Such payments shall be Dawson’s sole and exclusive remedy for such events.

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3.                                       Registration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall:

(a)                                  (i)  Prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for its Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; provided, however, that on the Business Day following the Effectiveness Date, the Company shall file with the Commission in accordance with Rule 424 the final prospectus to be used in connection with sales pursuant to the Registration Statement (a “Final Prospectus Filing”); provided, further, however, that any advance notification provisions set forth in this Agreement, including without limitation Section 3(b), shall not apply to the extent that such provisions would render impracticable the Final Prospectus Filing within the period specified in this Section 3(a)(ii); (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably possible provide Dawson true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that would not result in the disclosure to Dawson of material and non-public information concerning the Company; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statements, the delivery of the Prospectus or Prospectuses and the disposition of all Registrable Securities covered by each Registration Statement.

(b)                                 Notify Dawson as promptly as reasonably possible and (if requested by any such Person) confirm such notice in writing as promptly as reasonably possible (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to Dawson that pertain to Dawson as a Selling Stockholder or to the Plan of Distribution, but not information which the Company believes would constitute material and non-public information); and (C) with respect to each Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial

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statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)                                  Use its commercially reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(d)                                 Cooperate with Dawson to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statements, which certificates shall be free, to the extent permitted by the Settlement Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as Dawson may request.

(e)                                  Upon the occurrence of any event contemplated by Section 3(b)(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the affected Registration Statements or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.                                       Registration Expenses.  All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement.

5.                                       Indemnification.

(a)                                  Indemnification by the Company.  The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless Dawson, the officers, directors, agents, investment advisors, partners, members and employees of each of them, each Person who controls Dawson (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees) and expenses (collectively, “Losses”) (Losses shall not include any diminution in value of the Registrable Securities), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a

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material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (1) such untrue statements or omissions are based solely upon information regarding Dawson furnished in writing to the Company by Dawson expressly for use therein, or to the extent that such information relates to Dawson or Dawson’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by Dawson expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that Dawson has approved Annex A hereto for this purpose) or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by Dawson of an outdated or defective Prospectus after the Company has notified Dawson in writing that the Prospectus is outdated or defective and prior to the receipt by Dawson of an Advice or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the Advice or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected.  The Company shall notify Dawson promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b)                                 Indemnification by Dawson. Dawson shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon: (x) Dawson’s failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent that, (1) such untrue statements or omissions are based solely upon information regarding Dawson furnished in writing to the Company by Dawson expressly for use therein, or to the extent that such information relates to Dawson or Dawson’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by Dawson expressly for use in the Registration Statement (it being understood that Dawson has approved Annex A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by Dawson of an outdated or defective Prospectus after the Company has notified Dawson in writing that the Prospectus is outdated or  defective and prior to the receipt by Dawson of an Advice or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the Advice or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected.  In no event shall the liability of Dawson hereunder be greater in amount than the dollar amount of the net proceeds received by Dawson upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)                                  Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is

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sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party).  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d)                                 Contribution.  If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or

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alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 5(d), Dawson shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by Dawson from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that Dawson has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6.                                       Miscellaneous.

(a)                                  Compliance.  Dawson covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

(b)                                 Discontinued Disposition.  Dawson agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c), Dawson will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until Dawson’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.  The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

(c)                                  Amendments and Waivers.  The provisions of this Agreement, including the provisions of this Section 6(f), may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and Dawson.

(d)                                 Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be given in accordance with the terms of the Settlement Agreement

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(e)                                  Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of Dawson.  Other than in connection with a merger, consolidation, sale of all or substantially all of the Company’s assets or other similar change in control transaction, the Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Dawson.  Dawson may assign their respective rights hereunder in the manner and to the Persons as permitted under the Settlement Agreement.

(f)                                    Execution and Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(g)                                 Governing Law.  This Agreement is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. In addition, each of the parties hereto (a) irrevocably and unconditionally consents to submit itself to the jurisdiction of the Court of Chancery of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, (d) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action on the Court of Chancery of the State of Delaware, and (e) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice.

(h)                                 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(i)                                     Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Remainder of Page Intentionally Left Blank]

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In Witness Whereof, the parties have executed this Registration Rights Agreement as of the date first written above.

CRDENTIA CORP.

By:	/s/ C. Fred Toney
Name: C. Fred Toney
Title: Chairman of the Board of Directors

[Signature Pages of Investors to Follow]

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In Witness Whereof, the parties have executed this Registration Rights Agreement as of the date first written above.

DAWSON JAMES SECURITIES, INC.

By:	/s/ Robert D. Keyser Jr.
Name:	Robert D. Keyser Jr
Title:	President

ADDRESS FOR NOTICE

c/o:

Street:

City/State/Zip:

Attention:

Tel:

Fax:

Email:

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Annex A

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  The Selling Stockholders may use any one or more of the following methods when selling shares:

•                  ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;

•                  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                  an exchange distribution in accordance with the rules of the applicable exchange;

•                  privately negotiated transactions;

•                  to cover short sales made after the date that this Registration Statement is declared effective by the Commission;

•                  broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•                  a combination of any such methods of sale; and

•                  any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon the Company being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act,

A-1

disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of Common Stock were sold, (iv)the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.  In addition, upon the Company being notified in writing by a Selling Stockholder that a donee or pledgee intends to sell more than 500 shares of Common Stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the Selling Stockholder and/or the purchasers.  Each Selling Stockholder has represented and warranted to the Company that it acquired the securities subject to this registration statement in the ordinary course of such Selling Stockholder’s business and, at the time of its purchase of such securities such Selling Stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The Company has advised each Selling Stockholder that it may not use shares registered on this Registration Statement to cover short sales of Common Stock made prior to the date on which this Registration Statement shall have been declared effective by the Commission.  In addition, the Company has advised each Selling Stockholder that the Commission currently takes the position that coverage of short sales “against the box” prior to the effective date of the registration statement of which this prospectus is a part would be a violation of Section 5 of the Securities Act, as described in Item 65, Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporate Finance.

If a Selling Stockholder uses this prospectus for any sale of the Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act.  The Selling Stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Stockholders in connection with resales of their respective shares under this Registration Statement.

The Company is required to pay all fees and expenses incident to the registration of the shares, but the Company will not receive any proceeds from the sale of the Common Stock.  The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

A-2

ANNEX B

CRDENTIA CORP.

SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE

The undersigned beneficial owner of common stock (the “Common Stock”), of Crdentia Corp. (the “Company”) understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a Registration Statement for the registration and resale of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement, dated as of April 13, 2007 (the “Registration Rights Agreement”), among the Company and Dawson named therein.  A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below.  All capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.                                      Name.

(a)                                  Full Legal Name of Selling Securityholder

(b)                                 Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

(c)                                  Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2.             Address for Notices to Selling Securityholder:

Telephone:

Facsimile:

Contact Person:

3.                                      Beneficial Ownership of Registrable Securities:

Type and Principal Amount of Registrable Securities beneficially owned:

4.                                      Broker-Dealer Status:

(a)                                  Are you a broker-dealer?

Yes   ☐               No   ☐

Note:                   If yes, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(b)                                 Are you an affiliate of a broker-dealer?

Yes   ☐               No   ☐

(c)                                  If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes   ☐               No   ☐

Note:                   If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

5.                                Beneficial Ownership of Other Securities of the Company Owned by the Selling Securityholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

Type and Amount of Other Securities beneficially owned by the Selling Securityholder:

6.                                  Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the Effective Date for the Registration Statement.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 6 and the inclusion of such information in the Registration Statement and the related prospectus.  The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:
Name:
Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

Morrison & Foerster LLP

12531 High Bluff Drive, Suite 100

San Diego, CA 92130

Facsimile No.:  (858) 523-2843

Attention:  Benjamin J. Sowards, Esq.

Exhibit 10.96

COMPROMISE, SETTLEMENT, AND RELEASE AGREEMENT

This Compromise, Settlement, and Release Agreement (“Agreement”) is made and entered into by and among CRDENTIA CORP., a Delaware corporation (“Crdentia”); CRDE CORP, a Delaware corporation (“CRDE”); ARIZONA HOME HEALTH CARE/PRIVATE DUTY, INC., an Arizona corporation (“Arizona Home Health”); WILLIAM “BILL” W. CROCKER (“B. Crocker”); and WILLIAM “CAMP” C. CROCKER (“C. Crocker”)(B. Crocker and C. Crocker are sometimes collectively referred to herein as the “Crockers”)(Crdentia, CRDE, Arizona Home Health, B. Crocker, and C. Crocker are sometimes referred to herein collectively as the “Parties” or singularly as a “Party”), and is effective as of March 29, 2007 (the “Effective Date”).

I.

RECITALS

WHEREAS, on or about August 26, 2004, Crdentia, CRDE, AHHC Acquisition Corporation (a wholly-owned subsidiary of CRDE), Arizona Home Health, B. Crocker, and C. Crocker entered into an Agreement and Plan of Reorganization (the “Acquisition Agreement”) and related agreements, including a Receivables Allocation Agreement (the “Allocation Agreement”);

WHEREAS, pursuant to the Acquisition Agreement, AHHC Acquisition Corporation merged with and into Arizona Home Health such that Arizona Home Health remained as the surviving corporation and became a wholly-owned subsidiary of CRDE and thus part of the corporate umbrella of Crdentia;

1

WHEREAS, on or about February 23, 2006, B. Crocker instituted a legal proceeding styled William C. Crocker v. Crdentia Corp. and Arizona Home HealthCare/Private Duty, Inc. Civil Action No. 06C-02-226 SCD; pending in the Superior Court of the State of Delaware in and for New Castle County (the “Lawsuit”), wherein B. Crocker asserted claims against Crdentia and Arizona Home Health for, among other things, breach of contract, declaratory relief, and conversion arising out of the Acquisition Agreement and the Allocation Agreement;

WHEREAS, on or about May 8, 2006, Crdentia, Arizona Home Health, and CRDE (as intervenor) filed their counterclaim in the Lawsuit, asserting claims against the Crockers for, among other things, fraud, indemnity, and declaratory relief arising out of the Acquisition Agreement and the Allocation Agreement;

WHEREAS, the Parties desire to avoid the additional cost, time, effort, and uncertainties that would result from litigating their respective positions and desire to enter into a settlement and complete and final release regarding the Lawsuit and all other matters between them;

WHEREAS, the Parties have agreed on all of the terms of this Agreement through extensive arms-length negotiations between the Parties and/or their counsel; and

NOW THEREFORE, in consideration of the mutual covenants, representations, warranties, and agreements undertaken herein, and other good and valuable consideration, the sufficiency of which is hereby mutually acknowledged, the Parties agree as follows:

II.

TRANSFER OF CRDENTIA COMMON STOCK TO THE CROCKERS

1.         Within ten (10) days of the Effective Date, Crdentia shall issue the Crockers a total of 312,500 fully paid, non-assessable shares (156,250 shares to each of B. Crocker and C. Crocker) of Crdentia common stock (the “Shares”). Crdentia represents and warrants to the

2

Crockers that the issuance of such Shares has been duly authorized by all appropriate corporate action of Crdentia.

2.         Investment Representations:

(a)                     This Agreement is made in reliance upon the Crockers’ representation to Crdentia, which by their acceptance hereof the Crockers hereby confirm, that the Shares will be acquired for investment for their own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that the Crockers have no present intention of selling, granting participation in, or otherwise distributing the same. The Crockers also represent and warrant that they have sufficient business and financial experience to enable them to protect their own interests in connection with the issuance of the Shares hereunder.

(b)                    Each of the Crockers is an “accredited investor” as defined in Rule 501 under the Securities Act of 1933, as amended (the “Act”). Each of the Crockers believes that he has received all the information he considers necessary or appropriate for deciding whether to accept the Shares. The Crockers further represent that they have had an opportunity to ask questions and receive answers from Crdentia regarding the business, properties, prospects and financial condition of Crdentia.

(c)                     The Crockers understand that the Shares they are accepting hereunder are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from Crdentia in a transaction not

3

involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, the Crockers represent that they are familiar with SEC Rule 144, as presently in effect, and understand the resale limitations imposed thereby and by the Act. The Crockers understand that the Shares have not been registered under the Act and have not been registered or qualified in any state in which they are offered, and thus the Crockers will not be able to resell or otherwise transfer the Shares unless they are registered under the Act, or qualified under applicable state securities laws, or an exemption from such registration or qualification is available.

(d)                    It is understood that the certificate(s) evidencing the Shares shall bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 144 PROMULGATED UNDER SUCH ACT.”

4

3.         The Crockers represent and warrant to Crdentia that, in electing to accept the Shares, they have relied solely on publicly available information regarding Crdentia and that Crdentia has not provided them with any non-public information or made any representations or warranties whatsoever regarding Crdentia’s business or the value of the Shares.

III.

DESIGNATED RECEIVABLES

4.         The Crockers hereby assign to Crdentia and/or Arizona Home Health all of their right, title, and interest, if any, in and to the Designated Receivables (as defined in the Allocation Agreement), including but not limited to any and all receivables listed on the exhibit attached hereto as Exhibit “A.”

5.         The Crockers agree that any monies previously collected by Crdentia and/or Arizona Home Health and not previously remitted to the Shareholder Representative (as defined in the Allocation Agreement) in respect of the Designated Receivables shall remain the sole property of Crdentia and/or Arizona Home Health, and the Crockers agree that they shall have no rights whatsoever to such monies. Further, the Crockers agree that any monies collected by Crdentia and/or Arizona Home Health in respect of the Designated Receivable in the future shall be the sole property of Crdentia and/or Arizona Home Health, and the Crockers agree that they shall have no rights whatsoever to such monies.

6.         The Crockers agree that Crdentia and/or Arizona Home Health shall have no further obligations to the Crockers under’ the Allocation Agreement.

5

IV.

MUTUAL GENERAL RELEASES

7.         For and in consideration of the terms set forth herein, B. Crocker and C. Crocker on behalf of themselves and their predecessors, successors, corporations, partners, joint venturers, partnerships, affiliates, representatives, agents, attorneys, employees, spouses, insurers, assigns, beneficiaries, and related entities, hereby fully and forever GENERALLY RELEASE, ACQUIT, DISCHARGE, DISCLAIM, and RENOUNCE any and all claims, demands, damages, actions, causes of action, and/or suits of whatever nature, in law or equity, statutory, common law, or otherwise, that they have, might have, or ever had, known and realized or unknown and not realized, that are based in whole or in part on any conduct, fact, matter, act, omission, cause, transaction, or thing whatsoever, occurring from the beginning of time through the Effective Date of this Agreement, against Crdentia, CRDE, and/or Arizona Home Health, and/or any of their past, present, and future parent entities, affiliates, subsidiaries, shareholders, officers, directors, partners, partnerships, fiduciaries, trustees, employees, agents, insurers, predecessors, successors, assigns, attorneys, spouses, administrators, and related entities, including but not limited to any matters that are based on, arise out of, or are in any way related to or connected with the allegations in the Lawsuit, the Acquisition Agreement, or the Allocation Agreement. Notwithstanding anything to the contrary herein, this release does not release the obligations of the Parties set forth in this Agreement.

8.         For and in consideration of the terms set forth herein, Crdentia, CRDE, and Arizona Home Health, on behalf of themselves and their predecessors, successors, corporations, parents, subsidiaries, members, partners, joint venturers, partnerships, affiliates, representatives, agents, attorneys, employees, officers, directors, insurers, assigns, and beneficiaries, hereby fully

6

and forever GENERALLY RELEASE, ACQUIT, DISCHARGE, DISCLAIM, and RENOUNCE any and all claims, demands, damages, actions, causes of action, and/or suits of whatever nature, in law or equity, statutory, common law, or otherwise, that they have, might have, or ever had, known and realized or unknown and not realized, that are based in whole or in part on any conduct, fact, matter, act, omission, cause, transaction, or thing whatsoever, occurring from the beginning of time through the Effective Date of this Agreement, against B. Crocker and/or C. Crocker and/or any of their past, present, and future predecessors, successors, corporations, partners, joint ventures, partnerships, affiliates, representatives, agents, attorneys, employees, spouses, insurers, assigns, beneficiaries, and related entities, including but not limited to any matters that are based on, arise out of, or are in any way related to or connected with the allegations in the Lawsuit, Acquisition Agreement, or the Allocation Agreement. Notwithstanding anything to the contrary herein, this release does not release the obligations of the Parties set forth in this Agreement.

V.

DISMISSAL OF LAWSUIT

9.         Upon receipt by the Crockers of the certificates representing the Shares, the Parties shall immediately file a joint motion to dismiss the Lawsuit with prejudice and request the Court to execute an order regarding the same that provides that the Lawsuit is dismissed with prejudice and that all costs of court shall be taxed against the party incurring same. Counsel for the Crockers will draft and file such the motion and order with the Court.

7

VI.

ADDITIONAL PROVISIONS

10.       The Parties represent and warrant that they have been duly authorized by all requisite action (via shareholder, board and/or court approval or otherwise, as necessary) to execute and enter into this Agreement and that the persons executing this Agreement have the full power, capacity, and authority to execute this Agreement on behalf of any Party so indicated.

11.       The Parties represent and warrant that they have not assigned or transferred any of the rights, claims, or causes of action that are being released pursuant to this Agreement.

12.       This Agreement cannot be revised, extinguished, or otherwise amended orally. This Agreement may be revised, extinguished, or otherwise amended only by a writing signed by all of the Parties or their respective duly authorized representatives.

13.       No breach of any provision of this Agreement can be waived by any Party unless it is done in writing and all of the Parties agree to the waiver in writing.  The waiver of any breach of a provision of this Agreement by a Party shall not be deemed to be a waiver of any other breach of the same or other provisions of the Agreement.

14.       The Parties and/or their counsel have jointly reviewed and revised and otherwise contributed to the drafting of this Agreement and, as a result, the Parties agree that any normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed to the interpretation of this Agreement.

15.       Any section headings have been inserted only for convenience of reference and shall not be afforded any effect in the construction or interpretation of this Agreement.

8

16.       The Parties agree that this Agreement constitutes the entire agreement between the Parties and supersedes all prior discussions, negotiations, understandings, and agreements, whether oral or written, all of which are merged herein.

17.       Should any provision, term, or condition of this Agreement be declared or determined by any court of competent jurisdiction to be illegal, unenforceable, or invalid, the validity or legality of the remaining parts, terms, or provisions shall not be affected thereby and shall continue in full force and effect and said illegal or invalid provision, term, or condition shall be deemed not to be part of this Agreement.

18.       Neither the negotiation, execution, or entry of this Agreement, nor any payment of any consideration contemplated by this Agreement, shall constitute or shall be construed as an acknowledgment or admission of liability. This Agreement constitutes a compromise and settlement and shall not be deemed an admission by any Party of liability to any other Party or to any person or entity, all liability being expressly denied by the Parties. Neither this Agreement, nor any of its terms, shall be offered or received in evidence in any proceeding or utilized in any manner whatsoever as an admission of any wrongdoing of any nature or any liability therefore on the part of the Parties.

19.       No Party shall be in breach of any covenant, agreement, or obligation hereunder unless such Party fails to cure any alleged breach within ten (10) days from the receipt of written notice specifying the circumstances of such breach from any other Party.

20.       All notices and communications hereunder shall be in writing and shall be delivered via personal delivery, via certified mail, return receipt requested, or via a reputable overnight delivery service to the Parties at the addresses indicated in the Acquisition Agreement.

9

21.       This Agreement shall be governed by and interpreted according to the substantive laws of the State of Arizona, excluding its choice of law rules.

22.       Any legal proceedings arising out of the formation, execution, or performance of this Agreement, or any of the Parties’ rights or remedies hereunder, shall be brought solely in the state or federal courts in Maricopa County, Arizona.

23.       This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

- END OF TEXT OF AGREEMENT -

10

WILLIAM W. CROCKER, Individually

/s/ William W. Crocker

THE STATE OF ARIZONA	§
§
COUNTY OF MARICOPA	§

This instrument was acknowledged before me on this      day of April, 2007, by William B. Crocker, for the purposes and consideration set forth herein.

/s/ Ivette Torres
Notary Public, State of
Notary’s Printed Name

[SEAL]

11

WILLIAM C. CROCKER, Individually

/s/ William C. Crocker

THE STATE OF ARIZONA	§
§
COUNTY OF MARICOPA	§

This instrument was acknowledged before me on this 6 day of April, 2007, by William B. Crocker, for the purposes and consideration set forth herein.

/s/ Ivette Torres
Notary Public, State of
Notary’s Printed Name

[SEAL]

12

CRDENTIA CROP.

By:	/s/ C. Fred Toney
Name:	C. Fred Toney
Title:	Chairman

THE STATE OF CALIFORNIA	§
§
COUNTY OF SAN FRANCISCO	§

This instrument was acknowledged before me on this 9th day of April, 2007, by C. Fred Toney, as the Chairman of Crdentia Corp., for the purposes and consideration set forth herein.

/s/ Janna G. Warren
[SEAL]	Notary Public, State of California
	Notary’s Printed Name	Janna G. Warren

13

CRDE CORP.

By:	/s/ C. Fred Toney
Name:	C. Fred Toney
Title:	Chairman

THE STATE OF CALIFORNIA	§
§
COUNTY OF SAN FRANCISCO	§

This instrument was acknowledged before me on this 9th day of April, 2007, by C. Fred Toney, as the Chairman of CRDE Corp., for the purposes and consideration set forth herein.

[SEAL]	/s/ Janna G. Warren
Notary Public, State of California
	Notary’s Printed Name	Janna G. Warren

14

ARIZONA HOME HEALTH CARE/PRIVATE DUTY, INC.,

By:	/s/ C. Fred Toney
Name:	C. Fred Toney
Title:	Chairman

THE STATE OF CALIFORNIA	§
§
COUNTY OF SAN FRANCISCO	§

This instrument was acknowledged before me on this 9th day of April, 2007, by C. Fred Toney, as the Chairman of Arizona Home Health Care/Private Duty, Inc., for the purposes and consideration set forth herein.

[SEAL]	/s/ Janna G. Warren
Notary Public, State of California
	Notary’s Printed Name	Janna G. Warren

15

Crdentia Corp

Client	Status	Amount

Alex Zdrale-MD Home Health	Possibly collectible	1,440 00
Dustee Parrish	Possibly collectible	640 00
Dennis Weaver	Possibly collectible	1,220 00
Kevin Stoker	Possibly collectible	450 00
Saguaro Horizons	Possibly collectible	3,964 50
Arizona Surgical Hospital	Pymts Located	1,114 50
Jesse Schifo	Pymts Located	1,288 00
Kevin Stoker	Pymts Located	2,175 50
Kevin Stoker	Pymts Located	3,094 75
Northwest Hospital	Pymts Located	2,252 00
Palo Verde Hospital	Pymts Located	1,332 25
Posada Del Sol	Pymts Located	7,603 14
Sonora	Pymts Located	1,225 50
Tuscon Medical Center	Pymts Located	843 38
Casa Grande Regional	Short Paid/Adj	-1,741 01
Casa Grande Regional	Short Paid/Adj	-2,335 50
Casa Grande Regional	Short Paid/Adj	193 00
Gerald Johnson	Short Paid/Adj	69 00
Kino Community Hospital	Short Paid/Adj	28,497 37
MIHS Health	Short Paid/Adj	-356 50
MIHS Health	Short Paid/Adj	11 40
Roger Lyftogt	Short Paid/Adj	0 50
St Joseph’s Hospital	Short Paid/Adj	-53 44
Tuscon Medical Center	Short Paid/Adj	-16 00
University Physicans Hospital	Short Paid/Adj	861 50
University Physicans Hospital	Short Paid/Adj	822 50
University Physicans Hospital	Short Paid/Adj	108 00
University Physicans Hospital	Short Paid/Adj	-7,448 88
University Physicans Hospital	Short Paid/Adj	212 00
Posada Del Sol	Cr Adj due Client	4,176 13
Arizona State Prison Wilmot	no invoice copy located	14,056 00
Arizona State Prison Wilmot	no invoice copy located	45 00
Central Arizona Detention Ctr	no invoice copy located	15,327 00
Debbie Weaver	no invoice copy located	13,605 00
Desert Samaritan	no invoice copy located	218 25
Eldorado Hospital	no invoice copy located	2,264 75
Florence Correctional	no invoice copy located	5,633 75
Kevin Stoker	no invoice copy located	2,669 75
Robert Dean	no invoice copy located	3,047 50
Roger Lyftogt	no invoice copy located	5,133 50
Seaohf	no invoice copy located	628 00
Jack Daer-Mercy Care	Possibly collectible	57,142 03

171,414.12

Exhibit 31.1

CERTIFICATION PURSUANT TO RULES 13a-14 AND 15d-14

UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, John Kaiser, certify that:

1.             I have reviewed this report on Form 10-Q of Crdentia Corp.;

2.             Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.             Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.             The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(a)                                  designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)                                 evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this report based on such evaluation; and

(c)                                  disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.             The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)                                  all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)                                 any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 15, 2007	By:	/s/ John Kaiser
John Kaiser
Chief Executive Officer and Director
(Principal Executive Officer)

Exhibit 31.2

CERTIFICATION PURSUANT TO RULE 13a-14 AND 15d-14

UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, James J. TerBeest, certify that:

1.             I have reviewed this report on Form 10-Q of Crdentia Corp.;

2.             Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.             Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.             The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(a)                                  designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)                                 evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this report based on such evaluation; and

(c)                                  disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.             The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)                                  all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)                                 any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 15, 2007	By:	/s/ James J. TerBeest
James J. TerBeest
Chief Financial Officer
(Principal Financial and Accounting Officer)

Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Crdentia Corp. (the “Company”) on Form 10-Q for the period ended March 31, 2007 as filed with the Securities and Exchange Commission (the “Report”), I, John Kaiser, Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for the purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to my knowledge:

1.                                       the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.                                       the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Date: May 15, 2007	By:	/s/ John Kaiser
John Kaiser
Chief Executive Officer and Director

Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Crdentia Corp. (the “Company”) on Form 10-Q for the period ended March 31, 2007 as filed with the Securities and Exchange Commission (the “Report”), I, James J. TerBeest, Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for the purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to my knowledge:

1.                                       the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.                                       the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Date: May 15, 2007	By:	/s/ James J. TerBeest
James J. TerBeest
Chief Financial Officer